UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Pursuant to §240.14a-12

SINOENERGY CORPORATION
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $0.001 par value per share

(2)
Aggregate number of securities to which transaction applies:  9,665,234 shares of Sinoenergy Corporation common stock, options to purchase 80,000 shares of Sinoenergy Corporation common stock at an exercise price of less than  $1.90 per share and warrants to purchase 85,715 shares of Sinoenergy Corporation common stock at an exercise price of less than  $1.90 per share.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 9,665,234 shares of common stock multiplied by $1.90 per share, (B) options to purchase 80,000 shares of common stock with exercise prices less than $1.90 per share, multiplied by $.595 per share (which is the difference between $1.90 and the $1.305 weighted average exercise price per share of the options) and (C) warrants to purchase 85,715 shares of common stock with exercise prices less than $1.90 per share, multiplied by $.20 per share (which is the difference between $1.90 and the $1.70 exercise price per share of the warrants). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00005580 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $18,428,687

(5)	Total fee paid: $1,028.32

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

[Sinoenergy Graphic]

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, People’s Republic of China 100107

[                              ]

You are cordially invited to attend the annual meeting of shareholders of Sinoenergy Corporation (the “company”), to be held on [      ], at [10:00 a.m.] local time, at [                                                         ].

At the meeting, you will be asked to consider and vote upon the election of directors and a proposal to approve the Agreement and Plan of Merger, dated as of October 12, 2009, providing for the merger of Sinoenergy Corporation with and into Skywide Capital Management Limited.

If the merger is completed, you will have the right to receive $1.90 in cash for each share of Sinoenergy Corporation common stock that you own, and Sinoenergy Corporation will be merged with and into Skywide Capital Management Limited, which is wholly-owned by Messrs. Tianzhou Deng and Bo Huang, who are, respectively, our Chairman of the Board, and our Chief Executive Officer and a member of our Board.  If the merger is approved by our shareholders, Sinoenergy Corporation will become a private corporation, wholly-owned by Messrs. Deng and Huang.

At the meeting, you will be asked to approve the merger agreement. The board of directors has unanimously approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement, and it has unanimously declared that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the company’s shareholders. The board of directors unanimously recommends that the company’s shareholders vote “FOR” the approval of the merger agreement.

Details of the merger, the merger agreement and certain effects of the merger are discussed in the enclosed proxy statement, the forepart of which includes a summary of the terms of the merger and certain questions and answers relating to the proposed transaction. A copy of the merger agreement is attached as Annex A to the proxy statement.  We encourage you to read the entire proxy statement carefully. You may also obtain more information about the company from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK YOU OWN. THE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON.

ACCORDINGLY, YOU ARE REQUESTED TO VOTE YOUR SHARES BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, OR BY USING THE TELEPHONE OR INTERNET VOTING FACILITIES WE HAVE MADE AVAILABLE TO YOU PRIOR TO THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the annual meeting.

Very truly yours,

Anlin Xiong, Secretary

This proxy statement is dated [     ], 2009 and is first being mailed to shareholders on or about [     ], 2009.

[Sinoenergy Graphic]

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, People’s Republic of China 100107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [         ]

Dear Shareholder:

An annual meeting of the shareholders of Sinoenergy Corporation, a Nevada corporation (“Sinoenergy” or the “company”), will be held on [                ], at [10:00 A.M.], local time, at [                                   ], for the following purposes:

1.           to elect seven directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.           to consider and vote on the approval of the Agreement and Plan of Merger dated as of October 12, 2009, by and among Sinoenergy and Skywide Capital Management Limited, a British Virgin Islands company (“Skywide”), as it may be amended from time to time (the “merger agreement”), pursuant to which, upon effectiveness of the merger, each share of common stock, par value $0.001 per share, of the company (other than shares held in the treasury of the company or by any wholly-owned subsidiary of the company or owned by Skywide or any wholly-owned subsidiary of Skywide) will be converted into the right to receive $1.90 in cash, without interest;

3.           to approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger agreement; and

4.           to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on [             ], are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. All shareholders of record are cordially invited to attend the annual meeting in person.

The proposal to approve the merger agreement requires the affirmative vote of a majority of the outstanding shares of the company’s common stock entitled to vote thereon. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy, or submit your proxy by telephone or the Internet prior to the annual meeting and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting and will have the same effect as votes against the approval of the merger agreement. If you are a shareholder of record and do attend the annual meeting and wish to vote in person, you may revoke your proxy and vote in person.

The Board of Directors,

By:   Anlin Xiong, Secretary
Beijing, People’s Republic of China
[                        ]

Page

SUMMARY TERM SHEET	[ ]
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD−LOOKING INFORMATION
SPECIAL FACTORS
Background of the Merger
Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger
Opinion of Sinoenergy’s Financial Advisor
Purpose and Reasons for the Merger for Skywide, Tianzhou Deng and Bo Huang
Position of Skywide, Tianzhou Deng and Bo Huang as to the Fairness of the Merger
Plans for the Company After the Merger
Effects of the Merger
Effects on the Company if the Merger is Not Completed
Financing of the Merger
Estimated Fees and Expenses of the Merger
Litigation Related to the Merger
Provisions for the Unaffiliated Shareholders
Interests of the Company’s Directors and Executive Officers in the Merger
Material United States Federal Income Tax Consequences
Regulatory Approvals
THE PARTIES TO THE MERGER
THE ANNUAL MEETING
Time, Place and Purpose of the Annual meeting
Record Date and Voting
Required Vote
Voting Procedure
Revocation of Proxies
Proxy Solicitation
Adjournments and Postponements
Share Ownership of Directors and Executive Officers
THE ELECTION OF DIRECTORS (PROPOSAL 1)
Director Independence
Code of Ethics
Compliance with Section 16(a) of the Securities Exchange Act
Committees of the Board
Audit Committee
Compensation Committee
Compensation Committee Interlocks and Insider Participation
Nominating Committee
Board and Committee Attendance
Directors’ Compensation
Communications with our Board of Directors

i

THE MERGER AGREEMENT (PROPOSAL 2)
Effective Time
Structure
Treatment of Stock and Options/Warrants
Exchange and Payment Procedures
Representations and Warranties
Conduct of Our Business Pending the Merger
No Solicitation of Transactions
Additional Agreements
Conditions to the Merger
Termination
Effect of Termination
Termination Fees and Expenses
Amendment and Waiver
IMPORTANT INFORMATION REGARDING SINOENERGY
Description of Business
Properties
Legal Proceedings
Directors and Executive Officers
Transactions with Related Persons
Transactions in Common Stock
Market Price of the Company’s Stock and Dividends
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners and Management
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure
Ratio of Earnings to Fixed Charges
Book Value Per Share
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Financial Statements
IMPORTANT INFORMATION REGARDING SKYWIDE CAPITAL MANAGEMENT LIMITED, TIANZHOU DENG AND BO HUANG
NO RIGHTS OF APPRAISAL
ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING (PROPOSAL 3)
SUBMISSION OF SHAREHOLDER PROPOSALS
HOUSEHOLDING
WHERE YOU CAN FIND ADDITIONAL INFORMATION

Annex A Agreement and Plan of Merger
Annex B Fairness Opinion of Brean Murray Carret & Co., LLC

ii

SUMMARY TERM SHEET

The following summary term sheet highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page [   ])

Sinoenergy Corporation
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

Sinoenergy, a Nevada corporation, is a developer and operator of retail CNG stations as well as a manufacturer of compressed natural gas (CNG) transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the company designs and manufactures a wide variety of customized pressure containers for use in the petroleum and chemical industries.

Skywide Capital Management Limited
P.O. Box  3444, Road Town, Tortola BVI.
Phone number: 86 10-84932965

Skywide is a British Virgin Islands company.  It does not actively engage in any business, other than as the vehicle through which Messrs. Deng and Huang have held their ownership interests in the company.  Upon completion of the merger, all of the company’s assets and liabilities, as well as all of its business operations will become, by operation of law, the assets, liabilities and business operations of Skywide.

The Meeting

Time, Place and Date (Page [   ])

The meeting will be held on [                          ], starting at [10:00] A.M., local time, at [  ].

Purpose (Page [   ])

You will be asked to consider and vote on the election of directors and upon a proposal to approve the merger agreement. The merger agreement provides that Sinoenergy will be merged with and into Skywide, and each outstanding share of the company’s common stock (other than shares held in the treasury of the company or by any wholly-owned subsidiary of the company or by Skywide or any other wholly-owned subsidiary of Skywide) will be converted into the right to receive $1.90 in cash, without interest.   If the merger agreement is approved and the merger is consummated, Mr. Deng and Mr. Huang, who are the directors of Skywide, will continue to serve as directors of the surviving corporation, and the terms of the directors who are elected at the annual meeting will end upon the effective time of the merger.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the annual meeting and any adjournments or postponements of the annual meeting, including any adjournments or postponements for the purpose of soliciting additional proxies.  We know of no other matters that may come before the meeting.

Record Date and Voting (Page [   ])

You are entitled to vote at the annual meeting if you owned shares of the company’s common stock at the close of business on [                     ], the record date for the annual meeting. You will have one vote for each share of the company’s common stock that you owned at the close of business on the record date. As of the record date, there were [           ] shares of the company’s common stock outstanding and entitled to be voted.

Vote Required for Election of Directors (Page [   ])

Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the seven nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

Vote Required for Approval of the Merger Agreement (Page [   ])

In order to complete the merger, holders of a majority of the company’s common stock outstanding and entitled to vote at the close of business on the record date must vote “FOR” the approval of the merger agreement.  Accordingly, failure to vote or an abstention at the annual meeting will count as a vote AGAINST approval of the merger agreement.

Share Ownership of Directors and Executive Officers (Page [   ])

Messrs. Deng and Huang have informed us that Skywide plans to vote all shares of our common stock owned by it (constituting approximately 39% of the shares of our common stock outstanding as of the record date for the annual meeting) in favor of the approval of the merger, and the approval and adoption of the merger agreement and the other transactions contemplated thereby.

As of the record date, Abax Nai Xin A Ltd. and Abax Jade Ltd. owned and are entitled to vote a total of 34,750 shares at the annual meeting and hold the company’s 3% convertible notes in the approximate aggregate principal amount of  $9,300,000, with the right to convert such notes into 2,214,286 additional shares of common stock. However, as of the record date, Abax Nai Xin and Abax Jade had not converted their 3% convertible notes into shares of common stock. Mr. Xiang Dong (Donald) Yang, a director of the company, has sole voting and dispositive power over the shares held by Abax Nai Xin and Abax Jade, including the common shares held directly and the shares underlying the 3% convertible notes, and may be deemed to beneficially own such shares.   Mr. Yang disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.  No other officer or directors owned any shares of common stock on the record date.

Voting and Proxies (Page [   ])

Any Sinoenergy shareholder of record entitled to vote may:

•	submit a proxy by telephone or the Internet, or by returning the enclose proxy by mail or

•	vote in person by appearing at the annual meeting.

If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided to you by your broker.  If you want to vote “FOR” the merger, you must instruct your broker to vote your shares “FOR” the merger or you must request that your broker provide you with a special proxy to enable you to vote your shares.  Otherwise, your shares will not be voted “FOR” the merger, which will have the effect of a vote against the merger.

Revocability of Proxy (Page [   ])

Any Sinoenergy shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

•	filing with the company’s Corporate Secretary, at or before the annual meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares by telephone, the Internet or by mail to the company’s Corporate Secretary, at or before the annual meeting; or

•	attending the annual meeting and voting in person by ballot.

Simply attending the annual meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided to you by your broker to change these instructions.

When the Merger Will be Completed

If the merger is approved by the company’s shareholders, we anticipate completing the merger as soon as practical after the annual meeting, subject to the satisfaction of the other closing conditions.

Recommendations (Pages [   ])

Prior to the negotiation of the terms of the merger, our Board appointed a special committee, consisting of four independent directors (the “Special Committee”) to determine whether an acquisition of the company by Skywide was in the best interests of the company and its shareholders and, if they were to reach an affirmative conclusion in that regard, to review, evaluate and negotiate the terms and conditions of the merger and the merger agreement. The Special Committee unanimously determined that, subject to negotiation of an appropriate purchase price, an acquisition of the company by Skywide would be in the best interests of the company and its shareholders.  After negotiating a purchase price that the Special Committee deemed appropriate and receiving the opinion described below regarding the fairness of the Merger Consideration, the Special Committee subsequently determined that the merger and the merger agreement are fair to, and in the best interests of, the company’s unaffiliated shareholders, that is, the shareholders other than Skywide and Messrs. Deng and Huang.  Based on that determination, the Special Committee unanimously recommended that the full board of directors approve the merger and approve and adopt the merger agreement and the other transactions contemplated thereby. After considering various factors, including the unanimous recommendation of the Special Committee and the fairness opinion described below, our board of directors unanimously:

•	determined that the merger and the merger agreement are advisable and fair to and in the best interests of Sinoenergy’s unaffiliated shareholders;

•	approved the merger and approved and adopted the merger agreement and the other transactions contemplated thereby; and

•	recommended that Sinoenergy’s shareholders approve the merger and approve and adopt the merger agreement and the other transactions contemplated thereby.

Accordingly, our board of directors, with Messrs. Deng and Huang abstaining, unanimously recommends that you vote “FOR” the merger.

Opinion of the Company’s Financial Advisor (Page [   ] and Annex B)

On July 8, 2009, Brean Murray, Carret & Co., LLC, or Brean Murray, delivered a written presentation to the special committee regarding the various analyses it had employed in connection with the rendition of its fairness opinion.  On September 28, 2009, Brean Murray delivered its written opinion, dated that date, to our board of directors and the special committee, which stated that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.  On September 28, 2009, Brean Murray orally presented its findings and conclusions to the members of the Special Committee and to the other members of our board of directors at a joint annual meeting of the Special Committee and the board held on September 28, 2009.  At that meeting, Brean Murray advised the directors that its review of events that had transpired since it had initially provided its written presentation to the special committee on July 8, 2009 had not caused it to conclude that there was any reason to alter its views regarding the fairness of the merger consideration as set forth in its written opinion.

The full text of Brean Murray’s written opinion, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Brean Murray in preparing its opinion is included as Annex B to this proxy statement.

Treatment of Stock Options and Stock Purchase Warrants (Page [   ])

The merger agreement provides that all outstanding company stock options, except for stock options held by Messrs. Deng and Huang, issued pursuant to the company’s 2006 long-term incentive plan, or 2006 Plan, and all outstanding company stock purchase warrants, whether or not vested or exercisable, will be cashed out and cancelled in connection with the completion of the merger. Each option or warrant holder, except for Messrs. Deng and Huang, will receive an amount in cash, less applicable withholding taxes, without interest, equal to the product of:

•	the number of shares of our common stock subject to each option or warrant, as applicable, as of the effective time of the merger, multiplied by

•	the excess, if any, of $1.90 over the exercise price per share of common stock subject to such option or warrant, as applicable.

If the amount of such product is zero, no payment will be made.  We refer to the amount of that product as the option consideration.  Stock options held by Messrs. Deng and Huang will be cancelled in connection with the completion of the merger, and they will not receive any option consideration.

Interests of the Company’s Directors and Executive Officers in the Merger (Page [   ])

Our directors and executive officers may have interests in the merger that are in addition to yours, including the following:

•
Messrs. Deng and Huang, who are currently the company’s Chairman/Director and Chief Executive Officer/Director, respectively, each own 50% of the equity interests of Skywide. As a result of the merger, Sinoenergy will be merged with and into Skywide and the surviving company will be privately owned directly by Messrs. Deng and Huang, as a result of their ownership of Skywide. Additionally, following the merger, Messrs. Deng and Huang will retain their officer positions with the surviving company and will be the surviving company’s directors, as a result of their ownership of Skywide and their current positions as the directors of Skywide;

•	the company’s officers will serve as the initial officers of the surviving company after the merger is consummated;

•
our officers and directors, other than Messrs. Deng and Huang, will have their vested and unvested stock options cashed out and cancelled in connection with the merger, meaning that they will receive cash payments for each share of common stock subject to such option equal to the excess, if any, of $1.90 per share over the exercise price per share of their options, without interest and less applicable withholding taxes; and

•
the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger, as well as insurance coverage covering his service to the company as a director or officer.

Financing of the Merger (Page [    ])

The total amount of funds to be used as consideration in the merger is approximately $18.4 million.  Skywide will not be seeking financing from any third parties in order to pay the merger consideration and the option consideration.

Material United States Federal Income Tax Consequences (Page [   ])

If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the company’s common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Procedure for Receiving Merger Consideration (Page [   ])

As soon as practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal and instructions to you and our other shareholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates, stock options or stock purchase warrants in exchange for the merger consideration and/or option consideration. You should not return your stock certificates, stock options or stock purchase warrants with the enclosed proxy card, and you should not forward your stock certificates, stock options or stock purchase warrants to the exchange agent without a letter of transmittal.

No Solicitation of Transactions (Page [   ])

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the company. Notwithstanding these restrictions, under certain circumstances, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior proposal.

Conditions to the Merger (Page [   ])

Before we can complete the merger, a number of conditions must be satisfied. These include:

•	the receipt of company shareholder approval;

•	the receipt of approvals and consents from governmental entities necessary or required to complete the transactions contemplated by the merger agreement;

•	the absence of actions or suits instituted by a governmental authority seeking to prohibit or challenging the completion of the merger; and

•
the continuing accuracy of the representations and warranties we made in the merger agreement, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect.

Termination of the Merger Agreement (Page [   ])

Sinoenergy and Skywide may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of Sinoenergy have approved the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in certain other circumstances, including:

•	by either Skywide or the company if:

▪	the closing has not occurred on or before January 31, 2010 (in certain specified circumstances such date may be extended by either Skywide or us until March 15, 2010);

▪	a final, non-appealable governmental order prohibits the merger;

▪	the company shareholders do not approve the merger agreement at the annual meeting or any postponement or adjournment thereof;

▪	there is a material breach by the non-terminating party of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied;

•	by Skywide, if our board of directors withdraws, modifies or changes its recommendation or approval of the transactions contemplated by the merger agreement in a manner adverse to

Skywide or recommends or approves an acquisition proposal other than the transactions contemplated by the merger agreement; or

•
by the company, prior to the annual meeting, if we receive a superior proposal in accordance with the terms of the merger agreement, but only after we have provided Skywide a three business day period to revise the terms and conditions of the merger agreement and paid the termination fee described below.

Termination Fees and Expenses (Page[   ] )

Under certain circumstances, in connection with the termination of the merger agreement, the company or Skywide will be required to pay the other party, as the case may be, $500,000 in termination fees.

Market Price of Our Stock (Page [   ])

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “SNEN.” On October 9, 2009, which was the last trading day before we announced the merger, our common stock closed at $1.28 per share. On [                           ], which was the last trading day before this proxy statement was printed, our common stock closed at $[           ] per share.

No Rights of Appraisal (Page[   ])

Under Nevada law, you do not have any appraisal rights in connection with the merger.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the annual meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of Sinoenergy Corporation. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Sinoenergy,” “company,” “our company,” “we,” “our,” “ours,” and “us” refer to Sinoenergy Corporation.

Q:           What matters will be brought before the annual meeting?

A:
You will be asked to elect seven directors, to serve for until the next annual meeting and to approve the proposed merger pursuant to which we are merged with and into Skywide Capital Management Limited (“Skywide”).  If the merger is completed, the term of the directors who you elect will terminate upon the effective time of the merger.

Q:           What is the proposed merger?

A:
The proposed merger is the merger of the company into Skywide pursuant to an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”) dated as of October 12, 2009 by and between  the company and Skywide. Once the merger agreement has been approved by the company’s shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Sinoenergy will merge with and into Skywide (the “merger”). Skywide will be the surviving company in the merger (the “surviving company”).

Q:           What will I receive in the merger?

A:
Upon completion of the merger, you will have the right to receive $1.90 in cash, without interest, for each share of our common stock that you own on the date that the merger becomes effective (the “merger consideration”). For example, if you own 100 shares of our common stock, you will have the right to receive $190.00 in cash in exchange for your Sinoenergy shares.

Q:           What will happen if the merger proposal is not approved by our shareholders?

A:	If the merger is not approved, either Sinoenergy or Skywide will have the right to terminate the merger agreement.

Q:           Where and when is the annual meeting?

A:	The annual meeting will take place at [ ], on [ ], at [10:00] A.M. local time.

Q:           What vote of our shareholders is required to elect directors?

A:
Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the seven nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

Q:           What vote of our shareholders is required to approve the merger agreement?

A:
In order to complete the merger, holders of a majority of the voting power of the shareholders, which means a majority of the company’s common stock outstanding and entitled to vote at the close of business on the record date must vote “FOR” the approval of the merger agreement. Accordingly, unvoted shares and abstentions will be effectively treated as votes AGAINST approval of the merger agreement.

Q:           How does the Company’s board of directors recommend that I vote?

A:
Our board of directors, with Messrs. Deng and Huang abstaining, has unanimously recommended that our shareholders vote "FOR" the election of the seven nominees for directors named in this proxy statement and vote “FOR” the approval of the merger agreement. You should read “Special Factors— Reasons for the Merger; Recommendation of the Special Commitee and the Board of Directors; Fairness of the Merger" for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.

Q:           What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. If you are a shareholder of record, then you can ensure that your shares are voted at the annual meeting by submitting your proxy via:

(1) telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, that is if you hold your shares in your name) or vote instruction card (if your shares are held in “street name,” that is if your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes voting by telephone available);

(2) the Internet, at the address provided on each proxy card (if you are a registered shareholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available); or

(3) mail, by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided to you by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted.  Such broker non-votes will count as votes AGAINST approval of the merger agreement.

Q:           How do I revoke or change my vote?

A:
You can change your vote at any time before your proxy is voted at the annual meeting. You may revoke your proxy by notifying the company’s Corporate Secretary in writing or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the annual meeting and voting in person. However, simply attending the annual meeting will not revoke your proxy.

If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:           What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:           When do you expect the merger to be completed?

A:
We anticipate that, if the merger is approved by our shareholders, the merger will be completed as soon as possible following the annual meeting and the satisfaction of other closing conditions.  See “The Merger Agreement—Conditions to the Merger.”

Q:           Should I send in my share certificates, stock options or stock purchase warrants now?

A:	No.

Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates, stock options or stock purchase warrants to the exchange agent in order to receive the merger consideration. You should use the letter of transmittal to exchange share certificates, stock options or stock purchase warrants for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARE CERTIFICATES, STOCK OPTIONS OR STOCK PURCHASE WARRANTS WITH YOUR PROXY.

Q:	Who can help answer my other questions?

A:
If you have any questions about the merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please call our proxy solicitor, Georgeson, Inc. (“Georgeson”) at (212) 440-9800 (banks and brokers) or (877) 278-4751 (all others, toll free).

If your broker holds your shares, you should also call your broker for additional information.

If you would like additional copies, without charge, of this proxy statement or the enclosed proxy card you should contact:

Sinoenergy Corporation
Attention: Investor Relations
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

OR

Georgeson, Inc.

Banks and Brokers Call: outside the United States, (212) 440-9800
All Others Call Toll Free: (877) 278-4751

CAUTIONARY STATEMENT CONCERNING FORWARD−LOOKING INFORMATION

Those statements herein that involve expectations or intentions (such as those related to the closing of the transactions contemplated by the merger agreement) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the possibility that we may fail to meet several significant closing conditions - the failure of any one of which may result in the transaction not being consummated; the risk that the transaction may close more slowly than expected or not at all; potential disruptions resulting from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs; decisions by the SEC or other governmental or regulatory bodies; the vote of our shareholders; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the annual report on Form 10-K for the year ended September 30, 2008. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SPECIAL FACTORS

 Background of the Merger

On April 2, 2009, our board of directors received a letter from Skywide, executed by Messrs. Deng and Huang, which expressed Skywide’s interest in acquiring the company by means of a “going private” transaction at a proposed price based upon the weighted stock bidding price of the company’s common stock during the 20 consecutive transaction days before April 7, 2009.  That price would have been approximately $1.21 per share.

In response to that letter, the board held a meeting on April 7, 2009.  At that meeting, which was attended by all of the members of the board, Mr. Huang explained why Mr. Deng and he believed their acquisition of the company was the best course of action for the company and its shareholders to take, as follows:

•
The annual cost to the company over the prior two years of maintaining its status as a “reporting company” whose capital stock was listed for trading on the Nasdaq Stock Market was approximately $1,500,000 per year.  That amounted to approximately one-third of the company’s annual net income.

•
During that same two year period, the company’s business efforts were primarily directed toward investing in construction projects designed to expand its business and increase its operating revenues.  The capital shortage which resulted from the approximate $1,500,000 annual drain caused by the cost of maintaining the company’s status as a US publicly traded reporting company materially impaired our ability to grow our business.

•
The downward trend of the global and Chinese economies, coupled with changes that had occurred in policies employed by various governmental authorities who regulate the company’s business activities in China, had caused Messrs. Deng and Huang to conclude that the company’s stock price would be subjected to substantial downward pressures and considerable price fluctuations, which might not be alleviated for the foreseeable future.

•
A low stock price subjected to such pressures and potential fluctuations would restrict the ability of the company to provide for its capital needs in the market.  And that, in turn, would adversely affect the further expansion of the company’s business and the development of the company.

•
The company’s obligations with regard to its senior notes and convertible senior notes had increased by significantly, as a result of provisions of the indentures governing such instruments which were adversely impacted by the low market price and lack of liquidity in the company’s stock, with a payment of $3,000,000 being due on October 31, 2009 and the remaining balance of the senior notes, of approximately $13,000,000 being due on the earlier of November 30, 2009 or seven days before the effective time of the merger.

•
The climate of economic uncertainty and severe business contractions experienced by many of the company’s customers has complicated its collection efforts which had already resulted in a significant increase in the time it was taking to collect receivables and significant writeoffs.

•
 The foregoing factors have combined to place further downward pressures on the company’s stock price and liquidity and have further exacerbated the company’s financial position as a result of its inability to raise additional capital under such conditions.

Mr. Huang concluded his statements by expressing his and Mr. Deng’s desire to initiate a dialog with the Board to discuss concrete steps that should be taken to establish a framework for Skywide’s proposed acquisition of the company.

After discussing Mr. Huang’s proposal, and expressing their collective agreement to begin a dialog to explore a potential sale of the company to Skywide, the board constituted a four member special committee consisting of Messrs. Lu Renjie, Shi Baoheng, Robert I. Adler and Greg Marcinkowski, each of whom was a non-employee director.  That committee appointed Mr. Adler as its chairman.

The board meeting was then adjourned, the directors who were not members of the special committee were excused, and the first meeting of the special committee was then convened to discuss organizational matters.

During the ensuing week, the special committee engaged in exploratory activities regarding the selection of a financial advisor and legal counsel to assist the committee in the activities it would be undertaking.

On April 15, 2009, the special committee held its second meeting which was attended by Messrs. Adler, Lu and Marcinkowski. At that meeting, the special committee selected Brean Murray as its financial advisor and Arent Fox LLP as its United States counsel.

Between April 15, 2009 and April 25, 2009, the members of the special committee engaged in communications with its advisors and with one another as they gathered factual information regarding the points raised by Mr. Huang at the April 7, 2009 board meeting, the state of the market for private and publicly traded companies similar to our company and the appropriateness of selling the company.

On April 26, 2009, the special committee invited Skywide to commence negotiations with it with regard to a potential acquisition of the company.

In response to that invitation, Skywide submitted a letter to the special committee on April 27, 2009 which contained an offer to acquire the company in a merger transaction at a price reflecting a 20% premium over the average weighted stock price over the company’s shares during the period of 20 consecutive trading days before April 7, 2009.

Between April 28, 2009 and May 25, 2009, the members of the committee continued to consider information they solicited from the company’s advisors.

On May 26, 2009, all of the members of the special committee met to discuss the offer articulated by Skywide in its letter of April 27, 2009.  During the course of that meeting:

•
Mr. Adler advised the members of the committee that, based upon his experience, as well as information that he had received from Brean Murray, which he recounted to the committee members during the meeting, a price based upon a 20% premium over the average prices prevailing for the company’s shares in the mid-March - early April time frame was inadequate;

•	the other members of the committee expressed their agreement with that view; and

•
the committee instructed its counsel to prepare a letter to Skywide which would explain the reasons why the committee had concluded that Skywide’s offer was too low, but which would not contain any counter-offer that might have the effect of placing a ceiling on the parties’ price discussions.

On June 1, 2009, the committee’s counsel sent a letter advising Skywide, as follows:

•
The Committee had determined, based upon its views of current and foreseeable economic and market conditions, and current and foreseeable prospects for the company’s business, that a sale of the company at an appropriate price might be in the best interests of the company and its shareholders.

•
The committee had reached the conclusion that Skywide’s offer, while encouraging, was not high enough to justify a decision by the committee to commence engaging in negotiations of a definitive merger agreement.

•
The committee reached that conclusion after considering various valuation metrics customarily employed in determining the value for sale purposes of business enterprises similar to the company including, but were not limited to, revenue, EBITDA, EBIT, net income and book value calculations based on the median values of approximately various Chinese small-cap companies whose common shares are traded in the United States.

On June 4, 2009, Mintz & Fraade, PC, Skywide’s US counsel, sent a letter to the committee’s counsel stating that Skywide was prepared to offer $1.60 per share for the company.  Skywide’s counsel further stated that $1.60 reflected a 33.3% premium over the average trading price of the company’s shares during the 20 day period prior to April 7, 2009, the date of Skywide’s original offer, and also was four to five times the company’s net earnings from operations during the prior two fiscal years.

On June 16, 2009, the special committee responded to Skywide’s new $1.60 per share offer by stating, in a letter sent by its counsel to Skywide, that:

•
most all cash acquisitions of public companies are publicly disclosed on the day immediately following the date when the target company and the acquiring company announce that they have reached an agreement in principle regarding a proposed acquisition;

•	the purchase price is usually based on the closing price of the target company’s stock on the date immediately preceding the date when the transaction is announced; and

•
it had concluded, based upon analyses of premiums recently paid for acquisitions of control, as well as total acquisitions, of Chinese companies comparable to the company, as well analyses of a number of Chinese industrial companies of a size comparable to the company whose shares are traded in the US public markets, that a much higher purchase price than the most recent offer made by Skywide would be a more appropriate.

That letter generated a telephone conference held on June 18, 2009 among Mr. Adler, the special committee’s counsel, Messrs. Deng and Huang, Skywide’s US counsel and various advisors to Skywide.  Mr. Deng began that conference by stating that, by reason of the various liquidity problems facing the company, Skywide did not believe that the value of the company was greater than $1.80 per share.  Mr. Adler and the committee’s counsel responded that $1.80 per share was too low when measured against the premiums that buyers had been paying for Chinese companies comparable to the company, and that a price in the range of $1.85 - $2.05 would be more appropriate, based on the information that the committee had been considering.

Mr. Deng then raised Skywide’s offer to $1.90 per share, and confirmed that Skywide had the financing in place to consummate a transaction at that price.  Mr. Adler then advised Mr. Deng that he would bring that offer to the committee, and advise the other committee members that he would be prepared to recommend that the offer be accepted.

On June 19, 2009, the special committee held a meeting which was attended by all members.  After providing a report regarding the June 18, 2009 conference call, and advising the other members of the committee that Skywide had increased its offer to $1.90 per share with no financing contingency, Mr. Adler advised the committee that he was prepared to recommend that offer.

Mr. Lu then stated that, based on the information he possessed, and his knowledge of the business conditions then affecting the company, he believed that the $2.05 price mentioned by Mr. Adler and the committee’s counsel during the June 18, 2009 conference call was too high, and that a range of $1.85 - $1.95 would be appropriate.  After further discussion, the special committee unanimously agreed to recommend that our board approve Skywide’s acquisition of the company at a price of $1.90 per share, and it authorized Mr. Adler, with the assistance of the committee’s counsel, to negotiate the terms of a definitive merger agreement.

During the period between June 19, 2009 and September 23, 2009, various drafts of a proposed definitive merger agreement were created by the committee’s counsel and revised pursuant to negotiations that took place among Mr. Adler, the special committee’s counsel, Mr. Sheng Xiaoming, the company’s chief financial officer, Sichenzia Ross Friedman Ference LLP, the company’s US corporate counsel, Skywide’s US counsel and Harney Westwood & Riegels, Skywide’s British Virgin Islands counsel.  On September 23, 2009, the final draft of the proposed definitive merger agreement was completed.

During that same period of time, the company engaged in negotiations with the holders of its 12% guaranteed senior notes due 2012 in the principal amount of $16,000,000 and its 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000, regarding the waiver of various defaults that would occur as a result of the consummation of the merger.

On September 28, 2009, our special committee and board met jointly to receive presentations from Brean Murray regarding its views of the fairness of the merger consideration to our shareholders from a financial point of view, and to receive a presentation from counsel to the special committee regarding the terms, covenants and conditions of the merger agreement.

The directors also discussed the status of the company’s discussions with Abax Nai Xin A Ltd. and Abax Jade Ltd., the holders of the guaranteed senior notes and guaranteed senior convertible notes, relating to the status of the waiver of defaults that would occur as a result of the consummation of the merger.

After Brean Murray completed its presentation, and answered various questions posed by the directors, Brean Murray advised the board that it was prepared to issue a written opinion stating that the merger consideration was fair to our shareholders from a financial point of view.

The special committee’s counsel then reviewed the terms and conditions of the merger, as set forth in the proposed merger agreement with the board, and responded to various questions posed by the directors.

The special committee then met separately from the board to discuss whether it would be prepared to make a recommendation to the board regarding the proposed merger.  After the terms of the proposed merger agreement and discussing Brean Murray’s presentation, the committee:

•
determined, based upon the presentation made to it by Brean Murray, that the proposed merger consideration exceeds the value that the company’s common stock could obtain in the foreseeable future if it continued as an independent, public company;

•
concluded that, in light of the company’s current business condition and financial condition, and its business prospects for the foreseeable future, a sale of the company would be preferable to its continuation as an independent public company, and that it would be in the best interests of the company and its shareholders who are not affiliated with Skywide, to recommend, subject to the company’s successful negotiation and receipt of signed waiver agreements from the holders of its 12% and 3% notes, that the board proceed with a sale of the company to Skywide in accordance with the terms, and subject to the conditions, of the proposed merger agreement; and

•	unanimously agreed to recommend that the board authorize the company to execute the merger agreement after the waiver agreements had been executed.

The non-members of the special committee then rejoined the meeting.  After considering the special committee’s report and recommendations, and the information the board had received from Brean Murray and the special committee’s counsel, the board unanimously determined to authorize the company, subject to the company’s prior receipt of fully executed waiver agreements relating to its 12% senior notes due 2012 in the principal amount of $16,000,000 and the company’s 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000, to execute the merger agreement.

Prior to execution of the merger agreement, effective October 8, 2009, the company entered into an agreement with the holders of the company’s 12% senior notes due 2012 and the company’s 3% guaranteed senior convertible notes due 2012.  Pursuant to the agreement with these noteholders:

•
the noteholders agreed to waive default of the provisions that require the company’s common stock to be publicly traded, that require the company to repurchase the notes upon a change of control, and that require the company’s common stock to be traded on the Nasdaq Capital Market or the Nasdaq Global Market;

•
the holders of the 12% senior notes in principal amount of $16,000,000 agreed that the company’s obligations under those notes must be satisfied by a payment of $3,000,000 on October 31, 2009 and payment of the remaining principal balance plus accrued interest on the earlier of November 30, 2009 or seven days before the merger becomes effective, and the company agreed to make that payment, which will become due regardless of whether the merger is approved;

•
the company and the noteholders will execute definitive legal documents satisfactory to the noteholders in connection with any proposed changes to the terms and conditions of the indenture relating to the company’s 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000, and that indenture reflecting such changes is effective up to and until completion of the merger;

•	the noteholders’ obligations are subject to the following conditions:

o
Skywide is to have sufficient cash or cash equivalents to pay in full the merger consideration due to the company’s shareholders and must, immediately before the effective time of the merger, be free of all liabilities other than for fees and expenses relating to the merger;

o	the company must pay the noteholders’ legal fees and expenses; and

o	the company shall not be in default of its obligations under the notes or the indentures relating to the notes.

On October 12, 2009, Skywide and the company signed the merger agreement, and the company issued a press release announcing the agreement.  On October 14, 2009, the company filed a current report on Form 8-K describing the merger and the agreement with the noteholders and included as exhibits a copy of the merger agreement and the agreement with the noteholders.

 Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger

The special committee is a committee of our board of directors formed on April 7, 2009 for the sole purpose of reviewing, evaluating and negotiating the “going private” transaction proposed by Skywide, other alternatives available to the company, and otherwise representing the interests of our unaffiliated shareholders. The special committee is comprised of four independent (as defined under NASDAQ Rules) members on the company’s board of directors who are not participating in the transaction with Messrs. Deng and Huang and have no personal or financial interest in the completion of the merger other than to receive the same consideration for any shares of our common stock as any other shareholder. The special committee is comprised of Robert I. Adler, who serves as Chairman of the Special Committee, Lu Renjie, Shi Baohang and Greg Marcinkowski.

In unanimously determining to recommend the approval of the merger agreement and the merger to the board of directors, the members of the special committee relied upon, among other things, their personal knowledge of the company, its business and the industry in which the company operates, and consulted with members of the company’s management (other than Messrs. Deng and Huang) with respect to strategic and operational matters pertaining to the company deemed relevant to the members of the special committee for purposes of their evaluation of the acquisition proposal submitted by Skywide.  The special committee also obtained advice from and consulted with its legal advisors, Arent Fox, LLP, and its financial advisors, Brean Murray, with respect to matters the special committee determined to be reasonably within the experience and expertise of Arent Fox, LLP and Brean Murray, respectively, and reviewed and discussed with representatives of Brean Murray the financial analyses they prepared and the assumptions, sensitivities and applicable variables reflected in its analyses.

At a meeting on September 28, 2009, the special committee unanimously recommended that our board of directors adopt resolutions that, subject to the company’s prior execution of an agreement with the holders of the company’s 12% guaranteed senior notes due 2012 and the company’s 3.0% guaranteed senior convertible notes due 2012 providing for the waiver of such holders’ rights to accelerate the maturity of such notes as a result of the merger,:

•	approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger,

•	determine that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are substantively and procedurally fair to and in the best interests of our company and our unaffiliated shareholders, and

•	recommend that our shareholders adopt the merger agreement.

Our board of directors, acting upon the recommendation of the special committee, evaluated the proposed merger, including the terms and conditions of the merger agreement.  At a meeting on September 28, 2009, our board of directors unanimously approved the resolutions recommended by the special committee.

In reaching its decision to approve the merger agreement and the merger and the other transactions contemplated by the merger agreement and to recommend that our shareholders vote to approve the merger agreement, the special committee and our board consulted with management and its legal and financial advisors. The special committee and our board considered a number of substantive factors and potential benefits of the merger including, without limitation, the following:

•	The merger consideration, when viewed as a multiple of revenues or earnings before interest, taxes, depreciation and amortization, was very attractive;

•
The company’s business, current financial condition and results of operation and future prospects based on the special committee’s and board of directors’ familiarity with such matters, including, but not limited to, the following:

▪
The changes that have occurred in policies employed by various governmental authorities who regulate the company’s business activities in China, are likely to subject the company’s stock price to substantial downward pressures and considerable price fluctuations, which might not be alleviated for the foreseeable future;

▪
The climate of economic uncertainty and severe business contractions experienced by many of the company’s customers has complicated its collection efforts which has resulted in a significant increase in the time it is taking, and it is likely to take during the foreseeable future, to collect receivables; and

▪
The difficulties that the company has incurred in securing much needed expansion capital as a result of the foregoing factors, as well as the almost $7,000,000 of annual securities compliance costs and increased costs regarding our 12% and 3% notes due to the adverse effects of our the low market price and lack of liquidity of our stock;

•
The recognition of challenges to the company’s efforts to increase shareholder value as an independent publicly-traded company, including competition from companies with substantially greater resources than we currently have;

•
The fact that a $500,000 termination fee amounting to less than 3% of the total merger consideration to be paid would permit anyone who decided to make an unsolicited offer to acquire the company, would most likely be able to do so at a price that would not be unreasonably high when viewed in the context of the $1.90 price that we accepted;

•
The price being paid for each share of our common stock in the transaction represents a premium of over 48% over the closing sale price of $1.28  on the Nasdaq Capital Market on October 9, 2009 (the trading day immediately prior to the date on which we announced that we had entered into the merger agreement);

•
The opinion dated September 28, 2009 of Brean Murray that, subject to the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, the per share consideration to be received by our shareholders was, as of such date, fair from a financial point of view to such shareholders (the full text of the written opinion of Brean Murray is attached as Annex B to this proxy statement, and shareholders are urged to and should read the written opinion carefully and in its entirety);

•	The fact that the merger consideration is all cash, which provides certainty of value to our shareholders; and

•	The limited number and nature of the conditions to Skywide’s obligation to consummate the merger and the limited risk of non-satisfaction of these conditions.

In addition, the special committee and our board of directors believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to our unaffiliated shareholders and to permit the special committee and our board of directors to represent effectively the interests of our unaffiliated shareholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•
The company’s board of directors appointed the special committee to evaluate the proposed transaction and to consider and negotiate the terms of the merger agreement on behalf of the company (with the assistance of disinterested members of management and the special committee’s legal and financial advisors);

•
Although the special committee did not retain an unaffiliated representative to act solely on behalf of unaffiliated shareholders for purposes of negotiating the terms of the merger or preparing a report concerning the fairness of the merger, the special committee did select and retain the services of its own independent legal and financial advisors to provide advice and assistance to the special committee in evaluating the acquisition proposal submitted by Skywide and other alternatives available to the Company and negotiating the terms of the merger agreement;

•	No member of the special committee is an officer, employee or principal shareholder of the Company;

•	No member of the special committee has any economic interest or expectancy of economic interest in the surviving corporation of the merger;

•	No member of the special committee is entitled to any payment that is contingent upon the approval or the consummation of the proposed merger;

•	Each member of the special committee is an independent director, as that term is defined and construed under applicable SEC and NASDAQ listing standards;

•	The members of the special committee and board of directors had the opportunity to, and did, question representatives of Arent Fox LLP and Brean Murray as to matters relevant to their deliberations;

•
Representatives of Arent Fox LLP and Brean Murray made themselves available to members of the special committee and board of directors who wished to contact them individually to ask questions relevant to their individual duties or deliberations;

•
The financial and other terms and conditions of the merger agreement were the product of extensive negotiations between the special committee and its advisors, on one hand, and Skywide and its advisors, on the other hand;

•	The provisions of the merger agreement that allow the company, under certain circumstances, to furnish information to and conduct negotiations with third parties;

•
The provisions of the merger agreement that allow the board of directors, under certain circumstances, to change its recommendation that the company’s shareholders vote in favor of the approval of the merger agreement;

•
The recognition by the special committee and our board of directors that it may consider any unsolicited acquisition proposal reasonably likely to lead to a superior proposal until the date the company’s shareholders vote and approve the merger agreement;

•
The other terms of the merger agreement, including the ability of the board of directors to terminate the merger agreement in order to accept a superior proposal (subject to paying Skywide the $500,000 termination fee); and

•	The recognition by the special committee and the board of directors that it had no obligation to recommend the approval of the merger agreement.

In light of the procedural safeguards described above, the special committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of our unaffiliated shareholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger, or to require a separate affirmative vote of a majority of our unaffiliated shareholders.

The board of directors also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger including, without limitation, the following:

•	The risk that the merger might not be completed in a timely manner or at all;

•	The interests of two of our executive officers and directors in the merger (see “Interests of the Company’s Directors and Executive Officers in the Merger”);

•	The merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

•	The requirement to pay Skywide a $500,000 termination fee in order for the board of directors to accept a superior proposal;

•	The possibility of management and employee disruption associated with the merger; and

•	The risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

The foregoing discussion of information and factors considered by the special committee and our board of directors is not intended to be exhaustive, but includes a number of the factors considered by the special committee and our board of directors.  In view of the wide variety of factors considered by the special committee and our board of directors, neither the special committee nor our board of directors found it practicable to, and neither did quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusion.  In addition, individual members of the special committee and our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.  In addition, the special committee and our board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. The special committee recommended that our board of directors approve, and our board of directors approved, the merger agreement based upon the totality of the information presented to and considered by it.

Our board of directors did not consider the liquidation value of our company’s assets because it considers the company to be a viable going concern business where value is derived from cash flows generated from its continuing operations.  In addition, our board of directors believes that the value of our company’s assets that might be realized in liquidation would be significantly less than its going concern value.  Our board of directors believes the analyses and additional factors it reviewed provided an indication of our going concern value.  Our board of directors did not consider the company’s net book value, which is an accounting concept, as a factor in its analysis because they believed that net book value is not a material indicator of the value of Sinoenergy as a going concern but rather is indicative of historical costs. Our board of directors did not consider firm offers made by unaffiliated persons during the last two years, as no such offers were made during the last two years.

In the course of reaching its determination that the merger agreement and the transactions contemplated thereby, including the merger, are substantively and procedurally fair to our company and our unaffiliated shareholders and its decision to approve the merger agreement and recommend the adoption of the merger agreement by our shareholders, the board of directors considered the financial analyses with respect to our company and the proposed merger reviewed and discussed by Brean Murray on September 28, 2009 summarized below under “Opinion of Sinoenergy’s Financial Advisor,” which, although not a valuation of our company, the board believed provided useful guidance regarding the going concern value of our company.  In reaching its determination as to the fairness of the transactions contemplated by the merger agreement, our board of directors also considered the recommendation of the special committee and the oral opinion of Brean Murray to the special committee on September 28, 2009 (which was subsequently confirmed in writing by delivery of Brean Murray’s written opinion dated the same date attached hereto as Annex B) with respect to the fairness, from a financial point of view, of the consideration to be received by the unaffiliated shareholders in the merger pursuant to the merger agreement.

After taking into account all of the factors set forth above, as well as others, the board of directors agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable and fair and in the best interests of the company and its shareholders.  Accordingly, the board of directors believes that the merger agreement and the merger (which is the Rule 13e-3 going private transaction for which a Schedule 13E-3 transaction statement has been filed with the SEC), upon the terms and conditions set forth in the merger agreement, are substantively and procedurally fair to the company and our unaffiliated shareholders.  The board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that the company’s shareholders vote to approve the merger agreement at the annual meeting.

Opinion of Sinoenergy’s Financial Advisor

           In addition to the factors listed above, the company’s Board considered Brean Murray, Carret & Co., LLC’s (“Brean Murray”) fairness opinion described below in reaching the conclusions to approve the merger agreement and to recommend that the company’s shareholders approve the merger.

Presentation to the Sinoenergy Board of Directors

Pursuant to an engagement letter dated, April 20, 2009, the Special Committee of Sinoenergy’s Board of Directors (the “special committee”) retained Brean Murray to render an opinion to the special committee as to the fairness, from a financial point of view, to the holders of common stock of Sinoenergy of the merger consideration of $1.90 per share of common stock to be received as set forth in the Letter of Intent, dated June 24, 2009, between the special committee and Skywide.

On July 8, 2009, Brean Murray delivered a written presentation to the special committee regarding various analyses it had employed in connection with the rendition of its fairness opinion.  On September 28, 2009, Brean Murray orally presented its findings and conclusions to the members of the special committee and to the other members of our board of directors at a joint annual meeting of the special committee and the board held on September 28, 2009.  At that meeting, Brean Murray advised the directors that its review of events that had transpired since it had initially provided its written presentation to the special committee on July 8, 2009 had not caused it to conclude that there was any reason to alter its views regarding the fairness of the merger consideration as set forth in its written opinion.  On September 28, 2009, Brean Murray delivered its written opinion, dated that date, to our board of directors and the special committee to the effect that and subject to the various assumptions set forth therein, that the Merger Consideration was fair, from a financial point of view, to Sinoenergy and its shareholders.  The amount of the Merger Consideration was determined pursuant to negotiations between the special committee and Skywide and not pursuant to recommendations of Brean Murray.  The full text of the written opinion of Brean Murray dated September 28, 2009, is attached as Annex B and is incorporated by reference.  Holders of Sinoenergy common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Brean Murray.  The summary of the written opinion of Brean Murray set forth herein is qualified in its entirety by reference to the full text of such opinion.

Brean Murray’s advisory services and opinion were provided for the information and assistance of the special committee in connection with its consideration of the acquisition and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the acquisition.  Brean Murray was not requested to, and did not, solicit third party indications of interest in acquiring all or any part Sinoenergy and Brean Murray was not requested to, and did not, negotiate the terms of the acquisition or advise Sinoenergy or any members of its board of directors with respect to alternatives to the merger.  Brean Murray was not requested to opine as to, and the Brean Murray opinion does not address, Sinoenergy’s underlying business decision to proceed with or effect the acquisition, the relative merits of the transaction as compared to any alternative business strategy that might exist for Sinoenergy and the other alternatives to the acquisition that might exist for Sinoenergy.  Brean Murray does not express any opinion as to the underlying valuation or future performance of Sinoenergy, Skywide or the price at which Sinoenergy might trade at any time in the future.  Brean Murray’s opinion was delivered subject to the conditions, scope of engagement, limitations and understandings set forth in the opinion and Brean Murray’s engagement letter, and subject to the understanding that the obligations of Brean Murray in the transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Brean Murray shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of Sinoenergy or its affiliates.

In arriving at its opinion, Brean Murray considered such financial and other matters it deemed relevant and took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Brean Murray:

(a)	Reviewed the letter of intent;

(b)
Reviewed publicly available historical financial and operating data concerning Sinoenergy, including, without limitation, the Annual Reports on Form 10-K for the fiscal year ended September 30, 2008; the quarterly reports on Form 10-Q for the periods ending March 31, 2009 and December 31, 2008;

(c)	Visited Sinoenergy’s major facilities in the People’s Republic of China;

(d)	Reviewed publicly available business and financial information concerning Sinoenergy and certain other information and data provided by management of Sinoenergy;

(e)
Conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Brean Murray deemed appropriate in arriving at its opinion, including a thorough comparison of recent comparable transactions that it considered relevant in evaluating the consideration received in connection with the acquisition and an analysis of premiums paid in “going private” transactions for the period from June 2007 to June 2009;

(f)
Analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Brean Murray considered comparable and relevant in evaluating those of Sinoenergy;

(g)
Reviewed Sinoenergy’s historical financial and operating data, including the reported historical prices and historical trading activity for Sinoenergy’s common stock for the period from June 27, 2008 to June 26, 2009; and

(h)	Conducted discussions with Sinoenergy’s senior officers and directors concerning Sinoenergy’s historical financial results, businesses, operations and prospects.

In arriving at its opinion, Brean Murray assumed and relied upon the accuracy and completeness of the financial and other information provided to it without assuming any responsibility for the independent verification of such information.  Further, Brean Murray relied upon the assurances of Sinoenergy that it is not aware of any facts or circumstances that would make such information inaccurate or misleading.  With respect to the financial information utilized, Brean Murray assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion.

Brean Murray assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and all other applicable federal and state statutes, rules and regulations. Brean Murray also assumed that obtaining all regulatory approvals and third party consents required for the consummation of the acquisition would not have an adverse impact on Sinoenergy, Skywide or on the anticipated benefits of the acquisition.  Brean Murray further assumed that the purchase of Sinoenergy as described in the letter of intent would be consummated in a timely manner without waiver or modification of any of the material terms or conditions contained therein.  In arriving at its opinion, Brean Murray did not conduct an extensive physical inspection of Sinoenergy’s properties or facilities and did not make or obtain any evaluation or appraisal of the assets or liabilities of Sinoenergy.  In addition, Brean Murray did not attempt to confirm whether Sinoenergy and Skywide had good title to their respective assets.  Brean Murray’s opinion is necessarily based upon financial, market, economic and other conditions and circumstances as they existed and were disclosed on, and were evaluated as of July 8, 2009.  Accordingly, subject to the advice given by Brean Murray at the joint meeting of the special committee and the board held on September 28, 2009, that its review of events that had transpired since Brean Murray provided its written presentation on July 8, 2009 had not caused it to conclude that there was any reason to alter its views regarding the fairness of the merger consideration as set forth in its written opinion, subsequent developments may affect Brean Murray’s opinion.  Brean Murray has not assumed any obligation to update, review or reaffirm its opinion.

The summary set forth above does not purport to be a complete description of all the analyses performed by Brean Murray. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Brean Murray did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Brean Murray believes, and has advised the special committee, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Brean Murray made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Sinoenergy. These analyses performed by Brean Murray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Sinoenergy, Brean Murray or any other person assumes responsibility if future results are materially different from those projected.

The analyses performed were prepared solely as part of Brean Murray’s analysis of the fairness, from a financial point of view, of the merger consideration to the common shareholders of Sinoenergy pursuant to Skywide’s acquisition of Sinoenergy, and were provided to the special committee in connection with the delivery of Brean Murray’s opinion.  The opinion of Brean Murray was just one of the many factors taken into account by the special committee in making its determination to approve the transaction, including those described elsewhere in this proxy statement/prospectus.

Comparable Company Analysis

Brean Murray selected and analyzed 14 companies deemed to be reasonably comparable to Sinoenergy based on business focus and/or market and financial characteristics.  Brean Murray compared the financial performance of Sinoenergy with the performance of this peer group of 14 companies for the last twelve months of publicly available data.  Brean Murray (i) derived valuation multiples by analyzing this specific peer group financial information, (ii) applied these valuation multiples to Sinoenergy’s corresponding results for the latest twelve month period to derive a range of implied equity values for Sinoenergy and (iii) compared the range of implied equity values to the merger consideration of $1.90 per share of common stock.  Based upon the median valuation multiples, Brean Murray calculated the range of implied per share equity values of Sinoenergy’s common stock to be -$1.58 to $3.59 per share.

This analysis supported Brean Murray’s determination that the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

Notwithstanding the above, Brean Murray acknowledged that no company utilized in the comparable public company analysis is identical to Sinoenergy and that mathematical analyses of comparable public companies in isolation from other analyses are not an effective method of evaluating transactions.

Comparable Transaction Analyses

Brean Murray searched selected databases and public filings for precedent transactions of publicly traded and privately held targets comparable to Sinoenergy in terms of size and/or business focus and identified 12 transactions that were deemed most relevant.  The target enterprise values ranged from $3.4 billion to $13.0 million and the median enterprise value was $169.8 million.

Brean Murray analyzed these selected transactions and applied certain derived valuation multiples to derive an implied valuation for Sinoenergy.  Based upon such derived valuation multiples, Brean Murray calculated the range of implied per share equity values of Sinoenergy’s common stock to be $0.62 to $1.22 per share.

This analysis supported Brean Murray’s determination that the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

Notwithstanding the above, Brean Murray acknowledged that each of the transactions identified has characteristics that differentiate it from the contemplated transaction.  The acquirers in these representative transactions were strategic in nature, and thus typically pay for their acquisitions with the expectation of achieving potential synergies that exist with the target. Transactions multiples vary for many different reasons, including among other things: differences in pre-transaction operating performance; level of indebtedness; other hidden or intangible assets not apparent in historical operating performance and non-disclosed add-backs.  Mathematical analyses of comparable transactions in isolation from other analyses are not an effective method of evaluating transactions.

Premium Paid Analysis

Brean Murray conducted a Premiums Paid Analysis, which compares the premiums paid in “going private” transactions at announcement over the stock price of the target 1-day, 1-week and 1-month prior to the announcement.  Brean Murray reviewed 98 transactions with the following characteristics: (i) the transactions were all announced between June 2007 and June 2009; (ii) the equity values of the target companies in the transactions analyzed ranged from $5.5 million to $98.8 million and the median equity value was $46.0 million; and (iii) all transactions analyzed were majority acquisitions.

Brean Murray analyzed the selected transactions and applied the observed premiums to Sinoenergy’s stock price at the different points in time referred to above.  Brean Murray (i) calculated premium percentages by analyzing the transactions; (ii) derived a range of implied share values for Sinoenergy by applying these percentages to Sinoenergy’s corresponding stock prices 1-day, 1-week and 1-month prior to signing the Letter of Intent and (iii) compared the range of implied share values to the merger consideration of $1.90 per share of common stock.  Based on the median premiums observed in the transactions, the implied valuation range of Sinoenergy’s common stock is $1.95 to $2.27 per share.  Brean Murray noted that the merger consideration of $1.90 per share is near the low end of this range and this analysis supported Brean Murray’s determination that the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

Summary

Based on the information and analyses set forth above, Brean Murray delivered its written opinion to Sinoenergy’s Board of Directors, which stated that, as of September 28, 2009, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

Brean Murray was selected by the special committee to render an opinion to the special committee because Brean Murray is a nationally recognized investment banking firm and because, as part of its investment banking business, Brean Murray is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.  In addition, in the ordinary course of its business, Brean Murray and its affiliates may trade the equity securities of Sinoenergy for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities.  Brean Murray and its affiliates in the ordinary course of business in the future may provide investment banking services to Sinoenergy, including serving as a financial advisor on potential acquisitions and as an underwriter or private placement agent for equity offerings, and may in the future receive, fees for the rendering of such services.  Pursuant to the Brean Murray engagement letter, Brean Murray will be entitled to receive a customary fee.  Additionally, Sinoenergy has agreed to indemnify Brean Murray against certain liabilities, including liabilities under the federal securities laws.  The terms of the fee arrangement with Brean Murray, which are customary in transactions of this nature, were negotiated at arm's length between the special committee and Brean Murray, and the Sinoenergy board of directors was aware of and approved the arrangement.

Purpose and Reasons for the Merger for Skywide, Tianzhou Deng and Bo Huang

Skywide, Tianzhou Deng and Bo Huang are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

 If the merger is completed, our company will merge with and into Skywide, with Skywide as the surviving company. For Skywide and Messrs. Deng and Huang, the purpose of the merger is to allow Messrs. Deng and Huang to directly own all of the equity interests in our company and to bear the rewards and risks of such ownership after shares of our company’s common stock cease to be publicly traded.

Skywide and Messrs. Deng and Huang believe that it is best for our company to operate as a privately held entity in order to allow our company greater operational flexibility and to focus on its long-term growth and continuing improvements to its business without the constraints and distractions caused by the public equity market’s valuation of its common stock. Although Skywide and Messrs. Deng and Huang believe that there will be significant opportunities associated with their investment in the company, they realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of our company) and that such opportunities may not ever be fully realized.

 Skywide and Messrs. Deng and Huang believe that structuring the transaction as a merger transaction is preferable to other transaction structures because (1) it will enable Skywide to acquire all of the outstanding shares of our company at the same time, and (2) it represents an opportunity for our company’s unaffiliated shareholders to receive fair value for their shares of common stock.

 Position of Skywide, Tianzhou Deng and Bo Huang as to the Fairness of the Merger

Skywide and Messrs. Deng and Huang are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Skywide and Messrs. Deng and Huang should not be construed as a recommendation to any shareholder as to how that shareholder should vote on the proposal to adopt the merger agreement.

 Skywide and Messrs. Deng and Huang attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the shareholders of our company, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such shareholders.  However, Skywide and Messrs. Deng and Huang do believe that a sale of our company is in the best interests of the shareholders and that the merger consideration exceeds the value that they believe our company’s common stock could obtain in the foreseeable future if it continued as an independent, public company.

 None of Skywide and Messrs. Deng and Huang undertook any independent deliberations or participated in any deliberations that our board undertook as to the substantive and procedural fairness of the merger to the unaffiliated shareholders of our company, nor did they undertake any independent evaluation of the fairness of the merger or engage a financial advisor for such purpose. Nevertheless, they believe that the proposed merger is substantively and procedurally fair to the unaffiliated shareholders on the basis of the factors discussed below.

 Skywide and Messrs. Deng and Huang believe that the proposed merger is substantively fair to the unaffiliated shareholders based on the following factors:

•
the premium represented by the $1.90 per share price to be paid in the merger, which is a 48% premium to the closing price of the company’s common stock on the last trading day prior to the announcement of the merger and a 47% premium to the average closing price of the company’s common stock over the period of 30 trading days which ended immediately prior to the date of announcement of the merger;

•
the financial advisor to the special committee, Brean Murray, delivered its written opinion, dated September 28, 2009 which stated that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

•
the company’s ability, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “The Merger Agreement—No Solicitation of Transactions” below), upon the payment to Skywide of a $500,000 termination fee; and

•
the fact that the merger consideration is all cash, allowing the unaffiliated shareholders to immediately realize a certain and fair value for all shares of their company common stock without brokerage and other costs typically associated with market sales.

Skywide and Messrs. Deng and Huang believe that the proposed merger is procedurally fair to the unaffiliated shareholders based on the following factors:

•
the directors on the special committee are not employees of the company or any of its subsidiaries, are not affiliated with Skywide and/or Messrs. Deng and Huang, and have no financial interest in the merger that is different from that of the unaffiliated shareholders other than the acceleration of vesting of stock options and the payment of fees normally paid to non-employee directors in connection with the activities they undertake as members of the board and its various committees, as more fully described under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” below;

•
none of the directors of the company (other than Tianzhou Deng and Bo Huang) is affiliated with Skywide, Mr. Deng or Mr. Huang, and none has any financial interest in the merger that is different from that of the unaffiliated shareholders other than the acceleration of vesting of stock options and the payment of fees normally paid to non-employee directors in connection with the activities they undertake as members of the board and its various committees, as more fully described under “Special Factors—Interests of the Company’s Directors and Executive Officers  in the Merger” below;

•	the special committee engaged Brean Murray, as its financial advisor, and Arent Fox LLP, as its legal advisor, each of which has extensive experience in transactions similar to the proposed merger;

•	Neither Brean Murray nor Arent Fox LLP has previously been engaged to provide advice to Skywide, Mr. Deng or Mr. Huang;

•
the special committee made all material decisions relating to the company’s strategic alternatives since the date the special committee was established on April 7, 2009, including recommending to the company’s board of directors that the company enter into the merger agreement;

•
the financial and other terms and conditions of the merger agreement were the product of arm’s-length negotiations between the special committee and its advisors, on the one hand, and Skywide and Messrs. Deng and Huang and their advisors, on the other hand;

•	the company’s ability, under certain circumstances, to provide information to, or participate in discussions or negotiations with, third parties regarding other proposals; and

•
the company’s ability, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “The Merger Agreement—No Solicitation of Transactions” below), upon the payment to Skywide of a $500,000 termination fee.

In arriving at the $1.90 per share merger consideration, Skywide and Messrs. Deng and Huang did not consider the liquidation value of Sinoenergy because they considered Sinoenergy to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. Although Skywide and Messrs. Deng and Huang did not calculate a specific going concern value per share of Sinoenergy’s common stock, Skywide and Messrs. Deng and Huang instead chose to consider their knowledge of Sinoenergy’s business and prospects, based on which they believe that the merger consideration is fair in relation to Sinoenergy’s going concern value per share. Skywide and Messrs. Deng and Huang did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of Sinoenergy as a going concern but rather is indicative of historical costs.

Skywide and Messrs. Deng and Huang did not consider firm offers made by unaffiliated persons during the last two years, as no such offers were made during the last two years. Skywide and Messrs. Deng and Huang did not consider the purchase prices paid by Skywide for shares of Sinoenergy’s common stock purchased during the previous two years in determining the fairness of the merger to the unaffiliated shareholders because Skywide acquired all of its equity interest in Sinoenergy and its subsidiaries more than three years before the merger agreement was announced and prior to any discussions between Sinoenergy, on the one hand, and Skywide and Messrs. Deng and Huang, on the other, about the proposed merger.

The foregoing discussion of the information and factors considered and given weight by Skywide and Messrs. Deng and Huang in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by Skywide and Messrs. Deng and Huang. Skywide and Messrs. Deng and Huang did not find it practicable to assign, and did not, assign or otherwise attach, relative weights to the individual factors in reaching their position as to the fairness of the merger. Rather, their fairness determinations were made after consideration of all of the foregoing factors as a whole. Skywide and Messrs. Deng and Huang believe the foregoing factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to the unaffiliated shareholders.

Plans for the Company after the Merger

It is expected that, upon consummation of the proposed merger, the company’s business and other operations will be conducted in a manner substantially identical to the manner in which it is currently being conducted. However, following the consummation of the proposed merger, the management and/or board of directors of the surviving company will continue to assess the assets, capital structure, operations, business and personnel of the surviving company and, as a result, may implement changes they believe are appropriate to enhance the business and operations of the surviving company.

Following the consummation of the merger, the registration of Sinoenergy’s common stock and Sinoenergy’s reporting obligation under the Exchange Act with respect to its common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, Sinoenergy’s common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. Sinoenergy will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

 Effects of the Merger

Upon consummation of the proposed merger, the company will be merged with and into Skywide, with Skywide continuing as the surviving company, a privately held company owned directly by Messrs. Deng and Huang. Following the merger, the company’s common stock will cease to be quoted on NASDAQ and registration of the company’s common stock under the Exchange Act will be terminated upon application to the SEC. The equity interests of Messrs. Deng and Huang are more fully described under “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page[   ].

 Upon the consummation of the proposed merger, each share of the company’s common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the company’s treasury or by any wholly-owned subsidiary of the company or owned by Skywide, any shareholder of Skywide or any wholly-owned subsidiary of Skywide) will be converted into the right to receive $1.90 in cash, without interest and less any applicable withholding taxes. The proposed merger will become effective at the time, which we refer to in this proxy statement as the “effective time” of the merger, when the surviving company files articles of merger with the Secretary of State of the State of Nevada and the Registrar of Corporate Affairs of the British Virgin Islands or such later time as provided in the articles of merger and agreed to by Skywide and the company.

 The merger agreement provides that, prior to the effective time of the merger, our board of directors will take appropriate action to cause any unvested stock options or stock purchase warrants for shares of Sinoenergy common stock to become vested before the merger and exercisable. The merger agreement further provides that, immediately prior to the effective time of the merger, each then-outstanding stock option or warrant will be cancelled in exchange for an amount in cash (less any applicable withholding required by law) payable at or as soon as practicable after the effective time, equal to the product of (A) the total number of shares of common stock underlying such option or warrant and (B) the excess, if any, of the merger consideration over the per share exercise price of such option or warrant. Notwithstanding the foregoing, options and warrants held by Skywide, any shareholder of Skywide and any wholly-owned subsidiary of Skywide will be cancelled and no consideration of any kind will be paid with regard to any stock options or warrants held by them.

 If the proposed merger is completed, the company’s shareholders, other than Skywide and Messrs. Deng and Huang, will have no interests in the company’s net book value or net earnings after the merger. The table below sets forth the indirect interests in the company’s book value and net earnings for Messrs. Deng and Huang immediately following the merger, based on the company’s net book value of $56.2 million as of June 30, 2009, and net loss of the company of $3.1 million for the nine months ended June 30, 2009.  The company expects to report a net loss for the year ended September 30, 2009.  Following the merger, the entire interest in the company’s net book value and net income will be held by Messrs. Deng and Huang.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
Name	Net Book Value		Net Loss		Net Book Value		Net Loss
	$ in thousands	%	$ in thousands	%	$ in thousands	%	$ in thousands	%

Deng Tianzhou (3)	$11,068	19.7%	$(612)	19.7%	$28,110	50%	$(1,554)	50%
Huang Bo (3)	$11,068	19.7%	$(612)	19.7%	$28,110	50%	$(1,554)	50%

(1)
Based upon beneficial ownership as of October 25, 2009 and Sinoenergy’s net book value at June 30, 2009 and net loss for the nine months ended June 30, 2009. As of June 30, 2009, there were 15,942,336 shares of the company’s common stock issued and outstanding.

(2)
Based upon Sinoenergy’s net book value at June 30, 2009 and net loss for the nine months ended June 30, 2009, and without giving effect to any additional indebtedness to be incurred in connection with the merger.

(3)	As of June 30, 2009, Messrs. Deng and Huang beneficially owned 3,138,551 each (excluding any shares issuable upon exercise of stock options). Messrs. Deng and Huang each own a 50% equity interest in Skywide, which owns 6,277,102 shares of common stock.  Thus, Mr. Deng and Mr. Huang are deemed to beneficially own 50% of the shares owned by Skywide.  Since Skywide will be the surviving company, following the merger, the entire interest in the company will be held by Messrs. Deng and Huang as the sole shareholders of Skywide.

The primary benefits of the proposed merger to the company’s shareholders, including the unaffiliated shareholders, but excluding Skywide and Messrs. Deng and Huang, include the following:

•
the receipt by such shareholders of a cash payment of $1.90, without interest and less any applicable withholding taxes, for each share of Sinoenergy common stock held by such shareholders as described above, representing a premium of approximately:

▪	48% premium over our closing stock price of $1.28 per share on October 9, 2009, the last trading day before we announced the execution of the merger agreement; and

▪	47% over the average closing stock price of our common stock for the 30-trading day period ending on October 8, 2009;

•	the avoidance of the investment risk of holding shares of our common stock, which historically has been thinly traded, which can result in price volatility and illiquidity; and

•
the avoidance of the risk associated with any possible decrease in our future earnings, growth or value following the merger, including risks relating to defaults under the company’s agreements with the holders of $30 million face value of notes issued in September 2007, with significant payments being due in October and November 2009, and the collectability of the company’s accounts and other receivables, which is the basis for the going concern disclosure in the company’s financial statements at June 30, 2009.

The primary detriments of the merger to the company’s shareholders, including the unaffiliated shareholders, but excluding Skywide and Messrs. Deng and Huang, include the following:

•
such shareholders will cease to have an interest in Sinoenergy and, therefore, will no longer benefit from possible increases in our future earnings, growth or value or payment of dividends on shares of our common stock, if any;

•
in general, the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. As a result, a shareholder who receives cash in exchange of all of such shareholder’s Sinoenergy common stock in the merger generally will be required to recognize taxable gain or loss as a result of the merger for U.S. federal income tax purposes equal to the difference between the amount of cash received and such shareholder’s aggregate adjusted tax basis in such stock; and

•	the possibility that Sinoenergy could, at a later date, engage in acquisitions or other transactions that create value, and that the shareholders will not participate in such value creation.

The primary benefits of the merger to Messrs. Deng and Huang (as a result of their ownership in surviving company) include the following:

•	if the surviving company successfully executes its business strategies, the value of Messrs. Deng and Huang’s equity investment could increase because of possible increases in future earnings,

increases in underlying value of the surviving company’s business or the payment of dividends, if any, that will accrue to them in their capacities as shareholders of Skywide;

•
because the company would no longer be a publicly-traded company, it will no longer have continued pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

•
the surviving company’s directors, officers and beneficial owners of more than 10% of the shares of common stock will not be subject to the reporting requirements under the Exchange Act and liability for short-swing profit recovery under Section 16 of the Exchange Act;

•	the surviving company will not have the expenses associated with being a public company or the obligations under the Sarbanes Oxley Act of a company registered under the Exchange Act; and

•	following the merger, Messrs. Deng and Huang will own 100% of the surviving company and thus, will have full control of the surviving company.

The primary detriments of the merger to Messrs. Deng and Huang (as a result of their ownership in surviving company) include the following:

•	all of the risk of any possible decrease in the earnings, growth or value of the surviving company following the merger will be borne by Messrs. Deng and Huang;

•
following the merger, Messrs. Deng and Huang will incur substantial risk resulting from the limited liquidity of their equity interests in the surviving company as there will be no trading market for the surviving company’s equity securities; and

•
following the merger, the surviving company will be obligated to repay the indebtedness due and owing to the noteholders pursuant to the 3% guaranteed senior convertible notes due 2012, subject to any modifications made to such notes and obligations pursuant to any amendments negotiated by the noteholders and Skywide in accordance with the waiver agreement.

The primary benefits of the merger to the company’s officers include the following:

•	following the merger, the company’s officers will retain their officer positions with the surviving company, although they will not enter into employment agreements with the surviving company;

•
because the company would no longer be a publicly-traded company, it will no longer have continued pressure to make decisions that may produce better short-term results, but which may not over the long term lead to a maximization of its equity value;

•	the surviving company’s officers will not be subject to the reporting requirements under the Exchange Act and liability for short-swing profit recovery under Section 16 of the Exchange Act; and;

•	the surviving company will not have the expenses associated with being a public company.

The primary detriments of the merger to the company’s officers include the following:

•	following the merger, the officers of the surviving company, other than Messrs. Deng and Huang, will not have equity interests in the surviving company, including any stock options; and

•
even if the officers of the surviving company, other than Messrs. Deng and Huang, were to receive equity interests in the surviving company, subsequent to the completion of the merger, the liquidity of their equity interests in the surviving company would be highly limited as there will be no trading market for the surviving company’s equity securities.

Sinoenergy common stock is currently registered under the Exchange Act and is quoted on NASDAQ under the symbol “SNEN.” The company will not survive the merger and the surviving company is, and will continue to be, a privately held corporation.

 At the effective time of the merger, the officers of the company will become the officers of the surviving company. It is not presently anticipated that, after the completion of the merger, the compensation of the company’s officers will materially increase or that there will be any material alterations to the existing employment agreements between the company and its officers, other than with respect to Messrs. Deng and Huang regarding any compensation or gain resulting from their joint ownership of the surviving company. None of the company’s officers will be entitled to any payments under any employment or other agreements pursuant to “change-of-control” or similar provisions as a result of the completion of the merger, nor will the company’s officers receive any equity securities in the surviving company. Further, other than Messrs. Deng and Huang, none of the company’s officers will occupy any seats on the board of directors of the surviving company as a result of the completion of the proposed merger.

With respect to the company’s directors, other than Messrs. Deng and Huang, none of the company’s directors will serve as directors, or in any other capacity, for the surviving company as a result of the merger, nor will they receive any equity interest in the surviving company as a result of the merger.  Messrs. Deng and Huang, the directors of Skywide, will be the directors of the surviving company and the term of office of the other directors will terminate at the effective time of the merger.

In connection with the issuance of notes in the principal amount of $30 million, the company entered into an investor rights agreement where one of the initial noteholders or an affiliate has the right to name a director of the company as long as that investor and its affiliates continues to hold more than 5% of the company’s common stock, on an “as converted” basis.  Mr. Xiang Dong (Donald) Yang is the present nominee of the noteholders.  One of the conditions under the waiver agreement with the noteholders is that the company will renegotiate the indenture relating to the senior convertible notes. As of the date of this proxy statement, negotiations between those parties have commenced, but no definitive agreement has been reached.

Effects on the Company if the Merger is Not Completed

If the proposed merger is not approved by Sinoenergy’s shareholders, or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares, including stock options and stock purchase warrants, in connection with the merger. Instead, Sinoenergy will remain independent and subject to SEC reporting obligations, unless our board of directors determines that such reporting is not in Sinoenergy’s best interests and determines to terminate them if possible. In addition, Sinoenergy’s common stock would also continue to be listed and traded on NASDAQ, provided that we continue to meet NASDAQ’s listing requirements, including that we remain subject to SEC reporting obligations.  On October 9, 2009, the company received a notice from The Nasdaq Stock Market stating that, because of the company’s failure to hold an annual meeting of shareholders at which proxies were solicited, the company is in violation of Nasdaq’s rule requiring Nasdaq-listed issuers to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq.  The company has filed an appeal of Nasdaq’s determination, and a hearing has been scheduled to be held on November 19, 2009.

 If the proposed merger is not completed, the price of Sinoenergy common stock may decrease from its current trading price, which price is likely supported by the expectation that the merger will be consummated at a cash price of $1.90 per share. In addition, if the proposed merger is not completed, we expect that, except as noted below, management will operate Sinoenergy’s business in a manner similar to that in which it is being operated today and that Sinoenergy’s shareholders will likely continue to be subject to the same risks and opportunities as are currently applicable. Certain operating and strategic risks that we face could worsen if the proposed merger is not completed, including increased competitive risks during the current economic downturn and as a result of the continuing growth of our competitors, lower profitability due to the costs associated with the failed merger transaction and possibly increasing costs associated with being a public reporting company, difficulty retaining management in the aftermath of the failed merger transaction and uncertain opportunities for widespread liquidity at a set price. If the proposed merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Sinoenergy’s common stock. In such a case, our board of directors will continue to evaluate and review, among other things, the business operations, properties and capitalization of Sinoenergy, make such changes to our business methods and plans as it deems appropriate, and continue seeking to identify strategic alternatives to enhance value for shareholders. If the proposed merger is not approved by our shareholders, or if the merger is not consummated for any other reason, there can be no assurance that any other similar transaction acceptable to Sinoenergy will be offered, or that the business, prospects, results of operations, or stock price or trading market of Sinoenergy’s shares will not be adversely impacted, or that our management team will remain intact.

In addition, in the limited circumstances described below under “The Merger Agreement —Termination Fees and Expenses” beginning on page [   ], we or Skywide may be required to pay the other party, as applicable, a termination fee of up to $500,000.

Financing of the Merger

 The total amount of funds to be used as consideration in the merger is approximately $18.4 million.  Skywide will use its own funds to pay the merger consideration and the option consideration, and will not be seeking financing from any third parties in connection therewith.

Estimated Fees and Expenses of the Merger

Except as set forth below, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated. We will not pay any fees or commissions to any broker, dealer or other person in connection with the merger, other than to Brean Murray for its fairness opinion.  Brean Murray’s fees are included under “Financial Advisors” in the table below.

 The following is an estimate of fees and expenses to be incurred by us in connection with the merger:

Legal	$235,000
Financial Advisors	180,000
Printing and Mailing	15,000
SEC Filing Fees	1,028
Exchange agent	15,000
Proxy Solicitation and Information Agent	15,000
Miscellaneous	8,972

Total	$470,000

The following is an estimate of the fees and expenses to be incurred by the Skywide and its affiliates in connection with the merger:

Legal	$70,000
Miscellaneous	10,000
Total	$80,000

Litigation Related to the Merger

We are a defendant in an action filed in the Supreme Court of the State of New York, Nassau County, by Stephen Trecaso and Linda Watts against us and our directors which purports to be a class action asserting claims of breach of fiduciary duty, and which makes a demand for injunctive relief and damages arising out of the merger agreement.   We believe that this action is without merit and we have valid defenses to the action, and we will vigorously defend the action.  As of the date of this proxy statement, none of our directors has been served in this action.

We are aware of four similar actions that have been filed against us, our directors and Skywide in the Eighth Judicial District Court of the State of Nevada in and for Clark County.  The plaintiffs in those actions are (i) Robert Grabowski, (ii) Robert E. Guzman, (iii) Carol Karch and (iv) Johan L. Stoltz.  As of the date of this proxy statement, neither we nor any director has been served in any of those actions.

Provisions for the Unaffiliated Shareholders

No provision has been made to grant the unaffiliated shareholders access to the corporate files of Sinoenergy or those of Skywide, or the files of Messrs. Deng and Huang, or to obtain counsel at the expense of Sinoenergy or any other such party.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger in addition to the interests of our shareholders generally. Such interests, which are described below, are not unusual in the context of a merger transaction such as the one being proposed for your consideration.  Our board of directors was aware of these interests at the time when it approved the merger agreement and the merger.  By reason of the fact that such interests are typically found in transactions of this nature, the board did not consider them to be material with regard to the deliberations it undertook in connection with the issuance of those approvals.

 Messrs. Deng and Huang

Messrs. Deng and Huang each own 50% of the equity interests of Skywide. As a result of the merger, Sinoenergy will be merged with and into Skywide, which will be the surviving company and will be privately owned directly by Skywide’s sole shareholders, Messrs. Deng and Huang. Accordingly, following the merger, the collective beneficial ownership of Sinoenergy by Messrs. Deng and Huang (through their ownership of Skywide) will increase from approximately 40% to 100%. As a result of the increase in their proportional ownership of Sinoenergy, through their 100% ownership of the surviving company, Messrs. Deng and Huang will enjoy correspondingly increased benefits from any future earnings and growth of Sinoenergy’s business after the merger, which, if Messrs. Deng and Huang successfully manage its business, could exceed the value of their original investments in Sinoenergy, including the amounts paid by them in the merger. Messrs. Deng and Huang (through their ownership of the surviving company) will also bear a correspondingly increased risk of any possible decrease in the future earnings, growth or value of Sinoenergy’s business. Additionally, the investment of Messrs. Deng and Huang (through their ownership of the surviving company) in Sinoenergy will be illiquid, with no public trading market for such securities and no certainty that an opportunity to sell Sinoenergy’s business at an attractive price will present itself at any time soon or ever, or that interim liquidity achieved through dividends will be sufficient to recover their investment, let alone make a profit.

The merger may also provide additional means to enhance shareholder value for Messrs. Deng and Huang, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of quarterly earnings comparisons, and additional means for making liquidity available, such as through dividends or other distributions.

Additionally, following the merger, Messrs. Deng and Huang, who are currently the company’s chairman of the board and chief executive officer/director, respectively, will retain their officer positions with the surviving company and will continue as the surviving company’s directors.

 Treatment of Stock Options

As of the record date, there were 555,359 shares of our common stock subject to stock options granted under our 2006 Plan to our executive officers and our directors, including options to purchase 50,000 shares held by each of Messrs. Deng and Huang.  Each outstanding stock option that remains unexercised as of the completion of the merger, other than options held by Messrs. Deng and Huang who will not receive any payment for their options, whether or not the option is vested or exercisable, will be cancelled, and, except for stock options held by Messrs. Deng and Huang, the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

•	the excess, if any, of $1.90 over the exercise price per share of common stock subject to such option.

If the amount of such product is zero, no payment will be made.  Of the options outstanding on the record date, all but options to purchase 80,000 shares at an average exercise price of $1.305 per share, have exercise prices in excess of $1.90.

The following table summarizes the options with exercise prices of less than $1.90 per share held by our executive officers and directors as of September 30, 2009 and the consideration that each of them will receive, other than Messrs. Deng and Huang, pursuant to the merger agreement in connection with the cancellation of their options, based on the weighted average exercise prices of those options:

Non-Employee Directors:	No. of Shares Underlying Options	Weighted Average Exercise Price of Options	Resulting Consideration

Robert I. Adler	20,000	$1.305	$11,900
Greg Marcinkowski	20,000	$1.305	$11,900
Renjie Lu	20,000	$1.305	$11,900
Baoheng Shi	20,000	$1.305	$11,900

 Post-Merger Employment of the Company’s officers other than Messrs. Deng and Huang

At the effective time of the merger, the officers of the company will become the officers of the surviving company. Accordingly, Shiao Ming Sheng, Anlin Xiong and Cindy Ye, our Chief Financial Officer, Vice-President/Secretary and Financial Controller, respectively, will hold the same positions with the surviving company. It is not presently anticipated that, after the completion of the merger, the compensation of the company’s officers will materially increase or that there will be any material alterations to the existing employment agreements between the company and its officers, other than with respect to Messrs. Deng and Huang regarding any compensation or gain resulting from their joint ownership of the surviving company. None of the company’s officers will be entitled to any payments under any employment or other agreements pursuant to “change-of-control” or similar provisions as a result of the completion of the proposed merger, nor will the company’s officers receive any equity securities in the surviving company.  Further, other than Messrs. Deng and Huang, none of the company’s officers will occupy any seats on the board of directors of the surviving company as a result of the completion of the proposed merger.

With respect to the company’s directors, other than Messrs. Deng and Huang, none of the company’s directors will serve as directors, or in any other capacity, for the surviving company as a result of the merger, nor will they receive any equity interest in the surviving company as a result of the merger.  Messrs. Deng and Huang, the directors of Skywide, will be the directors of the surviving company.

 Indemnification and Insurance

The merger agreement provides that, without limiting any additional rights that any employee, officer or director of the company may have under any employment agreement, benefit plan or the company’s certificate of incorporation or bylaws, for a period of six years after the effective time of the merger, Skywide will, and will cause the surviving company to, indemnify and hold harmless each present (as of the effective time of the merger) and former officer or director of the company or any of our subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorney’s fees and disbursements, incurred in connection with any claim arising out of actions taken by them in their capacity as officers or directors prior to the effective time of the merger or taken by them at the request of the company or any of our subsidiaries, to the fullest extent permitted under applicable law. In this regard, the surviving company may be required to advance expenses to an indemnified officer or director, provided that the person to whom expenses are advanced provides an undertaking, to the extent required by Nevada law, to repay such advances if it is ultimately determined that this person is not entitled to indemnification. The surviving company will not settle, compromise or consent to the entry of any judgment in any action, suit, proceeding, investigation or claim under which indemnification could be sought unless such settlement, compromise or consent includes an unconditional release of the indemnified person or the indemnified person otherwise consents.

The merger agreement provides that for a period of six years after the effective time of the merger, the memorandum of association and articles of association of Skywide will continue to contain provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers that are no less favorable than presently set forth in our current articles of incorporation and bylaws of the company.

The merger agreement provides that prior to the effective time of the merger, we will endeavor to obtain and fully pay (and if we are unable to do so, Skywide, after the effective time of the merger, will cause the surviving company to obtain and fully pay) for “tail” insurance policies with a claims period of at least six years from the effective time of the merger from an insurance carrier with the same or better credit rating as our current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as our existing policies with respect to matters existing or occurring at or prior to the effective time of the merger. In addition, Skywide will, and shall cause the surviving company to, honor and perform under specified indemnification agreements entered into by the company or any of our subsidiaries.

 Special Committee Compensation

The special committee of our board of directors is composed of its chairman, Robert I. Adler, and members Greg Marcinkowski, Lu Renjie and Shi Baoheng. Each member of the special committee are being paid $20,000 for his service to the special committee, except for Mr. Adler, who is being paid $30,000 for his service as chairman of the special committee.

 Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, or Code, as amended, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

•
a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A non-U.S. holder is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, shareholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, qualified retirement plans or trusts, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, shareholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or shareholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

U.S. Holders

The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign tax laws). In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock and

•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in our common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the company’s common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

       We believe we are not, have not been and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

 Regulatory Approvals

Neither the company nor Skywide was required to obtain the approval of any governmental authority in connection with the merger.

THE PARTIES TO THE MERGER

Sinoenergy Corporation

The company is a developer and operator of retail CNG stations as well as a manufacturer of compressed natural gas (CNG) transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the company designs and manufactures a wide variety of customized pressure containers for use in the petroleum, chemical and other industries.

The company is incorporated in the state of Nevada with its principal executive offices at 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107. The company’s telephone number is 86-10-84928149.

Skywide Capital Management Limited

Skywide is a British Virgin Islands company organized as a corporation with limited liability.  It does not actively engage in any business, other than as the vehicle through which Messrs. Deng and Huang have held their ownership interests in the company.  Upon completion of the merger, all of the company’s assets and liabilities, as well as all of its business operations will become, by operation of law, the assets, liabilities and business operations of Skywide.

THE ANNUAL MEETING

Time, Place and Purpose of the Annual Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the annual meeting to be held on [                   ], starting at [10:00] A.M., local time, at [                         ], or at any postponement or adjournment thereof. The purpose of the annual meeting is for our shareholders to elect seven directors and to consider and vote upon a proposal to approve the merger agreement. Our shareholders must approve the merger agreement for the merger to occur. If the shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [                    ].

Record Date and Voting

The holders of record of the company’s common stock as of the close of business on [                          ], the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. On the record date, there were [               ] shares of the company’s common stock outstanding.

As long as not less than [  ] shares of the company’s common stock are present in person or by proxy at the time of commencement of the annual meeting, a quorum for the transaction of business for all purposes of the annual meeting shall exist. The company’s common stock is the only class of stock with voting rights.  A quorum is necessary to hold the annual meeting. Any shares of the company’s common stock held in treasury by the company are not considered to be outstanding for purposes of determining a quorum.  Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any postponement or adjournment of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

Required Vote

Each outstanding share of the company’s common stock on the record date entitles the holder to one vote on each proposal to be presented to the shareholders at the annual meeting. Directors are elected by a plurality of the votes case, which means that, as long as quorum is present, the seven nominees for director who receive the most votes will be elected.  It is a condition to the completion of the merger that holders of a majority of the voting power of the outstanding shares entitled to vote at the close of business on the record date vote “FOR” the approval of the merger agreement.  That means not less than [   ] shares of our common stock must vote in favor of the merger.  If a quorum is present at the start of the annual meeting, a proposal to adjourn or postpone the annual meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to that proposal.

Voting Procedure

In order to vote at the annual meeting, you must either execute a proxy, which may be provided by us or by your broker, and deliver the proxy to us, if you are a shareholder of record, or to your broker, if your shares are held in “street name.”

If you are a shareholder of record, which means that you hold your shares in your own name, in order for your shares of the company’s common stock to be included in the vote, you must submit a proxy by telephone or the Internet or return the enclosed proxy card by mail or vote in person at the annual meeting.

If your shares are held in “street name,” which means that your shares are held on your behalf by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received any voting instructions or if you require further information regarding the voting or your shares, contact your broker and your broker can give you directions on how to vote your shares. Under NASDAQ rules, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from you, as the beneficial owner of your shares, brokers are not empowered to vote such shares with respect to the approval of such proposals. Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists, but will not be voted in favor of or against the merger. Abstentions and broker non-votes will be effectively treated as votes AGAINST approval of the merger agreement.

If you own some shares in your own name and some shares in street name, you need to follow the voting instructions that are applicable to shares you own and shares that are held in street name.  If your shares are held in more than one brokerage firm, you will have to give separate voting instructions to each brokerage firm.

If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, or if you transmit your proxy to your broker in the manner set out in the instructions from you broker, your shares will be voted at the annual meeting in accordance with your instructions. If no instructions are indicated on your proxy card, your shares of the company’s common stock will be voted “FOR” the approval of the merger agreement.

No matters other than the proposals to elect the company’s directors and to approve the merger agreement, and, if necessary, a proposal to adjourn the meeting, will be brought before the annual meeting. If, however, any other  matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Revocation of Proxies

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Proxy Solicitation

We and our proxy solicitation firm, Georgeson, Inc., or Georgeson, are soliciting proxies for the annual meeting from our shareholders.   We will bear the entire cost of our and Georgeson’s solicitations, including the payment of fees of $8,500, plus reasonable expenses, to Georgeson for its services.  In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile transmission, email and personal interviews.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common stock held in their names.  We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the annual meeting. If a quorum exists, then if the number of votes cast in favor of a motion to adjourn exceeds the number of votes cast in opposition to that motion, the meeting will be adjourned. Alternatively, if no quorum exists, then a majority of shares present in person or by proxy at the annual meeting may adjourn the annual meeting.  Any signed proxies received by the company will be voted in favor of an adjournment in these circumstances, although a proxy voted “against” approval of the merger agreement will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

 Share Ownership of Directors and Executive Officers

Messrs. Deng and Huang have informed us that Skywide plans to vote all shares of our common stock owned by it (constituting approximately 40% of the shares of our common stock outstanding as of the record date for the annual meeting) in favor of the approval of the merger, and the approval and adoption of the merger agreement and the other transactions contemplated thereby, in connection with the company shareholder approval. As of the record date, Abax Nai Xin A Ltd. and Abax Jade Ltd., which are affiliates of Abax Lotus, owned a total of 34,750 shares. Mr. Xiang Dong (Donald) Yang, a director of the company, has sole voting and dispositive power over these shares and may be deemed to beneficially own such shares.  Mr. Yang disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.  Mr. Yang has advised the company that although Abax Nai Xin and Abax Jade do not intend to convert their 3% convertible notes into common stock, they do intend to vote all shares of common stock held directly by Abax Nai Xin and Abax Jade in favor of approval of the merger.  No other officer or directors owned any shares of common stock on the record date.

ELECTION OF DIRECTORS (PROPOSAL 1)

 Directors are elected annually by the shareholders to serve until the next annual meeting of shareholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the board. The size of the board for the ensuing year is seven directors. The nominating committee of our board of directors is recommending that the seven incumbent directors named below be re-elected.  If any nominee becomes unavailable for any reason, a situation which is not anticipated, the number of directors constituting the entire board will be reduced accordingly.

 All of our present directors, other than Xiang Dong (Donald) Yang, were elected in 2006 by Skywide, which was, at that time, the holder of a majority of the outstanding shares of our common stock, and information concerning their election was provided to shareholders in an information statement. We have not held a meeting of shareholders since 2006.

 All of the nominees for election have consented to being named in this proxy statement and to serve if elected.  The following table sets forth certain information concerning the nominees for director.

Name	Age	Position	Director Since
Bo Huang	39	Chief executive officer and director	2006
Tianzhou Deng	53	Chairman and director	2006
Robert Adler1	75	Director	2006
Renjie Lu1	75	Director	2006
Greg Marcinkowski1	49	Director	2006
Baoheng Shi1	71	Director	2006
Xiang Dong (Donald) Yang	43	Director	2008
________________

 1           Member of the audit, compensation and nominating committee.

Bo Huang has been our chief executive officer and a director since the completion of the reverse acquisition in June 2006. Mr. Huang is also a director of Skywide and has served in that capacity since 2006.  He has been chief executive officer and chairman of Sinogas since its organization in 2005. He and Mr. Deng are the founders of Sinogas. He was president of Beijing Tricycle Technology Development Co., Ltd., a company engaged in the development of natural gas conversion kits from 2003 to 2005, and vice president of Chengchen Group, an investment and trading company from 1997 to 2003. Mr. Huang graduated from Renmin University of China in Beijing in 1993 with a bachelor’s degree in international finance.

 Tianzhou Deng has been our chairman and a director since the completion of the reverse acquisition in June 2006. Mr. Deng is also a director of Skywide and has served in that capacity since 2006.  He is also a founder of Sinogas. He has been the chief executive officer and chairman of Beijing Sinogas Co., Ltd ., a company engaged in research and development with respect to CNG stations from 2001 to 2005, chairman of Shanghai CNPC Group Co., Ltd., an investment and trading company from 2003 to 2005, president and director of Beijing Tricycle Technology Development Co., Ltd., a company engaged in the development of natural gas conversion kits from 1999 to 2001, president and director of Natural Gas Vehicle Development Center, from 1997 to 1999. Mr. Deng graduated from University of Petroleum, China in 1982 with a chemical bachelor degree, and received a master of management degree from China Science & Technology University. Mr. Deng holds a senior engineer certificate with professor rank issued by the Chinese government. Mr. Deng is recognized as a leader in the CNG/LPG industry in China.

 Robert I. Adler is a private investor. He retired in 2003 from a position as investment advisor with UBS Financial Services, where he had been employed for the prior year. Mr. Adler’s prior experience includes terms as a managing director for ING Furman Selz Asset Management, vice president and senior investment officer of BHF Securities Corp and DG Bank, New York Branch and vice president of Kuhn, Loeb & Co. Recently he taught financial English for a semester in Shanghai University of Finance and Economics. Mr. Adler obtained a B.A. degree from Swarthmore College and studied at New

York University School of Business Administration. He is a member of Institute of Chartered Financial Analysts and the New York Society of Security Analysts. Mr. Adler is also a director and audit committee member of China Medicine Corporation, a company that markets and distributes medicine products in the PRC, and Precision Aerospace Components, Inc., a stocking distributor of precision fasteners based in New York City.  Mr. Adler is a citizen of the United States of America.

 Renjie Lu has been a director since July 2006.  Mr. Lu has more than 40 years of working experience in the energy industry in China. As an industry veteran, he currently is a senior member of the Advisory Council Committee of Shengli Administration Bureau, SINOPEC (China Petroleum & Chemical Corp, a NYSE-listed company). Mr. Lu was chief executive officer and director of Shengli Administration Bureau, SINOPEC from 1989 to 1996, where he managed about 500,000 employees; he was chief executive officer and director of Jianghan Administration Bureau, SINOPEC from 1987 to 1989; and executive vice president of Zhongyuan Exploration Bureau, SINOPEC from 1975 to 1987. Mr. Lu graduated from University of Petroleum, China in 1963 with a BSc.

 Greg Marcinkowski has been a director since July 2006.  Mr. Marcinkowski has been a vice president of operations at WorldStrides since 2000. WorldStrides is a U.S. provider of student educational and performing arts tours in a variety of programs and destinations throughout the world. From 1999 to 2000, Mr. Marcinkowski was the vice president of purchasing at Solo Cup Corporation, which is a manufacturer of packaging products for retail food industries. Mr. Marcinkowski has a MBA and a BSc in mechanical engineering from Northwestern University. Mr. Marcinkowski is a citizen of the United States of America.

 Baoheng Shi has been a director since July 2006.  Mr. Shi is a pioneer and a top scientist/researcher in the Chinese clean energy area. Mr. Shi is a professor at Beijing University, University of Petroleum, China, and China Geology University. He is deputy director of natural resource, China National Science & Technology Development Committee. Since 1993, Mr. Shi has initiated natural gas vehicle usage in China, and is recognized as a pioneer in the industry in China. He published “Natural Gas Vehicle Development” in 1999 and “Technology of Natural Gas Vehicle” in 2000. Mr. Shi has been director of New Technology Development Center, China National Petroleum Corp, a NYSE-listed company from 1993 to 2000; president of China National Petroleum’s Science & Technology Bureau from 1978 to 1993. Mr. Shi has a B.Sc. from Beijing University.

 Xiang Dong (Donald) Yang has been a director since May 2008.  Mr. Yang has been president of Abax Global Capital, a Hong Kong based asset management firm of which Mr. Yang is a founding partner, focused on Pan-Asian public and private investments with a particular emphasis on Greater China and South East Asia.  From 2000 to 2007, Mr. Yang was a managing director and head of Hong Kong and China Debt Capital Market at Merrill Lynch.  Mr. Yang holds an MBA degree from the Wharton School of Business and a BA degree from Nankai University in China.   Abax Lotus Ltd., an affiliate of Abax Global Capital, was the lead investor in our $30,000,000 note financing which closed in September 2007, having purchased $10,700,000 principal amount of our 12% guaranteed senior notes due 2012 and $9,300,000 principal amount of our 3% guaranteed senior convertible note due 2012. On May 1, 2009, Abax Lotus transferred all of its shares of common stock, 12% guaranteed senior notes and 3% guaranteed senior convertible notes for no consideration to Abax Nai Xin A Ltd. and Abax Jade Ltd.  Mr. Yang was elected as director following Abax Lotus’s nomination of him to the board of directors.  Pursuant to an investor rights agreement, Abax Lotus (and upon the May 1, 2009, Abax Nai Xin and Abax Jade) has the right to appoint up to 20% of the members of our board of directors and Mr. Tianzhou Deng, our chairman of the board of directors, and Mr. Bo Huang, our chief executive officer, have agreed to vote the shares of common stock beneficially owned by them in favor of the election of the Abax Nai Xin and Abax Jade nominees for director at each annual or annual meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders.

 Our directors are elected for a term of one year or until their successors are elected and qualified. There is no family relationship between any of our officers and directors.

Director Independence

 Four of our directors, Robert I. Adler, Greg Marcinkowski, Renjie Lu, Baoheng Shi, are independent directors, using the Nasdaq Stock Market’s definition of independence.   Mr. Deng and Mr. Huang are not independent directors.  Because of his affiliation with Abax Global Capital, Mr. Yang is not deemed to be an independent director.

Code of Ethics

 We maintain a code of ethics that applies to all of our executive officers, including our principal executive, financial and accounting officers, our directors, our financial managers and all employees.  Any waiver of the code must be approved by the audit committee and must be disclosed in accordance with SEC rules.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Based solely upon our review of the copies of the forms we have received, we believe that during the fiscal year ended September 30, 2008, the following officers, directors and 10% stockholders were late in their filings: Mr. Huang and Mr. Deng were each late in filing two Form 4s. Mr. Lu and Mr. Shi were each late in filing a Form 3 and were each late in filing two Form 4s. JLF Offshore Fund Ltd was late in filing a Form 3. Jeff Feinberg, JLF Offshore Fund Ltd. and JLF Partners I, L.P. were each late in filing a Form 3. Ms. Qiong (Laby) Wu, a former chief financial officer, was late in filing a Form 4. Ms. Lan Gu, a former chief financial officer, failed to file one Form 3 and one Form 4.  Greg Marcinkowski was late in filing one Form 4.

Committees of the Board

The board has established three committees: the audit committee, the compensation committee and the nominating committee. The board has adopted written charters for the audit and compensation committees. Copies of these charters may be obtained, without charge, by contacting our corporate secretary, Mr. Anlin Xiong, at Sinoenergy Corporation, 1603-1604, Tower B Fortune Centre Ao City Beiyuan Road, Chaoyang District Beijing, People’s Republic of China 100107. Set forth below is a summary of each of the board’s committees. During the year ended September 30, 2009, our independent directors also acted as the special committee in connection with the negotiation of the merger agreement.

Audit Committee

Our audit committee reviews our financial statements and accounting principles, the scope and results of the annual audit by the independent registered public accounting firm (the “independent auditors”), our internal audit process, and the effectiveness of our internal control over financial reporting.  Prior to the filing of each quarterly report on Form 10-Q and annual report on Form 10-K, our audit committee meets with representatives of our independent auditors and our chief financial officer.

Our audit committee also reviews the qualifications, independence and performance of our independent auditors.  In this connection, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our registered public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, and our registered public accounting firm reports directly to the audit committee.

Our audit committee:

•	Has reviewed and discussed the audited financial statements for the year ended September 30, 2008 with management.

•	Has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended.

•
Has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independence of the independent accountants.

•
Recommended, based on the review and discussion set forth above, to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended September 30, 2008.

Our audit committee is presently comprised Messrs. Adler, Lu, Marcinkowski and Shi, with Mr. Adler as the chairman.

Our board of directors has determined that each member of the audit committee is an independent director, using the Nasdaq Stock Market’s standard of independence. The board also has determined that Mr. Adler qualifies as an “audit committee financial expert” under the rules of the SEC.

No member of our audit committee serves on the audit committee of any other public company.

Compensation Committee

Our compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally.  The committee also serves as the committee under our 2006 long-term incentive plan.  Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations.  The committee also discussed compensation policies for employees who are not officers with the chief executive officer and other responsible officers.  The compensation committee did not engage any compensation consultants of other persons performing similar functions.

The compensation committee is presently comprised Messrs. Adler, Lu, Marcinkowski and Shi, with Mr. Lu as the chairman.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee:

•	Has served as an officer of the company or any of its subsidiaries.

•	Had any relationship with us that is required to be disclosed as a related party transaction.

Nominating Committee

The nominating committee nominated the directors for election at the annual meeting.  The nominating committee is presently comprised Messrs. Adler, Lu, Marcinkowski and Shi, with Mr. Shi as the chairman.

Board and Committee Attendance

The Board and its committees held the following number of meetings during the year ended September 30, 2008:

Board of directors	7
Audit committee	4
Compensation committee	1
Nominating committee	1

The number of meetings includes meetings that were held by means of a conference call and does not include actions taken by unanimous written consent.

Each director attended at least 75% if the total number of meetings of the board and those committees on which he served during the year.  Our non-management directors did not meet in executive session during the year ended September 30, 2008.

Directors’ Compensation

Each independent director receives an annual directors’ fee of $16,000.  During the year ended September 30, 2008, the annual directors’ fee was $12,000.  In addition, pursuant to the 2006 long-term incentive plan, each newly-elected independent director received at the time of his or her election, a five-year option to purchase 15,000 shares of common stock at fair market value on the date of his or her election. In addition, the plan provides for the annual grant to each independent director of an option to purchase 2,500 shares of common stock on first trading day in April of each calendar year at market price commencing in 2007.  Commencing April 1, 2009, the number of shares was increased to 5,000 shares.  Tianzhou Deng is our chairman.  He received an annual salary of $36,000.  He is eligible for the grant of options pursuant to our 2006 long term incentive plan.

The following table sets forth information as to compensation paid to our directors who are not listed in the Summary Compensation Table during the year ended September 30, 2008.

Director Compensation
Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Tianzhou Deng	$39,500	$--	$--	$39,500
Robert Adler	15,500	10,500	--	26,000
Renjie Lu	15,500	10,500	--	26,000
Greg Marcinkowski	15,500	10,500	--	26,000
Baoheng Shi	15,500	10,500	--	26,000
Xiang Dong (Donald) Yang	--	--	--	--

On April 1, 2008, we granted Mr. Adler, Mr. Lu, Mr. Marcinkowski and Mr. Shi options to purchase 2,500 shares at an exercise price of $4.06 pursuant to the automatic grant provisions of our 2006 long-term incentive plan.  On April 1, 2009, we granted Mr. Adler, Mr. Lu, Mr. Marcinkowski and Mr. Shi options to purchase 5,000 shares at an exercise price of $1.32 per share pursuant to the automatic grant provisions of our 2006 long-term incentive plan.  The exercise prices of these options was the market price on the date of grant.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our board of directors should address the communication either to the board of directors or to the individual director c/o Mr. Anlin Xiong, at Sinoenergy Corporation, 1603-1604, Tower B Fortune Centre Ao City Beiyuan Road, Chaoyang District Beijing, People’s Republic of China 100107.  Mr. Xiong will forward the communication either to all of the directors, if the communication is addressed to the board, or to the individual director, if the communication is directed to a director.

THE MERGER AGREEMENT (PROPOSAL 2)

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the company. Such information can be found elsewhere in this proxy statement and in the other public filings the company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties the company and Skywide made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the company and Skywide and may be subject to important qualifications and limitations agreed by the company and Skywide in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the company and Skywide rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Effective Time

The effective time of the merger will occur at the time that Skywide files the articles of merger with the Secretary of State of the State of Nevada and the Registrar of Corporate Affairs of the British Virgin Islands on the closing date of the merger or such later time as provided in the articles of merger and agreed to by Skywide and the company. The closing date will occur as soon as practicable after the annual meeting, but in no event later than on the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived, or such other date as Skywide and the company may agree.

Structure

At the effective time of the merger, the company will merge with and into Skywide. Skywide will survive the merger and continue to exist after the merger. All of the company’s and Skywide’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities, and duties, will become those of the surviving company.

Treatment of Stock and Options/Warrants

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist and will be converted into the right to receive $1.90 in cash, without interest, other than shares of company common stock:

•
held in the company’s treasury or by any wholly-owned subsidiary of the company immediately prior to the effective time of the merger, which shares will be cancelled without conversion or consideration;

•
owned by Skywide, any shareholder of Skywide or any wholly-owned subsidiary of Skywide, immediately prior to the effective time of the merger, which shares will be cancelled without conversion or consideration.

After the effective time of the merger, each of our outstanding stock certificates representing shares of common stock converted in the merger will represent only the right to receive the $1.90 merger consideration. The merger consideration will be paid in full upon surrender of each certificate in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

Company Stock Options and Company Stock Purchase Warrants

At the effective time of the merger, each outstanding option or warrant, whether or not vested or exercisable, to acquire our common stock will be cancelled, and the holder of each stock option or warrant, other than stock options held by Messrs. Deng and Huang, will be entitled to receive from the surviving company as promptly as practicable thereafter an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to each option or warrant, as applicable, as of the effective time of the merger, multiplied by

•	the excess, if any, of $1.90, over the exercise price per share of common stock subject to such option or warrant, as applicable.

If the amount of such product is zero, no payment will be made.

The amount of cash payable with respect to options or warrants (“option consideration”) will be reduced by the amount of any applicable taxes required to be withheld.  Stock options held by Messrs. Deng and Huang will be cancelled in connection with the completion of the merger, and they will not receive any option consideration.

Exchange and Payment Procedures

At or prior to the effective time of the merger, Skywide will deposit in trust an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock with Continental Stock Transfer & Trust Company (the “exchange agent”). Promptly after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to you and the other shareholders of record on the effective date of the merger. The letter of transmittal and instructions will tell you how to surrender your common stock certificates, stock options or stock purchase warrants in exchange for the merger or option consideration.

You should not return your stock certificates, stock options or stock purchase warrants with the enclosed proxy card, and you should not forward your stock certificates, stock options or stock purchase warrants to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration or option consideration until you surrender your stock certificate or certificates, stock options or stock purchase warrants to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as the exchange agent may require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving company that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates, stock options or stock purchase warrants. The exchange agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration and/or the option consideration. Any sum which is withheld and paid to a taxing authority by the exchange agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving company for transfer, they will be cancelled and exchanged for the merger consideration.

The exchange agent and the surviving company will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration and option consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock or any options or warrants for 180 days after the effective time of the merger, will be delivered, upon demand, to Skywide subject to the requirements of applicable abandoned property laws. Holders of our shares of common stock or options or warrants to purchase our common stock who have not surrendered their certificates, options or warrants prior to the delivery of such funds to Skywide may only look to Skywide for the payment of the merger consideration or option consideration. Any portion of the merger consideration or option consideration that remains unclaimed for one year after the effective time (or, if earlier, the date that such amounts would otherwise escheat to or become property of any governmental authority) will, to the extent permitted by applicable law, become the property of Skywide free and clear of any claims or interest of any person previously entitled to the merger consideration.

If you have lost a share certificate, option or warrant, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration or option consideration, you will have to comply with the replacement requirements established by the exchange agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving company against any claim that may be made against it with respect to that certificate, option or warrant.

Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our certificate of incorporation and bylaws;

•	our capitalization, including in particular the number of shares of our common stock and stock options and other rights to acquire our common stock, including warrants and convertible notes;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	our subsidiaries;

•	the absence of dissenter’s rights;

•	the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the required vote of our shareholders in connection with the approval of the merger agreement;

•	our SEC filings since June 1, 2006, including the financial statements contained in those filings;

•	the absence of undisclosed liabilities;

•	the absence of a “company material adverse effect” and certain other changes or events related to us or our subsidiaries since June 30, 2009;

•	material contracts and any contracts with government entities;

•	litigation and products liability;

•	compliance with applicable legal requirements;

•	the receipt by us of a fairness opinion from Brean Murray;

•	the absence of undisclosed broker’s fees;

•	the inapplicability of anti-takeover statutes to the merger;

•	the absence of unlawful payments;

•	affiliate transactions; and

•	the receipt of a waiver of acceleration rights from the holders of our 12% guaranteed senior notes due 2012 and our 3% guaranteed senior convertible note due 2012.

For the purposes of the merger agreement, a “company material adverse effect” means any change, circumstance, event or effect that would be materially adverse to the business, operations, assets, liabilities or condition (financial or otherwise) of the company and our subsidiaries taken as a whole.

A “company material adverse effect” will not have occurred, however, as a result of any change, circumstance, event or effect resulting from:

•
changes in general economic conditions or in the securities markets in general that do not affect us and our subsidiaries in a materially disproportionate manner relative to other companies in the same industry;

•
changes in the industries in which we or our subsidiaries operate (including legal and regulatory changes) that do not specifically relate to us and our subsidiaries and that do not affect us and our subsidiaries in a materially disproportionate manner relative to other companies in such industry;

•	acts taken in accordance with the merger agreement at the request of Skywide;

•	acts of terrorism or war (whether or not declared); or

•	the continuation of losses and the continuation of matters described in the explanatory paragraph of the company’s financial statements for the three and nine months ended June 30, 2009.

The merger agreement also contains various representations and warranties made by Skywide that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	its organization, valid existence and good standing;

•	its corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any materially false or misleading statements in materials supplied for SEC filings or this proxy statement;

•	Skywide’s possession of, or access through existing lines of credit to, sufficient funds to consummate the transactions contemplated by the merger agreement;

•	the absence of undisclosed broker’s fees; and

•	the application of the term “interested shareholder” of the company as defined under Nevada law to Skywide.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless Skywide gives its prior written consent, between the execution of the merger agreement and the completion of the merger:

•	we and our subsidiaries will conduct our businesses in substantially the same manner as previously conducted; and

•
we will use best efforts, consistent with past practices, to preserve substantially intact our business organization, assets and properties, keep available the services of our present officers and employees and preserve our current relationships with suppliers, strategic partners, customers, distributors and other persons with which we have significant business relations so that our goodwill and ongoing business is unimpaired.

We have also agreed that during the same time period, and, subject to certain exceptions or unless Skywide gives its prior written consent, we and our subsidiaries will not:

•	amend or otherwise change our or their respective certificates of incorporation or bylaws;

•	issue, deliver, sell, pledge, transfer, convey, dispose of or encumber any of our or their respective equity interests;

•
issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance by us of common stock pursuant to the exercise of stock options, stock purchase warrants or convertible securities, or make any other changes in our capital structure;

•	declare, set aside, make or pay dividends or make any other distribution payable in cash, stock, property or otherwise;

•	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of our or their respective equity interests;

•	acquire, lease or license from any person or sell, dispose of, encumber, pledge, lease or license any businesses, any equity interests or assets;

•	incur, guarantee or materially modify any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person (other than any of our subsidiaries);

•	sublease or grant an easement to, or transfer any interest in any land use rights;

•	except as contemplated by the merger agreement or as required by applicable law:

▪	increase or decrease the compensation or benefits of, or pay any bonus to, any of our or our subsidiaries’ respective current or former directors, officers, employees or consultants,

▪	adopt or enter into a new employee benefit plan; or

▪	hire or terminate any officer, other than for cause;

•
enter into any transaction or agreement between the company and our subsidiaries, on the one hand, and any of our affiliates, on the other, that would be required to be disclosed under applicable SEC rules;

•	settle any pending or threatened litigation where the company would be prohibited from operating as it has historically done so;

•	surrender any right to claim a material tax refund;

•
make any changes in accounting policies or procedures other than as required by U.S. generally accepted accounting principles or a governmental authority, unless such change is recommended by the company’s registered independent accounting firm; or

•	agree to take any of the actions described above.

No Solicitation of Transactions

We have agreed that we, our directors and officers, and our subsidiaries will not, and we are required to use our reasonable best efforts to cause our and our subsidiaries’ representatives not to, directly or indirectly:

•	initiate, solicit, encourage, or facilitate any inquiries or the making, submission, or reaffirmation of any acquisition proposal;

•	engage in any negotiations or discussions concerning, or furnish information or data to, any person relating to an acquisition proposal; or

•	make any statement, solicitation, or recommendation in support of any acquisition proposal.

Further, the company will terminate any prior discussions relating to any acquisition proposal, and to the greatest extent possible will require that any other party having access to confidential information as a result of an acquisition proposal will return or destroy all such information.

If the company receives a bona fide unsolicited acquisition proposal prior to the approval of the merger agreement by the company’s shareholders, we or our board of directors are permitted to provide access to our properties, books and records and provide other information and data in response to a request for such information or data (if we receive an executed confidentiality agreement from the person requesting the information).  We and our board of directors are further permitted to engage in discussions or negotiations with, or provide any information to any person making a bona fide unsolicited acquisition proposal.  Before taking these actions, however, the following must happen:

•	we must promptly advise Skywide no later than 48 hours after receiving notice of an unsolicited proposal of the identity of the person making the proposal and its material terms and conditions; and

•
our board of directors must determine in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that such action is necessary for our board of directors to comply with its fiduciary duties under applicable law and that the applicable acquisition proposal will result in, or could reasonably be expected to constitute or result in, a “superior proposal” from the party that has made the proposal.

If our board of directors determines that such an unsolicited bona fide written acquisition proposal is a superior proposal and that terminating the merger agreement to accept the superior proposal is necessary in order for our board of directors to comply with its fiduciary duties under applicable law, we may terminate the merger agreement and/or our board of directors may approve or recommend the superior proposal to our shareholders.  Immediately prior to or concurrently with the termination of the merger agreement, we may enter into an agreement with respect to such superior proposal, but only if we do the following:

•
we give Skywide prior written notice that we or our board of directors intend to terminate the merger agreement or recommend such superior proposal to our shareholders at least three business days before the action is to be taken.  During this period, we and our advisors shall negotiate in good faith with Skywide to make such adjustments to the terms and conditions of the merger agreement so that the acquisition proposal would no longer constitute a superior proposal; and

•	if we do terminate the merger agreement, we must concurrently pay to Skywide the $500,000 termination fee.

 Additional Agreements

Proxy Statement

The company agreed to prepare and file this proxy statement with the SEC.  The company and Skywide agreed to respond to any comments from the SEC concerning this proxy statement, and to promptly make any security filings required by state blue sky laws.

 Listing of Shares

 We intend to continue to list our shares on the Nasdaq Capital Market prior to the closing of the merger agreement.  On October 9, 2009, the company received a notice from The Nasdaq Stock Market stating that, because of the company’s failure to hold an annual meeting of shareholders at which proxies were solicited, the company is in violation of Nasdaq’s rule requiring Nasdaq-listed issuers to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq.  The company has filed an appeal of Nasdaq’s determination, and a hearing has been scheduled.

Access to Information

We will allow representatives of Skywide to have access to the company’s property, files, and business records.  Skywide will hold all such information in confidence.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to consummate the transactions contemplated by that agreement.

Public Disclosure

Each of the company and Skywide has agreed to refrain from making public statements regarding the merger agreement or the proposed merger without the consent of the other parties, except for any public statements or disclosures that are required by law or stock market regulations.

Shareholder Litigation

We have agreed to allow Skywide to participate in the defense or settlement of any shareholder litigation initiated in connection with the merger agreement prior to the effective time of the merger.

Directors’ and Officers’ Indemnification and Insurance

Skywide has agreed to indemnify and hold harmless each present and former director and officer of the company or its subsidiaries in the manner and to the extent described above under “The Merger—Interests of the company’s Directors and Executive Officers in the Merger—Indemnification and Insurance.”

Takeover Statutes and Laws

The company and its board of directors have agreed to grant any approvals, to the extent it may legally do so, needed to satisfy the requirements of any applicable state takeover statutes and laws.

Standstill Agreements; Confidentiality Agreements

The company has agreed to refrain from terminating or modifying and will use its best efforts to enforce the provisions of any confidentiality or standstill agreement.

 Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction of the following mutual conditions:

•	Shareholder Approval. Our shareholders must approve the merger proposal contained in this proxy statement.

•	Regulatory Approvals. Other than the filing of the articles of merger, all requisite regulatory approvals from any governmental entity must have been obtained.

•	Proxy Statement. No stop order suspending, or similar proceeding relating to, the proxy statement shall have been initiated or threatened by the SEC.

•	No Injunctions. There must be no pending action, suit, proceeding or decision instituted by any governmental entity seeking to prohibit, restrain, enjoin or challenge the completion of the merger.

The obligations of Skywide to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•
Representations and Warranties Regarding Capitalization, Authority, Conflicts, Filings, Consents, Brokers, and Certain Approvals.  Our representations and warranties regarding certain matters relating to our capitalization, authority, conflicts, filings, consents, brokers and certain approvals must be materially true and correct as though made on and as of the closing date of the merger, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date.

•	Other Representations and Warranties. Our other representations and warranties made in the merger agreement shall be true and correct as though made on and as of the closing date, except:

▪	to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

▪	in the case where the failure of a representation or warranty to be true and correct has not had a company material adverse effect.

•	Performance of Obligations of the Company. The performance, in all material respects, by us of our covenants and agreements in the merger agreement.

•
Governmental Approvals.  Other than the filing of the articles of merger, all authorizations, consents, notices, filings, or expiration of waiting periods will have been granted or filed, or have occurred prior to or on the closing date, except where, in the aggregate, the failure of such events or actions to have occurred have not had and could not reasonably be expected to have a material adverse effect on Skywide or us.

•	Third Party Consents. The company shall have obtained certain required third party consents.

•	No Restraints. There shall be no pending actions by any governmental entity seeking to:

▪
restrain, prohibit or otherwise interfere with the ownership or operation by Skywide or any of its subsidiaries of all or any portion of the business of the company or any of its Subsidiaries or of Skywide or any of its subsidiaries;

▪
compel Skywide or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of the company or any of its subsidiaries or of Skywide or any of its subsidiaries;

▪
impose or confirm limitations on the ability of Skywide or any of its subsidiaries effectively to exercise full rights of ownership of the shares of the company’s common stock (or shares of stock of Skywide), including the right to vote any such shares on any matters properly presented to shareholders;

▪	require divestiture by Skywide or any of its subsidiaries of any such shares; or

▪	obtain from the company or Skywide any material damages.

•
Absence of a Company Material Adverse Effect. The absence of a company material adverse effect or any event, condition, change or development or worsening of any existing event, condition, change or development that would reasonably be expected to have a company material adverse effect.

•	Resignations. Skywide shall have received copies of the resignations, effective as of the effective time of the merger, of each director of the company and its subsidiaries.

Our obligation to complete the merger is subject to the following additional conditions:

•
Representations and Warranties. The truth and correctness in all material respects of Skywide’s representations and warranties when the merger agreement was entered into and as of the date the merger is completed, except:

▪	to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

▪	where failure to be true and correct has not and is not reasonably expected to have, individually or in the aggregate, a material adverse effect on Skywide.

•	Performance of Obligations of Skywide. The performance, in all material respects, by Skywide of their covenants and agreements in the merger agreement.

•
Government Approvals.  Other than the filing of articles of merger, all authorizations, consents, notices, filings, or expiration of waiting periods will have been granted or filed, or have occurred prior to or on the closing date, except where, in the aggregate, the failure of such events or actions to have occurred have not had and could not reasonably be expected to have a material adverse effect on Skywide or us.

•	Merger Consideration. Skywide shall have provided for the delivery, by wire transfer to the exchange agent, of the merger and option consideration.

•
Absence of a Buyer Material Adverse Effect. The absence of a Buyer material adverse effect or any event, condition, change or development or worsening of any existing event, condition, change or development that would reasonably be expected to have a Buyer material adverse effect.

For the purposes of the merger agreement, a “Buyer material adverse effect” means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or otherwise), or results of operations of Skywide, taken as a whole or (ii) the ability of the Skywide to consummate the transactions contemplated by this Agreement.

Proposed Amendment to Note Indenture

Prior to the execution of the merger agreement, the company entered into a waiver agreement with the holders of its 12% senior notes due 2012 in the principal amount of $16,000,000 and the company’s 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000.  The waiver included provisions for the prepayment of the 12% senior notes on or prior to November 30, 2009.  The waiver also includes as a condition to the waivers by the noteholders that the company execute definitive legal documents satisfactory to each of the noteholders, in such noteholder’s sole discretion, in connection with any changes proposed to the terms and conditions of the currently existing 3% guaranteed senior convertible notes due 2012.  The company has not received any proposed documents relating to this indenture amendment.  The company’s failure to enter into such an amendment could invalidate the noteholders’ waiver and could result in a default under the indenture.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after shareholder approval has been obtained, as follows:

•	by mutual written consent of the parties;

•	by either Skywide or the company, if:

▪
the closing has not occurred on or before January 31, 2010, so long as the failure to complete the merger is not the result of the failure of the terminating party to comply with the terms of the merger agreement, and provided, that if the closing conditions relating to the absence of actions or suits by governmental authorities have not been satisfied, then either we or Skywide may unilaterally extend such date until March 15, 2010;

▪	a governmental entity has issued a nonappealable final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger;

▪	the company’s shareholders do not approve the merger agreement at the annual meeting or any postponement or adjournment thereof;

•	by Skywide, if:

▪	there is a material breach of a representation or warranty by the company;

▪	the company’s board of directors withdraws, modifies, or changes its approval of the merger agreement in a way adverse to Skywide; or

▪	the company’s board of directors recommends another acquisition proposal.

•	by the company, if:

▪	there is a material breach of a representation or warranty by Skywide; or

▪
prior to approval of the merger agreement by the company’s shareholders in accordance with the merger agreement, we receive a superior proposal in accordance with the terms of the merger agreement described under “–No Solicitation of Transactions” above, but only after we have provided notice to Skywide regarding our intent to terminate the merger agreement and/or recommend the superior proposal and provided Skywide at least a three business day period, during which time we must negotiate in good faith with Skywide to make such adjustments to the terms and conditions of the merger agreement so that the superior proposal would no longer be considered as such, and only if we concurrently pay to Skywide the termination fee described below under “–Termination Fees and Expenses.”

 Effect of Termination

In the event of termination of the merger agreement, it will become void and there will be no liability or obligation on the part of any party, except liability resulting from a willful breach.  Provisions regarding fees and expenses and certain other matters such as dispute resolution will remain in effect and survive such a termination.

 Termination Fees and Expenses

Each party shall pay for the fees and expenses that it has incurred in connection with the merger agreement, whether or not the merger is consummated, with the following exceptions:

•
if the company or Skywide terminates the merger agreement because our board has withdrawn or modified its approval of the merger agreement, or because it has recommended another acquisition offer, we will be required to pay a termination fee of $500,000;

•
if the company terminates the merger agreement resulting from a material breach of any representation, warranty, covenant or agreement on the part of Skywide contained in the merger agreement, such that certain conditions have not been satisfied and have not been timely cured, Skywide will be required to pay a termination fee of $500,000;

•
if Skywide terminates the merger agreement resulting from a material breach of any representation, warranty, covenant or agreement on the part of the company contained in the merger agreement, such that certain conditions have not been satisfied and have not been timely cured, the company will be required to pay a termination fee of $500,000;

•
if the Buyer or the company terminates the merger agreement because the company’s shareholders did not approve the merger agreement proposal at the annual meeting, and at or prior to the time of the termination of the merger agreement an acquisition offer has been disclosed, announced, commenced, submitted or made and within 12 months after the date of termination of this Agreement, either an acquisition offer has been consummated or a definitive agreement with respect to an acquisition offer has been entered into by the company, then, prior to the consummation of such acquisition offer, the company will be required to pay to Skywide a termination fee of $500,000, less certain other termination fee amounts that may have already been paid to Skywide.

•
if either party fails to pay the termination fee when due, then such party is liable for that fee, plus interest, and shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action taken to collect payment of the termination fee arising from such a failure to pay.

 Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time prior to the closing date of the merger, whether before or after the approval of the merger agreement by our shareholders, provided that after the shareholders approve the merger agreement, no amendment shall be made that by law requires further approval of the shareholders without such further approval.

The merger agreement also provides that, at any time prior to the effective time of the merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

IMPORTANT INFORMATION REGARDING SINOENERGY

 Description of Business

Organization

We are a Nevada corporation organized in 1999 under the name Franklyn Resources III, Inc. On September 28, 2006, our corporate name was changed to Sinoenergy Corporation. On June 2, 2006, we acquired the stock of Sinoenergy Holding Limited, a British Virgin Island corporation. We and Sinoenergy Holding are holding companies and our business is operated by our subsidiaries.  At the time of our acquisition of Sinoenergy Holding, we were a blank check corporation which was not engaged in any business activities.  Sinoenergy Holding Limited was the sole shareholder of Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), a Chinese company. Sinoenergy Holding had no business other than its ownership of Sinogas. As a result of this transaction, Sinoenergy Holding and its subsidiary, Sinogas, became subsidiaries of the company and the business of Sinogas became our business.

In April 2008, we entered into a series of transactions pursuant to which Sinogas sold a 24.95% interest in its equity.   On April 15, 2008, Sinogas entered into an agreement with Foqing Zhu, the minority shareholder of Lixun, pursuant to which Sinogas purchased the remaining 30% interest in Lixun for approximately $1.1 million.  On April 19, 2008, Jiaxing Li Ou Electromechanical Equipment Co. Ltd., a Chinese company owned by Mr. Zhu, purchased a 5% interest in Sinogas for approximately $1.1 million.  On April 24, 2008, Sinogas sold a 21% equity interest to a group of investors for approximately $16.8 million, which reduced our interest in Sinogas to 75.05% and reduced the interest of the former shareholder of Lixun to 3.95%.   The investors were Shanghai Linghui Enterprising Capital Co. Ltd., Zhejiang Zhongke Zhaoying Enterprising Capital Co. Ltd., Zhejiang Meibang Kunyuan Enterprising Capital Co. Ltd., Beijing Yingshi Innovation Investment Advisory Co. Ltd. and Shanghai Deyang Industry Investment Co. Ltd.  Sinogas operates the customized pressure container and CNG station facilities and construction segments and owns 75% of the subsidiary that operates the vehicle conversion kit segment.  The only segment that is wholly-owned by us is the CNG station operation.

Introduction

The government of the PRC is now encouraging the use of CNG as a method of combating air pollution, which is increasingly viewed as a major problem throughout the PRC. We believe that the need to reduce air pollution, among other factors, is creating a growing demand and increasing market for CNG powered vehicles, notwithstanding the recent decline in the worldwide price of oil. Since June 2006, we have been developing our CNG wholesale and retail business by building our own natural gas processing plants and CNG filling stations in Central and East China to meet this need, and are engaged in the construction and equipping of CNG stations that are both company owned and operated as well as owned and operated by third parties.

We are engaged in four business segments:

(i)           Customized pressure containers

Historically, our business has been the manufacture of pressure containers and compressed natural gas (CNG) facilities and equipment.  Our customized equipment and pressure container business is the business conducted by Sinogas, prior to the reverse acquisition in June 2006.  This business includes design and manufacturing of various types of pressure containers.

(ii)           CNG storage, transportation products and CNG station service construction (“CNG Station Facilities and Construction”)

Our CNG station construction business includes:

•	The manufacture, sale and installation of CNG vehicle and gas station equipment, which we provide to other companies that operate CNG stations, and

•	The construction of CNG stations, for which we design the CNG station construction plans, construct CNG stations, and install CNG station equipment and related systems.

  (iii)           CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping of CNG stations and the operation of those stations.  We opened our first CNG filling station in October 2007.  As of September 30, 2009, we were operating 21 CNG stations, of which 16 are located in Wuhan, two in Pingdingshan and three in Xuancheng, all of which are located in China.  An additional four stations in Wuhan were in the final stages of construction, and four stations were in the preliminary planning stage in Wuhan. We have received all regulatory approval for the four stations in the final stages of construction, subject to final inspection which is necessary for us to open the stations.

(iv)           Vehicle fuel conversion equipment

Since the second quarter of 2007, we have been manufacturing and selling electronic device to enable a vehicle to use CNG, which allow a standard gasoline powered vehicle to operate using natural gas.

These segment operations are further explained below.

Customized pressure containers

We manufacture and sell customized pressure containers to companies in a wide range of industries, including the petroleum, chemical, metallurgy, electricity generation, beverage and other industries requiring customized containers.  We do not maintain an inventory of these products; rather, we manufacture them pursuant to purchase orders which set forth the customers’ specifications.

The principal raw materials for customized containers are steel and steel vessels.  In the past, we purchased the steel vessels principally from an Italian supplier. Commencing in May 2007, we also began to purchase steel tubes in the PRC domestic market and engaged a Korean company to manufacture the bottles from the steel tubes, and in August 2007, we engaged a PRC company to manufacture these bottles. We believe we have adequate supply sources, both domestic and foreign, to fulfill our production needs for the foreseeable future. We are not dependent upon any single supplier, although the steel vessels are available from a small number of suppliers.

Since our products are, in general, designed and manufactured pursuant to purchase orders for a specific product to be manufactured in accordance with the customer’s specification, our revenue from this segment is dependent upon our developing a continuing stream of business so that we will not incur a significant lag between the time we complete one contract and start another.  Further, because those products have a relatively long useful life, and are not consumables, once we fulfill our customer’s orders, there is generally little ongoing business from one period to the next with any customer.

 In marketing our pressure containers, we rely primarily on an internal sales force that directly contacts and builds relationship with end user customers, and we sell to the end users. We market our products through business connections, trade shows and conferences.   The companies that use products such as our customized pressure containers have specific requirements and we need to satisfy our potential customers that we have the ability to meet their needs.  We believe that the advanced equipment that we offer, our technology and our ability to produce high value added pressure containers help us market our products in the Chinese market.  Although there are a number of companies that manufacture pressurized containers, no one firm dominates the industry.  We believe that we have a competitive advantage since we and our predecessor have more 50 years experience in the pressurized containers industry, we have developed customer loyalty and we have a good reputation for the quality of our work and our ability to meet our customers’ requirements.

 CNG Station Facilities and Construction

In this segment, we manufacture, sell and install CNG vehicle and gas station equipment, including the following:

•	CNG trailers for mobile distribution

•	CNG deposited system for gas station usage

•	CNG compressor skid

•	CNG dispenser (retail measurement system)

We provide these products for third party companies that operate fixed and/or mobile CNG filling stations.

The second aspect of this business is the CNG station construction service business.  We design the CNG station construction plans, construct CNG stations, and install CNG station equipment and related systems.

 These products and services are designed to meet the customer specifications.  Our revenue in this segment is dependent upon our developing a continuing stream of business so that we will not incur a significant lag between the time we complete one contract and start another.  Although we do not have a long history of operations in this business, we anticipate that our major customers will vary from period to period.   In the nine months ended June 30, 2009, one customer in the CNG station facilities and construction segment accounted for 26% of sales, and this customer accounted for 53% of our accounts receivable at June 30, 2009.  For the year ended September 30, 2008 and the nine months ended September 30, 2007, two customers of our station facilities and construction segment each accounted for more than 10% of our total sales.  These customers, who purchased CNG truck trailers, accounted for approximately 32.0% of total sales in the year ended September 30, 2008 and approximately 37.5% of sales for the nine months ended September 30, 2007, which, in each year, represented most of our revenue from this division.  At September 30, 2008 and September 30, 2007, approximately 71.0% and 28.8% respectively of our accounts receivable were from these customers.  The following table sets forth information as to the revenue generated from each of these customers for the nine months ended June 30, 2009, the year ended September 30, 2008 and the nine months ended September 30, 2007 (dollars in thousands):

	Nine Months Ended		Year Ended		Nine Months Ended
	June 30, 2009		September 30, 2008		September 30, 2007
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Wuhan Lvneng Gas Transportation Co.	$6,917	22.6%	$8,824	21.6%	*	*
Xuancheng Anjie Gas Transportation Co.	*	*	4,260	10.4%	*	*
Wuhan Fukang Company	0	0	*	*	$29.562	24.3%
Dafeng Xinxing Energy Co.,	0	0	*	*	15,936	13.1%

*  Less than 10%

In marketing these services, we rely primarily on our internal salesmen, who directly contact and build relationship with customers. We market our products through personal contact, as well as business connections, trade shows and conferences.

We are aware of two companies which may be considered as competitors of us in the manufacture of CNG deposit and transportation equipment – Shijiazhuang Enric Gas Equipment and Handan Xinxing Petrochemical Equipment.

CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping CNG stations and operating those stations.  As of September 30, 2009, we were operating 21 CNG stations, of which 16 are located in Wuhan, two in Pingdingshan and three in Xuancheng, all of which are in China.   Each of our stations has four filling outlets, and is open 24 hours a day, seven days a week.  An additional four stations in Wuhan are in the final stages of construction.  We have received all regulatory approval for these four stations and anticipate that they could be operational by the end of March 2010.  An additional four stations were in the preliminary planning stage in Wuhan. We need government approval before we can open a station, and the procedure for obtaining government approval may delay the opening of one or more of these stations.  In the past, we have not opened stations on schedule because additional time was required for us to obtain government approval.

 We believe that there is a large and expanding market for CNG in Wuhan.  Wuhan is the capital of Hubei Province and the biggest city in Central China, with a population of more than 9 million people. We have scheduled the opening of an additional eight stations in Wuhan.  Four stations were in the final stages of construction, and four stations were in the preliminary planning stage in Wuhan. We have received all regulatory approval for the four stations in the final stages of construction, subject to final inspection which is necessary for us to open the stations.

 We have agreements to form two joint ventures with China New Energy Development Investment Co., Inc., an unaffiliated party, to operate natural gas processing plants.  These plants are the mother stations that supply CNG to our stations.  We have an 80% interest in the joint venture for Wuhan and a 20% interest in joint venture that is located in Wuhu City.

 Natural gas is available from a limited number of suppliers, principally China Petroleum and Chemical Corporation, known as Sinopec, and Petro China or affiliated companies of PetroChina. These companies supply the natural gas and operate the pipeline which is the only commercially reasonable way to deliver the natural gas.

 Each of the joint ventures has an agreement with Sinopec. The agreements provide for an initial annual volume of 50 million cubic meters per year, increasing to not more than 200 million cubic meters per year.  The service is subject to the completion of a natural gas pipeline between Sichuan and Shanghai, which was initially scheduled for completion during the first half of 2009. Completion of the pipeline has been delayed, and the pipeline is now scheduled for completion December 2009.  The sales volume is subject to annual natural gas purchase agreements and the price is subject to future determination. We also have a supply agreement with PetroChina, which provides us with 88 million cubic meters of natural gas per year.  We will continue to purchase our natural gas from PetroChina until Sinogas’ Sichuan – Shanghai pipeline is completed and operational.  The success of our CNG station business is dependent upon our ability to have a continuous supply of natural gas at our stations.   We are dependent upon Sinogas and PetroChina to provide us with sufficient CNG to enable us to operate our CNG filling stations.  If, for any reason, we are unable to obtain a reliable supply of natural gas, including the failure of Sinopec to complete its pipeline on time, we will be unable to generate revenue from this business.

 The construction of the CNG filling stations and the storage, transportation and distribution of CNG, are subject to PRC regulations, and the price at which we both buy and sell CNG is subject to government price controls, and the suppliers of CNG are government-owned companies.  The price controls over the purchase and sale of CNG limits our potential profit from the sale of CNG as our gross margin is effectively dependent upon the government’s pricing policies.

 The procedure for obtaining the land use rights as well as the right to use the land for the construction and operation of a CNG station involves a lengthy and labor intensive process, involving numerous steps through the municipal government, including satisfying environmental, hazardous chemical, noise abatement, soil suitability, health and other regulations.  Most of these processes involve an application, an on-site inspection and the performance of any necessary remediation before a permit is granted, which can take from nine to twelve months, or possibly longer.  Most recently, as a result of both our experience in navigating through the regulatory procedure and our record in successfully opening CNG stations in accordance with the terms of our applications, we have been able to reduce the time to between six and nine months.  While the need to meet all the required regulations can be considered a barrier to entry into the CNG station business, we believe that our success in meeting our obligations will help us as we compete with other potential competitors in seeking locations and permits for new stations.

The two largest state-owned energy companies, CNPC China National Petroleum Corporation, referred to as CNPC Group, and Sinopec, are engaged in the sale and supply of energy and are major companies in exploration and transportation of oil and gas. They build much of the PRC’s high pressure pipeline infrastructure. Natural gas is distributed to smaller regional firms that redistribute the gas to the end user. Although these major companies supply natural gas rather than sell the natural gas to end users, they have the capability of establishing their own natural gas distribution networks.

We are aware of two companies which may be considered to be direct competitors in the business of CNG station business: Xin’ao Gas Field Ltd and China Natural Gas. Xinao Gas Field distributes natural gas via pipeline, doing business in 13 provinces and municipalities that have a combined population of 31 million. China Natural Gas distributes natural gas to commercial, industrial and residential customers of Xian City, and distributes CNG as a vehicular fuel to retail end users of Xian City. We believe that neither of the two companies is approved to supply natural gas to any area in which we are constructing or plan to construct CNG stations.

We have two direct competitors in Wuhan – Jiang Han Petro Drill Corp., which as eight stations, and Da Loong Investment Corp, which has two stations.  In Pingdingshan, one gas company has one station.  There are no other companies that sell CNG in Xuancheng.  None of these companies are considered major companies, and we believe that we are considered the leading CNG company in the three cities in which we have stations.

Our CNG stations compete with gasoline stations as well as other CNG stations. The ability of CNG stations to operate profitably is largely dependent upon the acceptance of CNG by individual drivers as well as taxis and buses. We expect that our principal customers, at least initially, will be taxis and bus companies, which are presently the largest users of CNG.  As more companies seek to fill the need for CNG stations, our competition will increase.  Since the prices that we charge are fixed by the government, competition is based on factors other than price, including the location and appearance of the stations, the reliability of the stations and the quality of service provided by our employees.  We believe that our stations are located in well-travelled roads so that drivers can have easy access to our stations.

 PetroChina, China’s largest oil and gas producer by capacity and our present supplier of natural gas, has recently announced its intention to enter the CNG distribution business in the next couple of years.  These plans may present a competitive threat to companies such as us.  We cannot assure you that we will be able to compete successfully with PetroChina when PetroChina enters the markets in which we operate CNG stations.  PetroChina presently delivers natural gas to the cities, and companies, such as ours, purchase the natural gas from PetroChina or another supplier, such as Sinopec, and sell the natural gas in the city.  Because of PetroChina’s size, it may be in a better position than we to enter into contacts with the city governments to supply natural gas to those cities.

 Vehicle fuel conversion equipment

We believe that, with the government of the PRC encouraging the use of CNG as a method of reducing pollution, there is a market for a device that enables a vehicle to use CNG.  In March 2007, we purchased a 60% interest in Jiaxing Lixun Automotive Electronic Co, Ltd. (“Lixun”) from its shareholders for $390,000. In July 2007, we paid an additional $400,000 to increase our equity ownership in Lixun to 70%, and in April 2008 we acquired the remaining 30% for $1,145,000.   Our interest in Lixun is owned 75% by Sinogas, a 75.05% owned subsidiary, and 25% by us.  Through Lixun, we design and manufacture electric control devices for alternative fuel, such as compressed natural gas and liquefied petroleum gas vehicles, as well as a full range of electric devices, such as computer controllers, conversion switches, spark advancers, tolerance sensors and emulators for use in multi-powered vehicles.

 We sell these conversion kits primarily to manufacturers in the PRC who use the kits on an OEM basis and to companies that market these products for sale in the aftermarket. We develop and service those customers by our internal salesmen who market the products through business connections, trade show and conferences.   We also plan to market the conversion kits at our CNG stations.  As a result of the worldwide economic downturn and the lower price of oil, which has affected the CNG market generally, the demand for conversion equipment had decreased.

 We are aware of three Italian companies are the competitors in vehicle gas conversion business -- Lovato Spa, LANDI Spa, and OMVL Spa. Because those companies are not Chinese companies, we believe that our familiarity with the Chinese markets gives us a competitive advantage.

Intellectual Property

Although we hold certain patent rights relating to the manufacture of pressure containers, our CNG station construction service business is more dependent upon our know-how than on any patent rights that we have.

 We have an agreement with Beijing Sanhuan pursuant to which Beijing Sanhuan granted us the right to use Beijing Sanhuan’s technology and software relating to the integration, installation and maintenance of CNG station systems.  Under this agreement, we pay Beijing Sanhuan for the technology and software at the rate of $12,800 for each CNG substation and $23,051 for each CNG mother station. The license agreement has a ten-year term commencing January 1, 2006. We also pay Beijing Sanhuan $64 per hour for engineers provided by Beijing Sanhuan.

 As the designer and manufacturer of automotive alternate fuel (CNG/LPG) electronic devices, Lixun has applied for a series of Chinese patents for the technical know-how relating to these products, however, we cannot assure you that the patents will be granted or, if granted, that we will be able to enforce our rights against an alleged infringer.

Research and Development

We do not engage in research and development. We have worked from time to time with our customers to design a product, typically a pressure container for the customer’s product. However, those services are included in the service for the customer’s product, and the cost of the services is included in cost of sales.

Employees

On September 30, 2009, we had 857 full-time employees, of whom 172 are in executive and administrative positions, 40 employees are in marketing and sales, 163 are technical engineers in pressure container and CNG deposit and transportation manufacturing, quality control as well as CNG station construction, 280 persons are manufacturing personnel and 202are operating our retail GNC station business. We believe that our employee relations are good.

Properties

In China, there is no private ownership of land. Rather, all real property is owned by the government. The government issues a certificate of property right, which is transferable, generally has a term of 50 years and permits the holder to use the property.   All of our properties are suitable and adequate for the purposes for which they are used in our business.

	Address	Size (square meters)	Size (square feet)	Term

Land use right owned by Sinogas	45# 66# Jinhua Road, Qingdao, Shandong	60,860	655,100	May 2057
Land use right owned by Jingrun	HanNan Community, Hongdao Street, Qingdao, Shandong	59,036	635,460	December 2056
Land use right owned by Xuancheng Sinoenergy	XuanHu Road, Xuancheng, Anhui	2,683	28,880	June 2058
Land use right owned by Qingdao Sinoenergy	Jiaonan, Qingdao, Shandong	100,000	1,076,400	Note 1
Land use right owned by Lixun	BeiHuanSan Road North, DaQiao County, Jiaxing, Zhejiang	8,130	87,511	June 2058
Land use right owned by Hubei Gather	MaAn Village, AnShan County, Jiangxia Districe, Wuhan, HuBei	20,069	215,796	June 2059

Except for the land use right owned by Xuancheng Sinoenergy, we rent the land used by our CNG stations.  As of November 30, 2008, we lease six parcels of land in Wuhan City and two parcels of land in Pingdingshan City for an aggregate annual rental of approximately $462,000.  Except for one lease that expires in 2010, one lease that expires in 2015 and one lease that expires in 2017, all of the leases expire in 2027 or later.

Wuhan Sinoenergy has an agreement to purchase the land use right for land located in Wuhan City for a purchase price of approximately $1.28 million, of which approximately $469,000 has been paid.  Since the acquisition of the land requires government approval, which process has commenced, no additional payments have been made.

We acquired the capital stock of two companies, Qingdao Jingrun General Machinery Co. and Qingdao Sinoenergy General Machinery, for the purpose of acquiring the land, which was the only asset of these companies.   We required additional land as part of our plan to make more effective use of our facilities.  The land enabled us to sell the land in Qingdao City where Yuheng and Sinogas are currently located, and provide us with larger properties on which we can move these operations into expanded facilities.

We believe that our present facilities are sufficient to meet its current and near term requirements.  In connection with the development of our CNG stations, we will require additional land use rights as we develop and open new CNG filling stations.

Legal Proceedings

We are a defendant in an action filed in the Supreme Court of the State of New York, Nassau County, by Stephen Trecaso and Linda Watts against us and our directors which purports to be a class action asserting claims of breach of fiduciary duty, and which makes a demand for injunctive relief and damages arising out of the merger agreement.   We believe that this action is without merit and we have valid defenses to the action, and we will vigorously defend the action.  As of the date of this proxy statement, none of our directors has been served in this action.

We are aware of four similar actions that have been filed against us, our directors and Skywide in the Eighth Judicial District Court of the State of Nevada in and for Clark County.  The plaintiffs in those actions are (i) Robert Grabowski, (ii) Robert E. Guzman, (iii) Carol Karch and (iv) Johan L. Stoltz.  As of the date of this proxy statement, neither we nor any director has been served in any of those actions.

Directors and Executive Officers

Set forth below for each of our directors and executive officers is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer.

During the last five years, none of our directors or our executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Bo Huang	39	Chief executive officer and director
Tianzhou Deng	53	Chairman and director
Shiao Ming Sheng	60	Chief financial officer
Anlin Xiong	30	Vice president and secretary
Cindy Ye	34	Financial controller
Robert I. Adler	75	Director
Renjie Lu	75	Director
Greg Marcinkowski	49	Director
Baoheng Shi	71	Director
Xiang Dong (Donald) Yang	43	Director

Information as to our directors is set forth under “Election of Directors (Proposal 1).  The following information relates to our officers.

Shiao Ming Sheng has been chief financial officer since October 2008. From 2003 until October 2008, Mr. Sheng served as a principal of Intelligent Genesis, which was engaged in corporate consulting and venture formation. Mr. Sheng received a degree in biochemistry from Dartmouth College and has authored numerous scientific papers and editorial articles for trade journals and magazines.

Anlin Xiong has been vice president in charge of financing and investment activities since February 2008 and secretary since June 2008. Mr. Xiong was a senior manager at BOE Technology Group Co., Ltd., a leading Chinese LCD (Liquid Crystal Display) manufacturer listed on Shenzhen Stock Exchange, from October 2005 until February 2008. From May 2005 until October 2005, Mr. Xiong was a senior engineer at Alpha & Omega Semiconductor (Shanghai) Co. Ltd. in China. Mr. Xiong received a MS in Electrical Engineering from the University of Illinois at Urbana-Champaign in 2004, a MS in Physics from West Virginia University in 2003, and a BS in Electronic Engineering from Tsinghua University in China in 2000. Mr. Xiong also holds a Certificate of China Legal Professional, which is the lawyer qualification certificate in China.

Cindy Ye has been financial controller since June 2008. Ms. Ye was vice president in charge of accounting activities from January to June 2008.  Ms. Ye was a senior manager at Beijing Yongtuo Certified Public Accountants Co., Ltd. from September 2001 until December 2007. Ms. Ye received an MS in international trade from the Capital University of Economics and Business in China in 2001, and a BS in material science from the Northwest Institute of Light Industry in China in 1998.

Executive Officers’ Compensation

The following table is the compensation to our chief executive officer and chief financial officer during the year ended September 30, 2008 and the nine month transitional period ended September 30, 2007. No officer received compensation of $100,000 or more.

Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Bo Huang, chief executive officer	2008	$50,000	$—	$—	$50,000
	2007	24,000	—	31,000	55,000
Qiong (Laby) Wu, chief financial officer	2008	27,000	120,600	—	147,600
	2007	25,000	—	31,000	56,000
Lan Gu, chief financial officer	2008	15,000	—	—	15,000

Ms. Wu was chief financial officer during 2007 and during a portion of 2008, and Ms. Gu was chief financial officer during a portion of 2008.  Neither Ms. Wu nor Ms. Gu is currently an officer.

The stock awards to Ms. Wu represent the value of 20,000 shares of common stock transferred to Ms. Wu by Skywide on July 18, 2008. Skywide is our principal stockholder which is owned by Mr. Huang and Mr. Deng.

Employment Agreements

Except for an employment agreement with Shiao Ming Sheng, our current chief financial officer, we have no employment agreements with any of our executive officers, and none of our executive officers have any severance arrangements.

On October 20, 2008, we entered into an employment agreement with Mr. Sheng to serve as our chief financial officer, for an initial term of three years. Pursuant to the agreement, Mr. Sheng shall receive compensation of $5,000 per month during the term of the agreement. Mr. Sheng shall also receive a $5,000 bonus on each anniversary of the effective date. In addition, Mr. Sheng shall receive an aggregate of 30,000 shares of common stock of the Company during the initial term of the agreement as follows. Mr. Sheng will not receive any shares until he has been employed for one year, at which time he is to receive 10,000 shares. Thereafter, his shares will vest at the rate of 833 shares per month over the remaining two years of the initial term. The shares of common stock issuable to Mr. Sheng shall be transferred by Skywide, our principal stockholder which is owned by Mr. Tianzhou Deng and Mr. Bo Huang.

Pursuant to the employment agreement, Mr. Sheng will also receive options to purchase up to 150,000 shares of common stock, of which 50,000 shares shall be granted on each anniversary of the effective date during the initial term. The options will be immediately excisable upon grant and will terminate upon termination of Mr. Sheng’s employment under the terms of the employment agreement. After completing one full year of employment, the second and third option grants covering 50,000 shares of common stock per year will be adjusted in direct proportion to the length of his employment. The exercise price of the options granted shall be equal to the intraday market price of our common stock on the date the options are granted. Mr. Sheng is also to receive certain performance-based compensation in the form of an increase in number of shares underlying the options to be granted to him, depending on our stock price performance at the end of Mr. Sheng’s first full employment year. Pursuant to this provision, Mr. Sheng may receive additional options equivalent to 50% of the margin of increase of our stock price at the end of first full employment year. For the second and third years of employment, the additional amount of options granted to Mr. Sheng will be directly proportional to the percentage increase in our stock price. Thus, if the stock price increases by 100% during Mr. Sheng’s first year, the number of shares subject to options will increase by 50%.  During the second and third years, the number of shares subject to options for each year will increase by the same percentage as the increase in the stock price.

Mr. Sheng’s employment may be terminated at any time, with or without cause. In the event that Mr. Sheng’s employment is terminated by us without cause, Mr. Sheng is entitled to a severance payment of two months’ salary.

2006 Long-Term Incentive Plan

In 2006, we adopted the 2006 long-term incentive plan covering 1,000,000 shares of common stock. The plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants. The 2006 Plan is to be administered by a committee of not less than two directors each of whom is to be an independent director. In the absence of a committee, the plan is administered by the board of directors. The plan is presently administered by the compensation committee.  Independent directors are not eligible for discretionary options. However, each newly elected independent director receives at the time of his election, a five-year option to purchase 15,000 shares of common stock at the market price on the date of his or her election. In addition, the plan provides for the annual grant of an option to purchase 2,500 shares of common stock on April 1st of each year, commencing April 1, 2007.

Outstanding Equity Awards at Fiscal Year End

During the year ended September 30, 2008, we did not grant any options or stock awards to the officers named in the summary compensation table.  The following table sets forth information as to options held at September 30, 2008 by the officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Bo Huang	50,000	0	0	$4.00	5/8/2012
Qiong (Laby) Wu	50,000	0	0	$4.00	5/8/2012
Lan Gu1

During the year ended September 30, 2008, Lan Gu was entitled to a grant of 30,000 shares of common stock and options to purchase 75,000 shares of common stock at $5.72 per share.  The stock grant and options were cancelled upon her resignation in October 2008.

No options were exercised by any officer named in the summary compensation table.  The following table sets forth information as to stock awards granted during the year ended September 30, 2008.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Bo Huang	0	$0
Qiong (Laby) Wu	20,000	120,600
Lan Gu	0	0

The shares acquired by Ms. Wu were transferred to her by Skywide.

Transactions with Related Persons

From the time of our organization until Sinoenergy Holding acquired Sinogas in November 2005, the principal shareholder of Sinogas was Beijing Sanhuan Technology Development Co., Ltd. (“ Beijing Sanhuan ”), which was then owned by Bo Huang and Tianzhou Deng. Mr. Huang and Mr. Deng have advised us that they no longer have any direct or indirect ownership or, and are not directors of, Beijing Sanhuan, except that Mr. Bo Huang was still the legal representative of Beijing Sanhuan before July 2007. During 2005, Sinogas signed an agreement to acquire the land use right for the land on which Sinogas’ offices and manufacturing facilities are located with initial transfer price of $12.3 million, of which $5.0 million was paid during 2005 and $4.1 million was paid in 2006. In May 2007, the purchase price for the land use right was increased to $18.6 million pursuant to an amendment to the sales agreement, as a result of increased costs and an increase in the value of the land use right. Pursuant to the amendment, the increase was conditioned upon Beijing Sanhuan providing the company with a special purpose audit report to support the increased cost, and the management is to engage third party independent professionals to provide a report for the land use right valuation. In May 2007, the company received the land use right certificate, which has a term of 50 years. As of September 30, 2008, the company had paid the purchase price to Beijing Sanhuan in full.

We have an agreement with Beijing Sanhuan pursuant to which Beijing Sanhuan granted us the right to use Beijing Sanhuan’s technology and software relating to the integration, installation and maintenance of CNG station systems.  Under this agreement, we pay Beijing Sanhuan for the technology and software at the rate of $12,800 for each CNG substation and $23,051 for each CNG mother station. The agreement, which became effective on January 1, 2006, has a ten-year term. We also pay Beijing Sanhuan $64 per hour for engineers provided by Beijing Sanhuan.

We believe that the transactions with Beijing Sanhuan were at prices and on terms no less favorable to us that would be available from non-affiliated third parties.

Xiang Dong (Donald) Yang, a director, is president of Abax Global Capital.  Abax Lotus Ltd. is an affiliate of Abax Global Capital, and is the lead investor in our $30,000,000 note financing which closed in September 2007, having purchased $10,700,000 principal amount of our 12% Guaranteed Senior Notes due 2012 in the aggregate in the principal amount of $16,000,000 and $9,300,000 principal amount of our 3% Guaranteed Senior Convertible Note due 2012 in the aggregate in the principal amount of $14,000,000. On May 1, 2009, Abax Lotus transferred all of its shares of common stock, 12% senior notes and 3% senior convertible notes for no consideration to its affiliates, Abax Nai Xin A Ltd. and Abax Jade Ltd.  Mr. Yang was elected as director following Abax Lotus’s nomination of him to the board of directors. Pursuant to an investor rights agreement, Abax Lotus (and upon the May 1, 2009 transfer, Abax Nai Xin and Abax Jade, collectively) has the right to appoint up to 20% of the members of our board of directors and Mr. Tianzhou Deng, our chairman of the board of directors, and Mr. Bo Huang, our chief executive officer, have agreed to vote the shares of common stock beneficially owned by them in favor of the election of the Abax Nai Xin and Abax Jade nominees for director at each annual or annual meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders.  Mr. Yang is the nominee of Abax Nai Xin and Abax Jade.  The rights of the holders of the senior notes and the convertible notes, including the right to additional interest if we fail to have the shares issuable upon conversion of the convertible notes registered with the SEC in a timely manner and the right to an adjustment in the conversion price of the convertible note are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 15 of Notes to September 30, 2008 Consolidated Financial Statements and Note 14 of Notes to June 30, 2009 Consolidated Financial Statements (unaudited).  At the time Abax purchased its senior notes and convertible notes, there was no relationship between us and either of the investors.

At June 30, 2009, we were not in compliance with the financial covenants in the indentures relating to our 12% senior notes due 2012 and our 3.0% senior convertible notes due 2012. These covenants had been amended on May 19, 2009. Although the noteholders waived compliance with the covenants at June 30, 2009 and for the period then ended, the waiver was limited to June 30, 2009. As a result of (i) our failure to be in compliance at June 30, 2009 with the covenants that were amended in May 2009, (ii) the limited nature of the waiver, (iii) the likelihood that we will not be in compliance at September 30, 2009 and (iv) the uncertainty that the noteholders will grant a further waiver, the notes were classified as current liabilities at June 30, 2009. As a result, we had, at June 30, 2009, a working capital deficiency of $11,866,000.

The indenture relating to the convertible notes provides for an adjustment in the conversion price of the notes if we fail to meet certain earnings levels.  Although we did not meet the earnings level for 2007, the noteholders waived the right to any adjustment based on 2007 net income, in consideration for which Skywide agreed to pay the noteholders $600,000 by December 1, 2008.  We did not give Skywide any consideration for agreeing to make the payment.  The noteholders subsequently waived Skywide’s obligation to make the $600,000 payment.

Furthermore, we have not entered into any agreements with any of the holders of such notes that would provide for such noteholders’ forbearance or waiver of such rights.  Accordingly, upon consummation of the Merger, Skywide may become obligated to pay the aggregate principal amount of such notes, together with all accrued but unpaid interest thereon and other amounts due in connection with the notes, in full.

None of our officers and directors has been a party to any transaction with Skywide, except in connection with the merger agreement.

Transactions in Common Stock

Repurchases of Common Stock

We did not repurchase any shares of our common stock during the past two years.

 Purchases by Skywide and Messrs. Deng and Huang

Skywide and Messrs. Deng and Huang did not purchase of our common stock during the past two years.

During the past 60 days, neither us nor any of our officers or directors (including officers or directors of the company’s subsidiaries), purchased any shares of our common stock.

Market Price of the Company’s Stock and Dividends

Our common stock has been traded on the NASDAQ Capital Market under the symbol “SNEN” since July 28, 2008. Prior to February 6, 2007, there was no market for our common stock. From February 6, 2007 until July 25, 2008, our stock was traded on the OTC Bulletin Board. The following table sets forth the high and low bid price of our stock by fiscal quarter since commencement of trading through September 30, 2009.  The high and low bid prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. The information is provided by National Quotation Bureau.  The table also sets forth the high and low sales prices per share of our common stock on the NASDAQ Capital Market for the indicated fiscal quarters beginning with the first quarter of the fiscal year ending September 30, 2009.

	Common Stock
Closing Bid	High	Low
Nine Months Ended September 30, 2007*
1st Quarter	$4.78	$3.18
2nd Quarter	$5.48	$3.90
3rd Quarter	$6.44	$4.32

Fiscal Year Ended September 30, 2008
1st Quarter	$10.16	$6.22
2nd Quarter	$8.50	$4.80
3rd Quarter	$5.98	$4.94
4th Quarter	$7.03	$4.53

Sales Prices Fiscal Year Ending September 30, 2009
1st Quarter	$1.23	$2.00
2nd Quarter	$2.71	$0.95
3rd Quarter	$1.59	$1.23
4th Quarter	$2.25	$1.23

*The information for the first quarter of 2007 commences on February 6, 2007. The company changed its fiscal year from the calendar year to a September 30 fiscal year and its transitional fiscal year ended on September 30, 2007.

The closing sale price of our common stock on the Nasdaq Capital Market on October 9, 2009, which was the last trading day before we announced the merger, was $1.28. On [                ], the last trading day before this proxy statement was printed, the closing price for the company’s common stock on the Nasdaq Capital Market was $[         ]. You are encouraged to obtain current market quotations for the company’s common stock in connection with voting your shares.

We have not paid any cash dividends on our common stock. Our indentures relating to the notes issued in our September 2007 financing have restrictions on our use of funds.  The merger agreement provides, among other things, that we may not pay any dividends on our common stock without the consent of Skywide.

On [         ], 2009, we had [       ] holders of record of our common stock.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of September 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	845,000	$4.39	155,000
Equity compensation plan not approved by security holders	100,000	5.15	0

The 2006 long-term incentive plan is the equity compensation plan that was approved by the shareholders.

The equity compensation plan that was not approved by shareholders was the grant of warrants to purchase 100,000 shares which were granted to an investor relations firm pursuant to its engagement agreement.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information as to shares of common stock beneficially owned as of September 30, 2009 by:

•	Each director;

•	Each current officer named in the summary compensation table;

•	Each person owning of record or known by us, based on information provided to us by the persons named below, at least 5% of our common stock; and

•	All directors and officers as a group.

Name	Shares of Common Stock Beneficially Owned	Percentage

Tianzhou Deng 1603-1604, Tower B Fortune Centre Ao City Beiyuan Road, Chaoyang District, Beijing, China 100107	3,188,551	19.9%

Bo Huang 1603-1604, Tower B Fortune Centre Ao City Beiyuan Road, Chaoyang District, Beijing, China 100107	3,188,551	19.9%

Xiang Dong (Donald) Yang c/o Abax Global Capital (Hong Kong) Ltd. Suite 6708, 67/F Two Int’l Finance Center	2,249,036	12.4%

Hong Kong

Abax Nai Xin A Ltd. Suite 6708, 67/F Two Int’l Finance Center Hong Kong	1,741,405	9.9%

Robert I. Adler	25,000	*
Greg Marcinkowski	25,000	*
Renjie Lu	25,000	*
Baoheng Shi	25,000	*
Anlin Xiong	0	0
Shiao Ming Sheng	0	0
Cindy Ye	0	0

All officers and directors as a group (seven individuals beneficially owning stock)	8,726,138	47.3%

CCIF Petrol Limited c/o China Renaissance Capital Investment Inc. M&C Corporate Services Limited P.O. Box 309GT, Ugland House South Church Street George Town, Grand Cayman, Cayman Islands	1,119,048	6.6%
______________
*   Less than 1%.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise of warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of September 30, 2009.  Since the vesting of all outstanding options was accelerated as a result of the merger agreement, all options are treated in the table as being exercisable.

 Mr. Deng and Mr. Huang each owns a 50% interest in Skywide, which owns 6,277,102 shares of common stock. Thus, Mr. Deng and Mr. Huang are deemed to beneficially own 50% of the shares owned by Skywide. As the sole owners of Skywide, they have joint voting and dispositive power with respect to the shares owned by Skywide. In addition, the shares beneficially owned by each of Mr. Deng and Mr. Huang include 50,000 shares of common stock issuable upon exercise of options.

Mr. Yang is a director, and he may be deemed a controlling person with respect to Abax Lotus, Ltd., Abax Nai Xin and Abax Jade.  The shares deemed to be beneficially owned by Mr. Yang represent the shares of common stock directly and beneficially owned by Abax Nai Xin and Abax Jade.  In September 2007, Abax Lotus purchased from us 12% senior notes and 3% convertible notes in the principal amount of $9,300,000, which are convertible into 2,214,286 shares of common stock at the current conversion rate, and Abax Lotus subsequently purchased 34,750 shares of common stock in the open market.  On May 1, 2009, Abax Lotus transferred to its affiliates, Abax Nai Xin and Abax Jade, for no consideration, the notes and shares of common stock.  As a result of that transfer Abax Nai Xin owns 27,119 shares of common stock and $7,200,000 principal amount of 12% senior and 3% convertible notes, which are convertible into 1,714,286 shares of common stock, and Abax Jade owns 7,631 shares of common stock and $2,100,000 principal amount of 12% senior and 3% convertible notes, which are convertible into 500,000 shares of common stock.  Mr. Yang has sole voting and dispositive power with respect to the securities owned by Abax Lotus, Abax Nai Xin and Abax Jade. Mr. Yang disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

The shares beneficially owned by Mr. Adler, Mr. Marcinkowski, Mr. Lu, and Mr. Shi represent shares issuable upon exercise of options held by each of them.

The shares beneficially owned by CCIF Petrol Limited represent shares of common stock issuable upon conversion of our 3.0% convertible notes in the principal amount of $4,700,000 held by CCIF Petrol Limited, a British Virgin Islands company based on the conversion rate in effect on September 30, 2009. CCIF Petrol Limited is wholly owned by China Century Investment Fund Limited, a Cayman Islands company, whose sole corporate director is China Renaissance Capital Investment Inc., a Cayman Islands company. Voting and investment powers of securities held by CCIF Petrol Limited is exercised by the board of directors of China Renaissance Capital Investment Inc. which consists of Mark Qiu, Hung Shih, Li Zhenzhi, Charles Pieper and Nicole Arnaboldi.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On March 11, 2008, the audit committee of the board of directors of the company accepted the resignation of Schwartz Levitsky Feldman LLP (“SLF”), and the audit committee of the Board of Directors of the company selected Grobstein, Horwath & Company LLP (“Grobstein Horwath”) to serve as the company’s independent registered accounting firm for the year ending September 30, 2008. At no time since its engagement has Grobstein Horwath had any direct or indirect financial interest in or any connection with us or any of our subsidiaries other than as independent accountant.

 Our consolidated financial statements at September 30, 2007 and December 31, 2006, for the period of January 1, 2007 through September 30, 2007 and the year ended December 31, 2006, respectively, were audited by SLF. The audit report of SLF report for these periods did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the company’s two most recent fiscal periods and any subsequent interim period through the date of resignation, there were no disagreements with Schwartz Levitsky on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLF, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On January 8, 2009, we were notified that, effective December 8, 2008, the personnel of Grobstein Horwath had joined with Crowe Horwath LLP (“Crowe”) resulting in the resignation of  Grobstein Horwath as independent registered public accounting firm for the Company, effective December 31, 2008.  On January 12, 2009, the audit committee of the Company’s board of directors appointed Crowe as the Company’s independent registered public accounting firm.

 The audit report of Grobstein Horwath on the financial statements of the Company as of and for the year ended September 30, 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Ratios of Earnings to Fixed Charges

The ratio of earnings to fixed charges means the ratio of income before fixed charges and income taxes to fixed charges, where fixed charges are the aggregate of interest expense, including amortization of debt issuance costs, and an allocation of rental charges to approximate equivalent interest.  Because we incurred a loss for the nine months ended June 30, 2009 and expect to report a loss for the year ended September 30, 2009, information relating to the ratio of earnings to fixed charges is not included.

Book Value Per Share

Our net book value per share as of June 30, 2009 was $3.53.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this proxy statement. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Forward Looking Statements.”

OVERVIEW

At June 30, 2009, we were not in compliance with the financial covenants in the indentures relating to our 12% senior notes due 2012 in the principal amount of $16,000,000 and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000, as discussed below.  These covenants had been amended on May 19, 2009.  Although the noteholders waived compliance with the covenants at June 30, 2009 and for the period then ended, the waiver was limited to June 30, 2009.  As a result of (i) our failure to be in compliance at June 30, 2009 with covenants that were amended in May 2009, (ii) the limited nature of the waiver, (iii) the likelihood that the company will not be in compliance at September 30, 2009 and (iv) the uncertainty that the noteholders will grant a further waiver, the notes have been classified as current liabilities at June 30, 2009.  As a result, the company has, at June 30, 2009, a working capital deficiency of $11,866,000.  Further, our principal current asset is our accounts receivable, which were $29,144,000 at September 30, 2009, and the accounts receivable, along with other receivables, totaled approximately $40,000,000.  At September 30, 2008, the company’s accounts receivable were outstanding for an average of 124 days, and at June 30, 2009, the company’s accounts receivable were outstanding for an average of 229 days.  A significant amount of receivables that were outstanding at September 30, 2008 remained outstanding on June 30, 2009.  In addition, at September 30, 2008, we had a note receivable of $2,636,000 resulting from the termination of a sublease for which no payments had been made by the tenant.  As of September 30, 2009, no payments had been made on account of that note.  Our failure to restructure or refinance our obligations under our notes or obtain a long-term waiver or to collect our receivables in the normal course of business could impair our ability to continue in business.

We design, manufacture and market a range of pressurized containers for CNG. Although our initial business involved the manufacturing of customized equipment and pressure containers, our business has evolved as an increasing market is developing in the PRC for the use of CNG. Our CNG vehicle and gas station construction business consists of two divisions (i) the manufacturing of CNG vehicle and gas station equipment, and (ii) the design of construction plans for CNG stations, the construction of the CNG stations, and the installation of CNG station equipment and related systems.

We continue to manufacture a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries and have the capacity to design and manufacture various types of customized equipment.

All of our products and services are manufactured or performed pursuant to agreements with our customers, which provide the specifications for the products and services. We do not sell our products from inventory. As a result, our revenue is dependent upon the flow of contracts. In any fiscal period, a small number of customers may represent a disproportionately large percentage of our business in one period and a significantly lower percentage, if any, in a subsequent period.

Commencing in 2006, we began to construct CNG stations and, commencing in 2008, we began to operate CNG stations. This aspect of our business is different from our other business. The business of operating CNG stations requires a substantial capital investment. For this segment, we raised approximately $30 million from the sale of convertible and fixed rate notes in September 2007. The indentures relating to these notes have restrictions on our incurring additional debt. The nature of the operation of the business and the risks associated with that business are significantly different from the manufacturing of equipment or the construction of CNG stations for third parties. One aspect of the operation of CNG stations is price control, whereby both the price at which we purchase CNG and the price at which we sell CNG are subject to price controls by central government and municipal governments. As a result of these price controls, our gross margin is effectively dependent upon the governments’ pricing policies. The operation of CNG stations is reported as a separate segment.

During 2007, we entered into two agreements to form joint ventures for the operation of natural gas processing plants. We have a majority interest in one of these two ventures and a minority interest in the other. At September 30, 2008 and June 30, 2009, our total commitments under these agreements were approximately $5.0 million, of which we had paid a total of approximately $2.4 million. These two companies are in the early construction stage, and neither of these ventures has commenced operations. We also have contracted with an unrelated party for the purchase of natural gas which is to be delivered through a pipeline that is presently under construction and was originally expected to be completed during the first half of 2009, and its completion date has been rescheduled for the December 2009. These contracts do not have specific delivery quantities or prices, all of which are to be determined later, and the delivery of natural gas through this pipeline is dependent upon the completion of the pipeline.  We cannot assure you that the pipeline will be completed as scheduled, based on the revised schedule, or that the operator will be able to deliver natural in the quantity contemplated by the agreement.

In the nine months ended June 30, 2009, one customer in the CNG station facilities and construction segment accounted for 26% of sales, and this customer accounted for 53% of our accounts receivable at June 30, 2009.  For the year ended September 30, 2008 and the nine months ended September 30, 2007, two customers of our station facilities and construction segment each accounted for more than 10% of our total sales.  These customers, who purchased CNG truck trailers, accounted for approximately 32% of total sales in the year ended September 30, 2008 and approximately 37.5% of sales for the nine months ended September 30, 2007, which, in each year, represented most of our revenue from this division. We are continuing to make sales to these customers, although the level of sales has decreased.

In early 2007, we established a division to sell and manufacture CNG vehicle conversion kits to OEM’s and aftermarket customers. These kits are designed to enable a gasoline powered vehicle to operate on CNG. We began to generate revenue from this business segment in the second quarter of calendar 2007. In March 2007, we purchased a 60% interest in Lixun from its shareholders for $390,000.

In July 2007, we paid an additional $400,000 to increase our equity ownership in Lixun to 70%, and in April 2008 we acquired the remaining 30% for $1,145,000. Lixun designs and manufactures electric control devices for alternative fuel, such as compressed natural gas and liquefied petroleum gas vehicles, as well as a full range of electric devices, such as computer controllers, conversion switches, spark advancers, tolerance sensors and emulators for use in multi-powered vehicles.  The business of manufacturing electronic parts for vehicle conversion kits as well as producing conversion kits is reported as a separate segment.

 Our CNG vehicle and gas station equipment business include two product lines:

•	the manufacturing of equipment for CNG vehicles and gas stations and

•	the design of CNG station and construction plans, construction of CNG stations and installation of CNG station equipment and related systems.

Our original business was the manufacture and sale of nonstandard equipment and pressure containers operated by our subsidiary, Qingdao Sinogas Yuhan Chemical Equipment Co., Ltd. (“Yuhan”), of which we had been a 55% equity owner. During the second half of 2006, we acquired an additional 35% equity interest and as a result we became a 90% equity owner of Yuhan. In January 2008, we acquired the remaining 10%, and became a 100% owner of Yuhan.  Yuhan is owned 75% by Sinogas and 25% by Sinoenergy.

Steel plate and tubes are the major raw material used in manufacturing CNG facilities and gas station equipment. We purchase steel plate from a Chinese domestic manufacturer, and we believe that alternative suppliers are available. We had purchased steel bottles, a key raw material for CNG truck trailers, from an Italian supplier, which carried the risk of delays that could interrupt our manufacturing process. Beginning in May 2007, we also began to purchase steel tubes from the PRC domestic market and engaged a Korean company to manufacture the bottles from the steel tubes. In August 2007, we engaged a PRC company to manufacture these bottles. Although we believe that we have reduced the risks of interruption of our manufacturing process, we cannot eliminate the risk entirely.

Our functional currency is RMB, which is the currency of the PRC, and our reporting currency is United States dollars. In addition, our purchases from an Italian supplier are in Euros, although we have significantly reduced our purchases from this supplier. When we discuss the amount of our future obligations, we convert RMB or Euros to dollars at the current exchange rate. However, since the payment will be made in the future, the amount paid in United States dollars may be different from the amount set forth in this proxy statement as a result of fluctuations in the currency rates.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. Following a period of general economic growth, China, like the rest of the world, has recently been subject to an economic downturn.  There can be no assurance that the downturn will not have a negative effect on our business especially if it results in either a decreased use of products such as ours or in pressure on us to lower our prices. Our customized pressure container business and our CNG station facilities and construction business are dependent upon our customers making significant capital purchases, either for pressure containers or for new CNG stations.  The availability of financing to our customers as well as the capital requirements of our customers could significantly reduce the need for these products and services.  Since our CNG station business is dependent upon the development of a market for cars and trucks that run on CNG rather than gasoline, any economic trends which have the effect of dampening the market for CNG vehicles could affect our ability both to sell our CNG products and to sell CNG at our proposed CNG stations. The recent sharp decline in oil and gasoline prices may affect the need for both CNG stations and conversion kits that enable gasoline-powered vehicles to operate on CNG.  Although the government of China has encouraged the use of CNG as part of its effort to reduce pollution in China, the factors described above may affect the development of the CNG industry in China.  We cannot predict whether or how these factors will affect the market for CNG in the areas in which we are constructing and operating our CNG filling stations or the market for our CNG station construction services and our conversion kits.

During 2008, we sold a 24.95% interest in Sinogas.  Sinogas operates the CNG station facilities and construction and owns 75% of the subsidiaries that operate the vehicle conversion kit segment and customized pressure container segment.  The only segment that is wholly-owned by us is the CNG station operation.

During the nine months ended June 30, 2009, our accounts receivable increased by $4.2 million, from $22.0 million to $26.2 million.  As a result of competitive market pressures during a period of financial uncertainties, we extended very favorable payment terms for customers of CNG equipment.  At September 30, 2008, our accounts receivable were outstanding for an average of 124 days, and at June 30, 2009, our accounts receivable were outstanding for an average of 229 days.  A significant amount of our receivables that were outstanding at September 30, 2008 remained outstanding on June 30, 2009. Although the government of the PRC has announced a stimulus package which can be used by our customers to help them to make payments to us, we cannot require our customers to use any of the available programs.   Our ability to develop our business may be impaired in the event that we do not receive payments from our customers in a timely manner.  We cannot assure you that we will be able to collect our accounts receivables in a timely manner, if at all, and the failure to collect the accounts receivables is likely to impair our liquidity and our ability to conduct our business.

 On March 31, 2008, Sinogas entered into an agreement to sublease certain parcels of land to Qingdao Mingcheng Real Estate Co., Ltd. (“Qingdao Mingcheng”), a non-affiliated third party, for a term of three years beginning in January 2008 and expiring on December 31, 2010, at an annual rental of RMB40 million, equivalent to approximately $5.9 million based on the March 31, 2009 exchange rate.  During the year ended September 30, 2008, we recognized rental income of $3.8 million from this lease, and during the three months ended December 31, 2008, we recognized rental income of $1.3 million.  As a result of the failure of Qingdao Mingcheng to make the required rental payments, on March 31, 2009, Sinogas signed a memorandum of understanding with Qingdao Mingcheng pursuant to which Sinogas agreed to a termination of the sublease, and reduced the rental receivable by 40%, or $1.8 million, which is reflected in general and administrative expenses in the nine months ended June 30, 2009. The reduced rental is now payable in quarterly installments over a one-year period commencing June 30, 2009. As of September 30, 2009, Qingdao Mingcheng has not made any payments on account of the note.  To the extent that the Qingdao Mingcheng is unable to make the payments under the note, we will have to take further writeoffs.

In September 2007, as part of our $30 million debt financing, we issued convertible notes in the principal amount of $14 million.  These notes have a stated interest rate of 3% per annum, which is the interest rate we pay if the notes are converted.  However, if the notes are not converted prior to maturity, we are required to pay interest at the rate of 13.8% per annum, less interest previously paid. Accordingly, we accrue interest at the rate of 13.8% per annum, of which 3% is treated as current interest and 10.8% as deferred interest. The deferred interest will only be paid if the notes are not converted prior to maturity. If the proposed merger is consummated, the deferred interest will be payable since the convertible notes are no longer convertible.

In addition, the registration rights agreement relating to the shares of common stock issuable upon conversion of the convertible notes required a registration statement to be declared effective by March 28, 2008.  The indenture relating to the convertible notes requires us to pay additional interest of 1% of the principal amount for each 90-day period thereafter during which we have failed to have the registration statement declared effective. As a result, we incurred additional interest of $420,000 in 2008 and $280,000 in the nine months ended June 30, 2009 as a result of our failure to have a registration statement relating to the shares issuable upon conversion of the convertible notes declared effective during three 90-day periods.  Since the registration statement was not declared effective by September 21, 2009, we owe an additional $140,000 of additional interest, representing an additional 1% of the principal amount of the convertible notes.

Each of our PRC subsidiaries is subject to income tax based on its taxable income determined in accordance with the PRC tax laws, and may be eligible for whole or partial tax exemptions or reductions in tax rates.  Taxable income under the PRC tax laws may be determined in a manner different from that in the United States.  As a result, even though the company sustained a loss on a consolidated basis, it may, nonetheless, incur income tax.

RESULTS OF OPERATIONS

We are engaged in four business segments:

(i)           Customized pressure container business:

Our customized equipment and pressure container business is a traditional chemical equipment manufacturing business with low profit margin. It includes design and manufacturing of various types of pressure containers for industries such as the petroleum and chemical, metallurgy, electricity generation and food and beverage industries.

 (ii)           CNG Station Facilities and Construction

Our CNG station construction business represents:

•
The manufacture and installation of CNG vehicle and gas station equipment that is used in the transportation and storage of CNG and the operation of a CNG station. We provide these services for other companies that operate CNG stations.

•
CNG station construction service, which includes the design of CNG station construction plans, construction of CNG stations, and installation of CNG station equipment and related systems. The gross margin for CNG gas stations technical consulting service was high, as a result of our know-how in CNG system design and the absence of significant competition. Because of our emergence into the CNG filling station business, we did not receive any CNG station construction service orders from the beginning of 2007. We anticipate that, at least in the near term, we will devote most, if not all, of our CNG construction business to the construction of our own CNG filling stations.

(iii)           CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping of CNG stations and the operation of those stations.   As of September 30, 2009, we were operating 21 CNG stations, of which 16 are located in Wuhan, two in Pingdingshan and three in Xuancheng.

 (iv)           Vehicle fuel conversion equipment

We manufacture conversion kits and electrical control devices that enable vehicles that are designed to operate on gasoline to operate on CNG.

RESULTS OF OPERATIONS

Three Months Ended June 30, 2009 and 2008

The information set forth below represents segment information for the three months ended June 30, 2009 and 2008.

Three Months Ended June 30, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total

Net sales	$413	$761	$4,867	$1,669	$7,710
Cost of sales	324	492	4,258	1,166	6,240
Gross profit	89	269	609	503	1,470
Gross margin	21%	35%	13%	30%	19%
Operating expenses:
Selling expenses	20	17	211	146	394
General and administrative	246	698	338	179	1,461
Total operating expense	266	715	549	325	1,855
Income from operations	$(177)	$(446)	$60	$178	$(385)

Three Months Ended June 30, 2008 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total

Net sales	$1,729	$5,270	$542	$2,663	$10,204
Cost of sales	938	3,235	336	1,774	6,283
Gross profit	791	2,035	206	889	3,921
Gross margin	46%	39%	38%	33%	38%
Operating expenses:
Selling expenses	76	16	51	102	246
General and administrative	213	380	138	258	988
Total operating expense	289	396	189	360	1,234
Income from operations	$502	$1,639	$17	$529	$2,687

Net Sales. Net sales for the three months ended June 30, 2009 (“June 2009 quarter”) were approximately $7.7 million, a decrease of approximately $2.5 million, or 24%, from sales of approximately $10.2 million for the three months ended June 30, 2008 (“June 2008 quarter”).  This decrease resulted from:

•	A decrease of approximately $1.3 million, or 76%, in sales from customized pressure containers, reflecting the effects of the financial crisis on the development of manufacturing enterprises.

•	A decrease of approximately $4.5 million, or 86%, in sales from the CNG stations facilities and construction, reflecting a decrease in demand resulting largely from the economic downturn.

•
An increase of approximately $4.3 million due to ramping up of our CNG station operations. In the June 2008 quarter, we had only one CNG station in operation, while we had 21 stations in operation during the June 2009 quarter.

•
A decrease of approximately $1.0 million, or 37%, in sales from vehicle conversion kits, reflecting the effects of the economic downturn and a reduction in price of oil, which resulted in a reduced demand for vehicle conversion kits.

Cost of Sales; Gross Margin.  Cost of sales for the June 2009 quarter and June 2008 quarter was approximately $6.2 million and $6.3 million, respectively. The CNG station operation segment contributed $3.9 million of the total increase in cost of sales reflecting the increase in the number of stations we operated, and $4.0 million aggregate decrease came from the other three segments reflecting the significant decline in sales from each of those segments. Our overall gross margin decreased from 38% to 19% from the June 2008 quarter to the June 2009 quarter for the following reasons:

•
Our gross margin for the customized pressure containers deceased from 46% to 21% because of price increases of raw materials.  We were not able to pass on all of these cost increases to our customers. In addition, we had no sales of bio-diesel equipment in June 2009 quarter. These products carry a higher gross margin than our other pressure products.

•	Our gross margin for the CNG station facilities and construction decreased from 39% to 35% because of price increases for raw materials which we were not able to pass on to our customers.

•
The CNG station operation segment gross margin in the June 2009 quarter is 13%, compared with 38% in the June 2008 quarter, which lowered the overall gross margin. During the June 2009 quarter, the increase of freight cost, together with price control, lowered our gross margin in this segment.

  Selling Expenses.  Selling expenses increased approximately $148,000, or approximately 60%, from the June 2008 quarter to the June 2009 quarter.  Our selling expenses relating to our CNG operations increased as a direct result of the increase in the number of stations in operation.

General and Administrative Expenses.  General and administrative expenses increased approximately $473,000.  Our general and administrative expenses include, in addition to the management expenses and depreciation related to the division, an allocation of corporate expenses, including expenses relating to our status as a public company, such as legal, audit and investor relations costs.  General and administrative expense is allocated among the segments based on the relative time devoted by management to the business of the segments.

 Interest Expense.  Interest expense for the June 2009 quarter was approximately $1.5 million, as compared with $217,000 for the June 2008 quarter. Most of this increase relates to interest on an increased level of bank borrowing.

Other Income and Other Expenses. During the June 2008 quarter, we recognized rental income of approximately $1.3 million for the rental of the land use rights for Sinogas’ former manufacturing facility. In March 2009, this lease was terminated and no rental income recognized anymore from that time.

Income Taxes.  The income tax provision decreased approximately $586,000, from June 2008 quarter to June 2009 quarter, which reflects the decrease in income before income taxes mainly for Sinogas and Yuheng and an effective tax rate of 12.5%, and Jiaxing Lixun at an effective tax rate of

15%. As PRC subsidiaries that qualify as wholly foreign owned manufacturing enterprises, Sinogas, Yuhan and Jiaxing Lixun were granted tax preferences. Sinogas and Yuhan were granted a 100% enterprise income tax exemption for calendar years 2006 and 2007 and a 50% enterprise income tax exemption for the following three years (2008 through 2010). Jiaxing Lixun was granted a 100% tax exemption from August 2007 through December 2008 and a 50% enterprise income tax exemption for the following three calendar years (2009 through 2011). In January 2009, the Chinese tax authorities issued a ruling that a joint venture enterprise incorporated after March 16, 2007 cannot enjoy the tax preferences. Since Jiaxing Lixun is a joint venture incorporated in July 2007, it is not eligible for the tax preferences. Jiaxing Lixun was recognized as a high-tech enterprise, and enjoyed the 15% tax rate from January 2008.  Jiaxing Lixun incurred income tax of $207,369 during the June 2009 quarter.

 Minority Interest.  The minority interest represents the share of the income of our subsidiaries allocated to that portion of the subsidiaries’ equity owned by third parties.  It changed from a $16,000 charge in the June 2008 quarter to income of $52,000 in the June 2009 quarter.

Net Income.  As a result of the foregoing, we had a net loss of approximately $2.4 million, or $0.15 per share (basic and diluted), for the June 2009 quarter, as compared with net income of approximately $4.0 million, or $0.26 per share (basic) and $0.24 (diluted), for the March 2008 quarter.

 Comprehensive Income.  Comprehensive income was approximately $35,000 for the June 2009 quarter as compared with approximately $1.4 million for the June 2008 quarter.  The comprehensive income in both periods reflects foreign currency translation adjustments resulting from changes in the currency rates between the RMB and the United States dollar.

Nine Months Ended June 30, 2009 and 2008

The information set forth below represents segment information for the nine months ended June 30, 2009 and 2008.

Nine Months Ended June 30, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total
Net sales	$4,234	$8,211	$13,650	$4,514	$30,609
Cost of sales	3,097	4,958	11,681	3,125	22,861
Gross profit	1,137	3,253	1,969	1,389	7,748
Gross margin	27%	40%	14%	31%	25%
Operating expenses:
Selling expenses	118	49	467	348	982
General and administrative	834	3,576	1,179	611	6,200
Total operating expense	952	3,625	1,646	959	7,182
Income (loss) from operations	$185	$(372)	$323	$430	$566

Nine Months Ended June 30, 2008 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total

Net sales	$5,400	$13,659	$892	$6,794	$26,745
Cost of sales	3,076	7,140	559	4,415	15,190
Gross profit	2,324	6,519	333	2,379	11,555

Gross margin	43%	48%	37%	35%	43%
Operating expenses:
Selling expenses	169	49	88	234	540
General and administrative	470	1,453	240	800	2,963
Total operating expense	639	1,502	328	1,034	3,503
Income (loss) from operations	$1,685	$5,017	$5	$1,345	$8,052

Net Sales. Net sales for the nine months ended June 30, 2009 were approximately $30.6 million, an increase of approximately $3.9 million, or 14%, from sales of approximately $26.7 million for the nine months ended June 30, 2008.  This increase mainly resulted from:

•
An increase of approximately $12.8 million was due to the expansion of our CNG station operations. In the nine months ended June 30, 2008, we had only one CNG station in operation, while in the nine months ended June 30, 2009, we increased the number of stations from one station at October 1, 2008 to 21stations at June 30, 2009.

•
Decreases of approximately $5.4 million, or 40%, in sales from CNG station facilities and construction, and approximately $1.2 million, or 21%, in sales of pressured containers, reflecting the effects of the economic downturn.

•
A decrease of approximately $2.3 million, or 34%, in sales from vehicle conversion kits, reflecting the effects of the economic downturn and a reduction in price of oil, which resulted in a reduced demand for vehicle conversion kits.

Cost of Sales; Gross Margin. The cost of sales for the nine months ended June 30, 2009 was approximately $22.9 million, an increase of approximately 51% from approximately $15.2 million for the nine months ended June 30, 2008.  The CNG station operation segment contributed $11.1 million of the total cost of sales. Our overall gross margin decreased from 43% to 25% from nine months ended June 30, 2008 to the nine months ended June 30, 2009 for the following reasons:

•
Our gross margin for the customized pressure containers deceased from 43% to 27% because of price increases of raw materials.  We were not able to pass on all of these cost increase to our customers. In addition, we had no sales of bio-diesel equipment in the nine months ended June 30, 2009. These products carry a higher gross margin than our other pressure products.

•	Our gross margin for the CNG station facilities and construction decreased from 48% to 40% because of the price increases for raw materials which we were not able to pass on to our customers.

•
The CNG station operation segment gross margin in the nine months ended June 30, 2009 is 14%, which lowered the overall gross margin.  The significant decrease is due to the increase of freight costs, together with the sales price control by the government.

Selling Expenses.  Selling expenses increased approximately $442,000, or approximately 82%, from the nine months ended June 30, 2008 to the nine months ended June 30, 2009.  The increase mainly related to the CNG station operations, because of the increase in the number of stations in operation, as well as the vehicle conversion kits segment.

General and Administrative Expenses.  General and administrative expenses increased approximately $3.2 million.  A significant portion of this increase resulted from a $1.8 million bad debt charge as a result of a partial writeoff of a rental receivable, as described under “Overview.” The expenses in CNG station operation increased approximately $939,000 because of the increase in the number of stations in operation. Our general and administrative expenses include, in addition to the management expenses and depreciation related to the division, an allocation of corporate expenses, including expenses relating to our status as a public company, such as legal, audit and investor relations costs.  General and administrative expense is allocated among the segments based on the relative time devoted by management to the business of the segments.

Interest Expense.  Interest expense for the nine months ended June 30, 2009 was approximately $3.8 million, as compared with $1.5 million for the nine months ended June 30, 2008.  Most of this increase related to interest on increased bank borrowings.  Interest expense also includes additional interest of $280,000 because of our failure to register the shares of common stock issuable upon conversion of the convertible notes, as described in “Overview.”

Other Income and Other Expenses.  During the nine months ended June 30, 2009 and 2008, we recognized rental income of approximately $1.3 million and $2.5 million, respectively, for the rental of the land use rights for Sinogas’ former manufacturing facility. In March 2009, this lease was terminated and we wrote off approximately $1.8 million of the rent receivable. As noted above, the writeoff is reflected in general and administrative expenses.

Income Taxes.  The income tax provision was $1.0 million in the nine months ended June 30, 2009, which reflects the increase of income before income taxes mainly for Sinogas and Yuheng and an effective tax rate of 12.5%, and Jiaxing at an effective tax rate of 15%. During the nine months ended June 30, 2008, Sinogas benefited from a 100% tax exemption for the three months ended December 31, 2007. As PRC subsidiaries that qualify as wholly foreign owned manufacturing enterprises, Sinogas, Yuhan and Jiaxing Lixun were granted tax preferences. Sinogas and Yuhan were granted a 100% enterprise income tax exemption for calendar years 2006 and 2007 and a 50% enterprise income tax exemption for the following three years (2008 through 2010). Jiaxing Lixun was granted a 100% tax exemption from August 2007 through December 2008 and a 50% enterprise income tax exemption for the following three calendar years (2009 through 2011). In January 2009, the Chinese tax authorities issued a ruling that a joint venture enterprise incorporated after March 16, 2007 cannot enjoy the tax preferences. Since Jiaxing Lixun is a joint venture incorporated in July 2007, it cannot enjoy the tax preferences. Jiaxing Lixun was recognized as a high-tech enterprise, and enjoyed the 15% tax rate from January 2008.  Jiaxing Lixun incurred income tax of $132,189 during the nine months ended June 30, 2009.

 Minority Interest.  The minority interest represents the share of the income of our subsidiaries allocated to that portion of the subsidiaries’ equity owned by third parties.  It increased from $189,000 to $578,000 from the nine months ended June 30, 2008 to the nine months ended June 30, 2009.

Net Income.  As a result of the foregoing, we had a net loss of approximately $3.6 million, or $0.22 per share (basic and diluted) for the nine months ended June 30, 2009, as compared with net income of approximately $9.2 million, or $0.58 per share (basic) and $0.54 (diluted) for the nine months ended June 30, 2008.

 Comprehensive Income.  Comprehensive income was approximately $498,000 for the nine months ended June 30, 2009 as compared with approximately $5.2 million for the nine months ended June 30, 2008.  The comprehensive income in both periods reflects foreign currency translation adjustments resulting from changes in the currency rates between the RMB and the United States dollar.

Year ended September 30, 2008 and nine months ended September 30, 2007

In September 30, 2007, we changed our fiscal year from a calendar year to a year ending on September 30, commencing with the year ending September 30, 2008.  As a result, we are comparing the results of operations for the year ended September 30, 2008 with the nine-month transitional period ending September 30, 2007.  As a result, in each category of the statements of operations, we will be comparing a twelve-month period with a nine-month period. The following table sets forth unaudited information for the three-months ended December 31, 2006 (dollars in thousands).

Three Months Ended December 31, 2006	Customized pressure containers	CNG station facilities and construction	CNG station operation		Vehicle conversion kits	Total
Net sales	$1,113	$1,516	$0		$0	$2,629
Cost of sales	598	333	0		0	931
Gross profit	515	1,183	0		0	1,698
Gross margin	46%	78%	NA	%	NA	65%
Operating expenses:
Selling expenses	25	13	0		0	38
General and administrative expenses	285	286	94		0	665
Total operating expenses	310	299	94		0	703
Income (loss) from operations	205	884	(94)		0	995

The foregoing information may be considered in comparing the results of the fiscal year ended September 30, 2008 with the nine month transitional period ended September 30, 2007.

 The information set forth below has been derived from our audited financial statements for the year ended September 30, 2008, and nine-month transitional period ended September 30, 2007 (dollars in thousands).

Year Ended September 30, 2008	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$9,692	$16,237	$3,246	$11,765	$40,940
Cost of sales	5,375	9,470	2,551	8,194	25,589
Gross profit	4,318	6,77	695	3,571	15,351
Gross margin	45%	42%	21%	30%	37
Operating expenses:
Selling expenses	275	53	150	404	881
General and administrative expenses	942	1,591	1,533	822	4,889
Total operating expense	1,217	1,644	1,683	1,226	5,770
Income (loss) from operations	$3,100	$5,124	$(988)	$2,345	$9,581

Total assets	$41,075	$45,441	$28,654	$17,177	$132,347

Nine months ended September 30, 2007	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total

Net sales	$3,250	$6,064	$-	$6,609	$15,923
Cost of sales	1,873	2,176	-	4,041	8,090
Gross profit	1,377	3,888	-	2,568	7,833
Gross margin	42%	64%		39%	49%
Operating expenses:
Selling expenses	100	23	-	111	234
General and administrative expenses	529	970	1,130	700	3,329
Total operating expense	629	993	1,130	811	3,563
Income (loss) from operations	$748	$2,895	$(1,130)	$1,757	$4,270

Total assets	$21,792	$33,827	$10,979	$22,468	$89,066

Net Sales. Net sales for the year ended September 30, 2008 (“2008”) was approximately $40.9 million, an increase of approximately $25.0 million, or 157%, from sales of approximately $15.9 million for the nine month transitional period ended September 30, 2007 (the “September 2007 period”).  This increase resulted from:

•
An increase of approximately $6.4 million, or 198%, in sales from customized pressure containers, reflecting an increase in demand for these products, representing a fairly constant sales price per unit with an increase in the number of units sold.

•
An increase of approximately $10.2 million, or 168%, in sales from the CNG stations facilities and construction, resulting from the increased demand for the construction and equipping of CNG stations. Most of the sales from this segment came from two customers, from which we generated 32.0% of our total sales in 2008 and 37.5% of our sales in the September 2007 period. Our sales from other customers in this segment, both in terms of dollars and as a percentage of total sales, increased as we were able to expand this segment.

•	Sales of approximately $3.2 from the sale of CNG as we commenced operations in this business during 2008. We had no sales from CNG stations during the September 2007 period.

•
An increase of approximately $5.2 million, or 78%, from the sales of conversion kits. We commenced this business in April 2007. As a result, we only had six months of operations during the September 2007 period. The increase represents a gradual increase in sales of these products. Any continued increase in this business is likely to be affected by the willingness of consumers and taxi fleets to purchase these kits in view of the decrease in gasoline prices and the increased economic pressures. Since the price of gasoline and CNG is controlled by the government, gasoline prices have not fluctuated in China to the same extent that they did in the United States.

For most of 2008, China was in a period of economic growth, and the CNG businesses were affected by both this period of growth as well as the policies of the government to encourage the use of CNG as a method of reducing pollution.  We cannot predict the effect of the economic downturn on our business in the near future.

 Cost of Sales; Gross Margin. The cost of sales for the 2008 was approximately $25.6 million, an increase of approximately 216% from approximately $8.1 million for the September 2007 period. Our overall gross margin decreased significantly from 49% to 37% from the September 2007 period to the 2008, because of the following reasons:

•
Our gross margin for the CNG station facilities and construction includes both construction and consulting, with the consulting services generating a higher gross margin. The sales from this segment in the September 2007 period includes consulting service, which we did not generate in 2008. As a result, our gross margin in this segment declined from 64% to 42%.

•
Our gross margin for the operation of our CNG stations, which commenced during the December 2007 quarter, was approximately 21%, which lowered the overall gross margin. The gross margin for this segment reflects the effects of price controls, which cover both the price at which we buy and the price at which we sell CNG.

•
As the market for vehicle conversion kits matured, our gross margin in this segment decreased from 39% to 30%. It is possible that any downturn in this segment may also result in a reduction of our gross margin.

Selling Expenses.  Selling expenses increased approximately $647,000, or approximately 276%, from the September 2007 period to 2008.  A significant portion of the increase relates to the CNG station segment, where we had no selling expenses in the September 2007 period and selling expenses of $150,000 in 2008. In addition, selling expenses for the vehicle conversion kits segment increased $293,000 because of the expansion of our marketing efforts. Selling expenses in the other segments generally reflect the increase in sales.

General and Administrative Expenses.  General and administrative expenses increased approximately $1,560,000, or 47%.  This increase includes pre-operational expenses for the CNG station operation segment of $1,071,600. Our general and administrative expenses include, in addition to the management expenses and depreciation related to the division, an allocation of corporate expenses, including expenses relating to our status as a public company, such as legal, audit and investor relations costs.  Non-cash compensation expenses of $552,000 includes the value of shares transferred to a former officer by a principal shareholder, which is owned by our chief executive officer and our chairman. Management overhead was allocated among the segments based on the relative time devoted by management to the business of the segments.

Interest Expense.  Our interest expense for 2008 was approximately $1.8 million, as compared with $308,000 for the September 2007 period. Because of the $30 million financing in late September 2007, interest expense increased accordingly.   As a result of our failure to register the shares of common stock issuable upon conversion of the convertible notes, as described in “Overview,” we incurred additional interest of $420,000 in 2008.

Other Income. During 2008, we generated:

•
Rental income of approximately $3.8 million, arising from the rent for our land use rights for our former manufacturing facility pursuant to a three-year lease we entered into in March 2008.  The rental income represents the rent for the nine months during the year ended September 30, 2008 that the lease was in effect.  The lease and the write-off of rentals receivable are discussed in “Overview.”

•
In April 2008, we entered into a series of transactions pursuant to which Sinogas sold a 24.95% interest in its equity.   On April 16, 2008, Sinogas entered into an agreement with the minority shareholder of Lixun, pursuant to which Sinogas purchased the remaining 25% interest in Lixun for approximately $1.1 million.  On April 19, 2008, a Chinese company which is owned by the former shareholder of Lixun purchased a 5% interest in Sinogas for approximately $1.1 million.  On April 24, 2008, Sinogas sold a 21% equity interest to a group of investors for approximately $16.8 million, which reduced our interest in Sinogas to 75.05% and reduced the interest of the former shareholder of Lixun to 3.95%.   Gain of $5.8 million resulting from the sale by Sinogas, a subsidiary, of a 24.95% interest in Sinogas for RMB124,760,000 (equivalent to $18.3 million at the balance sheet date exchange rate). These transaction are recorded as a gain on sale of equity of subsidiary under other income, with the amount of the gain being determined by subtracting  our net investment from the net proceeds that we received.

•
On January 11, 2008, we purchased all of the issued and outstanding capital stock of Hong Kong Giant Power International Investment Ltd. for approximately $8.75  million.  On June 15, 2008, we sold the stock of Hong Kong Giant Power to an unaffiliated party for $10.68 million, which was paid in two installments in June and July 2009.  Hong Kong Giant Power’s assets consisted of (i) a 35% equity interest in Zhengzhou PetroChina Hengran Petro-gas Co. Ltd and (ii) a 26.2% equity interest of Anhui PetroChina Hengran Petro-gas Co. Ltd. In addition, Zhengzhou PetroChina Hengran Petro-gas Co. Ltd. holds 69.7% equity interest in Anhui PetroChina Hengran Petro-gas Co. Ltd.  Gain on the sale of a subsidiary of approximately $1.7 million, represents the gain on the sale of Hong Kong Giant Power.  Since both the purchase price and the sales price are denominated in RMB, the amount of gain is affected by the currency exchange rates.  The amount of the purchase price and sales price in dollars reflect the exchange ratios in affect of those dates. We acquired Giant Power with a view to obtaining access to a CNG mother station, a large CNG station which provides

GNG to other stations.  Since the companies in which Giant Power held minority interests and we were not able to control the operations of these companies, we determined to sell our interest in Giant Power with a view to using the net proceeds from the sale to assist us in constructing our own mother station. We currently have two mother stations under construction.

Income Taxes. Our income taxes increased from $188,000 in the nine months period ended September 30, 2007 period to $1,309,000 in the year ended September 30, 2008.  This increase reflects both an increase in income before income taxes from approximately $4.0 million in the September 2007 period to approximately $23.0 million in 2008.  In addition, during 2007, two of our subsidiaries, Sinogas and Yuhan, had a 100% tax exemption for 2007 and a 50% tax exemption in 2008 and 2009. The income tax reflects a tax rate of 12.5%, which is 50% of the 25% tax rate, resulting is $783,000 of income tax being accrued in the year 2008.  These exemptions are based on a calendar year, so for 2008, we received the benefit of the 100% exemption for calendar 2007 for the first three months of the fiscal year ending September 30, 2008. Upon termination of the tax exemptions, under the present tax laws and based on the rates in effect during 2008, we will be subject to PRC enterprise tax at the statutory rate of 25%.

Minority Interest.  The minority interest represents the share of the income of our subsidiaries allocated to that portion of the subsidiaries’ equity owned by third parties.  The increase from $142,000 in the nine months period ended September 30, 2007 to $1,082,000 in the year ended September 30, 2008 results both from increased income in the subsidiaries and from the sale by Sinogas in 2008 of a 24.95% interest in its equity.

Net Income.  As a result of the foregoing, we had net income of approximately $16.2 million, or $1.02 per share (basic) and $0.97 (diluted) for 2008, as compared with net income of approximately $3.6 million, or $0.28 per share (basic) and $0.27 (diluted) for the September 2007 period.

Comprehensive Income.  Comprehensive income was approximately $19.8 million for 2008 as compared with approximately $4.6 million for the September 2007 period.  The comprehensive income in both periods reflects foreign currency translation adjustments resulting from changes in the currency rates between the RMB and the United States dollar, or approximately $3.6 million in 2008 and approximately $1.0 million in the September 2007 period.

 Liquidity and Capital Resources

At June 30, 2009, we had a negative working capital of approximately $11.9 million, as compared with positive working capital of approximately $35.0 million at September 30, 2008.  The following table sets forth information as to the principal changes in the components of our working capital (dollars in thousands).

			September 30, 2008 to June 30, 2009
Category	June 30, 2009	September 30, 2008	Change	Percent Change
ASSETS
CURRENT ASSETS
Cash	$12,208	$8,871	3,337	37.6%
Restricted cash	439	523	(84)	(16.1%)
Accounts and notes receivable, net	29,144	22,008	7,136	32.4%
Other receivables, net	10,422	16,983	(6,561)	(38.6%)
Deposits and prepayments	8,122	7,918	204	2.6%
Inventories	5,356	7,303	(1,947)	(26.7%)
Deferred expenses	60	91	(31)	(34.1%)

CURRENT LIABILITIES
Short-term bank loan	$38,496	$11,953	26,543	222.1%
3% senior convertible notes	9,478	-	9,478	*
12% senior notes	15,754	-	15,754	*
Other notes payable	1,464	1,633	(169)	(10.3%)
Accounts payable	4,987	5,894	(907)	(15.4%)
Advances from customers	2,123	2,409	(286)	(11.9%)
Additional interest on notes	420	420	0	0.0%
Income taxes payable	855	633	222	35.1%
Other payables	3,573	5,341	(1,768)	(33.1%)
Accrued expenses	417	335	82	24.5%
Deferred income	50	95	(45)	(47.4%)

Total current assets	65,751	63,697	2,054	3.2%
Less: total current liabilities	$77,617	$28,713	48,904	170.3%

Net working capital (deficiency)	(11,866)	34,984	(46,850)	*

*           The percentage change is not applicable.

The principal reason for our $11.9 million working capital deficiency at June 30, 2009, is the reclassification of $25.2 million in senior debt from long-term to short-term. See Notes 2 and 14 of Notes to Consolidated Financial Statements in connection with the reclassification.

Our largest current assets are our accounts and notes receivable and other receivables.  The accounts receivable at June 30, 2009 were $26.2 million.  These accounts receivables are outstanding for an average of 229 days, as compared with 124 days at September 30, 2008. The increase in accounts receivable reflects the nature of the competition as well as the economy, with customers seeking and receiving a longer period to make payments.   A significant portion of the accounts receivable that were outstanding at September 30, 2008 remained outstanding at June 30, 2009. As of September 30, 2009, we had collected, in cash, approximately $16.1 million of the accounts receivable that were outstanding on September 30, 2008 and $4.1 million of the accounts receivable that were outstanding on June 30, 2009.

Other receivables at September 30, 2008 included a rent receivable of $2.9 million. In March 2009, we wrote off $1.8 million of the rent receivable and took a note for the balance. Payments on the note were to commence June 30, 2009.  As of September 30, 2009, no payment had been made on the note.  We cannot assure you that we will be able to collect these accounts or other receivables in a timely manner, and our inability to collect our receivables could impair our liquidity and our ability to conduct our business.

Other receivables were $10.4 million at June 30, 2009 and $17.0 at September 30, 2008.  Other receivables at June 30, 2009, include (1) $9.0 million as a unsecured interest free receivables relating to payments which we made in connection with a bid we made with a non-affiliated company for a project to provide a bio-diesel fuel manufacturing facility and (2) $1.4 million for unsecured interest free note receivables which we accepted in respect to accounts receivables.   As a result of the financial crisis, the project with respect to which we held a $9.0 million receivable had been changed and we received our deposit.

For the nine months ended June 30, 2009, net cash provided in operating activities was $687,000. The changes in working capital for the nine months ended June 30, 2009, were primarily related to a $7.2 million increase in accounts receivable which resulted from the increase in our business and longer period during which our accounts receivables (principally those generated by Sinogas) are outstanding, a $2.2 million decrease in other payables, and offset by a $6.3 decrease of deposit and prepayment, and a $1.9 million decrease of inventories.

For the nine months ended June 30, 2009, we used approximately $19.0 million in investing activities, primarily due to the expansion of our CNG station operations and purchase of property, plant and equipment of $15.9 million, purchase of land use right of $0.5 million, and $2.9 million to invest in the unconsolidated entities.

Net cash provided by financing activities was $22 million for the nine months ended June 30, 2009 related loans from domestic banks in China and repayment of a bank loan.

For the nine months ended June 30, 2008, we used $4.4 million in operating activities, and we used approximately $30.7 million, principally for purchase of property, plant and equipment ($15.2 million), land use right ($13.9 million), and the purchase of minority interest in subsidiaries (1.6 million) offset by increase in payable to investors in subsidiary, and we generated cash flow form the investment activities approximately $1.2 million, including gain on sale of investment (HK Power) $1.7 million.

For the nine months ended June 30, 2008, our cash flow from financing activities represented the net proceeds of the $30 million financing in September 2007, which was received in October 2007, net of bank loan payments of $3.1 million.

We believe that, as long as the holders of $16 million principal amount of guaranteed senior notes and $14 million principal amount of guaranteed senior convertible notes do not seek to accelerate payment of the notes, our working capital, together with cash flow expected to be generated from our operations, will provide us with the funds necessary to continue to develop our business, which, because of efforts to develop the CNG station business, is very cash intensive.  However, to the extent that we are unable to collect the accounts and notes receivable or other receivables in a timely manner, we may not have the cash to develop our business.  We will continue to incur capital expenditures for the CNG station segment in the future. Because the CNG business in the PRC is a relatively new industry, it is necessary for us to plan, construct and equip each CNG station before we can generate any revenue.

At September 30, 2008, we had cash of approximately $9.4 million, an increase of approximately $4.9 million from September 30, 2007. At September 30, 2008, we had working capital of approximately $35.0 million and shareholders’ equity of approximately $55.2 million, compared with working capital of approximately $24.7 million and shareholders’ equity of approximately $32.7 million at September 30, 2007.

For the year ended September 30, 2008, net cash used in operating activities was $20.2 million. The changes in working capital for the year ended September 30, 2008, were primarily related to a $15.8 million increase in accounts receivable, a $12.9 million increase of other receivables, a $4.4 million increase in inventories, partially offset by a $3.6 million increase in accounts payable and a $1.5 million increase in other liabilities. The increase in accounts receivable reflects the nature of the competition, with customers seeking a longer period to make the payment. As a result, at September 30, 2008, our accounts receivable were outstanding for an average of 123 days, as compared with 117 days at September 30, 2007. Other receivables at September 30, 2008  were $17.0 million, which included approximately $7.0 million, which was a deposit which we made in connection with a bid which we made with a non-affiliated company for a project to provide a bio-diesel fuel manufacturing facility, approximately $3.0 million for unsecured interest free notes relating to current accounts, approximately $2.9 million representing a rent receivable arising from the lest of our land use rights for our former manufacturing facility, and approximately $1.0 million due from the agent who owed us this amount in connection with the purchase of CNG equipment.

We used cash of approximately $27.0 million in investing activities for the year ended September 30, 2008. This was due primarily to the expansion of our CNG station operation segment, principally for purchase of property, plant and equipment ($16.5 million) and land use rights ($2.1 million).

Net cash provided by financing activities was $48.8 million for the year ended September 30, 2008, primarily related to $29.8 million of net proceeds from note subscription, $18.2 million from the sale by Sinogas of a minority equity interest, $15.6 million loans from domestic banks in China, which were offset by the repayment of $14.8 million in short-term borrowings from domestic banks in China.

For the September 2007 period, we generated cash of approximately $5.2 million from our operations, and we used approximately $25.2 million in investing activities, consisting of payments of approximately $16.8 million for the purchase of property, plant and equipment, including the purchase of land use rights, and approximately $8.4 million to purchase a portion of the minority interest in some of our subsidiaries.

At the end of our fiscal year ended September 30, 2008, we believed that our working capital, together with cash flow generated from our operations, would provide us with the funds necessary to continue to develop our business, which, because of efforts to develop the CNG station business, was very cash intensive. We further believed that we would continue to incur capital expenditures for this business segment in the future. Because the CNG business in the PRC is a relatively new industry, it is necessary for us to plan, construct and equip each CNG station before we can generate any revenue.

The indentures relating to the issuance of $16 million principal amount of guaranteed senior notes and $14 million principal amount of guaranteed senior convertible notes have covenants which could impair our ability to raise additional funds if we require the funds either to develop or expand our present businesses, primarily the CNG station business, or to make acquisitions.  These covenants, as amended through May 19, 2009, include the following:

•
We cannot incur any debt unless, after (i) giving effect to the borrowing, either (a) the fixed charge coverage ratio would be greater than 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.00 thereafter, and (b) the leverage ratio would not exceed 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.00 thereafter, or (ii) the debt is permitted debt. The fixed charge coverage ratio is the ratio of our earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ratio of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined.  Permitted debt includes indebtedness of Sinogas of up to $10 million and certain purchase money indebtedness.

•
We must maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.00 thereafter, (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.00 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.35.

•
We are subject to restriction in paying dividends, purchasing our own securities or those of our subsidiaries, prepaying subordinated debt, and making any investment other any investments in our own business and our subsidiaries engaged in our business and certain other permitted investments.

•	We are subject to restrictions on incurring liens.

At June 30, 2009, the fixed charge coverage ratio was 0.75 to 1.00, the leverage ratio was 22.00 to 1.00 and the consolidated subsidiary debt to consolidated net tangible asset ratio was 0.4 to 1.00. As a result, we were not in compliance with the required financial covenants at June 30, 2009.  On August 10, 2009, the noteholders waived our obligations to meet those requirements at June 30, 2009 and agreed not to take any action with respect to an event of default for failure to meet these covenants at June 30, 2009 and for the period then ended. However, because (i) the noteholders agreed to a modification of the ratios in May 2009 and the company did not meet the tests at June 30, 2009, (ii) the waiver did not go beyond June 30, 2009, (iii) it is reasonably likely that the company will not meet the tests at September 30, 2009 and (iv) there is no assurance that the noteholders will grant a further waiver, the notes are treated as current liabilities at June 30, 2009. See Notes 2 and 14 of Notes to Consolidated Financial Statements.

 The indenture relating to the 3% senior convertible notes provides for an adjustment in the conversion rate if we do not generate net income for the year ended December 31, 2008 of $14.0 million, based upon our audited financial statements for that year. We changed our fiscal year from the calendar year to the year ended September 30, effective with the year ended September 30, 2007. Since we do not have audited financial statements for the year ended December 31, 2008, which covers parts of two fiscal years, as of the date of this report, we have not determined our net income, as defined in the indenture, for the twelve months ended December 31, 2008.  The indenture also provides for an adjustment in the conversion rate if our net income is less than $22.5 million for the twelve months ended December 31, 2009.

The registration rights agreement with the holders of the convertible notes required us to have a registration statement covering the shares of common stock issuable upon conversion of the notes effective by March 28, 2008. We failed to meet that date. As a consequence, beginning March 28, 2008, for each 90 day period that we fail to have the registration statement declared effective, we must pay additional interest of $140,000, which is 1% of the principal amount of the notes. Through September 30, 2009, we had accrued additional interest of $700,000, of which $280,000 has been paid and $420,000 remained outstanding. Since we failed to have the registration statement declared effective by September 19, 2009, an additional payment of $140,000 became due on that date.

We believe, as long as the noteholders do not take any action to accelerate payment of the notes, that we will have the financial ability to make all payments on the convertible notes and the senior notes based on the original terms set forth in the indentures, including payments of principal, interest, and additional interest, and we intend to make those payments. However, more than $40 million of our current assets are represented by receivables, many of which have been outstanding for a significant period of time. If we are not able to collect our accounts and notes receivable and other receivables in a timely manner, we may have difficulty in making the required payments as well as funding our operations. If we are unable to make the payments as and when required under the indentures, the noteholders may exercise the remedies available under the indentures, including the right to accelerate payment of the notes in the total principal amount of $30.0 million. If the noteholders accelerate payment, we may be unable to continue in business unless we obtain replacement financing, which may not be available to us.

Commitments

We and Hong Kong China New Energy Development Investment Co. Ltd (“New Energy”), formed Hubei Gather Energy Gas Co., Ltd (“Hubei Gather”) to construct and operate natural gas process plants with expected annual processing capacity of 100-300 million cubic meters in Hubei Province. The registered capital is $5 million of which we will contribute $4 million as an 80% equity owner and New Energy will contribute $1 million for a 20% interest. The term of the business of Hubei Gather is from March 23, 2007 to March 22, 2027. As of June 30, 2009, we have invested $1,375,000 and our remaining commitment for future funding is $2,625,000. As of September 30, 2008, our commitment for future funding was $2,625,000.

In the normal course of our business we issue purchase orders for equipment for our CNG stations and well as for components for our products.  At June 30, 2009, there were no significant outstanding purchase orders.

We also lease eight parcels of land in Wuhan City and Pingdingshan City for CNG stations, the current annual rent under these leases is approximately $462,600.

 The following table set forth information as of September 30, 2008 as to our contractual obligations (dollars in thousands).

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt obligations(1)	$30,000	$0	$16,000	$14,000	$0
Capital lease obligations	0	0	0	0	0
Operating lease obligations	8,737	3,024	1,574	802	3,337
Purchase obligations(2)(3)	12,100	12,100	0	0	0
Investment obligations for joint ventures (3)	2,625	2,625	0	0	0
Obligations relating to acquisition of land use rights	0	0	0	0	0
Other long-term liabilities reflected on the balance sheet	0	0	0	0	0
Interest obligations(4)	9,919	2,899	4,680	2,340	0
Total	$63,381	$20,648	$22,254	$17,142	$3,337

(1)
The total represents the total principal amount of our 12% senior notes in the principal amount of $16,000,000 and 3% senior convertible notes in the principal amount of $14,000,000.  The amounts in this table reflect the payments due with respect to these notes, and do not reflect the discounted value of the notes as reflected on the September 30, 2008 balance sheet.

(2)
We have purchase orders with several suppliers with aggregated amount of $28.84 million. At September 30, 2008, we had paid a total of $16.74 million for the purchase, and goods costing $15.79 million have been delivered to us.

(3)	These obligations have no specified payment period, and are treated as being due within one year.

(4)	Interest due reflects the stated interest rates. There is no deferred interest.

We have no off-balance sheet assets or liabilities.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates.  In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, we are required to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment, valuation of warrants and options and inventory valuation, and the determination of revenue and costs for under the percentage of completion method of revenue recognition.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Revenue Recognition.  We recognize revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.  We recognize product sales upon delivery. CNG station construction and revenue related to building technical consulting service is recognized on the percentage of completion basis. The percentage of completion method recognizes income as work on a contract (or group of closely related contracts) progresses.  The recognition of revenues and profit is related to costs incurred in providing the services required under the contract. Revenue is presented net of any sales tax and VAT. Under the percentage-of-completion method, revenue is recognized based upon contract costs incurred to date as a percentage of total contract costs expected to be incurred at contract completion (the customer will provide progress report based on the actual percentage of the work volume). Revenue is presented net of any sales tax and value added tax. We recognized $469,000 and $0 for the nine month ended September 30, 2007 and the year ended September 30, 2008 respectively.

Stock-Based Compensation. We grant stock options and stock grants to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.  We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Accounting for Stock-Based Compensation,” which establishes a fair value method of accounting for share-based compensation. In accordance with SFAS No. 123R, the fair value of stock options and warrants issued to employees and non-employees is measured at the grant date. The fair value is determined using the Black-Scholes option pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the company expects to receive benefit, which is generally the vesting period. In some cases, our principal shareholder, which is owned by our chief executive officer and our chairman, both of whom are directors, provided or agreed to provide stock to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to us and issued by us.  The value of the shares is determined in accordance with SFAS No. 123R.

Capitalization of Interest.  We capitalize interest incurred in connection with the construction of assets, principally our CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, to property.  We capitalized approximately $1.8 million of interest during 2008. We did not capitalize any interest during the September 2007 period.

 NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, “Defining Fair Value Measurement” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As such, the company was required to adopt these provisions at the beginning of the fiscal year beginning October 1, 2008.

 In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As such, the company was required to adopt these provisions at the beginning of the fiscal year beginning October 1, 2008.

 In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date.  Subsequent changes to the estimated fair value of contingent consideration will be reflected in earnings until the contingency is settled.  SFAS No. 141(R) also requires acquisition-related costs and restructuring costs to be expensed as incurred rather than treated as part of the purchase price. The company will be required to adopt SFAS No. 140 on October 1, 2009, which will apply to business combinations completed on or after that date.  Earlier adoption is not permitted.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The company will be required to adopt SFAS No. 160 on October 1, 2009.  Earlier adoption is not permitted. The company is currently evaluating the impact that SFAS 160 may have on  its consolidated financial position, results of operations, and cash flows upon adoption.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement 133.” SFAS No. 161 provides new disclosure requirements for an entity’s derivative and hedging activities. SFAS No. 161 was adopted by the company on January 1, 2009.  The adoption of SFAS No. 161 did not have an impact on the company’s financial position, results of operations, or cash flows.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). This position amends the factors an entity should consider when developing renewal or extension assumptions used in determining the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 requires an entity to consider its own historical experience in renewing or extending similar arrangements in determining the amortizable useful life. Additionally, this position requires expanded disclosure regarding renewable intangible assets.  The company will be required to adopt FSP FAS 142-3 on October 1, 2009.  Earlier adoption is not permitted.  The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date.

At its June 25, 2008 meeting, the Financial Accounting Standards Board ratified the consensus reached by the Emerging Issues Task Force Issue 07-5 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock  (EITF 07-5).  The adoption of EITF 07-5’s requirements will affect accounting for convertible instruments and warrants with down-round provisions.  Down-round provisions are designed to protect an investor in the event the issuer issues securities at a lower price or with a lower exercise or conversion price.  Convertible instruments and warrants which are derivatives and have such provisions will no longer be recorded in equity.  EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted.  The company will be required to adopt EITF 07-5 commencing with the quarter ending December 31, 2009, which is the first quarter of the fiscal year ending September 30, 2010.  To the extent that our convertible notes and certain of its warrants are outstanding on December 31, 2009, we will reflect as a derivative liability the fair value of the derivate component of these securities and will reflect a gain or loss for the derivative liability based on the change in value of the derivative liability during each fiscal quarter during which the instruments are outstanding.

In April 2009, the FASB issued FSP FAS 107-1, “Interim Disclosures about Fair Value of Financial Instruments,” and APB 28-1, “Interim Financial Reporting,” which require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.  The adoption of FSP FAS 107-1 and APB 28-1 did not have any impact on the company’s consolidated financial statement presentation or disclosures.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS 165). SFAS 165 establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are available to be issued (subsequent events). More specifically, SFAS 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition in the financial statements, identifies the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that should be made about events or transactions that occur after the balance sheet date. SFAS 165 provides largely the same guidance on subsequent events which previously existed only in auditing literature. The statement was adopted by the company in its second quarter and did not have an impact on its Consolidated Financial Statements.

 In June 2009, the FASB issued SFAS 166, "Accounting for Transfers of Financial Assets" an amendment of SFAS 140.  SFAS 166 is intended to improve the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial statements regarding transfers of financial assets, including the effects of a transfer on its financial position, financial performance, and cash flows, and the transferor's continuing involvement, if any, in the transferred financial assets. This statement must be applied as of the beginning of the company’s first annual reporting period that begins after November 15, 2009. The company does not expect the adoption of SFAS 166 to have a material impact on its results of operations, financial condition or cash flows.

 In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (SFAS 168). SFAS 168 establishes the FASB Standards Accounting Codification (Codification) as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification will supersede all the existing non-SEC accounting and reporting standards upon its effective date and subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. SFAS 168 also replaces FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, given that once in effect, the Codification will carry the same level of authority. SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.

FINANCIAL STATEMENTS OF SINOENERGY CORPORATION AND SUBSIDIARIES

Index to Financial Statements
Page
Audited Consolidated Financial Statements	F-[ ]

Reports of Independent Registered Public Accounting Firms

Consolidated Balance Sheet as of September 30, 2008 and 2007

Consolidated Statements of Income and Comprehensive Income for the Year Ended September 30, 2008 and the nine month transition period ended September 30, 2007

Consolidated Statements of Shareholders’ Equity for the Year Ended September 30, 2008 and the nine month transition period ended September 30, 2007

Consolidated Statements of Cash Flows for the Year Ended September 30, 2008 and the nine month transition period ended September 30, 2007

Notes to the Consolidated Financial Statements

Unaudited Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2009 (Unaudited) and September 30, 2008

Consolidated Statements of Operations and Comprehensive Income for the Three Months Ended June 30, 2009 and 2008 (Unaudited)

Consolidated Statements of Operations and Comprehensive Income for the Nine Months Ended June 30, 2009 and 2008 (Unaudited)

Consolidated Statement of Shareholders’ Equity for the Nine Months Ended June 30, 2009 (Unaudited)

Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2009and 2008 (Unaudited)

Notes to Consolidated Financial Statements for the Three and Nine Months Ended June 30, 2009 and 2008 (Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Sinoenergy Corporation

We have audited the accompanying consolidated balance sheet of Sinoenergy Corporation and subsidiaries (the “Company”) as of September 30, 2008, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sinoenergy Corporation and subsidiaries as of September 30, 2008, and the results of their operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
December 23, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Sinoenergy Corporation

We have audited the accompanying consolidated balance sheet of Sinoenergy Corporation as at September 30, 2007 and the related consolidated statements of operations, cash flows and changes in shareholders’ equity for the nine months transition period ended September 30, 2007. These consolidated financial statements are the responsibility of the management of Sinoenergy Corporation. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sinoenergy Corporation as of September 30, 2007 and the results of its operations and its cash flows for the nine months ended September 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

/S/ SCHWARTZ LEVITSKY FELDMAN LLP

Toronto, Ontario, Canada	Chartered Accountants
December 24, 2007	Licensed Public Accountants

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands of United States dollars)

	September 30, 2008	September 30, 2007

ASSETS
CURRENT ASSETS
Cash	$8,871	$3,322
Restricted cash	523	1,225
Accounts receivable, net	22,008	5,996
Other receivable, net	16,983	4,086
Note subscription receivable	-	29,840
Deposits and prepayments	7,918	2,795
Inventories	7,303	2,901
Deferred expenses	91	58
TOTAL CURRENT ASSETS	63,697	50,223

Long-term investments	1,568	1,592
Property, plant and equipment, net	30,298	8,388
Intangible assets	27,591	18,531
Due from related party	383	-
Other long term asset	6,891	9,599
Goodwill	1,906	729
Deferred tax asset	13	4
TOTAL NON-CURRENT ASSETS	68,650	38,843

TOTAL ASSETS	$132,347	$89,066

CURRENT LIABILITIES
Short-term bank loan	$11,953	$14,843
Notes payable	1,633	799
Accounts payable	5,894	3,166
Advances from customers	2,409	1,035
Additional interest payable under convertible note indenture	420	-
Income taxes payable	633	119
Other payables	5,341	5,181
Accrued expenses	335	395
Deferred income	95	-
TOTAL CURRENT LIABILITIES	28,713	25,538

Long-term notes payable	29,251	29,445
Long-term loans	3,667	-
Deferred tax liabilities	1,095	-
TOTAL LIABILITIES	62,726	54,983

Minority interests	14,394	1,363

Commitments

SHAREHOLDERS’ EQUITY
Common stock- par value $0.001 per share; Authorized - 50,000,000 shares; Issued and outstanding- 15,942,336 shares at September 30, 2008 and 15,709,033 at September 30, 2007	16	16
Additional paid-in capital	30,396	23,175
Retained earnings	19,953	8,217
Accumulated other comprehensive income	4,862	1,312

TOTAL SHAREHOLDERS’ EQUITY	55,227	32,720

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$132,347	$89,066

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(In thousands of United States dollars except per share information)

	Year Ended September 30, 2008	Nine months Ended September 30, 2007

NET SALES	$40,940	$15,923
COST OF SALES	(25,589)	(8,090)
GROSS PROFIT	15,351	7,833

OPERATING EXPENSES
Selling expenses	881	234
General and administrative expenses	4,889	3,329

TOTAL OPERATING EXPENSES	5,770	3,563

INCOME FROM OPERATIONS	9,581	4,270

OTHER INCOME (EXPENSES)

Rental income, net of land use right amortization of $176	3,836	-
Gain on sale of equity of subsidiary	7,367	-
Interest income	126	13
Interest expense	(1,783)	(308)
Other expense, net	(260)	(4)
Additional interest payable under convertible note indenture	(420)	-

OTHER INCOME (EXPENSES), NET	8,866	(299)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	17,138	3,783
Income taxes	(1,309)	(188)
Minority interest	(1,082)	(142)
NET INCOME	16,056	3,641
Other comprehensive income:
Foreign currency translation adjustments	3,550	964
COMPREHENSIVE INCOME	$19,606	$4,605
Net Income Per Common Share
Basic	$1.02	$0.28
Diluted	$0.98	$0.27
Weighted Average Common Shares Outstanding
Basic	15,721	12,776
Diluted	19,076	13,364

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statement of Shareholders’ Equity
(In thousands of United States dollars)

	Number of Common Shares Issued	Par Value Common Stock	Par Value Series A Preferred Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholder’s Equity -
Balance, December 31, 2006	7,318	$8	$3	$11,105	$4,576	$348	$16,040
Issuance of common stock on conversion of series A preferred stock	2,846	3	(3)				—
Warrants exercised to common stock	5,545	5		11,321			11,326
Amortization discount of 3% guaranteed senior convertible notes				176			176
Issuance of warrants for services				65			65
Grant of stock options				508			508
Net income for the period					3,641		3,641
Currency translation adjustment						964	964
Balance, September 30, 2007	15,709	16	—	23,175	8,217	1,312	32,720
Warrants exercised to common stock	233
Issuance of warrants for services				83			83
Grant of stock options				431			431
Adjustment to record reduction in conversion price of 3% senior convertible notes				2,266			2,266

Grant of stock award				121			121
Transfer of reserve				4,320	(4,320)		—
Net income for the period					16,056		16,056
Currency translation adjustment						3,550	3,550
Balance, September 30, 2008	15,942	$16	$—	$30,396	$19,953	$4,862	$55,227

The accompanying notes are an integral part of these financial statements.

 Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands of United States dollars)

	Year Ended September 30, 2008	Nine Months Ended September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,056	$3,641
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity sale of subsidiary	(7,367)	-
Warrants and stock awards issued for services	83	65
Grant of stock options	552	508
Amortization of note discount	111	176
Estimated additional interest	420	-
Non-cash portion of interest expense	1,264	-
Minority interest	1,269	142
Depreciation	551	417
Amortization of intangible assets	134	367
Provision for (recovery of) doubtful accounts	(133)	220
Changes in operating assets and liabilities:
Accounts receivable	(15,940)	(1,805)
Other receivables, deposits and prepayments	(18,402)	164
Inventories	(4,402)	(1,964)
Deferred tax asset	(9)	-
Accounts payable	3,562	3,302
Accrued expenses	(60)	179
Advances from customers	1,374	334
Other payables	160	(1,251)
Deferred income	95	-
Income taxes payable	514	112

Net cash provided by (used in) operating activities	(20,168)	4,607

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(16,546)	(5,249)
Prepayment for long-term assets	(2,111)	(4,780)
Purchase of land use right	(2,127)	(6,784)
Purchase of minority interest in subsidiaries	(7,958)	(8,414)
Net proceeds related to sale of investment	1,738	-

Net cash used in investing activities	(27,004)	(25,227)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds received from note subscription receivable	29,840	-
Cash received from capital contribution in subsidiary	18,181	11,933
Proceeds from bank loan	15,620	11,682

Payment of bank borrowings	(14,843)	-

Net cash provided by financing activities	48,798	23,615

Effect on cash of changes in exchange rate	3,221	964

Net increase in cash	4,847	3,959
Cash at beginning of period	4,547	588

Cash at end of period	$9,394	$4,547
Supplemental disclosure of cash flow information:
Interest paid	$2,304	$295
Income taxes paid	$834	$-

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Notes to the consolidated financial statements

1.	The Company

(a) Organization

Sinoenergy Corporation (“Sinoenergy” or the “Company”) was incorporated in Nevada on March 2, 1999 under the name Franklyn Resources III, Inc. (“Franklyn”). The Company’s corporate name was changed to Sinoenergy Corporation on September 28, 2006.

On June 2, 2006, the Company acquired Sinoenergy Holding Limited (“Sinoenergy Holding”), a British Virgin Islands corporation.  Sinoenergy Holding was the sole shareholder of Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), a wholly foreign-owned enterprise (“WFOE”) registered under laws of the People’s Republic of China (the “PRC”). Sinoenergy Holding had no business other than its ownership of Sinogas. As a result of this transaction, Sinoenergy Holding and its subsidiary, Sinogas, became subsidiaries of the Company and the business of Sinogas became the business of the Company.

Under generally accepted accounting principles, both acquisitions described above are considered to be capital transactions in substance, rather than business combinations. With respect to such acquisitions, they are equivalent to the issuance of stock by Sinogas for the net monetary assets of Sinoenergy Holding, and the issuance of stock by Sinoenergy Holding for the net monetary assets of Sinoenergy. Each transaction was, in essence, a recapitalization, and was accounted for as a change in capital structure. The accounting for the acquisitions is identical to that resulting from a reverse acquisition, and no goodwill is recorded. Under reverse takeover accounting, the comparative historical financial statements in the Sinoenergy/Sinoenergy Holding acquisition of the “legal acquirer,” Sinoenergy, are those of the “accounting acquirer,” which is Sinogas. The accompanying financial statements reflect the recapitalization of the shareholders’ equity section as if the transactions occurred as of the beginning of the first period presented. Earnings per share are restated for all period presented to reflect this recapitalization.

(b) Reverse Split of Common Stock

The Company amended its articles of incorporation on June 17, 2008 by a certificate of change. The certificate of change effected a one-for-two reverse split on the common stock and reduced the Company’s authorized shares from 100,000,000 shares of common stock to 50,000,000 shares without changing the par value. This reverse stock split became effective on July 9, 2008. All share and per share information in these financial statements retroactively reflects the reverse split for all periods presented.

(c) Change of Fiscal Year

The Company changed its fiscal year from the calendar year to September 30, effective September 30, 2007.  These financial statements include the results of operations, cash flows and shareholders’ equity for the year ended September 30, 2008 and the nine month transitional period ended September 30, 2007.

(d) Subsidiaries of the Company

Set forth below is a list of the Sinoenergy’s wholly-owned and majority-owned subsidiaries, all of whose financial statements are consolidated with Sinoenergy.  References to the Company include the Company and its consolidated subsidiaries unless the context indicates otherwise.  The percentage ownership reflects the percentage ownership by Sinoenergy.

Company	Ownership %	Business activities
Sinoenergy Holding Limited	100%	Holding company
Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)	75.05%	Production of compressed natural gas (CNG) facilities, technical consulting in CNG filling station construction, manufacturing of CNG vehicle conversion kit
Qingdao Sinogas Yuhan Chemical Equipment Company Limited (“Yuhan”)	81%**	Manufacturing of customized pressure containers
Wuhan Sinoenergy Gas Company Limited (“Wuhan Sinoenergy”)	80%*	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Pingdingshan Sinoenergy Gas Company Limited (“Pingdingshan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Jiaxing Lixun Automotive Electronic Company Limited (“Lixun”)	81%**	Design and manufacturing of electric control devices for alternative fuel
Hubei Gather Energy Company Limited (“Hubei Gather”)	80%	Construction and operating of natural gas processing plants
Xuancheng Sinoenergy Vehicle Gas Company Limited (“Xuancheng Sinoenegy”)	100%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Qingdao Jingrun General Machinery Company Limited (“Jingrun”)	100%	Design and manufacturing of petroleum refinery equipment and petroleum machinery
Qingdao Sinoenergy General Machinery Company Limited (“Qingdao Sinoenergy”)	100%	Manufacturing and installation of general machinery equipment

*             This subsidiary is owned 40% by Sinogas and 50% by Sinoenergy.
**           This subsidiary is owned 75% by Sinogas and 25% by Sinoenergy.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of Sinoenergy Corporation and its wholly-owned subsidiaries and majority-owned subsidiaries as to which it exercises control. Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, the Company makes estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and sales and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment, valuation of warrants and options and inventory valuation, and the determination of revenue and costs.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Goodwill

Goodwill represents the excess of the purchase price of business combinations over the fair value of the net assets acquired and is tested for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then goodwill is written down to the implied fair value of goodwill through a charge to operations. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses. The goodwill on the Company’s financial statements was a result of the transactions pursuant to which the Company acquired Yuhan, Jiaxing Lixun and Xuancheng Sinoenergy, and relates to the pressure container, vehicle conversion kits, and CNG station operation reporting segments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2008 and September 30, 2007, the Company did not have any cash equivalents.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is maintained for customers (other than related parties) based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. When circumstances related to customers change, estimates of the recoverability of receivables are further adjusted.

Inventories

Inventories are comprised of raw materials, work in process, finished goods and low value consumable articles. Amounts are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

Long-Term Investments

Investments in entities in which the Company owns more than 20% but less than 50% of the equity and does not have the ability to control, but has the ability to exert significant influence, are accounted for using the equity method, which includes recognition of a percentage share of income or loss, dividends, and any changes in the investment percentage in an investee by an investor.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs which do not improve or extend the expected useful life of the assets are expensed to operations while major repairs and improvements are capitalized.

The estimated useful lives are as follows:

Buildings and facilities	20 years
Machinery and equipment	8 years
Motor vehicles	10 years
Office equipment and others	5 to 8 years

Intangible Assets

Intangible assets, representing patents, technical know-how, and acquired land use rights, are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the estimated useful lives of the assets which range from 10 to 50 years.

There is no private ownership of land in the PRC. All land is owned by the government and the government grants what is known as a land use right, which is a transferable right to use the land. The land use right for the land on which the Sinogas, Xuancheng, Jingrun, and Qingdao Sinoenergy facilities are located is recorded as an intangible asset.

Impairment of Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), impairment of assets is monitored on a periodic basis, and is assessed based on the undiscounted cash flows expected to be generated by the underlying assets. In the event that the carrying amount of assets exceeds the undiscounted future cash flows (fair value), then the carrying amount of such assets is adjusted to their fair value.

Capitalization of Interest

The Company capitalizes interest incurred in connection with the construction of assets, principally its CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, to property and equipment.  The Company capitalized $1,791,795 of interest during the year ended September 30, 2008.  The Company did not capitalize any interest during the nine months ended September 30, 2007.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence that an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.  The Company recognizes product sales generally at the time the product is shipped. CNG station construction and building technical consulting service revenue related is recognized on the percentage of completion basis. Under the percentage-of-completion method, revenue is recognized based upon contract costs incurred to date as a percentage of total contract costs expected to be incurred at contract completion.  Revenue is presented net of any sales tax and value added tax.

Warranty Reserves

Warranty reserves represent the Company’s obligation to repair or replace defective products under certain conditions.  The estimate of the warranty reserves is based on historical experience and industry practice.  Based on experience and industry practice, the Company has established a warranty reserve rate of 0.2% of gross sales for customized pressure containers and CNG station facilities and construction segments. The Company periodically reviews this rate and revises it as necessary.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109,” on October 1, 2007. The Company recognizes a tax benefit associated with an uncertain tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that it judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management.

Foreign Currency Translations

The Company’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the year. Equity accounts are translated using the historical rate as incurred. Translation gains and losses are deferred and accumulated as a component of accumulated other comprehensive income in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts receivable, related party and other receivables, accounts payable, other payables and accrued expenses, the Company estimates that the carrying amounts approximate fair value because of the nature of the assets and short- term maturities of the obligations.

Minority Interest

Minority interest refers to the portion of a consolidated subsidiary which is not wholly-owned by the Company. The Company records the minority interest portion of any related profits and losses in consolidation.

Stock-Based Compensation

The Company grants stock options to employees and stock options and warrants to non-employees in non-capital raising transactions for services and for financing costs. The Company has adopted SFAS No. 123R, “Share-Based Payment,” which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with SFAS No. 123R, the fair value of stock options and warrants issued to employees and non-employees is measured at the grant date. The Company utilizes the Black-Scholes option pricing model to determine fair value. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period. In some cases, our principal shareholder, which is owned by our chief executive officer and our chairman, both of whom are directors, provided or agreed to provide stock to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to and issued by the Company.  The value of the shares is determined in accordance with SFAS No. 123R.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. While there are risks associated with any concentration of customers, management believes that the active monitoring system in place to monitor the creditworthiness of customers will minimize such risks.

The Company performs ongoing credit evaluations of its debtors, but does not require collateral, in accordance with industry practice in China.

The Company maintains its cash accounts with major banks in China.  While the Chinese banks do not provide deposit insurance.

Earnings per Share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of diluted weighted average common shares outstanding is based on the average of the closing price of the Company’s common stock during the reporting periods, and is applied to options and warrants using the treasury stock method to determine if they are dilutive. The common stock issuable upon conversion of the convertible preferred stock and convertible notes payable is included on an “as if converted” basis when the preferred stock and convertible notes are dilutive.

Comprehensive Income

The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is foreign currency translation gain of $4,862,000 for the year ended September 30, 2008, and $1,312,000 for the nine months ended September 30, 2007.  Cumulative other comprehensive income is recorded as a separate component of shareholders’ equity.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, “Defining Fair Value Measurement” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year beginning October 1, 2008. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year beginning October 1, 2008. The Company is currently evaluating the impact of SFAS 159 on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date.  Subsequent changes to the estimated fair value of contingent consideration will be reflected in earnings until the contingency is settled.  SFAS No. 141(R) also requires acquisition-related costs and restructuring costs to be expensed as incurred rather than treated as part of the purchase price. The adoption of SFAS No. 141(R) will change the Company’s accounting treatment for business combinations on a prospective basis beginning October 1, 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating whether the adoption of SFAS No. 160 will have a significant effect on its consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement 133.” SFAS No. 161 provides new disclosure requirements for an entity’s derivative and hedging activities. SFAS No. 161 is effective for periods beginning after November 15, 2008. The Company has not yet determined the impact on its consolidated financial statements of adopting SFAS No. 161.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). This position amends the factors an entity should consider when developing renewal or extension assumptions used in determining the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 requires an entity to consider its own historical experience in renewing or extending similar arrangements in determining the amortizable useful life. Additionally, this position requires expanded disclosure regarding renewable intangible assets. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. Early adoption is prohibited. The Company expects to adopt FSP FAS 142-3 as of October 1, 2009.

3. Restricted Cash

The balances of restricted cash as at September 30, 2008 and 2007 represent a deposit on a bill of exchange issued by the Company for the purchase of materials.

4. Accounts receivable

Details of allowance for doubtful receivables deducted from accounts receivable are as follows (dollars in thousands):

	September 30, 2008	September 30, 2007
Accounts receivable	$22,100	$6,274

Notes receivable-bank acceptance	114
Less: allowance for doubtful receivables	(206)	(278)

Balance	$22,008	$5,996

5. Note Subscription Receivable

Note subscription receivable relates to a long-term note described in Note 15.  The subscription was collected in October 2007.

6. Inventories

Inventories at September 30, 2008 and September 30, 2007 are as follows (dollars in thousands):

	September 30, 2008	September 30, 2007

Raw materials	$4,145	$1,936
Work in progress	2,428	538
Finished goods	721	426
Low value consumables	9	1

Total	$7,303	$2,901

7. Long-term investments

Anhui Gather and Hubei Gather

On March 23, 2007, the Company and Hong Kong China New Energy Development Investment Co., Ltd. (“China New Energy”) organized two companies to construct and operate natural gas processing plants – Anhui Gather Energy Company (“Anhui Gather”), which is based in Wuhu City, and Hubei Gather Energy Gas Co., Ltd. (“Hubei Gather”), which is located in Wuhan.

Anhui Gather was initially owned 55% by China New Energy and 45% by Tianjin Green Fuel.  On July 4, 2007, the Company purchased the 45% interest from Tianjin Green Fuel for $2,750,000.  Hubei Gather was initially owned 55% by the Company and 45% by China New Energy.   The Company’s capital obligation to Hubei Gather was $4,000,000, of which $1,375,000 was paid as of September 30, 2008.

In July 2008, the Company entered into an agreement with China New Energy pursuant to which it exchanged a 25% interest in Anhui Gather for a 25% interest in Hubei Gather.  As a result of the exchange, we own an 80% interest in Hubei Gather and a 20% interest in Anhui Gather.  Neither Hubei Gather nor Anhui Gather has commenced business activities.

Hong Kong Giant Power International Investment Ltd.

Hong Kong Giant Power International Investment Ltd is a holding company that, through its four subsidiaries, specializes in investing in CNG in China. On January 24, 2008, the Company acquired all of the equity of Hong Kong Giant Power International Investment Ltd. (“HK Power”) from its shareholders, who were unrelated to the Company. The acquisition cost was RMB64 million (equivalent to $8,865,713 at the date of acquisition) in cash. In June 2008, the Company signed an equity transfer agreement with an unrelated party ("Greka") to sell its 100% equity interest in HK Power for $10.68 million. As of September 30, 2008, Greka paid all the payments. The Company recorded a gain of $1,737,955 on the sale of its interest, which is reflected as other income in the statement of operations.

8. Property, Plant and Equipment

As of September 30, 2008 and 2007, property, plant and equipment consist of the following (dollars in thousands):

	September 30, 2008	September 30, 2007

Buildings and facility	$6,254	$3,173
Machinery equipment	7,538	1,501
Motor vehicles	838	621
Office equipment and other	395	180
Total	15,025	5,475

Accumulated depreciation	(1,666)	(966)
	13,359	4,509

Construction in process	16,939	3,879

Net Book Value	$30,298	$8,388

9. Intangible Assets

As of September 30, 2008 and 2007, intangible assets consist of the following (dollars in thousands):

	September 30, 2008	September 30, 2007

Patent and technology know-how	$424	$350
Land use rights	28,054	18,856
Total	28,478	19,206

Accumulated amortization	(887)	(675)

Net Book value	$27,591	$18,531

Patents and technology know-how is being amortized over 10 years through September 2014. Included in the cost of patent and technology know-how is $91,000, which represents the technical know-how purchased, while $226,000 represents the technical know-how contributed from Kangtai (minority shareholder) when Yuhan was incorporated. An additional $42,000 represents the patent and know-how of Jiaxing Lixun.

The land use rights include four parcels of land purchased by the Company, which are held by Sinogas, Jingrun, Xuancheng, Qingdao Sinoenergy and Jiaxing Lixun. The land use rights are being amortized over the following periods for which they are transferable and renewable:

Owner	Cost	Expiration
Sinogas	$20,772	May 2057
Jingrun	4,126	December 2056
Xuancheng Sinoenergy	874	June 2058
Qingdao Sinoenergy	1,914	(1)
Jiaxing Lixun	368	June 2058
Total	$28,054

(1) The purchase price for these land use rights has been paid in full, but the land use rights have not yet been transferred to the Company. The Company has applied to the applicable government agency and is awaiting government approval. The transfer will be made upon receipt of government approval. The Company believes that the approvals will be obtained in fiscal 2009.

The land use right owned by Sinogas represents two parcels of land located in the central portion of Qingdao City, on which Sinogas and Yuhan’s offices and manufacturing facilities are located. The land use right was purchased by the Company from Beijing Sanhuan, a former shareholder of Sinogas, for a price of RMB160 million, equivalent to US$23.47 million based on the current exchange rate. The land is being amortized from May 2007 over a 50-year term. On March 1, 2008, Sinogas entered into an agreement to sublease certain parcels of land to Qingdao Mingcheng Real Estate Co., Ltd. (“Qingdao Mingcheng”), an unrelated party, for a term of three years beginning in January 2008 and expiring on December 31, 2010, for a price of RMB40 million per year, equivalent to approximately $5.6 million per year based on the current exchange rate. The lease also gives Qingdao Mingcheng a right of first refusal to purchase the property at a value to be negotiated if Sinogas proposes to sell the property during the term of the lease.

On December 15, 2007, the Company purchased all of the equity of Jingrun, whose sole asset is the land use right and construction in progress, for approximately RMB60 million ($8.8 million based on the September 30, 2008 exchange rate). The cost of the land use right paid by the Company was approximately $4.1 million based on the September 30, 2008 exchange rate.

The land use right owned by Xuancheng was purchased by the Company from Shanghai CNPC Enterprises Group for $874,000 based on the September 30, 2008 exchange rate. The Company has paid the purchase price, and obtained the title deed for the land.

On January 4, 2008, the Company purchased all of the equity of Qingdao Shan Yang Tai Chemistry Resources Development Co., Ltd. (“QDSY”), whose sole asset is the land use right and construction in progress, for approximately RMB43 million. The cost of the land use right paid by the Company was approximately $1.9 million based on the September 30, 2008 exchange rate.

In June 2008, Jiaxing Lixun acquired a land use right for $368,000, which will be used for construction of a new plant.

10. Goodwill

The amount of goodwill in the consolidated financial statements at September 30, 2008 and 2007 is as follows (dollars in thousands):

Transactions	September 30, 2008	September 30, 2007

Purchase of an additional 45% (2007:35%)interest in Yuhan	$995	$676
Purchase of 90% (2007:60%)equity in Jiaxing Lixun	619	53
Purchase of a 70% equity in Xuancheng Sinoenergy	258	—
Purchase of Jingrun	34

Total	$1,906	$729

On May 25, 2006, the Company and Qingdao Kangtai Machinery Equipment Manufacture Co. Limited (“Kangtai”) formed Qingdao Sinogas Yuhan Chemical Equipment Co., Ltd. (“Yuhan”), in which the Company held a 55% interest and Kangtai held a 45% interest. In August 2006, the Company entered into an agreement to acquire the remaining 45% interest for a purchase price of approximately $1.5 million, which was payable in installments. The consolidated balance sheet reflects goodwill of $995,000, which represents the excess of the purchase price for 45% of Yuhan’s equity over 45% of Yuhan’s tangible assets at date of acquisition. In January 2008, the Company paid the remainder of the purchase price. As of September 30, 2008, the Company’s financial statements reflect a 75% ownership of Yuhan by Sinogas and a 25% ownership by Sinoenergy.

In March 2007, the Company purchased a 60% interest in Jiaxing Lixun Automotive from its shareholders, for a total cash payment of $310,310. The consolidated balance sheet at September 30, 2007 reflects goodwill of $52,385, which represents the excess of the purchase price over the tangible assets of Lixun at the date of acquisition. In July 2007, the shareholders provided a further contribution to capital of $700,000 which increased the Company’s interest to 70%. In May 2008, the Company purchased the remaining 30% interest with a total cash payment of $1,152,000, including goodwill of $566,000. As of September 30, 2008, the Company’s financial statements reflect a 75% ownership of Lixun by Sinogas and a 25% ownership by Sinoenergy.

Xuancheng Sinoenergy was established on March 26, 2007. Upon incorporation, Shanghai CNPC owned a 70% interest and Sinogas owned a 30% interest. On November 6, 2007, the Company purchased the 70% equity interest owned by Shanghai CNPC for $1,807,000. The consolidated balance sheet as of September 30, 2008 reflects goodwill of $258,000, which represents the excess of the purchase price over the tangible assets of Xuancheng at the date of acquisition.

The Company monitors the impairment of goodwill at least annually. As of September 30, 2008, there were no indications that the carrying amount of the goodwill was impaired.

11. Other long-term assets

The amount of other long-term assets in the consolidated financial statements at September 30, 2008(dollars in thousands) consists primarily of the following:

(1) $3,715,159 prepayments for CNG station equipment from overseas. This equipment will be used to construct CNG filling stations as long-term fixed assets

(2) $1,021,046 due from the customers related to the deferred income.

(3) $1,302,509 prepayments for the CNG land rental.

The amount of other long-term assets in the consolidated financial statements at September 30, 2007(dollars in thousands) consists primarily of the following:

(1) $3,962,701 prepayments for CNG station equipment from overseas. This equipment will be used to construct CNG filling stations as long-term fixed assets

(2) $4,087,175 prepayment for acquisition of 100% of the equity of Jingrun;

(3) $732,278 prepayment to Shanghai CNPC Enterprises for 70% equity purchase of Xuancheng Sinoenergy Vehicle Gas Company;

12. Short Term Bank Loan

The following table summarizes the contractual short-term borrowings between the banks and the Company as of September 30, 2008 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication *	Working Capital	August 5, 2008	Six months	5.04%	$5,866
Bank of Communication **	Working Capital	September 5, 2008	One year	5.58%	5,866
Bank of Communication	Working Capital	July 17, 2008	One year	7.326%	221
Total					$11,953

The interest rates, which are subject to adjustment by the banks determined by the Chinese government economic development policy, reflect the interest rate in effect on September 30, 2008.

* 6 month interest rate
** 6-12 month interest rate

The following table summarizes the contractual short-term borrowings between the banks and the Company as of September 30, 2007 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Maturity date	Annual Interest Rate	Amount
Shenzhen Development Bank	Working Capital	November 27,2006	November 27, 2007	5.58%	$863
CITIC Bank	Working Capital	March 29, 2007	March 29, 2008	7.02%	666
Bank of Communication	Working Capital	April 30-2007	April 30, 2008	6.39%	2,662

Bank of Communication		August 14, 2007	August 14, 2008	7.29%	5,326
Bank of Communication	Working Capital	September 9, 2007	September 9,2008	7.29%	5,326
Total					$14,843

13. Advances from Customers

Advances from customers at September 30, 2008 and 2007 consist of advances received for routine sales orders according to the Company’s sales policy.

14. Income Taxes Payable

The Company pays income taxes in a number of jurisdictions.  Pursuant to the PRC income tax laws, the Company’s PRC subsidiaries are generally subject to enterprise income tax at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. Beginning January 1, 2008, the Company’s PRC subsidiaries are generally subject to enterprise income tax at a statutory rate of 25%.

As PRC subsidiaries that qualify as wholly foreign owned manufacturing enterprises, Sinogas, Yuhan and Jiaxing Lixun were granted tax preferences. Sinogas and Yuhan was granted a 100% enterprise income tax exemption for calendar years 2006 and 2007 and a 50% enterprise income tax exemption for the following three years (2008 through 2010). Jiaxing Lixun was granted a 100% tax exemption from August 2007 through 2008 and a 50% enterprise income tax exemption for the following three calendar years (2009 through 2011).

Under the current tax laws of the PRC, the Company’s other PRC subsidiaries, Wuhan Sinoenergy and, Pingdingshan Sinoenergy will each be entitled to a two-year 100% tax exemption followed by three years of a 50% tax exemption once they become profitable.

No provision for other overseas tax is made as Sinoenergy Holding Limited, which is an investment holding company, and has no taxable income in the British Virgin Islands.

The reconciliation between the income tax computed at the United States statutory tax rate and the Company’s provision for income tax is as follows:

	Year Ended September 30, 2008	Nine Months Ended September 30, 2007

U.S. statutory rate	34%	34%
Foreign income not recognized in the U.S.	(34)%	(34)%
PRC Enterprise Income Tax	25%	33%
Tax holiday granted to the subsidiaries in PRC	(20)%	(28)%
Effective tax rate	5%	5%

 At September 30, 2008 and 2007, our deferred tax assets and liabilities are comprised of the following items:

	2008	2007
Deferred tax assets, current
Accrued expenses and accounts receivable	$-	$-
Net operating loss carryforwards and other
Total deferred tax assets, current	-	-

Deferred tax assets, non-current		-
Accrued expenses and accounts receivable	529	4
Net operating loss carryforwards and other	609	-
Valuation allowance	(1,125)	-
Total deferred tax assets, non-current	$13	$4

Deferred tax liabilities, non-current		-
Convertible debt	$1,095	$-

At September 30, 2008, we had Federal net operating loss (NOL) carryforwards of approximately $1.4 million available to offset future regular and alternative minimum taxable income. The Federal NOL carryforwards will begin to expire in 2027.  The Company has fully reserved the deferred tax asset related to the NOL benefit due to the uncertainty that it will be realized.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), on October 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement 109, “Accounting for Income Taxes”, and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax years ended December 31, 2007 and 2006, the tax years, which remain subject to examination by the tax authorities in the PRC as of December 31, 2008.

15.  Long term notes payable

On September 1, 2007, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which two investors agreed to purchase the Company’s 12% guaranteed senior notes due 2012 in the principal amount of $16,000,000 and 3.0% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000. The convertible notes were initially convertible into common stock at an initial conversion price of $6.34 per share, which represented a 25% premium of the 30 trading days volume weighted average price ending August 31, 2007. The conversion price has been reduced to $5.125 as described below.

The closing pursuant to the Note Purchase Agreement occurred on September 28, 2007, and the Company received the net proceeds from the financing on October 8, 2007. In addition, the Company’s chief executive officer and its chairman, both of whom are directors, executed non-competition agreements with the Company.

The Company paid the investors an arrangement fee of $160,000, which was deducted from the proceeds payable to the Company.

The convertible notes were issued pursuant to an indenture between the Company and DB Trustees (Hong Kong) Limited, as trustee. The convertible notes are due in September 2012 and bear interest at the stated interest rate of 3% per annum. Although the stated interest rate is 3% per annum, if the convertible notes are not redeemed or converted or purchased and cancelled by the maturity date, the Company is required to redeem the convertible notes at the amount which results in a yield to maturity of 13.8% per annum, net of interest previously received, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect. As a result, the Company is accruing interest at the rate of 13.8% per annum. Since the Company is only required to pay interest currently at the interest rate of 3%, the remaining 10.8% interest rate is accrued and treated as deferred interest payable (cumulative balance of $420,000 as of September 30, 2008). If the convertible notes are converted, the deferred interest payable will be credited to additional paid in capital.

The convertible note indenture requires the Company to offer to purchase the Notes at a price which would generate a 13.8% yield if either of the following events shall occur:

•
The occurrence at any time after the Company’s common stock is listed on the Nasdaq Stock Market of any event in connection with which all or substantially all of the Company’s common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock or other equity securities listed on the Nasdaq Stock Market or any similar United States system of automated dissemination of quotations of securities prices.

•
At any time after the Company’s common stock is listed on the Nasdaq Stock Exchange, the common stock is neither listed for trading on a United States national or regional securities exchange or the Nasdaq Stock Market.

•	Trading in the Company’s common stock on any exchange or market has been suspended for ten or more consecutive trading days.

The indenture also requires the Company to pay additional interest as follows:

•
At the rate of 3.0% per annum if the Company has not obtained a listing of its common stock on the Nasdaq Global Market or the Nasdaq Capital Market by September 19, 2008 and maintained such listing continuously thereafter as long as the Notes are outstanding. At September 30, 2008, the Company had obtained the required listing.

•
At the rate of 1.0% for each 90-day period in which the Company has failed to comply with the registration obligations under the registration rights agreement. As of September 30, 2008, the Company had accrued additional interest of $420,000 pursuant to this provision.

At September 30, 2008, the holders of the Notes have the right to convert their Notes into common stock at a conversion price of $5.125 per share, reflecting a reduction in the conversion price pursuant to a supplemental indenture dated as of June 23, 2008. The provisions for adjustment in the conversion price include adjustments for the following.

•	A stock distribution or dividend, a reverse split or combination of shares and the distribution of shares, warrants, assets or indebtedness to our shareholders;

•
A sale of common stock at a price, or the issuance of options, warrants or other convertible securities with an exercise or conversion price, which is less than the conversion price at the time, subject to limitations provided in the investor rights agreement; and

•
An adjustment based on the volume weighted average price of the common stock on September 28, and March 28, of each year during the term of the notes, commencing March 28, 2008, such that if the volume weighted average price of the common stock for the 15 trading days preceding the applicable September 28 or March 28 is made is less than the conversion price then in effect, then the conversion price is reduced to the greater of the volume weighted average price or $4.20 per share; and

•
An adjustment based on the Company’s failure to have consolidated net income, as defined in the indenture, of $7.5 million for 2007, $14.0 million for 2008 and $22.5 million for 2009, or the equivalent in RMB. The investors have waived the right to any adjustment based on 2007 net income, in consideration for which the Company’s principal shareholder, which is owned by the chief executive officer and the chairman of the board by December 1, 2008.  As of December 19, 2008, the principal shareholder was in default of this obligation.

If the Company’s consolidated net income does not reach the stated level for 2008 or 2009, the conversion rate, which is the number of shares of common stock issuable upon conversion of $100,000 principal amount of convertible notes, shall be adjusted in accordance with the following formula. Conversion rate then in effect + [(A x B)/ C], where

A =  the total number of shares of common stock issued and outstanding on a fully-diluted basis at the date of determination of such adjustment;

B = 3% expressed as a decimal; and

C = the aggregate principal amount of the Notes issued on the Issue Date divided by $100,000.

The conversion price is determined by dividing $100,000 by the conversion rate. The conversion rate was 15,773 shares of common stock for each $100,000 principal amount of convertible notes.  At September 30, 2008, the conversion rate was 19,512 shares for each $100,000 principal amount of convertible notes.

Net income, for purposes of this computation, is defined to mean “net income” determined in accordance with GAAP consistently applied, after deducting “income tax expense” and the amount, if any, for minority interest that may arise, but without adding any “other comprehensive income” or any extraordinary income; provided that the calculation of “net income” for the purposes of this definition shall not include any non-cash expense incurred at any time in connection with the issuance of shares of Common Stock pursuant to (i) non-cash charges associated with any original issue discount on the notes or the potential issuance of shares of common stock pursuant to the terms of the indenture, (ii) the additional payments that are due if the common stock is not listed on the Nasdaq Global Market or Nasdaq Capital Market by September 19, 2008, (iii) any adjustment resulting from a reduction in the conversion price as a result of the volume weighted average price or the failure to meet the earnings targets, and (iv) the Company’s stock option plans and employee stock purchase plans and which have been approved by the Company’s board of directors so long as such issuances in the aggregate do not exceed five percent (5%) of the issued and outstanding common stock immediately prior to such issuance or grants.

The investors have waived the right to an adjustment in the conversion rate for 2007. The following table sets forth a computation of the resulting conversion price if (a) the target levels are not met for both 2008 and 2009, (b) the number of fully diluted shares of common stock (other than shares issuable upon conversion of the convertible notes) through the end of 2009, and (c) none of the notes are converted. Any change in any of these components will affect the amount of any adjusted conversion rate and conversion price.

Year	Conversion Rate Beginning of Year*	Conversion Price Beginning of Year	Conversion Rate As Adjusted	Conversion Price As Adjusted
2008	19,512	$5.125	24,021	$4.163
2009	24,021	$4.163	28,665	$3.489

* The conversion rate at the beginning of the year has been adjusted to reflect the adjustment made pursuant to the indenture as supplemented by a supplemental indenture dated as of June 23, 2008.

If the Company’s common stock is not listed on the Nasdaq Global Market or the Nasdaq Capital Market by September 19, 2008, the Company is required to pay by September 28, 2008, an additional payment on each convertible note in the amount of 3.3% of the principal amount of such note. The Company has complied with this requirement.

The senior notes mature on September 28, 2012. The Company is required to make mandatory prepayments on the senior notes on the following dates and in the following amounts:

Date	Principal Amount
March 28, 2010	$2,000,000
September 28, 2010	$2,000,000
March 28, 2011	$4,000,000
September 28, 2011	$4,000,000
March 28, 2012	$2,000,000

Commencing September 28, 2008, the Company may redeem the senior notes at the following percentage of the principal amount:

Twelve Months Commencing September 28,	Percent of Principal
2008	108.0%
2009	106.0%
2010	104.0%
2011 and thereafter	100.0%

The indentures for both the convertible notes and the senior notes have certain covenants, including the following:

•
If the Company sells assets and does not reinvest the proceeds in its business within 180 days (270 days in the case of a sale of real property), to the extent that such proceeds not so reinvested exceed $5,000,000, the Company is required to offer the holders of the notes the right to have the Company use such excess proceed to purchase their notes at the principal amount plus accrued interest.

•
If there is a change of control, the Company is required to offer to repurchase the notes at 103% of the principal of the note, plus accrued interest. A change of control will occur if Bo Huang or Tianzhou Deng own less than 25% of the voting power of the Company’s voting stock or, with certain exceptions, a merger or consolidation or sale of substantially all of the Company’s and its subsidiaries’ assets.

•
The Company is restricted from incurring additional debt unless, after giving effect to the borrowing, (i) the fixed charge coverage ratio would be greater than 2.75 to 1.00 through September 28, 2008, and 3.5 to 1.0 if the debt is incurred thereafter, and (ii) the leverage ratio would not exceed 4.25 to 1.00 through September 28, 2008 and 3.75 to 1.00 if the debt is incurred thereafter, provided, that the certain subsidiaries may continue to maintain debt under credit facilities of not more than $15,000,000 through September 28, 2008 and $10,000,000 thereafter, and may incur purchase money indebtedness. The fixed charge coverage ratio is the ratio of the Company’s earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ration of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined.

•
The Company is subject to restriction in paying dividends, purchasing its own securities or those of its subsidiaries, prepaying subordinated debt, and making any investment other than any investments in itself and its subsidiaries engaged in the Company’s business and certain other permitted investments.

•	The Company is subject to restrictions on incurring liens.

•
The Company cannot enter into, or permit its subsidiaries to enter into, transactions with affiliates unless it is in writing, in the Company’s best interest and not less favorable to the Company than it could obtain from a non-affiliate in an arms’ length transaction, with any transaction involving more than $1,000,000 requiring audit committee approval and any transaction involving more than $5,000,000 requiring a written opinion from an independent financial advisor.

•
The Company shall maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of 1.75 to 1.00 for the first six months, 2.75 to 1.00 for the next six months and 3.0 to 1.00 thereafter, (ii) a leverage ratio of 7.5 to 1.00 through March 31, 2008, 5.0 to 1.00 from April 1, 2008 to September 30, 2008, and 4.5 to 1.00 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.2 through September 30, 2008 and 0.15 thereafter. The Company was in compliance with such debt covenants at September 30, 2008.

•
The Company shall make all payments of principal, interest and premium, if any, without withholding or deduction for taxes, and must offer to repurchase the notes if they are adversely affected by changes in tax laws that affect the payments to the holders.

The indentures provide for an event of default in the event that the Company fails to comply with its obligations under the indentures and certain events of bankruptcy or similar relief.

The Company’s obligations are guaranteed by its subsidiaries and are secured by a charge on the stock of Sinoenergy Holding.

The Company also entered into an investor rights agreement, as clarified, pursuant to which, as long as an investor holds at least $2,000,000 principal amount of notes or at least 3% of the issued and outstanding stock:

•	The investor has the right to approve the Company’s annual budget, and the Company cannot deviate by more than 15% of the amount in the approved budget.

•	The Company and its subsidiaries cannot replace or change the substantive responsibilities of the chief executive officer except in the event of his incapacity, resignation or retirement.

•	The Company and its subsidiaries cannot take any action that would result in a change of control, as defined in the indentures.

•
The Company and its subsidiaries cannot change the number of board members or the composition or structure of the board or board committees or delegate powers to a committee or change the responsibilities and powers of any committee.

•
The Company shall, by April 1, 2008, have appointed an independent public accountant from a list of 16 firms provided by the investors, failing which the Company shall pay the investors the sum of $2,500,000 on April 1 of each year in which this condition is not met, and the Company shall not terminate the engagement of such auditor without prior investor approval. The Company has complied with this condition.

•
The investors have a right of first refusal on future financings by us and proposed transfers, with limited exceptions, by Mr. Huang and Mr. Deng. The investors also have a tag-along right in connection with proposed sales by Mr. Huang and Mr. Deng.

The investor rights agreement, as clarified, also provides that (i) the Company will not sell shares of its common stock or grant options or warrants or issue convertible securities with an exercise or conversion price that is less than $0.80 per share, (ii) the minimum conversion price for the convertible debenture would be $0.80 per share, (iii) the holders of the convertible notes may call an event of default if the Company breaches its covenant not to issue shares at a price which is less than $0.40 per share. If the Company increases its authorized common stock, the conversion price would decrease to an amount not less than $0.05 per share. The Company and the investors agreed to use their commercially reasonable efforts to modify the indenture for the convertible notes to reflect these provisions of the investor rights agreement.

Management reviewed the accounting for these transactions and concluded that the conversion option did not constitute an embedded derivative under SFAS No. 133, as the Company has sufficient authorized but unissued shares to meet its maximum share obligations upon conversion, including any reductions in the conversion price. However, the transaction includes a beneficial conversion feature pursuant to EITF 98-5 and 00-27, and the total beneficial conversion feature of $176,656 was charged to additional paid in capital and is being amortized over the life of the notes commencing October 1, 2007.

As a result of the reduction in the conversion price from $6.34 to $5.125, which caused the Company to recorded an additional beneficial conversion feature of $3,360,905 as a discount to the notes and additional paid in capital, which is being amortized as interest expense over the remaining term of the notes commencing April 1, 2008.

Mr. Huang and Mr. Deng are also prohibited from transferring any shares, with limited exceptions, until the investors shall have sold, singly or in the aggregate, more than 5% of the Company’s total outstanding equity on a fully-diluted basis.

From the closing date and as long as long as Abax Lotus (and subsequently upon transfer, Abax Nai Xin and Abax Jade) continues to hold more than 5% of the outstanding shares of common stock on an as-converted basis, (i) Abax Lotus shall collectively be entitled to appoint up to 20% of the voting members (or the next higher whole number if such percentage does not yield a whole number) of the Company’s board of directors, and (ii) if the Company fails to meet the net income requirements under the indenture for the convertible notes, Abax Lotus has the right to appoint an additional director. The Abax Lotus director shall be entitled to serve on each committee of the board, except that, the Abax Lotus director shall not serve on the audit committee unless he or she is an independent director. Mr. Huang and Mr. Deng have agreed to vote their shares for the election of the Abax Lotus directors. The Company is required to amend its by-laws to provide that a quorum for action by the board shall include at least one Abax Lotus director.

The Company is required to prepare and file a registration statement covering the sales of all of the shares of common stock issuable upon conversion of the convertible notes, subject to any limitation required by Rule 415 of the SEC pursuant to the Securities Act of 1933 and to have the registration statement declared effective by March 28, 2008. In the event that the registration statement has not been declared effective by the SEC on or before March 28, 2008 or if effectiveness of the Registration Statement is suspended at any time other than pursuant to a suspension notice, for each 90-day period during which the registration default remains uncured, the Company is required to pay additional interest at the rate of one percent 1% of the convertible notes, as described above. As of September 30, 2008, the common stock issuable upon conversion of the notes had not been registered under the Securities Act of 1933, as amended.

The Company has accounted for registration rights liquidated damages in accordance with EITF 00-19-2, “Accounting for Registration Payment Arrangements”, and SFAS No. 5, “Accounting for Contingencies”.  Accordingly, the Company recorded $420,000 as an estimate of liquidated damages payable under registration rights agreements for the year ended September 30, 2008. The Company will review and adjust this accrual at each subsequent period end.

A reconciliation of the original principal amount of the 12% senior notes to the amounts shown on the balance sheet at September 30, 2008 and September 30, 2007 is as follows (amounts in thousands):

Original amount	$16,000
Note discount	(378)
Balance, September 30, 2007	15,622
Accrual of interest	1,930
Amortization of beneficial conversion feature	76
Interest paid	(970)
Balance, September 30, 2008	$16,658

A reconciliation of the original principal amount of the 3% senior convertible notes to the amounts shown on the balance sheet at September 30, 2008 and 2007 is as follows (amounts in thousands):

Original amount	$14,000
Beneficial conversion feature	(177)

Balance, September 30, 2007	13,823
Amortization of beneficial conversion feature	35
Interest paid	(211)
Interest accrued for guaranteed 13.8% return	1,934
Discount resulting from reset adjustment effective March 28, 2008	(3,361)
Amortization of discount resulting from reset	373
Balance, September 30, 2008	$12,593

16.	Related Party Relationships and Transactions

The related parties with which the Company had transactions in the year ended September 30, 2008 and nine months ended September 30, 2007, are as follows:

Name of related party	Relationship
Beijing Sanhuan Technology Development Co., Ltd (Beijing Sanhuan)	Parent company of a subsidiary before November 8, 2005. Legal representative of Beijing Sanhuan is the Company’s CEO before July 2007.
Qingdao Kangtai Machinery Equipment Manufacture Co. Limited (Kangtai)	Minority shareholder of a subsidiary (Yuhan) from May 2005
Xuancheng Sinoenegy Vehicle Gas Company	30% equity owner as at September 30, 2007
Mr. Guiqiang Shi	Shareholder of Kangtai
Mr. Tianzhou Deng	Chairman of the Company
China New Energy	The minority shareholder of a subsidiary (Hubei Gather)

Significant transactions between the Company and its related parties during the year ended September 30, 2008 and nine months ended September 30, 2007 are as follows:

(1) Sales and purchase transactions with related parties

Name of the Company	Year ended September 30, 2008	For the nine months ended September 30, 2007
Beijing Sanhuan	-None	- providing CNG station technology know-how license $170,000

(2) Related party receivables

Name of the Company	September 30, 2008	September 30, 2007

Kangtai	-None	-$186,431 inter-company loan -$169,030 sales receivable on behalf of the Company -$145,595 rental fee receivables
China New Energy	$500,000	Current account

(3) Related party payables

Name of the Company	September 30, 2008	September 30, 2007

Beijing Sanhuan	-None	-$3,235,671 payables to Beijing Sanhuan for balance of the purchase price of the land use right -$67,000 for use of know-how for CNG station system integration

Kangtai	-None	-$310,664 unpaid balance for 35% equity purchase of Yuhan

Xuancheng Sinoenergy	-None	-$44,895 current account
Mr.Tianzhou Deng	-None	-$19,128 current account
Mr. Guiqiang Shi	-None	-$1,331 current account

17. Segment Information

Operating segments are defined by SFAS No.131, “Disclosure about Segments of an Enterprise and Related Information,” as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance.

As all businesses of the Company are carried out in the PRC, the Company is deemed to operate in one geographical area.

In September 30, 2007, we changed our fiscal year from a calendar year to a year ending on September 30, commencing with the year ending September 30, 2008.  As a result, we are comparing the results of operations for the year ended September 30, 2008 with the nine-month transitional period ending September 30, 2007.  As a result, in each category of the statements of operations, we will be comparing a twelve-month period with a nine-month period.

The information set forth below has been derived from our audited financial statements for the year ended September 30, 2008, and nine-month transitional period ended September 30, 2007.

Year Ended September 30, 2008	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net revenue	$9,692	$16,237	3,246	$11,765	$40,940
Cost of revenues	5,375	9,470	2,551	8,194	25,589
Gross profit	4,318	6,77	695	3,571	15,351
Gross margin	45%	42%	21%	30%	37%
Operating expenses:
Selling expenses	$275	$53	$150	$404	$881
General and administrative expenses	942	1,591	1,533	822	4,889
Total operating expense	1,217	1,644	1,683	1,226	5,770
Income (loss) from operations	$3,100	$5,124	(988)	$2,345	$9,581

Total assets	$41,075	$45,441	$28,654	$17,177	$132,347

Nine months ended September 30, 2007	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total

Net revenue	$3,250	$6,064	-	$6,609	$15,923
Cost of revenues	1,873	2,176	-	4,041	8,090
Gross profit	1,377	3,888	-	2,568	7,833
Gross margin	42%	64%		39%	49%
Operating expenses:					0
Selling expenses	100	23	-	111	234
General and administrative expenses	529	970	1,130	700	3,329
Total operating expense	629	993	1,130	811	3,563
Income (loss) from operations	$748	$2,895	$(1,130)	$1,757	$4,270

Total assets	$21,792	$33,827	$10,979	$22,468	$89,066

18. Capital Stock

As of September 30, 2008, the Company had the following shares of common stock reserved for issuance:

•	555,359 shares issuable upon exercise of the warrants issued in the June 2006 private placement and issued for services of investment relations company;

•	2,731,707 shares issuable upon conversion of 3% senior guaranteed convertible notes;

•	1,000,000 shares issuable upon exercise of stock options or other equity-based incentives pursuant to the Company’s 2006 long-term incentive plan.

	Number of shares issuable on exercise of warrants
	$1.70 Warrants	$2.40 Warrants	$4.20 Warrants	$8.00 Warrants	Total

Balance at December 31, 2006	3,171,429	3,171,429	-	-	6,342,858

Issued during the period	-	-	75,000	-	75,000

Exercised in the nine months	(2,828,572)	(2,716,071)	-	-	(5,544,643)
Balance at September 30, 2007	342,857	455,358	75,000	-	873,215
Issued during the period	-	-	-	25,000	25,000
Exercised during the period	(257,142)	(85,714)	-	-	(342,856)
Balance at September 30, 2008	85,715	369,644	75,000	25,000	555,359

As at September 30, 2008, the average exercise price for the above mentioned warrants is $2.79. None of the outstanding warrants are subject to reset provisions other than as a result of a stock distribution, split or dividend, a reverse split or combination of shares or other recapitalization, and, in the case of the warrants to purchase 455,360 shares of common stock issued in the June 2006 private placement, sales of common stock at prices below the exercise price.
Stock options

Pursuant to the 2006 long-term incentive plan, each newly-elected independent director receives, at the time of his or her election, a five-year option to purchase 15,000 shares of common stock at the fair market value on the date of his or her election. The plan provides for the annual grant to each independent director of an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year, at market price, subject to shareholder approval of the plan, commencing in 2007. Pursuant to the automatic grant provisions of the plan, in June 2006, the Company issued to its independent directors, options to purchase an aggregate of 60,000 shares of common stock at $1.30 per share, being the fair market value on the date of grant. The options become exercisable cumulatively as to fifty percent (50%) of the shares subject thereto six months from the date of grant and as to the remaining fifty percent (50%), eighteen months from the date of grant, and expire on the earlier of (i) five years from the date of grant, or (ii) seven (7) months from the date such independent director ceases to be a director if such independent director ceases to be a director other than as a result of his death or disability.

Pursuant to the 2006 long-term incentive plan, each independent director is to be granted an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year at market price. On April 1, 2007, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $4.06 per share, being the fair market value on the date of grant.  On April 1, 2008, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $5.80 per share, being the fair market value on the date of grant. The options become exercisable cumulatively as to fifty percent (50%) of the shares subject thereto six months from the date of grant and as to the remaining fifty percent (50%), eighteen months from the date of grant, and expire on the earlier of (i) five years from the date of grant, or (ii) seven (7) months from the date such independent director ceases to be a director if such independent director ceases to be a director other than as a result of his death or disability.

On April 9, 2007, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 590,000 shares of common stock at $4.00 per share, being the fair market value on the date of grant. These options vest as to 50% of the underlying shares of common stock on August 3, 2007 and as to the remaining 50% on August 3, 2008.

On January 9, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 60,000 shares of common stock at $8.20 per share, being the fair market value on the date of grant. These options vest as to 50% of the underlying shares of common stock on January 9, 2009 and as to the remaining 50% on January 9, 2010.

On March 10, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 40,000 shares of common stock at $6.20 per share, being the fair market value on the date of grant. The options vest as to 42% of the underlying shares of common stock on December 31, 2008, 50% on December 31, 2009 and as to the remaining 8% on March 9, 2010.

On June 1, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to the former CFO to acquire 75,000 shares of common stock at $5.72 per share, being the fair market value on the date of grant. On October 18, 2008, the CFO resigned from the Company and the option was cancelled.

	Shares subject to options	Weighted Average exercise price scope	Remaining Contractual life(years)
Options outstanding at December 31, 2006	60,000	$1.30	3.75
Options granted during the period	600,000	$4.00-4.06	4.5
Options outstanding at September 30, 2007	660,000	$3.76	4.43
Options granted during the period	185,000	$4.39-8.20	2.67-4.50
Options outstanding at September 30, 2008	845,000	$4.39	4.26

Options exercisable at September 30, 2008	360,000	$3.55	4.26

The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the assumptions shown in the following table:

Stock Options Granted On
Grant Date	June 1, 2008	April 1, 2008	March 10, 2008	January 9, 2008	April 9, 2007	April 1, 2007	June 2, 2006

Expected volatility	46.1%	46.1%	68.32%	80.06%	26.39%	35.16%	50%
Risk-free rate	2.93%	2.93%	4.64%	4.64%	4.64%	4.64%	4.64%
Expected term (years)	3	5	5	5	5	5	3
Dividend yield	0%	0%	0%	0%	0%	0%	0%
Fair value per share	$1.94	$2.54	$3.56	$5.16	$1.24	$1.2	$0.5

The fair value of stock options during the year ended September 30, 2008 and nine months ended September 30, 2007 was $435,907 and $328,134, respectively, which was charged to operations as general and administrative expense.

19.  Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 (“SFAS No. 128”), “Earnings per share.” Basic earnings per share is based upon the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. The number of shares included in determining diluted earnings per share is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), with the funds obtained thereby being used to purchase common stock at the average market price during the period.

The details for the fully diluted outstanding shares for the year ended September 30, 2008 and nine months ended September 30, 2007 is as follows:

Year ended	Nine months

	September 30, 2008	ended September 30, 2007
Weighted average common stock outstanding during period *	15,720,681	12,775,783
Common stock issuable upon conversion of series A preferred stock	-	7,307
Common stock issuable pursuant to warrants	328,949	456,835
Common stock issuable upon transfer of convertible notes	2,731,707	16,177
Common stock issuable upon exercise of options outstanding during the period	295,589	107,812
Total diluted outstanding shares	19,076,926	13,363,914

* The common stock as of September 30, 2008 is 15,942,336 and the weighted average common stock outstanding during the year ended September 30, 2008 is 15,720,681, the difference represented that two warrants holders exercised their warrants in September 9 and September 17, 2008.

For the purpose of computing EPS for the year ended September 30, 2008, earnings are as follows:

Year ended September 30, 2008
Net income	$16,056
Add back interest on convertible notes	2,555

Net income attributable to common shareholders	$18,611

20. Commitments and Contingencies

The Company has the following material contractual obligations and capital expenditure commitments:

The Company and Hong Kong China New Energy Development Investment Co. Ltd (“New Energy”) formed Hubei Gather Energy Gas Co., Ltd (“Hubei Gather”) to construct and operate natural gas processing plants with expected annual processing capacity of 100-300 million cubic meters in Hubei Province. The registered capital is $5 million of which the Company will contribute $4 million as 80% equity owner and New Energy will contribute $1 million for a 20% interest. The term of the business of Hubei Gather is from March 23, 2007 to March 22, 2027. As of September 30, 2008, our commitment for future funding was $2,625,000.

Wuhan Sinoenergy and Pingdingshan Sinoengery, the subsidiary of the Company, has leased 12parcels of land in Wuhan City and Pingdingshan City for its CNG stations under operating lease agreements. The lease terms are from 8 year to 30 years with annual rental fees of approximately $462,608.

For the construction of new factory in Jingrun, the Company has signed contracts to pay the contractor $878,078. For the CNG construction, the Company has signed contracts to pay the contractor $546,735 for the construction projects and $3,106,079 for the equipment used in the CNG station.

21. Retirement Benefits

The full-time contracted employees of the Company are entitled to welfare benefits, including medical care, labor injury insurance, housing benefits, education benefits, unemployment insurance and pension benefits through a Chinese government-mandated multi-employer defined contribution plan.  The Company is required to accrue the employer-portion for these benefits based on certain percentages of the employees’ salaries.  The total provision for such employee benefits was $346,774 and $79,979 for the year ended September 30, 2008 and the nine months ended September 30, 2007, respectively, and was recorded as other payables. The PRC government is responsible for the staff welfare benefits including medical care, casualty, housing benefits, unemployment insurance and pension benefits to be paid to these employees. The Company is responsible for the education benefits to be paid.

From time to time, the Company may hire some part time workers or short term workers to satisfy the peak season labor requirement. Those workers have the right to terminate their work to the Company at any time. For those part time non-contracted workers, it is difficult for the Company to accurately record the working time, total wages and then accrue welfare benefits. So based on the common practice in the PRC, the Company treats those workers as probationers, and does not accrue welfare benefits for them. Although the Company believes the common treatment is acceptable under these circumstances, there exists a possibility that the government may require the Company to accrue the welfare benefit and may assess a penalty for the under accrual.

 22.  Significant Concentrations

The Company grants credit to its customers, generally on an open account basis. The Company’s customers are all located in the PRC.

In the year ended September 30, 2008 and the nine months ended September 30, 2007, two customers accounted for more than 10% of consolidated sales.  These customers accounted for approximately 10.4% and 21.6% of consolidated sales, respectively, for the year ended September 30, 2008 and 24.3% and 13.1% of consolidated sales for the nine months ended September 30, 2007. As at September 30, 2008 and September 30, 2007, approximately 19.4% and 43.6% respectively of accounts receivable were from these customers.

23. Subsequent Events

(1) On October 31, 2008, in order to provide for a supply of raw materials, Sinogas signed a joint venture agreement with LuXi Chemical Group, a Chinese chemical company, to set up a company located in Liaocheng City, Shandong province, to set up a company with proposed annual production capacity of 4,000 steel bottles used in CNG trailer manufacturing. The total registered capital is RMB 50 million (equivalent to $7.33 million based on the exchange rate on October 31, 2008) of which Sinogas has a 40% interest and will contribute 40% to this enterprise. As of December 10, 2008, this enterprise has almost finished its plant, and will put it into operation in the middle of the year ending September 30, 2009.

(2) On March 6, 2008, Skywide, owned by Mr Tianzhou Deng, the chairman of the BOD and Mr Bo Huang, the CEO of the company, entered into agreement, where ABAX and CCIF agreed to execute a waiver to forbear from adjusting the Conversion Rate (as set forth in the Indenture) upon the occurrence of a Financial and Operation Trigger resulting from the Company’s annual audit for the twelve-month period ending December 27, 2007 (the “Waiver”). In exchange for executing the waiver, Skywide agreement to pay ABAX and CCIF the sum of $400,000 and $200,000 respectively. And ABAX and CCIF executed the Waiver on March 6, 2008 and expected to receive payments no later than December 1, 2008. Up to December 19, 2008, Skywide is negotiating with ABAX and CCIF on the detailed payment issue.

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share information)

	June 30, 2009 (unaudited)	September 30, 2008
ASSETS
CURRENT ASSETS
Cash	$12,208	$8,871
Restricted cash	439	523
Accounts and notes receivable, net	29,144	22,008
Other receivables, net	10,422	16,983
Deposits and prepayments
-related parties	73	-
-third parties	8,049	7,918
Inventories	5,356	7,303
Deferred expenses	60	91
TOTAL CURRENT ASSETS	65,751	63,697

Long-term investments	4,447	1,568
Property, plant and equipment, net	44,747	30,298
Intangible assets	29,540	27,591
Due from related party	426	383
Other long term asset	7,582	6,891
Goodwill	1,906	1,906
Deferred tax asset	17	13
TOTAL NON-CURRENT ASSETS	88,665	68,650

TOTAL ASSETS	$154,416	$132,347

CURRENT LIABILITIES
Short-term bank loan	$38,496	$11,953
3% senior convertible notes	9,478	-
12% senior notes	15,754	-
Other notes payable	1,464	1,633
Accounts payable	4,987	5,894
Advances from customers	2,123	2,409
Additional interest payable under convertible note indenture	420	420
Income taxes payable	855	633
Other payables	3,573	5,341
Accrued expenses	417	335
Deferred income	50	95
TOTAL CURRENT LIABILITIES	77,617	28,713

3% senior convertible notes	-	12,593
12% senior notes	-	16,658
Long-term loans	4,391	3,667
Deferred tax liabilities	588	1,095
TOTAL LIABILITIES	82,596	62,726

Minority interests	15,601	14,394
Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock- par value $0.001 per share; Authorized - 50,000,000 shares; Issued and outstanding- 15,942,336 shares at June 30, 2009 and September 30, 2008	16	16
Additional paid-in capital	34,477	30,396
Retained earnings	16,366	19,953
Accumulated other comprehensive income	5,360	4,862

TOTAL SHAREHOLDERS’ EQUITY	56,219	55,227

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$154,416	$132,347

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(In thousands, except per share information)

	Three Months Ended June 30,
	2009	2008
NET SALES	$7,710	$10,204
COST OF SALES	(6,240)	(6,283)
GROSS PROFIT	1,470	3,921

OPERATING EXPENSES
Selling expenses	394	246
General and administrative expenses	1,461	988

TOTAL OPERATING EXPENSES	1,855	1,234

INCOME (LOSS) FROM OPERATIONS	(385)	2,687

OTHER INCOME (EXPENSES)
Rental income, net of land use right amortization	-	1,318
Gain on sale of investment	-	1,737
Loss from unconsolidated entity	(11)	(6)
Interest expense	(1,518)	(217)
Additional interest payable under convertible note indenture	(140)	(513)
Other expenses, net	16	(297)

OTHER INCOME (EXPENSES), NET	(1,653)	2,022

INCOME (LOSS) BEFORE INCOME TAX AND MINORITY INTEREST	(2,038)	4,709
Income tax provision	(431)	(677)
INCOME BEFORE MINORITY INTEREST	(2,469)	4,032
Minority interest	19	(16)
NET INCOME (LOSS)	(2,450)	4,016
Other comprehensive income:
Foreign currency translation adjustments	35	1,422
COMPREHENSIVE INCOME (LOSS)	$(2,415)	5,438
Net Income Per Common Share
Basic	$(0.15)	0.26
Diluted	$(0.15)	0.20
Weighted Average Common Shares Outstanding
Basic	15,942	15,709
Diluted	15,942	19,619

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Income and Comprehensive Income (Unaudited)
(In thousands, except per share information)

	Nine Months Ended June 30,
	2009	2008
NET SALES	$30,609	26,745
COST OF SALES	(22,861)	(15,190)
GROSS PROFIT	7,748	11,555

OPERATING EXPENSES
Selling expenses	982	540
General and administrative expenses	6,200	2,963

TOTAL OPERATING EXPENSES	7,182	3,503

INCOME FROM OPERATIONS	566	8,052

OTHER INCOME (EXPENSES)
Rental income, net of land use right amortization	1,329	2,503
Loss from unconsolidated entity	(44)	97
Gain on sale of investment	-	1,737
Interest expense	(3,835)	(1,497)
Additional interest payable under convertible note indenture	(280)	(653)
Other income, net	229	(150)

OTHER INCOME (EXPENSES), NET	(2,601)	2,037

INCOME BEFORE INCOME TAX AND MINORITY INTEREST	(2,035)	10,089
Income tax provision	(1,045)	(722)
INCOME BEFORE MINORITY INTEREST	(3,080)	9,367
Minority interest	(507)	(189)
NET INCOME (LOSS)	(3,587)	9,178
Other comprehensive income:
Foreign currency translation adjustments	498	5,155
COMPREHENSIVE INCOME (LOSS)	$(3,089)	14,333
Net Income Per Common Share
Basic	$(0.22)	0.58
Diluted	$(0.22)	0.54
Weighted Average Common Shares Outstanding
Basic	15,942	15,709
Diluted	15,942	16,950

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statement of Shareholders’ Equity (Unaudited)
(In thousands)

	Number of Common Shares Issued	Par Value Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholder’s Equity -
Balance, October 1, 2008	15,942	$16	$30,396	$19,953	$4,862	$55,227
Share-based compensation			219			219
Adjustment to record reduction in conversion price of 3% senior convertible notes			3,862			3,862
Net (loss) for the period				(3,587)		(3,587)
Currency translation adjustment					498	498
Balance, June 30, 2009	15,942	$16	$34,477	$16,366	$5,360	$56, 219

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of United States dollars)

	Nine Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2009	2008
Net income (loss)	$(3,587)	$9,178
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of investment	-	(1,737)
Share-based compensation	219	374
Amortization of note discount	83	270
Deferred portion of interest expense	3,963	1,719
Earnings from non-consolidated affiliates	-	(97)
Minority interest	1,207	189
Depreciation	693	492
Amortization of intangible assets	333	1,538
Provision for (recovery of) doubtful accounts	38	(1)
Changes in operating assets and liabilities:
Accounts and notes receivable	(7,153)	(13,954)
Other receivables, deposits and prepayments	6,324	(9,574)
Inventories	1,947	(2,535)
Deferred tax asset	(4)	-
Accounts payable	(1,076)	1,882
Accrued expenses	82	28
Advances from customers	(286)	1,687
Other payables	(2,275)	4,915
Estimate additional interest payable under convertible note indenture	-	653
Deferred income	(45)	-
Income taxes payable	222	571

Net cash provided by (used in) operating activities	685	(4,402)

CASH FLOWS FROM INVESTING ACTIVITIES
Payable to investors in subsidiary	-	14,590
Purchase of property, plant and equipment	(15,851)	(15,255)
Purchase of land use right	(533)	(13,889)
Investment in unconsolidated entities	(2,879)	(1,595)
Changes in restricted cash	84	-
Net proceeds related to investment activities	-	1,210

Net cash used in investing activities	(19,179)	(14,939)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds received from note subscription receivable	-	29,840
Proceeds from bank loan	45,083	-
Payment of bank borrowings	(22,690)	(3,180)

Net cash provided by financing activities	22,393	26,660

Effect on cash of changes in exchange rate	(562)	5,155

Net increase in cash	3,337	12,474
Cash at beginning of period	8,871	4,547
Cash at end of period	$12,208	$17,021
Supplemental disclosure of cash flow information:
Interest paid	$3,565	1,322
Income taxes paid	$397	$172

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
June 30, 2009

1.	The Company

(a) Organization

Sinoenergy Corporation (“Sinoenergy” or the “Company”) was incorporated in Nevada on March 2, 1999 under the name Franklyn Resources III, Inc. (“Franklyn”). The Company’s corporate name was changed to Sinoenergy Corporation on September 28, 2006.

(b) Reverse Split of Common Stock

The Company amended its articles of incorporation on June 17, 2008 by a certificate of change. The certificate of change effected a one-for-two reverse split of the common stock and reduced the Company’s authorized shares from 100,000,000 shares of common stock to 50,000,000 shares without changing the par value. This reverse stock split became effective on July 9, 2008. All share and per share information in these financial statements retroactively reflects the reverse split for all periods presented.

(c) Change of Fiscal Year

The Company changed its fiscal year from the calendar year to September 30, effective September 30, 2007.

(d) Subsidiaries of the Company

Set forth below is a list of the Sinoenergy’s wholly-owned and majority-owned subsidiaries, all of whose financial statements are consolidated with Sinoenergy. References to the Company include the Company and its consolidated subsidiaries unless the context indicates otherwise. The percentage ownership reflects the percentage ownership by Sinoenergy.

Company	Ownership %	Business activities
Sinoenergy Holding Limited	100%	Holding company

Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)	75.05%	Production of compressed natural gas (CNG) facilities, technical consulting in CNG filling station construction, manufacturing of CNG vehicle conversion kit

Qingdao Sinogas Yuhan Chemical Equipment Company Limited (“Yuhan”)	81%**	Manufacturing of customized pressure containers

Wuhan Sinoenergy Gas Company Limited (“Wuhan Sinoenergy”)	80%*	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

Pingdingshan Sinoenergy Gas Company Limited (“Pingdingshan	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile

Sinoenergy”)		conversion kits

Jiaxing Lixun Automotive Electronic Company Limited (“Lixun”)	81%**	Design and manufacturing of electric control devices for alternative fuel

Hubei Gather Energy Company Limited (“Hubei Gather”)	80%	Construction and operating of natural gas processing plants

Xuancheng Sinoenergy Vehicle Gas Company Limited (“Xuancheng Sinoenegy”)	100%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

Qingdao Jingrun General Machinery Company Limited (“Jingrun”)	100%	Design and manufacturing of petroleum refinery equipment and petroleum machinery

Qingdao Sinoenergy General Machinery Company Limited (“Qingdao Sinoenergy”)	100%	Manufacturing and installation of general machinery equipment

Nanjing Sinoenergy Gas Company Limited (“Nanjing Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

*             This subsidiary is owned 40% by Sinogas and 50% by Sinoenergy Holding.
**           These subsidiaries are owned 75% by Sinogas and 25% by Sinoenergy Holding.

Nanjing Sinoenergy was incorporated in May 2009.  Jingrun, a subsidiary of the Company, contributed RMB20 million (US$2.9 million) for a 90% ownership of Nanjing Sinoenergy, with the remaining 10% owned by an unrelated third party.  There was no other activities or operations related with Nanjing Sinoenergy as of June 30, 2009.

As of August 10, 2009, Hubei Gather, Jingrun, Qingdao Sinoenergy and Nanjing Sinoenergy remain in the start-up stage and have no operations.

2. Summary of Significant Accounting Policies

Management’s Responsibility for Interim Financial Statements Including All Adjustments Necessary for Fair Presentation

Management acknowledges its responsibility for the preparation of the accompanying interim consolidated financial statements, which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the results of its operations for the interim period presented. These consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included in the Company’s Form 10-K annual report for the fiscal year ended September 30, 2008. Results for the nine months ended June 30, 2009 are not necessarily indicative of results to be expected for the year.

The financial statements at June 30, 2009 have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the uncertainties described in the following paragraph which matters create substantial uncertainty about the Company's ability to continue as a going concern.

At June 30, 2009, the Company was not in compliance with the financial covenants in the indentures relating to its 12% senior notes due 2012 in the principal amount of $16,000,000 and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000, as discussed below. These covenants had been amended on May 19, 2009. Although the noteholders waived compliance with the covenants at June 30, 2009 and for the period then ended, the waiver was limited to June 30, 2009. As a result of (i) the failure of the Company to be in compliance at June 30, 2009 with covenants that were amended in May 2009, (ii) the limited nature of the waiver, (iii) the likelihood that the Company will not be in compliance at September 30, 2009 and (iv) the uncertainty that the noteholders will grant a further waiver, the notes have been classified as current liabilities at June 30, 2009. As a result, the Company has, at June 30, 2009, a working capital deficiency of $11,866,000. Further, the Company’s principal current asset is its accounts receivable, which were $29,144,000 at June 30, 2009, and the accounts receivable, along with other receivables, totaled approximately $40,000,000. At September 30, 2008, the Company’s accounts receivable were outstanding for an average of 124 days, and at June 30, 2009, the Company’s accounts receivable were outstanding for an average of 229 days. A significant amount of receivables that were outstanding at September 30, 2008 remained outstanding on June 30, 2009. In addition, at June 30, 2009, the Company had a note receivable of $2,636,000 resulting from the termination of a sublease for which no payments had been made by the tenant. As of August 10, 2009, no payments had been made on account of that note. The failure of the Company to restructure or refinance its obligations under its notes or obtain a long-term waiver or to collect its receivables in the normal course of business could impair its ability to continue in business.

Management is addressing these issues by seeking alternative financing in the PRC in order to repay the principal, interest and premium on the senior notes and by seeking more aggressively to collect its receivables. Management recognizes that China, like the rest of the world, is suffering from an economic stagnation. The Company hopes that the effects of the Chinese government’s stimulus plan, together with its stated intention to promote fuel alternatives to gasoline, will enable it to operate profitably in the future. However, the Company cannot give any assurance that it will be successful or that it will be able to continue in operation. Ultimately, the Company’s continued existence is dependent upon its ability to achieve profitable operations and maintain adequate financing, as to which there can be no assurance.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and the rules of the Securities and Exchange Commission relating to interim financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of Sinoenergy Corporation and its wholly-owned and majority-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

 Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States, the Company makes estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and sales and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment consideration, valuation of warrants and options and inventory valuation, and the determination of revenue and costs.  The Company bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Goodwill

Goodwill represents the excess of the purchase price of business combinations over the fair value of the net assets acquired and is tested for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then goodwill is written down to the implied fair value of goodwill through a charge to operations. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses. The goodwill on the Company’s financial statements was a result of the transactions pursuant to which the Company acquired Yuhan, Lixun, Xuancheng Sinoenergy and Jingrun, and relates to the pressure container, vehicle conversion kits, and CNG station operation reporting segments. As of June 30, 2009, management determined that there is no indication of impairment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2009 and September 30, 2008, the Company did not have any cash equivalents.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is maintained for customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. When circumstances related to customers change, estimates of the recoverability of receivables are further adjusted.

Inventories

Inventories are comprised of raw materials, work in process, finished goods and low value consumable articles. Amounts are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

Long-Term Investments

Investments in entities in which the Company owns more than 20% and up to 50% of the equity and does not have the ability to control, but has the ability to exert significant influence, are accounted for using the equity method.  Under the equity method, an investment is initially recorded at cost. Subsequently, the carrying amount of the investment is increased to reflect the investor's share of income of the investee and is reduced to reflect the investor's share of losses of the investee or dividends received from the investee.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs which do not improve or extend the expected useful life of the assets are expensed to operations while major repairs and improvements are capitalized.

The estimated useful lives are as follows:

Buildings and facilities	20 years
Machinery and equipment	8 years
Motor vehicles	5 to 10 years
Office equipment and others	5 to 8 years

Intangible Assets

Intangible assets, representing patents, technical know-how, and acquired land use rights, are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the estimated useful lives of the assets which range from 10 to 50 years.

There is no private ownership of land in the People’s Republic of China (“PRC”). All land is owned by the government and the government grants what is known as a land use right, which is a transferable right to use the land. The land use rights for the land on which the Sinogas, Jiaxing, Xuancheng, Jingrun, Hubei Gather, and Qingdao Sinoenergy facilities are located are recorded as intangible assets.

Impairment of Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), impairment of assets is monitored on a periodic basis, and is assessed based on the undiscounted cash flows expected to be generated by the underlying assets. The Company estimates the future undiscounted cash flows to be derived from an asset to assess whether or not impairment has occurred when events or circumstances indicate that the carrying value of a long-lived asset may be impaired. If the carrying value exceeds the Company’s estimate of future undiscounted cash flows, the Company then calculates the impairment as the excess of the carrying value of the asset over the Company’s estimate of its fair market value.

Capitalization of Interest

The Company capitalizes interest incurred in connection with the construction of assets, principally its CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, to property and equipment.  The Company capitalized $401,568 and $542,847 of interest during the three months ended June 30, 2009 and 2008, respectively, and $643,558 and 1,334,847 of interest during the nine months ended June 30, 2009 and 2008, respectively.

Revenue Recognition

The Company recognizes revenue when significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence that an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.  CNG station construction and building technical consulting service revenue related is recognized on the percentage of completion basis. Under the percentage-of-completion method, revenue is recognized based upon contract costs incurred to date as a percentage of total contract costs expected to be incurred at contract completion (the customer will provide progress report based on the actual percentage of the work volume). Revenue is presented net of any sales tax and value added tax.

Rental Income

Rental income is recognized ratably over the term of the lease.

Warranty Reserves

Warranty reserves represent the Company’s obligation to repair or replace defective products under certain conditions.  The estimate of the warranty reserves is based on historical experience and industry practice.  Based on experience and industry practice, the Company has established a warranty reserve rate of 0.2% of gross sales for customized pressure containers and CNG station facilities and construction segments. The Company periodically reviews this rate and revises it as necessary.

The following tables show a reconciliation of the changes in the Company’s product warranty liability (dollars in thousands).  Warranty liability is included in accrued expenses on the balance sheets.

	Nine months ended June,
	2009	2008
Product warranty liability, as of September 30	$167	$76
Reductions for payments made (in cash or kind) during period	-	-
Changes in liability for warranties issued during the period	43	55
Foreign exchange gain/loss	1	4
Product warranties, as of June 30	$211	$135

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard (SFAS) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be reversed or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109,” on October 1, 2007. The Company recognizes a tax benefit associated with an uncertain tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that it judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The liability, if any, associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified.

There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences affect the income tax and deferred tax provisions in the period in which such determination is made.

Foreign Currency Translations

The Company’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the quarter. Equity accounts are translated using the historical rate as incurred. Translation gains and losses are deferred and accumulated as a component of accumulated other comprehensive income in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Fair Value of Financial Instruments

The Company adopted Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements” and SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” on October 1, 2008.  The Company has not yet adopted the provisions of these statements related to non-financial assets and non-financial liabilities, as permitted.

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

-
Level 1 — quoted prices (unadjusted) in active markets for identical asset or liabilities that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active exchange-traded securities and exchange-based derivatives.

-
Level 2 — inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

-
Level 3 — unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded, non-exchange-based derivatives and commingled investment funds, and are measured using present value pricing models.

SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value.

The Company determined that as of June 30, 2009, the Company did not have any significant financial assets or liabilities that require fair value measurement pursuant to SFAS 157, nor did the company choose to report any assets or liabilities at fair value, pursuant to SFAS 159.

Minority Interest

Minority interest refers to the portion of a consolidated subsidiary which is not wholly-owned by the Company. The Company records the minority interest portion of any related profits and losses in consolidation.

Stock-Based Compensation

The Company grants stock options to employees and stock options and warrants to non-employees in non-capital raising transactions for services and for financing costs. The Company has adopted SFAS No. 123R, “Share-Based Payment,” which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with SFAS No. 123R, the fair value of stock options and warrants issued to employees and non-employees is measured at the grant date. The Company utilizes the Black-Scholes option pricing model to determine fair value. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period. In some cases, the Company’s principal shareholder, which is owned by the Company’s chief executive officer and chairman, both of whom are directors, provided or agreed to provide common shares to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to and issued by the Company.  The value of the shares is determined in accordance with SFAS No. 123R.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. While there are risks associated with any concentration of customers, management believes that the active monitoring system in place to monitor the creditworthiness of customers will minimize such risks.

The Company performs ongoing credit evaluations of its debtors, but does not require collateral, in accordance with general industry practice in PRC.

The Company maintains its cash accounts with major banks in China.  The Chinese banks do not provide deposit insurance.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts receivable, related party and other receivables, accounts payable, other payables and accrued expenses, the Company estimates that the carrying amounts approximate fair value because of the nature of the assets and short- term maturities of the obligations.

Earnings per Share

The Company computes earnings per share (“EPS’) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of diluted weighted average common shares outstanding is based on the average of the closing price of the Company’s common stock during the reporting periods, and is applied to options and warrants using the treasury stock method to determine if they are dilutive. The common stock issuable upon conversion of the convertible preferred stock and convertible notes payable is included on an “as if converted” basis when the preferred stock and convertible notes are dilutive.

Comprehensive Income

The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and presentation of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income or loss to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is foreign currency translation gain $35,000 and $1,422,000 for the three months ended June 30, 2009 and 2008, respectively, and $498,000 and $5,155,000 for the nine months ended June 30, 2009 and 2008, respectively.  Cumulative other comprehensive income is recorded as a separate component of shareholders’ equity.

Subsequent Events

For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the financial statements for the period ending June 30, 2009, subsequent events were evaluated by the Company as of August 13, 2009, the date on which the unaudited consolidated financial statements at and for the quarter ended June 30, 2009 were issued.

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date.  Subsequent changes to the estimated fair value of contingent consideration will be reflected in earnings until the contingency is settled.  SFAS No. 141(R) also requires acquisition-related costs and restructuring costs to be expensed as incurred rather than treated as part of the purchase price. The Company will be required to adopt SFAS No. 140 on October 1, 2009, which will apply to business combinations completed on or after that date.  Earlier adoption is not permitted.  The Company is currently evaluating the impact that SFAS 141(R) may have on its consolidated financial position, results of operations, and cash flows upon adoption.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The Company will be required to adopt SFAS No. 160 on October 1, 2009.  Earlier adoption is not permitted. The Company is currently evaluating the impact that SFAS 160 may have on its consolidated financial position, results of operations, and cash flows upon adoption.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an Amendment of FASB Statement 133.” SFAS No. 161 provides new disclosure requirements for an entity’s derivative and hedging activities. SFAS No. 161 was adopted by the Company on January 1, 2009.  The adoption of SFAS No. 161 did not have an impact on the Company’s financial position, results of operations, or cash flows.

In April 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP FAS 142-3). This position amends the factors an entity should consider when developing renewal or extension assumptions used in determining the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 requires an entity to consider its own historical experience in renewing or extending similar arrangements in determining the amortizable useful life. Additionally, this position requires expanded disclosure regarding renewable intangible assets.  The Company will be required to adopt FSP FAS 142-3 on October 1, 2009.  Earlier adoption is not permitted.  The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date.

At its June 25, 2008 meeting, the Financial Accounting Standards Board ratified the consensus reached by the Emerging Issues Task Force Issue 07-5 Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock  (EITF 07-5).  The adoption of EITF 07-5’s requirements will affect accounting for convertible instruments and warrants with down-round provisions.  Down-round provisions are designed to protect an investor in the event the issuer issues securities at a lower price or with a lower exercise or conversion price.  Convertible instruments and warrants which are derivatives and have such provisions will no longer be recorded in equity.  EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted.  The Company will be required to adopt EITF 07-5 commencing with the quarter ending December 31, 2009, which is the first quarter of the fiscal year ending September 30, 2010.  To the extent that the Company’s convertible notes and certain of its warrants are outstanding on December 31, 2009, the Company will reflect as a derivative liability the fair value of the derivate component of these securities and will reflect a gain or loss for the derivative liability based on the change in value of the derivative liability during each fiscal quarter during which the instruments are outstanding.

In May 2008, the FASB issued Financial Accounting Standards Board Staff Position No. APB 14-1 ("FSP APB 14-1"), Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 specifies that issuers of such instruments must account separately for the liability and equity components in a manner that reflects the entity's estimated non-convertible borrowing rate at the date of issuance. FSP APB 14-1 is effective for periods subsequent to December 15, 2008 and must be applied retrospectively.  The adoption of FSP APB 14-1 did not have an impact on the Company’s financial statements.

In April 2009, the FASB issued FSP FAS 107-1, “Interim Disclosures about Fair Value of Financial Instruments,” and APB 28-1, “Interim Financial Statements,” which require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FSP FAS 107-1 and APB 28-1 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS 165). SFAS 165 establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are available to be issued (subsequent events). More specifically, SFAS 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition in the financial statements, identifies the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that should be made about events or transactions that occur after the balance sheet date. SFAS 165 provides largely the same guidance on subsequent events which previously existed only in auditing literature. The statement was adopted by the Company in its second quarter and did not have an impact on its Consolidated Financial Statements.

 In June 2009, the FASB issued SFAS 166, "Accounting for Transfers of Financial Assets" an amendment of FAS 140.  SFAS 166 is intended to improve the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial statements regarding transfers of financial assets, including the effects of a transfer on its financial position, financial performance, and cash flows, and the transferor's continuing involvement, if any, in the transferred financial assets. This statement must be applied as of the beginning of the Company’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of SFAS 166 to have a material impact on its results of operations, financial condition or cash flows.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (SFAS 168). SFAS 168 establishes the FASB Standards Accounting Codification (Codification) as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification will supersede all the existing non-SEC accounting and reporting standards upon its effective date and subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. SFAS 168 also replaces FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, given that once in effect, the Codification will carry the same level of authority. SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.

3. Restricted Cash

The restricted cash as at June 30, 2009 and September 30, 2008 represent deposits on a bill of exchange issued by the Company for the purchase of materials.

4. Accounts and notes receivable

Accounts and notes receivables deducted from accounts receivable are as follows (dollars in thousands):

	June 30, 2009	September 30, 2008
Accounts receivable	$26,221	$22,100
NotNotes receivable
-r–rental receivable	2,636	-
-b–bank acceptance	510	114
LesLess: allowance for doubtful receivables	(223)	(206)

Balance	$29,144	$22,008

During the nine months ended June 30, 2009, accounts receivable increased by $4.2 million, from $22.0 million to $26.2 million.  As a result of competitive market pressures during a period of financial uncertainties, the Company extended very favorable payment terms for customers of CNG equipment.  At September 30, 2008, the Company’s accounts receivable were outstanding for an average of 124 days, and at June 30, 2009, the Company’s accounts receivable were outstanding for an average of 229 days.  A significant amount of our receivables that were outstanding at September 30, 2008 remained outstanding on June 30, 2009.

On March 1, 2008, Sinogas entered into an agreement to sublease certain parcels of land to a non-affiliated third party for a three-year term beginning in January 2008 and expiring on December 31, 2010.   The tenant failed to pay rent under the sublease and, on March 31, 2009, Sinogas signed a memorandum of understanding with the tenant pursuant to which the rental agreement was terminated as of December 31, 2008 and the rental receivable was reduced by 40%, and the tenant issued a note for the reduced rent payable.  The amount due is reflected under other receivables as a rental receivable at September 30, 2008 and as a note receivable at June 30, 2009.  As of August 10, 2009, the tenant has not made any payment on the note. See Notes 5 and 9.

5. Other receivables

Details of other receivable are as follows (dollars in thousands)

	June 30, 2009	September 30, 2008
Unsecured interest free receivables relating to projects	$8,966	$10,236
Rental receivable	-	2,933
Miscellaneous receivables	1,489	3,826
Less: allowance for doubtful receivables	(33)	(12)

Balance	$10,422	$16,983

6. Inventories

Inventories at June 30, 2009 and September 30, 2008 are as follows (dollars in thousands):

	June 30, 2009	September 30, 2008

Raw materials	$2,095	$4,145
Work in progress	1,015	2,428
Finished goods	2,220	721
Low value consumables	26	9

Total	$5,356	$7,303

7. Long-term investments

At June 30, 2009 and September 30, 2008, the details of long-term investments are as follows (dollars in thousands):

	June 30, 2009	September 30, 2008

Anhui Gather
Initial Investment	$1,654	$1,653
Equity in (loss)	(134)	(85)
Sinogas General Luxi Natural Gas Facilities Co., Ltd. (Sinogas Luxi)
Initial Investment	2,927	-
Total	$4,447	$1,568

Anhui Gather

On March 23, 2007, the Company and Hong Kong China New Energy Development Investment Co., Ltd. (“China New Energy”) organized two companies to construct and operate natural gas processing plants – Anhui Gather Energy Company (“Anhui Gather”), which is based in Wuhu City, and Hubei Gather Energy Gas Co., Ltd. (“Hubei Gather”), which is located in Wuhan.

Anhui Gather was initially owned 55% by China New Energy and 45% by Tianjin Green Fuel.  On July 4, 2007, the Company purchased the 45% interest from Tianjin Green Fuel for $2,750,000.  Hubei Gather was initially owned 55% by the Company and 45% by China New Energy.   The Company’s capital obligation to Hubei Gather was $4,000,000, of which $1,375,000 has been paid as of June 30, 2009.

In July 2008, the Company entered into an agreement with China New Energy pursuant to which it exchanged a 25% interest in Anhui Gather for a 25% interest in Hubei Gather.  As a result of the exchange, the Company owns an 80% interest in Hubei Gather and a 20% interest in Anhui Gather.  Neither Hubei Gather nor Anhui Gather has commenced business activities.  The results of Hubei Gather’s operations are included in the Company’s consolidated operations, and Hubei Gather is not treated as a long-term investment.

Sinogas General Luxi Natural Gas Facilities Co., Ltd. (Sinogas Luxi)

On October 31, 2008, in order to provide for a supply of steel bottles, a major component in its CNG trailer, Sinogas signed a joint venture agreement with LuXi Chemical Group, a Chinese chemical company, to set up a company located in Liaocheng City, Shandong province, with a proposed annual production capacity of 4,000 steel bottles. The total registered capital is RMB 50 million (equivalent to $7.31 million based on the exchange rate on June 30, 2009), of which Sinogas has a 40% interest and will contribute 40% to this enterprise. As of June 30, 2009, Sinogas contributed RMB20 million (equivalent to $2.9 million based on the exchange rate on June 30, 2009.) Sinogas Luxi has not commenced business activities as of August 10, 2009.

8. Property, Plant and Equipment

As of June 30, 2009 and September 30, 2008, property, plant and equipment consist of the following (dollars in thousands):

	June 30, 2009	September 30, 2008

Buildings and facility	$9,794	$6,254
Machinery equipment	11,993	7,538
Motor vehicles	2,226	838
Office equipment and other	327	395
Total	24,340	15,025

Accumulated depreciation	(2,319)	(1,666)
	22,021	13,359

Construction in process	22,726	16,939

Net Book Value	$44,747	$30,298

9. Intangible Assets

As of June 30, 2009 and September 30, 2008, intangible assets consist of the following (dollars in thousands):

	June 30, 2009	September 30, 2008

Patent and technology know-how, etc	$462	$424
Land use rights	30,297	28,054
Total	30,759	28,478

Accumulated amortization	(1,219)	(887)

Net Book value	$29,540	$27,591

 Patents and technology know-how is being amortized over 10 years through September 2014.

The land use rights include four parcels of land purchased by the Company, which are held by Sinogas, Jingrun, Xuancheng, Qingdao Sinoenergy and Jiaxing Lixun. The land use rights are being amortized over the following periods for which they are transferable and renewable (dollars in thousands):

Owner	Cost	Expiration
Sinogas	$20,729	May 2057
Jingrun	4,398	December 2056
Xuancheng Sinoenergy	1,096	June 2058
Qingdao Sinoenergy	3,172	December 2058
Jiaxing Lixun	368	June 2058
Hubei Gather	534	June 2059
Total	$30,297

The land use right owned by Sinogas represents two parcels of land located in the central portion of Qingdao City, on which Sinogas and Yuhan’s offices and manufacturing facilities are located. The land use right was purchased by the Company from Beijing Sanhuan, a former shareholder of Sinogas, for a price of RMB142 million, equivalent to US$20.73 million based on the June 30, 2009 exchange rate. The land use right is being amortized from May 2007 over a 50-year term.

On March 1, 2008, Sinogas entered into an agreement to sublease certain parcels of land to Qingdao Mingcheng Real Estate Co., Ltd. (“Qingdao Mingcheng”), a non-affiliated third party, for a term of three years beginning in January 2008 and expiring on December 31, 2010, at an annual rental of RMB40 million, equivalent to approximately $5.9 million based on the June 30, 2009 exchange rate. The lease also gives Qingdao Mingcheng a right of first refusal to purchase the property at a value to be negotiated if Sinogas proposes to sell the property during the term of the lease. On March 31, 2009, Sinogas signed a memorandum of understanding with Qingdao Mingcheng pursuant to which the Company terminated the rental agreement as of December 31, 2008 and reduced the rental receivable by 40%. The reduced rent is payable in quarterly installments over a one-year period commencing June 30, 2009. Up to now, Qingdao Mingcheng did not pay the installment yet as of August 10, 2009.

On December 15, 2007, the Company purchased from a non-affiliated third party all of the equity of Jingrun, whose sole asset is the land use right and construction in progress, for approximately RMB60 million ($8.8 million based on the June 30, 2009 exchange rate). The cost of the land use right paid by the Company was approximately $4.4 million based on the June 30, 2009 exchange rate.

The land use right owned by Xuancheng was purchased by the Company from Shanghai CNPC Enterprises Group, a non-affiliated third party. The Company has paid the purchase price and obtained the title deed for the land use right.

On January 4, 2008, the Company purchased all of the equity of Qingdao Shan Yang Tai Chemistry Resources Development Co., Ltd. (“QDSY”) from an unrelated third party for approximately RMB43 million.  QDSY’s sole asset is the land use right and construction in progress. The Company obtained the title deed for the land use right on December 31, 2008.

In June 2008, Lixun acquired from a non-affiliated third party a land use right. Lixun has constructed a new plant on this land.

In June 2009, Hubei Gather acquired from a non-affiliated third party a land use right, which will be used to construct a mother station. The Company is applying for the title deed for the land use right.

10. Other long-term assets

The amount of other long-term assets in the consolidated financial statements at June 30, 2009 consists primarily of the following (dollars in thousands).

(1) $1,667 prepayments for CNG station equipment. This equipment will be used to construct CNG filling stations as long-term fixed assets.

(2) $925 due from customers related to deferred income.

(3) $4,084 prepayments for the rent for CNG stations.

The other long-term assets in the consolidated financial statements at September 30, 2008 consists primarily of the following (dollars in thousands):

(1) $3,715 prepayments for CNG station equipment. This equipment will be used to construct CNG filling stations as long-term fixed assets

 (2) $1,021 due from the customers related to deferred income.

(3) $1,303 prepayments for the CNG land rental.

11. Short Term Bank Loan

The following table summarizes the contractual short-term borrowings between the banks and the Company as of June 30, 2009 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Working Capital	May 10, 2009	One year	5.31%	$4,977
China Construction Bank	Working Capital	March 16, 2009	One year	5.5755%	7,318
China Construction Bank	Working Capital	April 20, 2009	One year	5.31%	21,955
CITIC Bank	Working Capital	February 6, 2009	One year	5.841%	73
CITIC Bank	Working Capital	January 4, 2009	One year	5.841%	220
Industrial Bank Co., Ltd.	Working Capital	May 25, 2009	One year	5.81%	381
Industrial Bank Co., Ltd.	Working Capital	June 2, 2009	One year	5.81%	644
China Merchants Bank	Working Capital	January 19, 2009	One year	5.5755%	1,463
China Merchants Bank	Working Capital	March 5, 2009	One year	5.5755%	439
China Merchants Bank	Working Capital	May 8, 2009	One year	5.5755%	1,026
Total					$38,496

The following table summarizes the contractual short-term borrowings between the banks and the Company as of September 30, 2008 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication *	Working Capital	August 5, 2008	Six months	5.04%	$5,866
Bank of Communication **	Working Capital	September 5, 2008	One year	5.58%	5,866
Bank of Communication	Working Capital	July 17, 2008	One year	7.326%	221
Total					$11,953

* 6 month interest rate
** 6-12 month interest rate

The interest rates, which are subject to adjustment by the banks determined by the Chinese government economic development policy, reflect the interest rate in effect on September 30, 2008.

12. Advances from Customers

Advances from customers at June 30, 2009 and September 30, 2008 consist of advances received for routine sales orders according to the Company’s sales policy.

13. Income Taxes Payable

The Company pays national and local income tax in China.  Beginning January 1, 2008, the Chinese government has adopted a new statutory tax rate at 25%.

Because each subsidiary is separately taxed, or exempt from tax, under the Chinese tax regulations, the Company, on a consolidated basis, may incur income taxes although its consolidated operations generated a loss. As PRC subsidiaries that qualify as wholly foreign owned manufacturing enterprises, Sinogas, Yuhan and Jiaxing Lixun were granted tax preferences. Sinogas and Yuhan were granted a 100% enterprise income tax exemption for calendar years 2006 and 2007 and a 50% enterprise income tax exemption for the following three years (2008 through 2010). Jiaxing Lixun was granted a 100% tax exemption from August 2007 through December 2008 and a 50% enterprise income tax exemption for the following three calendar years (2009 through 2011). In January 2009, the Chinese tax authorities issued a ruling that a joint venture enterprise incorporated after March 16, 2007 cannot enjoy the tax preferences. Since Jiaxing Lixun is a joint venture incorporated in July 2007, it cannot enjoy the tax preferences. Jiaxing Lixun was recognized as a high-tech enterprise, and enjoyed the 15% tax rate from January 2008. Since Jiaxing Lixun is a joint venture and therefore not eligible for the tax exemption, Jiaxing Lixun incurred income tax of $207,369 during the nine months ended June 30, 2009, based on its taxable income during the last quarter of calendar 2008. During the nine months ended June 30, 2009, Sinogas incurred income taxes of $132,189 as a result of an adjustment relating to its 2008 income tax. The income tax for the nine month period also reflects adjustments to taxable income required under the Chinese tax regulations.

Under the current tax laws of the PRC, the Company’s other PRC subsidiaries, Wuhan Sinoenergy and, Pingdingshan Sinoenergy will each be entitled to a two-year 100% tax exemption followed by three years of a 50% tax exemption once they become profitable.

No provision for taxes outside of the PRC is made as Sinoenergy Holding Limited, an investment holding company, has no taxable income in the British Virgin Islands.

14.  Notes payable

In September 2007, the Company issued 12% senior notes due 2012 in the principal amount of $16,000,000 and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000.

The convertible notes are due in September 2012 and bear interest at the stated interest rate of 3% per annum. If the convertible notes are not redeemed or converted or purchased and cancelled by the maturity date, the Company is required to redeem the convertible notes at the amount which results in a yield to maturity of 13.8% per annum, net of interest previously received, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect. As a result, the Company is accruing interest at the rate of 13.8% per annum. Since the Company is only required to pay interest currently at the interest rate of 3% per annum, the remaining 10.8% per annum interest rate is accrued and treated as deferred interest payable. If the convertible notes are converted, the deferred interest payable will be credited to additional paid in capital.

The convertible note indenture requires the Company to offer to purchase the Notes at a price which would generate a 13.8% yield if the Company does not maintain the listing of its common stock on the Nasdaq Stock Market, if, after obtaining the listing, the common stock is not listed on either a United States national or regional securities exchange or the Nasdaq Stock Market or if trading of the common stock on any exchange or market has been suspended for ten or more days.

The indenture also requires the Company to pay additional interest as follows:

•	At the rate of 3.0% per annum if the Company fails to maintain the listing of its common stock on the Nasdaq Global Market or the Nasdaq Capital Market.

•
At the rate of 1.0% for each 90-day period in which the Company has failed to comply with the registration obligations under the registration rights agreement. As of March 31, 2009, the Company had accrued additional interest of $560,000 pursuant to this provision, of which $280,000 was paid in January 2009 and $280,000 remained outstanding. The Company has accounted for the additional interest payable as a result of the failure of the Company to have the shares of common stock issuable upon conversion of the 3% senior notes registered in accordance with FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements”, and SFAS No.5, “Accounting for Contingencies”. Accordingly, the Company has accrued the additional interest payable under registration rights agreements up to June 30, 2009. The Company will review and adjust this accrual at each subsequent period end.

 At March 31, 2009, the holders of the Notes have the right to convert their Notes into common stock at a conversion price of $4.20 per share, reflecting a reduction in the conversion price through March 28, 2009. The indenture, as clarified, provides that if the Company sells common stock or issues convertible securities with a conversion or exercise price less than the conversion price, the conversion price is to be reduced to the sales price or the exercise or conversion price, but not less than $0.80 per share. The Company agreed not to sell shares at a price or issue convertible securities with an exercise or conversion price less than $0.80.

In addition, the average price of the common stock is computed in accordance with the indenture on September 28 and March 28 of each year.  If the average price of the common stock is less than the conversion price, the conversion price is reduced to the greater of the average price or $4.20 per share. Since the average price before March 28, 2009 is lower than $4.20, the conversion price was reduced to $4.20 at March 28, 2009.

The indenture provides for an adjustment in the conversion price if the Company fails to have net income, as defined in the indenture, of $14.0 million for the year ended December 31, 2008 and $22.5 million for the year ending December 31, 2009. The indenture also had a required net income target for 2007. The investors waived the right to any adjustment based on 2007 net income, in consideration for which the Company’s principal shareholder, which is an entity owned by the chief executive officer and the chairman of the board agreed to pay the investors a total of $600,000.  The noteholders waived payment of this obligation on February 23, 2009.

The Company changed its fiscal year from the calendar year to the year ended September 30, effective with the year ended September 30, 2007. Since the Company does not have audited financial statements for the year ended December 31, 2008, which covers parts of two fiscal years, as of August 10, 2009, the Company has not computed its net income, as defined in the indenture, for the twelve months ended December 31, 2008.

If the Company’s net income does not reach the stated level for 2008 or 2009, the conversion rate, which is the number of shares of common stock issuable upon conversion of $100,000 principal amount of convertible notes, shall be adjusted in accordance with the formula. [(A x B)/ C], where
A =  the total number of shares of common stock issued and outstanding on a fully-diluted basis at the date of determination of such adjustment;

B = 3% expressed as a decimal; and

C = the aggregate principal amount of the Notes issued on the Issue Date divided by $100,000.

The following discussion is based on the assumptions that (a) the target levels are not met for both 2008 and 2009, (b) the number of fully diluted shares of common stock (other than shares issuable upon conversion of the convertible notes) through the end of 2009, and (c) none of the notes are converted. Any change in any of these components will affect the amount of any adjusted conversion rate and conversion price. Under the formula, if the 2008 target was not met, the conversion rate would increase to 24,021 shares per $100,000 principal amount of note and the conversion price would be adjusted to $4.162 from the conversion price at June 30, 2009, which is $4.20, which represents a conversion rate of 23,810 shares per $100,000 principal amount of notes. If the targets for both 2008 and 2009 are not met, the conversion rate would become 28,665 shares per $100,000 principal amount, and the conversion price would be $3.489.

The senior notes mature on September 28, 2012. The Company is required to make mandatory prepayments on the senior notes on the following dates and in the following amounts:

Date	Principal Amount
March 28, 2010	$2,000,000
September 28, 2010	$2,000,000
March 28, 2011	$4,000,000
September 28, 2011	$4,000,000
March 28, 2012	$2,000,000

Commencing September 28, 2008, the Company may redeem the senior notes at the declining percentages of the principal amount commencing at 108%.

The indentures for both the convertible notes and the senior notes, as amended through May 19, 2009, have certain covenants, including the following:

•
If the Company sells assets and does not reinvest the proceeds in its business in the time frames set forth in the indenture, the Company is required to offer the holders of the notes the right to have the Company use such excess proceed to purchase their notes at the principal amount plus accrued interest.

•	If there is a change of control, as defined in the indenture, the Company is required to offer to repurchase the notes at 103% of the principal of the note, plus accrued interest.

•
The Company is restricted from incurring additional debt unless, either (i) after giving effect to the borrowing, the Company maintains (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.00 thereafter, and (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.00 thereafter, or (ii) the debt is permitted debt. The noteholders agree that they shall not take any action to cause or declare an Event of Default as long as the Company is in compliance with these amended ratio. The fixed charge coverage ratio is the ratio of the Company’s earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ratio of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined. Permitted debt includes indebtedness by Sinogas of not more than $10,000,000 and certain purchase money indebtedness.

•
The Company is subject to restriction in paying dividends, purchasing its own securities or those of its subsidiaries, prepaying subordinated debt, and making any investment other than any investments in itself and its subsidiaries engaged in the Company’s business and certain other permitted investments or incurring liens.

•
The Company cannot enter into transactions with affiliates unless the transaction is not less favorable to the Company than the Company could obtain from a non-affiliate in an arms’ length transaction, with any transaction involving more than $1,000,000 requiring audit committee approval and any transaction involving more than $5,000,000 requiring a written opinion from an independent financial advisor.

•
The indentures pursuant to which the notes were issued, as amended through May 19, 2009, provide that the Company shall maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.00 thereafter, (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.00 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.35 thereafter. The noteholders agreed that they would not take any action to declare an event of default as long as the Company is in compliance with the modified covenants.

At June 30, 2009, the Company’s fixed charge coverage ratio was 0.75 to 1.00, its leverage ratio was 22.00 to 1.00 and its consolidated subsidiary debt to consolidated net tangible asset ratio was 0.4 to 1.00.  As a result, the Company was not in compliance with the required financial covenants at June 30, 2009.  On August 10, 2009, the noteholders waived the Company’s obligations to meet those requirements at June 30, 2009 and agreed not to take any action with respect to an event of default for failure to meet these covenants.  However, because (i) the noteholders agreed to a modification of the ratios in May 2009 and the Company did not meet the tests at June 30, 2009, (ii) the waiver did not go beyond June 30, 2009, (iii) it is reasonably likely that the Company will not meet the tests at September 30, 2009 and (iv) there is no assurance that the noteholders will grant a further waiver, the notes are treated as current liabilities at June 30, 2009.

The Company also entered into an investor rights agreement, pursuant to which, as long as an investor holds at least $2,000,000 principal amount of notes or at least 3% of the issued and outstanding stock:

•	The investor has the right to approve the Company’s annual budget, and the Company cannot deviate by more than 15% of the amount in the approved budget.

•	The Company and its subsidiaries cannot replace or change the substantive responsibilities of the chief executive officer except in the event of his incapacity, resignation or retirement.

•	The Company and its subsidiaries cannot take any action that would result in a change of control, as defined in the indentures.

•
The Company and its subsidiaries cannot change the number of board members or the composition or structure of the board or board committees or delegate powers to a committee or change the responsibilities and powers of any committee.

•
The investors have a right of first refusal on future financings by us and proposed transfers, with limited exceptions, by Mr. Huang and Mr. Deng. The investors also have a tag-along right in connection with proposed sales by Mr. Huang and Mr. Deng.

Management reviewed the accounting for these transactions and concluded that the conversion option did not constitute an embedded derivative under SFAS No. 133, as the Company has sufficient authorized but unissued shares to meet its maximum share obligations upon conversion, including any reductions in the conversion price. However, the transaction includes a beneficial conversion feature pursuant to EITF 98-5 and 00-27, and the total beneficial conversion feature of $176,656 was charged to additional paid in capital and is being amortized over the life of the notes commencing October 1, 2007. However, in the first quarter of the fiscal year ending September 30, 2010, the Company will be required to adopt EITF 07-5, as a result of which the conversion feature of the convertible notes will be treated as a derivative. See Note 2-New Accounting Pronouncements.

As a result of the reduction in the conversion price from $6.34 to $5.125, the Company recorded an additional beneficial conversion feature of $3,360,905 as a discount to the notes and additional paid in capital, which is being amortized as interest expense over the remaining term of the notes commencing April 1, 2008. As a result of the reduction of the conversion price to $4.20 in March 2009, the Company recorded an additional beneficial conversion feature of $3,862,000 as a discount to the notes and additional paid-in capital, which is being amortized over the remaining terms of the notes commencing April 1, 2009.

Mr. Huang and Mr. Deng are also prohibited from transferring any shares, with limited exceptions, until the investors shall have sold, singularly or in the aggregate, more than 5% of the Company’s total outstanding equity on a fully-diluted basis.

From the closing date and as long as long as the original noteholders continue to hold more than 5% of the outstanding shares of common stock on an as-converted basis, (i) Abax Lotus Ltd. (“Abax”), one of the original Noteholders, shall be entitled to appoint up to 20% of the voting members (or the next higher whole number if such percentage does not yield a whole number) of the Company’s board of directors, and (ii) if the Company fails to meet the net income requirements under the indenture for the convertible notes, Abax has the right to appoint an additional director. The Abax director shall be entitled to serve on each committee of the board, except that, the Abax director shall not serve on the audit committee unless he or she is an independent director. Mr. Huang and Mr. Deng have agreed to vote their shares for the election of the Abax directors. The Company is required to amend its by-laws to provide that a quorum for action by the board shall include at least one Abax director.

A reconciliation of the original principal amount of the 12% senior notes to the amounts shown on the balance sheet is as follows (dollars in thousands):

Original amount	$16,000
Note discount	(378)
Balance, September 30, 2007	15,622
Accrual of interest	1,930
Amortization of beneficial conversion feature	76
Interest paid	(970)
Balance, September 30, 2008	16,658
Accrual of interest	1,440
Amortization of beneficial conversion feature	56
Interest paid	(2,400)

Balance, June 30, 2009	$15,754

A reconciliation of the original principal amount of the 3% senior convertible notes to the amounts shown on the balance sheet is as follows (amounts in thousands):

Original amount	$14,000
Beneficial conversion feature	(177)
Balance, September 30, 2007	13,823
Amortization of beneficial conversion feature	35
Interest paid	(211)
Interest accrued for guaranteed 13.8% return	1,934
Discount resulting from reset adjustment effective March 28, 2008	(3,361)
Amortization of discount resulting from reset	373
Balance, September 30, 2008	12,593
Amortization of beneficial conversion feature	26
Interest paid	(1,803)
Interest accrued for guaranteed 13.8% return	1,449
Discount resulting from reset adjustment effective March 28, 2009	(3,862)
Amortization of discount resulting from reset	1,075

Balance, June 30, 2009	$9,478

15.Related Party Relationships and Transactions

The related parties with which the Company had transactions in the three months and nine months ended June 30, 2009 and 2008, are as follows:

Name of related party	Relationship
Beijing Sanhuan Technology Development Co., Ltd (Beijing Sanhuan)	Parent company of a subsidiary before November 8, 2005. The Company’s CEO was the legal representative of Beijing Sanhuan before July 2007.
Qingdao Kangtai Machinery Equipment Manufacture Co. Limited (Kangtai)	Minority shareholder of a subsidiary (Yuhan) from May 2005
Mr. Guiqiang Shi	Shareholder of Kangtai
Mr. Tianzhou Deng	Chairman of the Company
China New Energy	The minority shareholder of a subsidiary (Hubei Gather) and the 80% shareholder of a company in which the Company has a 20% interest (Anhui Gather).

Significant transactions between the Company and its related parties during the three months and nine months ended June 30, 2009 and 2008 are as follows (dollars in thousands):

(1) Sales and purchase transactions with related parties

Name of the Company	For the nine months ended June 30, 2009	For the nine months ended June 30, 2008
Beijing Sanhuan	$73 prepayment for raw material	None

(2) Due from related parties

Name of the Company	June 30, 2009	September 30, 2008

China New Energy	$382	$383
Anhui Gather	$44	None

16. Segment Information

Operating segments are defined by SFAS No.131, “Disclosure about Segments of an Enterprise and Related Information,” as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance.

As all businesses of the Company are carried out in the PRC, the Company is deemed to operate in one geographical area.

The information set forth below represents the segment information for the three months and nine months ended June 30, 2009 and 2008.

Customized pressure	CNG station facilities and	CNG station	Vehicle conversion

Three Months Ended June 30, 2009 (dollars in thousands)	containers	construction	operation	kits	Total
Net sales	$413	$761	$4,867	$1,669	$7,710
Cost of sales	324	492	4,258	1,166	6,240
Gross profit	89	269	609	503	1,470
Gross margin	21%	35%	13%	30%	19%
Operating expenses:
Selling expenses	20	17	211	146	394
General and administrative expenses	246	698	338	179	1,461
Total operating expense	266	715	549	325	1,855
Loss from operations	$(177)	$(446)	$60	$178	$(385)

Total assets	$38,861	$65,384	$42,119	$8,052	$154,416

Three Months Ended June 30, 2008 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total

Net sales	$1,729	$5,270	$542	$2,663	$10,204
Cost of sales	938	3,235	336	1,774	6,283
Gross profit	791	2,035	206	889	3,921
Gross margin	46%	39%	38%	33%	38%
Operating expenses:
Selling expenses	76	16	52	102	246
General and administrative expenses	213	380	137	258	988
Total operating expense	289	396	189	360	1,234
Income from operations	$502	$1,639	$17	$529	$2,687

Total assets	$31,942	$58,033	$25,352	$11,768	$127,095

Nine Months Ended June 30, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total
Net sales	$4,234	$8,211	$13,650	$4,514	$30,609
Cost of sales	3,097	4,958	11,681	3,125	22,861
Gross profit	1,137	3,253	1,969	1,389	7,748
Gross margin	27%	40%	14%	31%	25%
Operating expenses:
Selling expenses	118	49	467	348	982

General and administrative expenses	834	3,576	1,179	611	6,200
Total operating expense	952	3,625	1,646	959	7,182
Income from operations	$185	$(372)	$323	$430	$566

Nine Months Ended June 30, 2008 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total

Net sales	$5,400	$13,659	$892	$6,794	$26,745
Cost of sales	3,076	7,140	559	4,415	15,190
Gross profit	2,324	6,519	333	2,379	11,555
Gross margin	43%	48%	37%	35%	43%
Operating expenses:
Selling expenses	169	49	88	234	540
General and administrative expenses	470	1,453	240	800	2,963
Total operating expense	639	1,502	328	1,034	3,503
Income (loss) from operations	$1,685	$5,017	$5	$1,345	$8,052

17. Capital Stock

As of June 30, 2009, the Company had the following shares of common stock reserved for issuance:

•	555,359 shares issuable upon exercise of the warrants issued in the June 2006 private placement and issued for services of investment relations company;

•	3,333,333 shares issuable upon conversion of 3% senior convertible notes;

•	1,000,000 shares issuable upon exercise of stock options or other equity-based incentives pursuant to the Company’s 2006 long-term incentive plan.

	Number of shares issuable on exercise of warrants
	$1.70 Warrants	$2.40 Warrants	$4.20 Warrants	$8.00 Warrants	Total

Balance at September 30, 2008	85,715	369,644	75,000	25,000	555,359

Issued during the period	-	-	-	-	-
Exercised during the period	-	-	-	-	-
Balance at June 30, 2009	85,715	369,644	75,000	25,000	555,359

As at June 30, 2009, the weighted average exercise price for the above mentioned warrants is $2.79. None of the outstanding warrants are subject to reset provisions other than as a result of a stock distribution, split or dividend, a reverse split or combination of shares or other recapitalization, and, in the case of the warrants to purchase 455,359 shares of common stock issued in the June 2006 private placement, sales of common stock at prices below the exercise price. The warrants issued in the June 2006 private placement may be treated as derivatives pursuant to EITF 07-5 commencing with the first quarter of the fiscal year ended September 30, 2010. See Note 2-New Accounting Pronouncements.

Stock options

Pursuant to the 2006 long-term incentive plan, each newly-elected independent director receives, at the time of his or her election, a five-year option to purchase 15,000 shares of common stock at the fair market value on the date of his or her election. The plan provides for the annual grant to each independent director of an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year, at market price. The options become exercisable cumulatively as to fifty percent (50%) of the shares subject thereto six months from the date of grant and as to the remaining fifty percent (50%), eighteen months from the date of grant, and expire on the earlier of (i) five years from the date of grant, or (ii) seven (7) months from the date such independent director ceases to be a director if such independent director ceases to be a director other than as a result of his death or disability.

Pursuant to the automatic grant provisions, on April 1, 2008, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $5.80 per share, being the fair market value on the date of grant.

	Shares subject to options	Weighted average exercise price	Remaining life (years)
Options outstanding at September 30, 2008	845,000	$4.39	4.26
Options granted during the period	-	-	-
Options cancelled during the period	(75,000)	5.72	-
Options outstanding at June 30, 2009	770,000	$4.26	3.06

Options exercisable at June 30, 2009	360,000	$4.26	2.81

The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the assumptions shown in the following table:

Stock Options Granted On
Grant Date	June 1, 2008	April 1, 2008	March 10, 2008	January 9, 2008	April 9, 2007	April 1, 2007	June 2, 2006

Expected volatility	46.1%	46.1%	68.32%	80.06%	26.39%	35.16%	50%
Risk-free rate	2.93%	2.93%	4.64%	4.64%	4.64%	4.64%	4.64%
Expected term (years)	3	5	5	5	5	5	3
Dividend yield	0%	0%	0%	0%	0%	0%	0%
Fair value per share	$1.94	$2.54	$3.56	$5.16	$1.24	$1.2	$0.5

The share-based compensation expense during the three months and nine months ended June 30, 2009 was $62,000 and $219,000, respectively, which was charged to operations as general and administrative expense.

18.  Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 (“SFAS No. 128”), “Earnings per share.” Basic earnings per share is based upon the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. The number of shares included in determining diluted earnings per share is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), with the funds obtained thereby being used to purchase common stock at the average market price during the period.

The details for the fully diluted outstanding shares for the nine months ended March 31, 2009 and 2008 is as follows:

	Nine months ended June 30, 2009	Nine months ended June 30, 2008
Weighted average common stock outstanding during period	15,942,336	15,709,033
Common stock issuable upon conversion of 3% convertible notes	-	-
Common stock issuable pursuant to warrants and stock options	-	1,241,083
Total diluted outstanding shares	15,942,336	16,950,116

19. Commitments and Contingencies

The Company and New Energy formed Hubei Gather to construct and operate natural gas process plants with expected annual processing capacity of 100-300 million cubic meters in Hubei Province. The registered capital is $5 million of which the Company will contribute $4 million as an 80% equity owner and New Energy will contribute $1 million for a 20% interest. The term of the business of Hubei Gather is from March 23, 2007 to March 22, 2027. As of June 30, 2009, the Company’s commitment for future funding was $2,625,000.

In the normal course of its business the Company issues purchase orders for equipment for its CNG stations and well as for components for its products.  As of June 30, 2009, there were no significant outstanding purchase orders.

20. Retirement Benefits

The full-time contracted employees of the Company are entitled to welfare benefits, including medical care, labor injury insurance, housing benefits, education benefits, unemployment insurance and pension benefits through a Chinese government-mandated multi-employer defined contribution plan.  The Company is required to accrue the employer-portion for these benefits based on certain percentages of the employees’ salaries.  The total provision for such employee benefits was $51,243 and $55,625 for the three months ended June 30, 2009 and 2008, respectively, and $254,976 and $175,429 for the nine months ended June 30, 2009 and 2008, respectively, and was recorded as other payables. The PRC government is responsible for the staff welfare benefits including medical care, casualty, housing benefits, unemployment insurance and pension benefits to be paid to these employees. The Company is responsible for the education benefits to be paid.

From time to time, the Company may hire some part time workers or short term workers to satisfy temporary labor shortage. Those workers have the right to terminate their work to the Company at any time. For those part time non-contracted workers, it is difficult for the Company to accurately record the working time, total wages and then accrue welfare benefits. Based on the common practice in the PRC, the Company treats those workers as probationary employees, and does not accrue welfare benefits for them. Although the Company believes that it is treating these employees in accordance with applicable law, it is possible that the government may require the Company to accrue the welfare benefit and may assess a penalty for the under-accrual.

21.  Significant Concentrations

In the CNG station facilities and construction segment, the Company manufactures, sells and installs CNG vehicle and gas station equipment. The Company provides products for third party companies that operate fixed and/or mobile CNG filling stations and it designs the CNG station construction plans, constructs CNG stations, and installs CNG station equipment and related systems.

These products and services are designed to meet the customer specifications.  Sales in this segment are dependent upon the Company developing a continuing stream of business so that we will not incur a significant lag between the time we complete one contract and start another.  Although the Company does not have a long history of operations in this business, its experience is that its major customers vary from period to period.

In the three months ended June 30, 2009, one customer of the station facilities and construction segment accounted for 24.6% of total sales and at June 30, 2009, approximately 53.2% of accounts receivable was from this customer.

In the three months ended June 30, 2008, two customers in the station facilities and construction segment each accounted for more than 10% of our total sales.  These customers, who purchased CNG truck trailers, accounted for approximately44% of total sales.  At June 30, 2008, approximately 49% of our accounts receivable were from these customers.

During the nine months ended June 30, 2009, one customer in the CNG station facilities and construction segment accounted for 26% of consolidated sales. During the nine months ended June 30, 2008, two customers in the CNG station facilities and construction segment accounted for 32% of consolidated sales.

IMPORTANT INFORMATION REGARDING SKYWIDE CAPITAL MANAGEMENT LIMITED, TIANZHOU DENG AND BO HUANG

Skywide Capital Management Limited

Skywide is a corporation with limited liability incorporated under the laws of the British Virgin Islands.  Messrs. Deng Tianzhou and Huang Bo each own a 50% interest in Skywide, and therefore, control Skywide.  It does not actively engage in any business, other than as the vehicle through which Messrs. Deng and Huang have held their ownership interests in the company.  Upon completion of the merger, all of the company’s assets and liabilities, as well as all of its business operations will become, by operation of law, the assets, liabilities and business operations of Skywide.

Skywide’s directors are Messrs. Deng and Huang and can be reached c/o Skywide Capital Management Limited, P.O. Box  3444, Road Town, Tortola BVI.  Skywide does not have any officers. During the last five years, none of Skywide or its directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

See information provided for Messrs. Deng and Huang under “Important Information Regarding Sinoenergy – Directors and Executive Officers.”

Deng Tianzhou

See information provided for Mr. Deng under “Important Information Regarding Sinoenergy – Directors and Executive Officers.”

Huang Bo

See information provided for Mr. Huang under “Important Information Regarding Sinoenergy – Directors and Executive Officers.”

NO RIGHTS OF APPRAISAL

Under Nevada law, you do not have any appraisal rights in connection with the merger.

ADJOURNMENT OR POSTPONEMENT

OF THE ANNUAL MEETING (PROPOSAL 3)

If there are insufficient votes at the time of the annual meeting to approve the merger agreement, we may propose to adjourn or postpone our annual meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve the merger agreement.  We currently do not intend to propose adjournment or postponement at our annual meeting if there are sufficient votes to approve the merger agreement.  If approval of the proposal to adjourn or postpone our annual meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and there will be no public participation in any of our future shareholder meetings. We intend to hold the 2010 annual meeting of our shareholders only if the merger is not completed. However, if the proposed merger is not completed, Sinoenergy’s shareholders will continue to be entitled to attend and participate in Sinoenergy’s shareholder meetings. If the proposed merger is not completed, we will inform our shareholders, by press release or other means determined reasonable by us, of the date by which shareholder proposals must be received by us for inclusion in the proxy materials relating to the 2010 annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

HOUSEHOLDING

“Householding” is a program, approved by the Securities and Exchange Commission which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to us at Sinoenergy Corporation, Attention: Investor Relations at 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107, phone number: 86-10-84928149.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information that we have previously issued, without charge, by written or telephonic request directed to us at Sinoenergy Corporation, Attention: Investor Relations, 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing,

People’s Republic of China 100107, Phone number: 86-10-84928149. If you would like to request documents, please do so by [              ], 2009, in order to receive them before the annual meeting.

If you have questions about the annual meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, please contact:

Sinoenergy Corporation
Attention: Investor Relations
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

OR

Georgeson, Inc.
Banks and Brokers Call: outside the United States, (212) 440-9800
All Others Call Toll Free: (877) 278-4751

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [           ], 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNUAL MEETING OF SHAREHOLDERS OF
SINOENERGY CORPORATION
[                ], 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

1.	To elect as Directors to serve until the Annual Meeting to be held in 2011, the Nominees listed below:
NOMINEES
	☐ For all nominees	¡ Bo Huang
¡ Tianzhou Deng
	☐ Withhold authority	¡ Robert Adler
	for all nominees	¡ Renjie Lu
¡ Greg Marcinkowski
¡ Baoheng Shi
	☐ For all except	¡ Xiang Dong (Donald) Yang
(see instructions below)

	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜		FOR	AGAINST	ABSTAIN

2.
Approval of the Agreement and Plan of Merger, dated as of October 12, 2009, as the same may be amended, by and between Sinoenergy Corporation (“Sinoenergy”) and Skywide Capital Management Limited (“Skywide”), which provides for the merger of Sinoenergy with and into Skywide, with Skywide continuing as the surviving company in the merger, and the conversion of each outstanding share of common stock of Sinoenergy (other than shares held (i) as treasury shares or by any wholly-owned subsidiary of Sinoenergy or (ii) by Skywide or any wholly-owned subsidiary of Skywide) into the right to receive $1.90 in cash, without interest.
	☐	☐	☐

3.
Approval of adjournment or postponement of the Annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.
	☐	☐	☐

The undersigned acknowledges receipt from Sinoenergy Corporation prior to the execution of this proxy of a Notice of Annual meeting and a proxy statement dated [          ], 2009.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the Annual meeting     ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SINOENERGY CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
[           ], 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Sinoenergy Corporation hereby appoints [                               ] and [                      ] and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual meeting of Shareholders of Sinoenergy Corporation to be held on [         ], 2009, at 10:00 AM, local time, at [                                     ],  and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the Annual meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Sinoenergy Corporation; or (iii) voting in person at the Annual meeting. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Continued and to be signed on the reverse side)
COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF

SINOENERGY CORPORATION
[                 ], 2009

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free [1-800-PROXIES (1-800-776-9437)] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access [“www.voteproxy.com”] and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at [1-800-PROXIES or www.voteproxy.com] up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

1.	To elect as Directors to serve until the Annual Meeting to be held in 2011, the Nominees listed below:
NOMINEES
	☐ For all nominees	¡ Bo Huang
¡ Tianzhou Deng
	☐ Withhold authority	¡ Robert Adler
	for all nominees	¡ Renjie Lu
¡ Greg Marcinkowski
¡ Baoheng Shi
	☐ For all except	¡ Xiang Dong (Donald) Yang
(see instructions below)

	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜		FOR	AGAINST	ABSTAIN

2.	Approval of the Agreement and Plan of Merger, dated as of October 12, 2009, as the same may be amended, by and between Sinoenergy	☐	☐	☐

Corporation (“Sinoenergy”) and Skywide Capital Management Limited (“Skywide”), which provides for the merger of Sinoenergy with and into Skywide, with Skywide continuing as the surviving company in the merger, and the conversion of each outstanding share of common stock of Sinoenergy (other than shares held (i) as treasury shares or by any wholly-owned subsidiary of Sinoenergy or (ii) by Skywide or any wholly-owned subsidiary of Skywide) into the right to receive $1.90 in cash, without interest.

3.
Approval of adjournment or postponement of the Annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.
	☐	☐	☐

The undersigned acknowledges receipt from Sinoenergy Corporation prior to the execution of this proxy of a Notice of Annual meeting and a proxy statement dated [                ], 2009.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the Annual meeting     ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

SKYWIDE CAPITAL MANAGEMENT LIMITED

AND

SINOENERGY CORPORATION

DATED AS OF OCTOBER 12, 2009

i

5.3	Information Provided	21
5.4	Financing	21
5.5	Brokers	21
5.6	Shares	21

ARTICLE VI CONDUCT OF BUSINESS		22
6.1	Covenants of the Company	22

ARTICLE VII ADDITIONAL AGREEMENTS		24
7.1	No Solicitation.	24
7.2	Proxy Statement.	26
7.3	Nasdaq Quotation	27
7.4	Access to Information	27
7.5	Shareholders Meeting	27
7.6	Cooperation; Further Action.	28
7.7	Public Disclosure	29
7.8	Company Stock Plans.	29
7.9	Shareholder Litigation	29
7.10	Notification of Certain Matters	30
7.11	Directors’ and Officers’ Indemnification and Insurance.	30
7.12	Loans to Company Employees, Officers and Directors	31
7.13	Takeover Statutes and Laws	31
7.14	Standstill Agreements; Confidentiality Agreements	32

ARTICLE VIII CONDITIONS TO MERGER		32
8.1	Conditions to Each Party’s Obligation To Effect the Merger	32
8.2	Additional Conditions to Obligations of the Buyer	32
8.3	Additional Conditions to Obligations of the Company	34

ARTICLE IX TERMINATION AND AMENDMENT		35
9.1	Termination	35
9.2	Effect of Termination	36
9.3	Fees and Expenses.	36

ARTICLE X MISCELLANEOUS		38
10.1	Amendment	38
10.2	Extension; Waiver	38
10.3	Non−Survival of Representations, Warranties and Agreements	38
10.4	Notices	38
10.5	Entire Agreement	39
10.6	No Third Party Beneficiaries	39
10.7	Assignment	40
10.8	Severability	40
10.9	Counterparts and Signature	40
10.10	Interpretation	40

ii

10.11	Governing Law	41
10.12	Remedies	41
10.13	Submission to Jurisdiction	41
10.14	Waiver Of Jury Trial	41

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 12, 2009, is by and between Skywide Capital Management Limited, a company incorporated with limited liability under the laws of the British Virgin Islands (the “Buyer”) and Sinoenergy Corporation, a corporation organized under the laws of the state of Nevada (the “Company”).

WHEREAS, the Board of Directors and members of Buyer and the Board of Directors of the Company deem it advisable and in the best interests of each Party and their respective members and shareholders that the Buyer acquire the Company in order to advance the long-term business interests of the Buyer and the Company;

WHEREAS, the acquisition of the Company shall be effected through a merger (the “Merger”) of the Company with and into the Buyer in accordance with the terms of this Agreement and the NGCL and the BVIBCA.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer and the Company agree as follows:

ARTICLE I

DEFINITIONS

1.1    Certain Defined Terms.  As used in this Agreement, the following terms have the meanings ascribed thereto in this Article:

Action means any claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Entity, arbitrator or mediator.

Affiliate when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act; provided, that for purposes of this Agreement, Buyer shall not be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of Buyer.

Agreement has the meaning attributed thereto in the Preamble.

Business Day means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

Buyer has the meaning attributed thereto in the Preamble.

Buyer Material Adverse Effect  means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or otherwise), or results of operations of the Buyer and its Subsidiaries, taken as a whole or (ii) the ability of the Buyer to consummate the transactions contemplated by this Agreement.  For the avoidance of doubt, the parties agree that

Agreement and Plan of Merger – Page 2

the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Buyer Material Adverse Effect  or Company Material Adverse Effect.

BVIBCA means the British Virgin Islands Business Companies Act, 2004, as amended.

Company has the meaning attributed thereto in the Preamble.

Company Balance Sheet means  the consolidated, audited balance sheet of the Company as of September 30, 2008.

Company Board means the Board of Directors of the Company.

Company Disclosure Schedule has the meaning attributable thereto in the first paragraph of Article IV.

Company Material Adverse Effect means any change in, or effect on, the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, excluding effects resulting from (i) changes in general economic conditions or in the securities markets in general that do not affect the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in the same industry, (ii) changes in the industries in which the Company and its Subsidiaries operate (including legal and regulatory changes) that do not specifically relate to the Company and its Subsidiaries and that do not affect the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in such industry, (iii) acts taken pursuant to or in accordance with this Agreement at the request of the Buyer, or (iv) acts of terrorism or war (whether or not declared); provided, however, that the Buyer recognizes that the Company has incurred net losses for the three and nine months ended June 30, 2009, and that the financial statements at June 30, 2009 and for the nine months then ended include an explanatory paragraph stating that the financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the uncertainties described in the third paragraph of Note 2 of the notes to such consolidated financial statements (the “Uncertainties Paragraph”) and the continuation of losses substantially consistent with such losses and the continuation of the matters described in the Uncertainties Paragraph shall not be deemed a Company Material Adverse Effect.

Company Unaudited Balance Sheet means the consolidated, unaudited balance sheet of the Company as of June 30, 2009.

Encumbrance means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, claim, restriction, covenant, easement, right of way, title defect, adverse claim of ownership or use, transfer restriction, voting agreement, proxy or other limitation on voting rights, or other encumbrance of any kind, other than any obligation to accept returns of inventory in the ordinary

Agreement and Plan of Merger – Page 3

course of business and other than those arising by reason of restrictions on transfers under federal, state and foreign securities Laws.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Governmental Entity means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality of any nation, state or other political subdivision thereof, or any stock market or stock exchange on which the Shares are listed for trading.

Governmental Order means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

Indebtedness means, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid, (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person or creditors for raw materials, inventory, services and supplies incurred in the Ordinary Course of Business), (F) all capitalized lease obligations of such Person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such Person and (J) all guarantees and arrangements having the economic effect of a guarantee by such Person of any Indebtedness of any other Person.

Intellectual Property means the rights associated with or arising out of any of the following:  (i) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (“Trade Secrets”); (iii) all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefore and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools,

Agreement and Plan of Merger – Page 4

design tools, user interfaces and data, in any form or format, however fixed (“Software”); and (vi) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”).

Knowledge means, with respect to any particular matter pertaining to the Company or any Subsidiary, the actual knowledge of the chief executive officer, the executive vice president or the chief financial officer of the Company regarding such matter; provided that such officers shall be deemed to have made due and diligent inquiry of those employees, agents, consultants or other Persons whom such officers reasonably believe would have knowledge of the matters represented.

Law means any statute, law, ordinance, regulation, rule, code, principle of common law and equity or other requirement of law of a Governmental Entity or any Governmental Order.

Merger has the meaning attributed thereto in the Preamble.

NGCL means the Nevada General Corporation Law (NRS §§ 78.010, et seq. and NRS §§ 92A.005, et seq.) , as amended.

Ordinary Course of Business, with respect to any action, means such action is:

(i)           consistent with the recent past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(ii)           not required to be authorized by the board of directors of such Person.

Person means any individual, partnership, firm, corporation, association, trust, unincorporated organization, Governmental Authority, joint venture, limited liability company or other entity.

SEC means the United States Securities and Exchange Commission.

Securities Act  means the Securities Act of 1933, as amended.

Shares means the $.001 par value common stock of the Company.

Subsidiary means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

Taxes means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property,

Agreement and Plan of Merger – Page 5

personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States of America or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

Tax Returns means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

A Triggering Event shall be deemed to have occurred if:  (a) the Company Board shall have failed to recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or modified (without the consent of the Buyer) in a manner adverse to the Buyer the Company Board Recommendation (it being understood and agreed that any “stop-look-and-listen” communication by the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement); (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (c) the Company Board fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is fair to and in the best interests of the Company’s shareholders, in a press release if so requested by the Buyer, within 10 days after the Buyer requests in writing that such recommendation or determination be reaffirmed; (d) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality agreements that the Company is required or permitted to enter into pursuant Section 7.1 of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, or filed with the SEC, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) the Company or any Representative of the Company shall have breached in any material respect any material obligations set forth in Section 7.1 of this Agreement.

1.2    Other Defined Terms.  The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Acquisition Proposal	7.1(d)
Articles of Merger	2.1
BMC	4.15
Certificates	3.2(a)
Closing	2.2
Closing Date	2.2
Code	3.2(g)
Company Board Recommendation	7.5
Company Convertible Notes	4.2(b)
Company Material Contracts	4.10(a)
Company SEC Reports	4.4(a)

Agreement and Plan of Merger – Page 6

Company Shareholder Approval	4.3(a)
Company Shareholders Meeting	4.4(d)
Company Stock Options	4.2(b)
Company Stock Plans	4.2(b)
Company Stock Purchase Warrants	4.2(b)
Company Voting Proposal	4.3(a)
Costs	7.11(a)
Effective Time	2.1
Exchange Agent	3.2(a)
Exchange Fund	3.2(a)
Expenses	9.3(a)
GAAP	4.4(b)
Indemnified Directors and Officers	7.11(a)
Instruments of Indebtedness	4.10(a)
Material Contract	4.10(a)
Merger Consideration	3.1(a)
Option Consideration	7.8(b)
Outside Date	9.1(b)
Proxy Statement	4.4(d)
Registrar	2.1
Regulation M-A Filing	4.4(d)
Representatives	7.1(a)
Requisite Regulatory Approvals	8.1(b)
Regulation M-A Filing	4.4(d)
Reverse Termination Fee	9.3(c)
Superior Proposal	7.1(d)
Surviving Company	2.3
Termination Fee	9.3(b)
Uncertainties Paragraph	1.1

ARTICLE II

THE MERGER

2.1    Effective Time of the Merger.  Subject to the provisions of this Agreement, prior to the Closing, the Buyer shall prepare, and on the Closing Date or as soon as practicable thereafter the Buyer shall cause to be filed with the Secretary of State of the State of Nevada, and with the Registrar of Corporate Affairs of the British Virgin Islands (the “Registrar”), articles of merger (in each case, the “Articles of Merger”) in such form as is required by, and executed by the Surviving Company in accordance with, the relevant provisions of the NGCL and the BVIBCA and shall make all other filings or recordings required under the NGCL and BVIBCA.  The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada and with the Registrar, or at such later time as is established by the Buyer and the Company and set forth in the Articles of Merger (the “Effective Time”).

Agreement and Plan of Merger – Page 7

2.2    Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Arent Fox LLP, 1675 Broadway, New York, New York  10019, unless another date, place or time is agreed to in writing by the Buyer and the Company.

2.3    Effects of the Merger.  At the Effective Time (i) the separate existence of the Company shall cease and the Company shall be merged with and into the Buyer (the Buyer following the Merger is sometimes referred to herein as the “Surviving Company”) and (ii) the memorandum and articles of association of the Buyer as in effect immediately prior to the Effective Time shall be the memorandum and articles of association of the Surviving Company, until further amended in accordance with the BVIBCA.  The Merger shall have the effects set forth in Section 92A.250 of the NGCL and Sections 173 and 174 of the BVIBCA.

2.4    Directors and Officers.  The directors of the Buyer immediately prior to the Effective Time shall be the initial directors of the Surviving Company and officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the articles of association of the Surviving Company.

ARTICLE III

CONVERSION OF SECURITIES

3.1    Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or authorized shares of the Buyer:

(a)   Each of the Shares issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company’s treasury or by any wholly-owned Subsidiary of the Company and Shares owned beneficially by the Buyer or any wholly-owned Subsidiary of the Buyer) shall be converted into and represent the right to receive $1.90 in cash per share of the Shares, without any interest thereon (the “Merger Consideration”).

(b)   Cancellation of Stock Owned by the Parties and Their Subsidiaries.  All of the Shares that are owned by the Company as treasury stock or by any wholly-owned Subsidiary of the Company and any Shares owned by the Buyer, any shareholder of the Buyer or any wholly-owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no shares of the Buyer or other consideration shall be delivered in exchange therefor.

(c)   Treatment of Company Stock Options and Common Stock Purchase Warrants.  Prior to the Effective Time, the Company Board (and/or, if appropriate, the

Agreement and Plan of Merger – Page 8

Compensation Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that each Company Stock Option and each Company Stock Purchase Warrant, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof, other than the Buyer, any shareholder of the Buyer or any wholly-owned Subsidiary of the Buyer, shall be entitled to receive a payment in cash as provided in Section 7.8(b) hereof (subject to any applicable withholding taxes).  As provided herein, unless otherwise determined by the Buyer, the Company Stock Plans (and any feature of any other Benefit Plans or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company) shall terminate as of the Effective Time.  After the date hereof, the Company will not issue any Company Stock Options, Company Stock Purchase Warrants or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Company or, except as otherwise provided in this Section 3.1(c) or in Section 7.8, to receive any payment in respect thereof.

3.2    Exchange of Certificates, Company Stock Options and Company Stock Purchase Warrants.  The procedures for exchanging outstanding Shares for Merger Consideration, and outstanding Company Stock Options and Company Stock Purchase Warrants for Option Consideration, pursuant to the Merger are as follows:

(a)   Exchange Agent.  As of the Effective Time, the Buyer shall deposit with the Company’s transfer agent or another bank or trust company designated by the Buyer and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Shares, Company Stock Options and Company Stock Purchase Warrants, for exchange in accordance with this Section 3.2, through the Exchange Agent, cash in an amount sufficient to pay the aggregate Merger Consideration and the aggregate Option Consideration (such aggregate consideration being hereinafter referred to as the “Exchange Fund”), payable pursuant to Section 3.1 to holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), and pursuant to Sections 3.1(c) and 7.8(b) to the holders of Company Stock Options and Company Stock Purchase Warrants.

(b)   Exchange Procedures.  As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate, Company Stock Option and Company Stock Purchase Warrant (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, Company Stock Options and Company Stock Purchase Warrants shall pass, only upon delivery of the Certificates, Company Stock Options and Company Stock Purchase Warrants to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates, Company Stock Options and Company Stock Purchase Warrants in exchange for each holder’s respective Merger Consideration or Option Consideration.  Upon surrender of a Certificate, Company Stock Option or Company Stock Purchase Warrant for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of each Certificate, Company Stock Option and Company Stock Purchase Warrant shall be entitled to receive in exchange therefor cash representing (i) that number of whole Shares evidenced by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall immediately be cancelled; and/or (ii) the Option Consideration payable with

Agreement and Plan of Merger – Page 9

respect to the surrendered Company Stock Option or Company Stock Purchase Warrant.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the payment representing the Merger Consideration payable to the registered holder may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 3.2, each Certificate, Company Stock Option and Company Stock Purchase Warrant shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the payment contemplated by this Section 3.2 or Section 7.8(b), as the case may be.

(c)   No Further Ownership Rights in Shares.  All payments upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and from and after the Effective Time there shall be no further registration of transfers on the share transfer books or register of members of the Surviving Company of the Shares which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d)   Termination of Exchange Fund.  Subject to any applicable escheat or similar Law, any portion of the Exchange Fund which remains undistributed to the holders of Shares 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Shares who has not previously complied with this Section 3.2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of his, her or its claim for Merger Consideration.

(e)   Investment of Exchange Fund  The Exchange Agent shall invest cash included in the Exchange Fund, as directed by the Buyer, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable pursuant to the provisions of this Article III.  Any interest and other income resulting from such investments shall be paid to the Buyer.

(f)   No Liability.  To the extent permitted by applicable Law, none of the Buyer, the Company, the Surviving Company or the Exchange Agent shall be liable to any holder of Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash payable to the holder of such Certificate pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.

(g)   Withholding Rights.  Each of the Buyer and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue

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Code of 1986, as amended (the “Code”), or any other applicable provision of Law.  To the extent that amounts are so withheld by the Surviving Company or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Company or the Buyer, as the case may be.

(h)   Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that the statements contained in this Article IV are true and correct, subject to the exceptions set forth in the disclosure schedule delivered by the Company to the Buyer on or before the execution and delivery of this Agreement (the “Company Disclosure Schedule”).  The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV that contain references to such Company Disclosure Schedule; provided, however, that any information contained in response to any numbered or lettered section of this Article IV shall constitute disclosure pursuant to this Article IV.  For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Article IV.

4.1    Organization, Standing and Power; Subsidiaries.

(a)   Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and could not reasonably be expected to have a Company Material Adverse Effect.  There is no jurisdiction in the United States in which the nature of the business conducted by the Company or property owned by it requires qualification as a foreign corporation.

(b)   Section 4.1(b) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all of the Company’s Subsidiaries and the Company’s direct or indirect equity interest therein and (ii) the Company’s interest in any Person which is not a Subsidiary, including any Person in which the Company has a non-controlling equity interest.

(c)   The Company has delivered to the Buyer complete and accurate copies of the certificate of incorporation and by-laws of the Company and of the charter, by-laws or other

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organizational documents of each Subsidiary of the Company, in each case as amended to date.  The Company is not in default under, or in violation of, its certificate of incorporation or by-laws, and each of its Subsidiaries is not in violation of its comparable organizational documents.

4.2    Capitalization.

(a)   The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding or authorized for issuance, and 50,000,000 Shares.  The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s certificate of incorporation.  As of the date of this Agreement, 15,942,336 Shares were issued and outstanding, and no Shares were held in the treasury of the Company or by Subsidiaries of the Company.

(b)   Section 4.2(b) of the Company Disclosure Schedule lists the number of Shares reserved for issuance pursuant to outstanding convertible notes, stock options and stock purchase warrants, as of the date of this Agreement and any plans or other arrangements under which additional notes, options and warrants may be issued or granted (collectively, the “Company Stock Plans”) and sets forth a complete and accurate list of all holders of outstanding notes convertible into, and options and warrants to purchase, Shares (such outstanding notes, options and warrants, respectively, the “Company Convertible Notes,” “Company Stock Options” and the “Company Stock Purchase Warrants”), whether or not granted under the Company Stock Plans, and the number of Shares issuable pursuant to each Company Convertible Note, each Company Stock Option and each Company Stock Purchase Warrant, and the conversion, exercise or purchase price, the date of grant or issuance, the repurchase price payable per unvested Share, and the expiration date thereof. The Company has provided to the Buyer accurate and complete copies of all Company Stock Plans, and the forms of all convertible note, stock option and common stock warrant agreements evidencing Company Convertible Notes, Company Stock Options and Company Stock Purchase Warrants, and there are no agreements, understandings or commitments to amend, modify or supplement such documents, which documents include any applicable provisions relating to adjustments in the number of Shares which may be issued pursuant thereto.

(c)   Except (x) as set forth in this Section 4.2, and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement.  Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance-based

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rights or similar rights or obligations.  There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the Ordinary Course of Business or as disclosed in the Company SEC Reports.  Neither the Company nor any of its Affiliates is a party to or is bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries not disclosed in the Company SEC Reports. There are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries not disclosed in the Company SEC Reports.

(d)   Shareholders of the Company are not entitled to dissenters’ or appraisal rights under applicable state Law in connection with the Merger.

(e)   All outstanding Shares are, and all Shares subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Encumbrance, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NGCL, the Company’s certificate of incorporation or by-laws or any agreement to which the Company is a party.

(f)   All of the outstanding shares of the Capital Stock of each of the Company’s Subsidiaries are owned as set forth in Note 1(d) of the Notes to Consolidated Financial Statements in the Company’s Form 10-Q for the quarter ended June 30, 2009 and have been issued in accordance with applicable law and the governing instruments of the Subsidiary, and are owned free and clear of any Encumbrances, except as disclosed in the Company SEC Reports. There are no outstanding options, warrants, calls, stock appreciation rights, or other rights or commitments or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire any shares of the capital stock of any of the Company’s Subsidiaries, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of the capital stock of any of the Company’s Subsidiaries except as disclosed in the Company SEC Reports.

(g)   All Company Stock Options, all Company Stock Purchase Warrants and all issued and outstanding Shares have been issued in compliance with the Securities Act and any applicable state blue sky Laws.  Any consents of the holders of Company Stock Options and Company Stock Purchase Warrants which are required in connection with the actions contemplated by Section 7.8 have been obtained, and such actions so contemplated comport with the requirements of the documents underlying any such derivative securities.

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4.3    Authority; No Conflict; Required Filings and Consents.

(a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement and the approval of the Merger (the “Company Voting Proposal”) by the Company’s shareholders under the NGCL (the “Company Shareholder Approval”), to consummate the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, by the unanimous vote of all directors and upon the approval and recommendation of a special committee of the Company Board comprised solely of four independent directors (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) adopted this Agreement in accordance with the provisions of the NGCL, (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any provision of the NGCL relating to a merger with interested stockholders (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) that might otherwise apply to the Merger and any other transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b)   The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or by-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii)  conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to obtaining the Company Shareholder Approval and compliance with the requirements specified in clauses (i) through (iv) of Section 4.3(c) below, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree or Law applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, or (iv) result in the creation of a material lien on any of the material properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not constitute or

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could not reasonably be expected to constitute a Company Material Adverse Effect.  There are no consents, waivers or approvals under any of the Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of Articles of Merger with the Secretary of State of the State of Nevada and with the Registrar, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iii) the filing of such reports, schedules or materials under Section 13, Rule 14a-12 or other relevant sections under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

(d)   The affirmative vote of the holders of a majority of the outstanding Shares on the record date for the Company Shareholders Meeting is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the Support Agreements.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

4.4    SEC Filings; Financial Statements; Reporting Requirements.

(a)   The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC and/or the Nasdaq Stock Market since June 1, 2006 pursuant to the Exchange Act (the “Company SEC Reports”), all of which are publicly available on the SEC’s EDGAR system; provided, however, that the Company has not filed a proxy statement on Schedule 14A or an information statement on Schedule 14C since September 8, 2006.  Prior to the Closing, the Company will have furnished to the Buyer a true, correct and complete copy of any additional Company SEC Reports filed with the SEC or the Nasdaq Stock Market on or after the date hereof but prior to the Closing.  The Company SEC Reports (i) were or will be filed on a timely basis, provided, however, that no representation is made that each current report on Form 8-K was filed on a timely basis, (ii) at the time filed, were, to the Company’s Knowledge at the time of such filing, or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports including the provision of all statements and certifications required by (x) Rule 13a-14 or 15d-14 under the Exchange Act or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Report or necessary in order to make the statements in such Company SEC Report, in the light of the

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circumstances under which they were made, not misleading.  No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  There are no off-balance sheet or securitization structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company SEC Reports and were not reflected therein.  As used in this Section 4.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in or incorporated by reference in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or as otherwise reflected in the Company SEC Reports or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-QSB or Form 10-Q under the Exchange Act).  Each of the consolidated balance sheets (including, in each case, any related notes and schedules) contained or to be contained or incorporated by reference in the Company SEC Reports at the time filed fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and each of the consolidated statements of operations, shareholders’ equity and cash flows contained or to be contained or incorporated by reference in the Company SEC Reports (including, in each case, any related notes and schedules) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c)   The business, property, management and financial condition of the Company is disclosed in the Company SEC Reports.  The Company SEC Reports, taken together, do not contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Company SEC Reports, taken together, not false or misleading.

(d)   The information to be supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 14a-12 under the Exchange Act (each a “Regulation M-A Filing”), shall not at the time any Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made based on information supplied by the Buyer specifically for inclusion therein.  The information to be supplied by or on behalf of the Company for inclusion in the proxy statement (the “Proxy Statement”) to be sent to the shareholders of the Company in connection with the meeting of the Company’s shareholders to consider the Company Voting Proposal (the “Company Shareholders Meeting”), which shall be

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deemed to include all information about or relating to the Company, the Company Voting Proposal and the Company Shareholder Meeting, shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, or at the time of the Company Shareholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.  If at any time prior to the Effective Time any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall promptly inform the Buyer of such fact or event.

(e)   During the periods subsequent to June 1, 2006 that the Company was subject to such requirements, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market LLC.

(f)   The Company has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.

(g)   The Company has disclosed in the Company SEC Reports any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information.  The Company knows of no fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h)   As of the date hereof, to the Knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting not disclosed in the Company SEC Reports.  To the Knowledge of the Company, there is no reason to believe that chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes−Oxley Act of 2002 when next due.  Buyer understands that the attestation by the Company’s registered independent public accounting firm is not required.

(i)   None of the Company’s Subsidiaries is subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act.

4.5    No Undisclosed Liabilities; Indebtedness.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for (i) liabilities and obligations that are specifically disclosed in type and

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amount on the Company Unaudited Balance Sheet or in the notes thereto and (ii) liabilities and obligations incurred in the Ordinary Course of Business since June 30, 2009, that are not and could not, individually or in the aggregate with all other liabilities and obligations of the Company and its Subsidiaries, reasonably be expected to have a Company Material Adverse Effect.

4.6    Absence of Certain Changes or Events.  Since the date of the Company Unaudited Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect (whether or not covered by insurance) that, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect or (ii) any other action or event that would have required the consent of the Buyer pursuant to Section 6.1 of this Agreement had such action or event occurred after the date of this Agreement.

4.7    Taxes.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to Taxes.

4.8    Owned and Occupied Real Properties.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the premises owned and/or occupied by the Company.

4.9    Intellectual Property.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to Intellectual Property.

4.10   Agreements, Contracts and Commitments; Government Contracts.

(a)   Except as set forth in the exhibit indices for the Company’s Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness by the Company or any of its Subsidiaries in an amount in excess in the aggregate of $50,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, “Instruments of Indebtedness”), or (ii) any “Material Contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).  The contracts and agreements described in this Section 4.10(a) are referred to as “Company Material Contracts.”

(b)   Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and, to the Knowledge of the Company, any other party thereto, and each Company Material Contract is in written form and in full force and effect.  Neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract or is aware of any condition that with the passage of time or the giving of notice or both could result in such a breach or default, except in each case where any such breaches or defaults could not, except as disclosed in the Company SEC Reports, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.  Neither the Company nor any Subsidiary of the Company knows of, or has received written notice of, any breach or default under any Company Material Contract by any

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other party thereto.  Prior to the date hereof, the Company has made available to the Buyer true and complete copies of all Company Material Contracts.

4.11   Litigation; Product Liability; Product Recalls.  There is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that:  (i) individually or in the aggregate, constitute or could reasonably be expected to constitute a Company Material Adverse Effect; or (ii) seek to delay, alter or prevent the consummation of the transactions contemplated hereby.

4.12   Environmental Matters.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the Company’s compliance with and/or obligations pursuant to applicable Laws pertaining to environmental regulation.

4.13   Employee Benefit Plans.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the Company’s compliance with and/or obligations pursuant to applicable Laws pertaining to employee benefits.

4.14   Compliance With Laws.  The Company, each of its Subsidiaries and their respective businesses as previously conducted and as now, to the Knowledge of the Company, being conducted have complied and do comply with, were not and are not in violation of, and have not received any notice alleging any violation with respect to, any applicable provisions of any Law with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had a Company Material Adverse Effect.

4.15   Labor Matters.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the Company’s compliance with and/or obligations pursuant to applicable Laws pertaining to employment and employment practices.

4.16   Opinions of Financial Advisors.  Brean Murray, Carret & Co., LLC. (“BMC”) has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares, and such opinion has not been withdrawn or modified.  The Company has made available to the Buyer accurate and complete copies of all agreements under which fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of BMC.

4.17   Insurance.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to matters pertaining to property, casualty and other insurance.

4.18   Brokers.  No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

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4.19   Certain Approvals.  The Company has taken all necessary action to ensure that no provisions of the NGCL relating to transactions with control parties would adversely affect the ability of the Company (assuming the Merger receives stockholder approval) to consummate the transactions contemplated by this Agreement, including the Merger.

4.20   Unlawful Payments.  Neither the Company, any of its Subsidiaries, any director, officer, employee, shareholder, agent or representative of the Company or any of its Subsidiaries, nor any Person associated with or acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for the Company or any of its Subsidiaries or to secure contracts, (ii) to pay for favorable treatment for the Company or any of its Subsidiaries or for contracts secured, (iii) to obtain special concessions for the Company or any of its Subsidiaries or for special concessions already obtained or (iv) in violation of any legal requirement.

4.21   Affiliate Transactions.  Other than this Agreement and the transactions disclosed in the Company SEC Reports, there are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S−K under the Securities Act.

4.22   Guaranteed Senior Notes.  The indentures governing the Company’s 12% Guaranteed Senior Notes Due 2012 in the aggregate principal amount of $16,000,000 and the Company’s 3.0% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000 contain provisions entitling the holders thereof to accelerate the maturity of such notes upon consummation of a transaction such as the Merger.  The Company has entered into an agreement with the holders of such notes that provides for such noteholders’ forbearance or waiver of such rights on and subject to the conditions set forth therein.

4.23   No Other Representations or Warranties.

(a)   Except for the representations and warranties contained in this Article IV of this Agreement, in the Company Disclosure Schedule or any certificate or instrument furnished by the Company or any of its Subsidiaries pursuant to this Agreement or the disclosures in the Company SEC Reports, the Buyer acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to the Buyer. Except in the case of fraud or willful misrepresentation, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Buyer or any other Person resulting from the distribution to the Buyer, or use by the Buyer of, any such information, including any information, documents, projections, forecasts or other material made available to the Buyer in the online data room to which the Buyer was given access, and pursuant to the confidential information memorandum and management presentations provided by the Company to the Buyer, in each case prior to the date of execution of this Agreement.

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(b)   In connection with investigation by the Buyer of the Company and its Subsidiaries, the Buyer has received or may receive from the Company and/or its Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information. the Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that, absent fraud or willful misrepresentation, the Buyer shall have no claim against anyone with respect thereto. Accordingly, the Buyer acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Company that the statements contained in this Article V are true and correct.

5.1    Organization, Standing and Power.  The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and could not reasonably be expected to have, a Buyer Material Adverse Effect.

5.2    Authority; No Conflict; Required Filings and Consents.

(a)   The Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer have been duly authorized by all necessary corporate action on the part of the Buyer.  This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b)   The execution and delivery of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the memorandum or articles of association of the Buyer, (ii) impair or threaten to impair in any manner the ability of

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the Buyer to provide the Merger Consideration required by this Agreement or otherwise perform its obligation under this Agreement, or (iii) subject to compliance with the requirements specified in clause (i), (ii), (iii) and (iv) of Section 5.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to the Buyer or any of its or their properties or assets, except in the case of clause (iii) of this Section 5.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

(c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filing of Articles of Merger and any amendment to the memorandum and articles of association of the Surviving Company with the Registrar;  (iii) the issuance of a certificate of merger by the Registrar pursuant to Section 171 of the BVIBCA; (iv) the filings of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

5.3    Information Provided.  None of the information supplied or to be supplied by the Buyer in writing specifically for inclusion in any Regulation M-A Filing or the Proxy Statement shall at the time the Regulation M-A Filing is filed with the SEC or the Proxy Statement is sent to shareholders of the Company to consider the Company Voting Proposal (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  If at any time prior to the Effective Time any fact or event relating to the Buyer or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall promptly inform the Company of such fact or event.

5.4    Financing.  The Buyer has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement.

5.5    Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer for which the Company could have any liability if the Closing does not occur.

5.6    Shares. The Buyer is an “interested stockholder” of the Company as defined in Section 78.3787 of the NGCL, assuming that the Company is an issuing corporation as defined in Section 78.3787 of the NGCL.  The Buyer is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement or as disclosed in the Company SEC Reports).

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ARTICLE VI

CONDUCT OF BUSINESS

6.1    Covenants of the Company.  Except as expressly provided herein or as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations, and the continuation subsequent to June 30, 2009 of defaults in financial covenants as described in Note 2 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-Q for the quarter ended June 30, 2009), comply with all applicable Laws, rules and regulations, and use best efforts, consistent with past practices, to maintain and preserve its and each Subsidiary’s business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.  Without limiting the generality of the foregoing, and except as otherwise expressly required by this Agreement or in the Ordinary Course of Business, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of the Buyer:

(a)   adopt any amendment to its certificate of incorporation or by-laws or comparable charter or organizational documents;

(b)   sell, transfer, dispose of, pledge, hypothecate, grant a security interest in or otherwise encumber any capital stock owned by it in any of its Subsidiaries;

(c)   (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of (A) shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, of such Person other than the issuance by the Company of Shares pursuant to the exercise of Company Stock Options or Company Stock Purchase Warrants or Company Convertible Securities outstanding on the date hereof in accordance with the terms of such instruments or (B) any other securities in respect of, in lieu of, or in substitution for, capital stock outstanding on the date hereof, or (ii) make any other changes in its capital structure; it being understood that the issuance of certificates for Shares upon the transfer of outstanding Shares shall not be deemed to be a reissuance prohibited by this Section 6.1(c);

(d)   declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock except for dividends by any wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

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(e)   split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any capital stock, or any of its other securities;

(f)   sell, transfer, lease, mortgage, encumber, license, pledge, abandon, cancel, surrender, allow to lapse or expire, or otherwise dispose of, encumber or subject to any material Lien, any assets or property (including Intellectual Property);

(g)   acquire (whether by merger, consolidation, acquisition of stock or assets or any other form of transaction) any corporation, partnership or other business organization or division thereof or any assets;

(h)   incur, guarantee, or modify in any material respect, any Indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), enter into, renew or amend in any material respect any contract or agreement which is or would be a Material Contract or would be material to the Company and its Subsidiaries taken as a whole, authorize any material new capital expenditures, or take any actions to materially change in a manner adverse to the Company or its Subsidiaries, relationships with material product vendors and suppliers;

(i)   sublease, license, grant any material easement affecting and/or transfer any interest in any land use rights, or materially amend or terminate any leasehold interest in any land use rights;

(j)   except (i) as contemplated by this Agreement, or (ii) as required by applicable Law, (A) increase or decrease the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (B) adopt or enter into any new employee benefit plan, arrangement or employment contract or (C) hire or terminate any officer other than termination for cause;

(k)   enter into any transaction, agreement, arrangement or understanding between (i) the Company or any Subsidiary of the Company, on the one hand, and (ii) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S−K;

(l)   settle or dismiss any Action threatened against, relating to or involving the Company or any of its Subsidiaries in connection with any business, asset or property of the Company and any of its Subsidiaries, but not in a manner that would prohibit or materially restrict the Company from operating as it has historically;

(m)   surrender any right to claim a material Tax refund;

(n)   make any changes in accounting policies or procedures other than as required by GAAP or a Governmental Entity unless such change is recommended by the Company’s registered independent accounting firm;

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(o)   agree to take, make any commitment to take, or adopt any resolutions of the Company Board or any board of directors or similar body of any Subsidiary in support of, any of the actions prohibited by this Section 6.1.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1    No Solicitation.

(a)   No Solicitation or Negotiation.  Except as expressly permitted in this Section 7.1, the Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to directly or indirectly:

(i)   solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, including without limitation, amending or granting any waiver or release under any standstill or similar agreement with respect to any Shares;

(ii)   enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, assist or participate in any effort or attempt by any Person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

(iii)   make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal.

The Company shall use its reasonable best efforts to take the necessary steps promptly to inform the Persons described in the first sentence of this Section 7.1(a) of the obligations undertaken under this Section.

Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to shareholders with regard to an Acquisition Proposal (provided that neither the Company nor its Company Board may recommend any Acquisition Proposal unless permitted by Section 7.1(b) below and the Company may not fail to make or withdraw, modify or change in a manner adverse to the Buyer all or any portion of the Company Board Recommendation unless permitted by Section 7.5 (in which case the Buyer shall have the right to terminate this Agreement as set forth in Section 7.1(b)(ii)), and provided further that, notwithstanding anything herein to the contrary, any “stop-look-and-listen” communication by the Company or the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to

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the Buyer of, all or a portion of the Company Board Recommendation) or (ii) prior to the adoption of this Agreement by the Company’s shareholders in accordance with this Agreement, (A) providing access to its properties, books and records and providing information or data in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement, or (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that prior to taking any of the actions set forth in clauses (A) or (B) of clause (ii), (x) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law and that such Acquisition Proposal will, or would reasonably be expected to, result in, a Superior Proposal, and (y) the Company shall have informed the Buyer promptly following (and in no event later than 24 hours after) the taking by it of any such action.

(b)   Receipt of an Unsolicited Acquisition Proposal.  Notwithstanding anything in this Section 7.1 to the contrary, if, at any time prior to the approval of this Agreement by the Company’s shareholders in accordance with this Agreement, the Company, the Company Board or any of the Representatives receives a bona fide written Acquisition Proposal that was unsolicited and that did not otherwise result from a material breach of Section 7.1(a):

(i)   the Company shall (A) promptly (and in no event later than 48 hours after receipt of an Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth in reasonable detail its material terms and conditions) the Buyer that it has received an Acquisition Proposal and thereafter shall keep the Buyer reasonably informed of the status and material terms and conditions of any proposals or offers; and (B) make available to the Buyer (to the extent it has not already done so) all material non-public information made available to any Person making an Acquisition Proposal at substantially the same time as it provides it to such other Person; and

(ii)   if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to such bona fide written Acquisition Proposal, that such proposal is a Superior Proposal and that terminating this Agreement to accept such Superior Proposal and/or recommending such Superior Proposal to the shareholders of the Company is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law, the Company may terminate this Agreement and/or the Company Board may approve or recommend such Superior Proposal to its shareholders, and immediately prior to or concurrently with the termination of this Agreement, enter into any agreement, understanding, letter of intent or arrangement with respect to such Superior Proposal, as applicable; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless concurrently with such termination pursuant to this Section 7.1(b)(ii) the Company pays to the Buyer the Termination Fee payable pursuant to Section 9.3(b); and provided, further, however, that the Company shall not exercise its right to terminate this Agreement and the Company Board shall not recommend a Superior Proposal to its shareholders

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pursuant to this Section 7.1(b) unless the Company shall have delivered to the Buyer a prior written notice advising the Buyer that the Company or the Company Board intends to take such action with respect to a Superior Proposal, specifying in reasonable detail the material terms and conditions of the Superior Proposal, this notice to be delivered not less than three Business Days prior to the time the action is taken, and, during this three Business Day period, the Company and its advisors shall negotiate in good faith with the Buyer to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

(c)   Termination of All Pending Discussions.  The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company also shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal shall return or destroy all confidential information or data heretofore furnished to any Person by or on behalf of it or any of its Subsidiaries.

(d)   Definitions.  For purposes of this Agreement:

(i)   “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than from the Buyer and its Affiliates) relating to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving the Company and its Subsidiaries (or any of them) or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company, or the assets, securities or other ownership interests of or in the Company or any of its Subsidiaries representing 20% or more of the consolidated assets, revenues or earnings of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement.

(ii)   “Superior Proposal” means an Acquisition Proposal (provided that for purposes of the definition of Superior Proposal, the term Acquisition Proposal shall have the meaning set forth in Section 7.1(d)(i), except that references to “20% or greater” and “20% or more” shall be deemed to be references to “90% or greater” and “90% or more,” respectively) that is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of, and conditions to, the proposal, the likelihood of obtaining necessary financing and the Person making the proposal, and, if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreements committed to in writing by the Buyer in response to such Acquisition Proposal).

7.2    Proxy Statement.

(a)   As promptly as practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC.

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(b)   Each of the Buyer and the Company shall respond to any comments of the SEC, if any, and the Company shall use its best efforts to cause the Proxy Statement to be cleared under the Exchange Act and, as promptly as practicable after such filing, mailed to its shareholders at the earliest practicable time thereafter.  Each of the Buyer and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing pursuant to this Section or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any filing pursuant to this Section.  The Company shall use its best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section  to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder.  Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any filing pursuant to this Section, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement.

(c)   The Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky Laws and the rules and regulations thereunder.

7.3    Nasdaq Quotation.  The Company agrees not to take or permit to be taken on its behalf any action which would result in the quotation of the Shares no longer being continued on The Nasdaq Capital Market during the term of this Agreement.

7.4    Access to Information.  Subject to applicable Law, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws, (b) the internal or external reports prepared by it or its Subsidiaries in the Ordinary Course of Business that are reasonably required by the Buyer promptly after such reports are made available to the Company’s personnel, and (c) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request.  The Buyer will hold any such information which is nonpublic in confidence.  No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

7.5    Shareholders Meeting.  As soon as reasonably practicable following the date of this Agreement, the Company, acting through the Company Board, and in accordance with applicable Law, shall (i) duly call, give notice of, convene and hold the Shareholders Meeting and (ii) (A) include in the Proxy Statement the recommendation of the Company Board that the

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terms of this Agreement are fair to and in the best interest of the shareholders of the Company, declaring this Agreement advisable and that the shareholders of the Company vote in favor of the adoption of this Agreement (the “Company Board Recommendation”) and (B) use its reasonable best efforts to obtain the necessary approval of the transactions contemplated by this Agreement by the shareholders of the Company; provided, that the Company Board may fail to make or may withdraw, modify or change in a manner adverse to the Buyer all or any portion of the Company Board Recommendation and/or may fail to use such efforts if it shall have determined in good faith, after consultation with outside counsel to the Company, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law.

7.6    Cooperation; Further Action.

(a)   The Company and the Buyer shall each use its reasonable best efforts (subject to, and in accordance with applicable Laws) to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, actions or non-actions, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, and (B) any other applicable Law, (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (v) publicly support this Agreement and the Merger and (vi) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  The Company and the Buyer shall consult and cooperate with each other in connection with obtaining such consents, licenses, permits, waivers, approvals, authorizations, or orders, including, without limitation, keeping the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and providing copies of written notices or other communications received by such party or any of its respective Subsidiaries with respect to the transactions contemplated hereby and, subject to applicable Laws relating to the sharing of information, providing copies in advance of any proposed filing to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith.  The Company and the Buyer shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.  The Company shall not permit any of its officers or any other representatives or agents to participate in any meeting or proceeding with any Governmental Entity in respect of any filings, investigation or other inquiry in connection with the transactions contemplated by this Agreement unless it consults with the Buyer in advance and, to the extent permitted by such Governmental Entity, gives the Buyer and its outside counsel the opportunity to attend and participate at such meeting or proceeding; provided, however, that this Section 7.6(a) shall not be construed to prohibit the

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Company from discussing with the SEC staff any comments raised by the staff in its review of the Proxy Statement.

(b)   Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or (C) required to prevent the occurrence of an event that has had or may have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time.

7.7    Public Disclosure.  Except as may be required by Law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (ii) the Buyer and the Company shall consult with and obtain the consent of the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

7.8    Company Stock Plans.

(a)   Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 3.1(c) in respect of all outstanding Company Stock Options and Company Stock Purchase Warrants, and thereafter the Company Board (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

(b)   Payments in Respect of Company Stock Options and Company Stock Purchase Warrants.  Each Company Stock Option and Company Stock Purchase Warrant cancelled pursuant to Section 3.1(c) shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such Company Stock Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Company Stock Option or Company Stock Purchase Warrant (the “Option Consideration”), provided, however, that none of the Buyer, any shareholder of the Buyer or any wholly-owned Subsidiary of the Buyer, shall be entitled to receive payment of any Option Consideration with respect to any Company Stock Option and/or Company Stock Purchase Warrant which any of them may hold.

(c)   Time of Payment.  The cash amount described in paragraph (b) of this Section 7.8 shall be paid as promptly as is practicable after the Effective Time.

(d)   Withholding.  All amounts payable pursuant to Section 3.1(c) and Section 7.8(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest.

7.9    Shareholder Litigation.  Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give the Buyer the

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opportunity to participate in the defense or settlement of any shareholder litigation against the Company or the Company Board relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without the Buyer’s prior written consent, which will not be unreasonably withheld or delayed.

7.10   Notification of Certain Matters.  The Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be reasonably likely to cause (i) (x) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (y) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, (ii) any failure of the Buyer or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving such party or any of its Subsidiaries that relate to the consummation of the Merger, or (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.  Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

7.11   Directors’ and Officers’ Indemnification and Insurance.

(a)   Without limiting any additional rights that any employee, officer or director may have under any employment agreement or Benefit Plan or under the Company’s certificate of incorporation or bylaws, after the Effective Time, the Buyer shall, and shall cause the Surviving Company to, indemnify and hold harmless each present (as of the Effective Time) and each former officer or director of the Company and its Subsidiaries (the “Indemnified Directors and Officers”), against all Actions, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), or taken by them at the request of the Company or any of its  Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law for a period of six years from the Effective Time. Each Indemnified Director and Officer will be entitled to advancement of expenses incurred in the defense of any Action from the Surviving Company within ten Business Days of receipt by the Surviving Company from the Indemnified Director or Officer of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the NGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Surviving Company shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Director or Officer hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified

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Director or Officer from all liability arising out of such Action or such Indemnified Director or Officer otherwise consents.

(b)   The memorandum of association and articles of association of the Surviving Company shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company’s certificate of incorporation and by-laws, and the applicable provisions of the NGCL, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c)   Prior to the Effective Time, the Company shall endeavor to (and if it is unable to, the Buyer shall cause the Surviving Company to after the Effective Time) obtain and fully pay in one payment for “tail” insurance policies (providing only for the Side A coverage for Indemnified Directors and Officers where the existing policies also include coverage for the Company) with a claims period of at least six years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time. The Buyer shall, and shall cause the Surviving Company to, honor and perform under all indemnification agreements entered into by the Company or any Company Subsidiary set forth in Section 7.11 of the Company Disclosure Schedule.

(d)   Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Closing Date) is made against any Indemnified Director or Officer or any other party covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.11 shall continue in effect until the final disposition of such Action.

(e)   The covenants contained in this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Law, contract or otherwise.

7.12   Loans to Company Employees, Officers and Directors.  Prior to the Effective Time, all loans by the Company or any of its Subsidiaries to any of their employees, officers or directors shall have been repaid in full by the applicable borrowers.

7.13   Takeover Statutes and Laws.  If any anti-takeover Law (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) becomes applicable to the Merger, or any of the other transactions contemplated by hereby or thereby, the Company and the Company Board shall, to the extent it may legally do so at such time, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such Law on such transactions.

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7.14   Standstill Agreements; Confidentiality Agreements.  During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its Subsidiaries or which relate to securities of the Company, other than client and customer agreements entered into by the Company or its Subsidiaries in the Ordinary Course of Business.  During such period, the Company shall use reasonable best efforts to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

ARTICLE VIII

CONDITIONS TO MERGER

8.1    Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)   Shareholder Approval.  The Company Voting Proposal shall have been duly approved and adopted at the Company Shareholders Meeting, at which a quorum is present, by the requisite vote of the shareholders of the Company under applicable Law and the Company’s certificate of incorporation and by-laws.

(b)   Governmental Approvals.  Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would proscribe or prohibit the consummation of the transactions contemplated hereby (all such authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, collectively, the “Requisite Regulatory Approvals”) shall have been filed, obtained or occurred.

(c)   Proxy Statement.  No stop order suspending, or similar proceeding relating to, the Proxy Statement shall have been initiated or threatened in writing by the SEC or its staff.

(d)   No Injunctions.  No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

8.2    Additional Conditions to Obligations of the Buyer.  The obligations of the Buyer to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer:

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(a)   Representations and Warranties.  (i) The representations and warranties of the Company set forth in Sections 4.2(c), (e) and (f), 4.3, 4.18 and 4.19 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), (ii) the representations and warranties of the Company set forth in Section 4.2(a) shall be true and correct as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), and (ii) the other representations and warranties of the Company contained in this Agreement (disregarding any Company Material Adverse Effect qualifiers therein) shall be true and correct as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except in the case of this clause (ii) where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had a Company Material Adverse Effect; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b)   Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c)   Governmental Approvals.  Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity required on the part of the Buyer or any of its Subsidiaries in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur, individually or in the aggregate, could reasonably be expected to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d)   Third Party Consents.  The Company shall have obtained any required consent or approval of any third party (other than a Governmental Entity) listed or described on Section 8.2(d) of the Company Disclosure Schedule which section of the Disclosure Schedule shall be updated to reflect any Company Material Agreements entered into between the date of this Agreement and the Closing Date.

(e)   No Restraints.  There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the Buyer or any of its Subsidiaries of all or any portion

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of the business of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries or to compel the Buyer or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of the Buyer or any of its Subsidiaries effectively to exercise full rights of ownership of the Shares (or shares of stock of the Surviving Company) including the right to vote any such shares on any matters properly presented to shareholders, (iii) seeking to require divestiture by the Buyer or any of its Subsidiaries of any such shares or (iv) seeking to obtain from the Company or the Buyer any material damages.

(f)   Absence of Company Material Adverse Effect.  No Company Material Adverse Effect shall have occurred, and there shall exist no change, event, circumstance, development or effect that could, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(g)   Resignations.  Unless otherwise specified in a notice given by the Buyer to the Company not less than three Business Days prior to the Closing, the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries; provided, however, that the failure of the Company to obtain the resignation of any of such directors shall not affect the provisions of Section 2.4 of this Agreement, and the term of any director of the Company or any Subsidiary whose position as a director does not continue pursuant to said Section 2.4 shall expire on and as of the Closing.

8.3    Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a)   Representations and Warranties.  The representations and warranties of the Buyer set forth in this Agreement and in any certificate or other writing delivered by the Buyer pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true and correct (without regard to any materiality, Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and could not reasonably be expected to have, a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(b)   Performance of Obligations of the Buyer.  The Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

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(c)   Governmental Approvals.  Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity required on the part of the Buyer in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur, individually or in the aggregate, could reasonably be expected to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, shall have been obtained or shall have occurred on terms and conditions which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d)   Merger Consideration.  The Buyer shall have provided for the delivery, by wire transfer to the Exchange Agent, of the Merger Consideration and the Option Consideration.

(e)   Absence of Buyer Material Adverse Effect.  No Buyer Material Adverse Effect shall have occurred, and there shall exist no change, event, circumstance, development or effect that could, individually or in the aggregate, reasonably be expected to have, a Buyer Material Adverse Effect.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1    Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(f), by written notice by the terminating party to the other party, specifying the provision of this Agreement pursuant to which such termination is effected), whether before or, subject to the terms hereof, after adoption of this Agreement by the shareholders of the Company and the Buyer:

(a)   by mutual written consent of the Buyer and the Company; or

(b)   by either the Buyer or the Company if the Merger shall not have been consummated by January 31, 2010 (the “Outside Date”), provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill its obligations under this Agreement in any material respect has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date) and, provided further that, in the event that the conditions set forth in Sections 8.1(d) or 8.2(c)  above shall not have been satisfied by the Outside Date, either the Buyer or the Company may unilaterally extend the Outside Date until March 15, 2010 upon written notice to the other by the Outside Date, in which case the Outside Date shall be deemed for all purposes to be March 15, 2010; or

(c)   by either the Buyer or the Company if (i) a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having any of the effects set forth in Section 8.1(d) or (ii) a Governmental Entity that must grant a Requisite Regulatory Approval has denied the applicable Requisite Regulatory Approval and such denial has become final and

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nonappealable, provided that in the case of clause (i) or (ii) the party seeking to terminate this Agreement has complied with its obligations in Section 7.6; or

(d)   by either the Buyer or the Company if at the Company Shareholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the requisite vote of the shareholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or

(e)   by the Buyer (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) the Termination Date; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if the Buyer is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) if a Triggering Event shall have occurred; or

(f)   by the Company (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Buyer contained in this Agreement such that the condition set forth in Section 8.3(a) or 8.3(b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 Business Days following notice of such breach and (B) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if  the Company is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) prior to the approval of the transactions contemplated by this Agreement by the shareholders of the Company in accordance with this Agreement, pursuant to, and subject to the terms and conditions of, Section 7.1(b)(ii).

9.2    Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company or their respective officers, directors, shareholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Section 9.3, this Section 9.2 and Article X shall remain in full force and effect and survive any termination of this Agreement.

9.3    Fees and Expenses.

(a)   Except as set forth in this Section 9.3, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that the Company and the Buyer shall share equally all fees paid under the applicable Antitrust Laws of other jurisdictions which impose pre-merger notification requirements upon parties to a merger or acquisition transaction.  For purposes of this Agreement, “Expenses” shall mean all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its

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Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

(b)   In the event that this Agreement is terminated by the Buyer pursuant to clause (i) or (ii) of Section 9.1(e) or by the Company pursuant to clause (i) or (ii) of Section 9.1(f), then the Company shall pay to the Buyer $500,000 (the “Termination Fee”), at or prior to the time of, and as a pre-condition to the effectiveness of, termination in the case of a termination pursuant to Section 9.1(f) or as promptly as practicable (but in any event within two Business Days) in the case of a termination pursuant to Section 9.1(e), payable by wire transfer of same day funds.

(c)   In the event that this Agreement is terminated by the Company pursuant to Section 9.1(f)(i) (if at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by or arising out of a breach of Buyer’s representations, warranties, covenants or other agreements set forth in this Agreement) that would reasonably be expected to cause the conditions set forth in Section 8.3(a) and Section 8.3(b) not to be satisfied on or prior to the Outside Date), Buyer shall pay $500,000 (the “Reverse Termination Fee”) to, or as directed by, the Company, as promptly as reasonably practicable (and, in any event, within two business days following such termination) by wire transfer of same day funds.

(d)   If:  (i) this Agreement is terminated by the Buyer or the Company pursuant to Section 9.1(d); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (iii) on or prior to the date 12 months after the date of termination of this Agreement, either: (A) an Acquisition Proposal is consummated; or (B) a definitive agreement with respect to an Acquisition Proposal is entered into by the Company (or any other Acquisition Proposal among or involving the parties to such definitive agreement or any of such parties’ controlled or controlling Affiliates) is consummated, then, prior to the consummation of such Acquisition Proposal, the Company shall pay to the Buyer the Termination Fee as promptly as practicable (but in any event within two Business Days of any such event), provided that any fees paid by the Buyer under Section 9.3(b) shall be credited against the fee to be paid under this Section 9.3(d).

(e)   The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.  In the event that the Company shall fail to pay the Termination Fee when due or Buyer shall fail to pay the Reverse Termination Fee when due, the Company or Buyer, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any Action) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

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ARTICLE X

MISCELLANEOUS

10.1   Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the Buyer, provided, however, that, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.2   Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the proviso in Section 10.1, waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

10.3   Non−Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, and the other agreements and documents contemplated to be delivered in connection herewith, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part at or after the Effective Time and (ii) this Article X.

10.4   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10.4 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) if delivered in any other manner, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(a) if to the Buyer, to

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Skywide Capital Management Limited
1603-1604 Tower B Fortune Centre Ao City
Chaoyang District
Beijing, China  100107
Attn:           Deng Tianzhou, Director
Telephone:  [                                ]
Facsimile: +86 10 84928665

with a copy to:

Mintz & Fraade, PC
488 Madison Avenue
New York New York  10022
Attention:          Alan P. Fraade
Telephone No:  (212) 486-2500
Facsimile No:     (212) 486-0701

(b) if to the Company, to

Sinoenergy Corporation.
1603-1604 Tower B Fortune Centre Ao City
Chaoyang District
Beijing, China  100107
Attn:  Shiao Ming Sheng, Chief Financial Officer
Telephone:  +86 10 849927035-808
Facsimile: +86 10 84928665

with a copy to:

Arent Fox LLP
1675 Broadway
New York, NY 10019
Attn:           Steven D. Dreyer, Esq.
Telephone:  (212) 484-3917
Facsimile: (212) 484-3990

10.5   Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

10.6   No Third Party Beneficiaries.  Except for Section 7.11, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, following the Effective Time, the right of each shareholder to receive the

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Merger Consideration and the right of each holder of a Company Stock Option or Company Stock Purchase Warrant to receive the Option Consideration.

10.7   Assignment.  No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of Law or otherwise without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that from and after the Effective time, this Agreement may be assigned (in whole but not in part) to an Affiliate of a party hereto.  Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.7 is void.

10.8   Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.9   Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.10   Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

Agreement and Plan of Merger – Page 41

10.11   Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of New York to be applied, provided, however, that the NGCL shall govern the filing of the Articles of Merger in, and the effects of the Merger in, Nevada and the BVIBCA shall govern the filing of the Articles of Merger in, and the effects of the Merger in, the British Virgin Islands.

10.12   Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

10.13   Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.4.  Nothing in this Section 10.13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

10.14   Waiver Of Jury Trial.  EACH OF THE BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Agreement and Plan of Merger – Page 42

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Agreement and Plan of Merger – Signature Page

Agreement and Plan of Merger – Signature Page

IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Skywide Capital Management Limited
By:
Tianzhou Deng, Director

By:
Bo Huang, Director
Sinoenergy Corporation
By:
Anlin Xiong, Vice President

EXHIBIT A

DISCLOSURE SCHEDULE

TO THE MERGER AGREEMENT

BETWEEN

SKYWIDE CAPITAL MANAGEMENT LIMITED

AND

SINOENERGY CORPORATION

Dated as of October 12, 2009

The information set forth below, dated as of October 12, 2009, has been given pursuant to the Merger Agreement dated October 12, 2009 (the “Merger Agreement”) by and between Skywide Capital Management Limited and Sinoenergy Corporation.  The section numbers set forth herein correspond to the section numbers in the Merger Agreement.  Any information disclosed in any section of this Schedule shall qualify only such specifically enumerated section of the Merger Agreement and any other section thereof to which an explicit and clear cross-reference has been made.

Definitions used in the Merger Agreement shall have the same meanings when used in this Schedule as when used in the Merger Agreement unless the context otherwise requires.

Section 4.1(b)                                List of Subsidiaries

A.  Subsidiaries included in consolidated financial statements

Name	Percent
Sinoenergy Holding Limited	100%
Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)	75.05%
Qingdao Sinogas Yuhan	81%*
Wuhan Sinoenergy Gas Company Limited	80%**
Pingdingshan Sinoenergy Gas Company Limited	90%
Jiaxing Lixun Automotive Electronic Company Limited	81%*
Hubei Gather Energy Company Limited	80%
Xuancheng Sinoenergy Vehicle Gas Company Limited	100%
Qingdao Jingrun General Machiner Company Limited	100%
Qingdao Sinoenergy General Machinery Company Limited	100%
Nanjing Sinoenergy Gas Company Limited	90%

*           These subsidiaries are owned 75% by Sinogas and 25% by Sinoenergy Holding Limited.
**           This subsidiary is owned 40% by Sinogas and 50% by Sinoenergy Holding Limited.

B.  Companies in which the Company has a minority interest.

Name	Percent
Anhui Gather Energy Company	20%
Sinogas General Luxi Natural Gas Facilities Co., Ltd.	40%

Section 4.2(b)

Set forth below is information as to the number of shares of common stock issuable upon conversion or exercise or outstanding Company Convertible Notes, Company Stock Options and Company Stock Purchase Warrants.

A.  Company Convertible Notes

The Company has outstanding 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000.  If these notes are not converted prior to maturity the Company is required to redeem the convertible notes at the amount which results in a yield to maturity of 13.8% per annum, net of interest previously received, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect.  At present, 3,333,333 shares are issuable upon conversion of the notes. The agreement has provisions which may increase the number of shares issuable upon conversion of the note if the Company fails to meet certain earnings tests for 2008 and 2009.  The calculation for 2008 has not been made.

B.  Company Stock Options

The following table sets forth information as to shares issuable pursuant to the terms of options granted by the Company, whether or not pursuant to any option plan.

Price	No. of Shares Subject to Options	Expiration Date
$1.30	60,000	June 1, 2009
$4.06	10,000	April 1, 2012
$4.00	590,000	April 9, 2012
$8.20	60,000	January 9, 2013
$6.20	40,000	March 9, 2013
$5.80	10,000	April 1, 2013

C.  Company Stock Purchase Warrants

The following table sets forth information as to shares issuable pursuant to the terms of common stock purchase warrants issued by the Company.

Price	No. of Shares Subject to Options	Expiration Date
$1.70	85,715	June 2, 2011
$2.40	369,644	June 2, 2011
$4.20	75,000	February 17, 2010
$8.00	25,000	March 1, 2012

ANNEX B

BREAN MURRAY, CARRET & CO. 570 Lexington Avenue New York, NY 10022 6822 212/702-6500 www.breanmurraycarret.com

September 28, 2009

The Special Committee of the Board of Directors
Sinoenergy Corp.
1603-1604 Tower B Fortune Center Ao City
Beiyuan Road Chaoyang District
Beijing, China 100107

Dear Sirs:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the holders of the common stock of Sinoenergy Corp., a Nevada corporation ("Sinoenergy"), of the Merger Consideration (defined below) to be received as set forth in the letter of intent (the "Letter of Intent") between The Special Committee of the Board of Directors of Sinoenergy Corp. (the "Special Committee") and Skywide Capital Management Ltd., a British Virgin Island company ("Skywide"). As more fully described in the Letter of Intent, subject to the negotiation of a definitive merger agreement (the "Merger Agreement"), and other conditions, Sinoenergy will merge with and into Skywide or a wholly owned subsidiary of Skywide, with the exact structure to be determined based upon the advice of tax advisers to Skywide and Sinoenergy (the "Merger"). In the Merger, the shareholders of Sinoenergy (other than Messrs. TZ Deng and Bo Huang, Skywide's principal shareholders, who jointly own, directly or indirectly, approximately 40% of the issued and outstanding shares of Sinoenergy) shall receive payment in cash of USD $1.90 for each share of the common stock of Sinoenergy common stock held by such shareholders (the "Merger Consideration"). Concurrent with the Merger, Sinoenergy will cancel or repurchase all outstanding "in the money" options and warrants to purchase Sinoenergy common stock at a price per share equal to the difference between the Merger Consideration and the exercise price of each such option or warrant. Our Opinion addresses only the fairness, from a financial point of view of the Merger Consideration, and we do not express any views on any other terms of the Merger. Specifically, we have not been requested to opine as to, and our Opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

In arriving at our Opinion, we have reviewed the Letter of Intent dated June 24, 2009, and, for the purposes hereof, we have assumed that the financial terms in the Merger Agreement will not differ in any material respect from such Letter of Intent and held discussions with certain senior officers and directors of Sinoenergy concerning the businesses, operations and prospects of Sinoenergy. We examined certain publicly available business and financial information relating to Sinoenergy as well as certain other information and data provided by the management of Sinoenergy. We reviewed the financial terms of the Merger as set forth in the Letter of Intent in relation to, among other things: current and historical market prices and trading volumes of Sinoenergy's Common Stock; the historical revenue, earnings and other operating data of Sinoenergy; and the capitalization and financial condition of Sinoenergy. In this regard, we have also considered, in light of the capital resources available to Sinoenergy, Sinoenergy's current cash requirements for working capital, including for short-term obligations to suppliers, and its other near-term liquidity needs. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly

The Special Committee of the Board of Directors
Sinoenergy Corp.
September 28, 2009

available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Sinoenergy. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our Opinion.

In rendering our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Sinoenergy that such financial and other information and data were reasonably prepared on bases reflecting the best currently available judgments of the management of Sinoenergy. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Letter of Intent. We also have assumed, with your consent, that in the course of obtaining any necessary regulatory or third party approvals for the Merger, no limitations, restrictions or conditions will be imposed that would have an adverse effect on the shareholders of Sinoenergy. Our Opinion, as set forth herein, relates solely to the Merger Consideration to be received by the shareholders of Sinoenergy. We are not expressing any opinion as to what the value of Sinoenergy's Common Stock actually will be subsequent to the Merger or the price at which Sinoenergy's Common Stock will trade prior to the closing of the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sinoenergy or of the solvency of Sinoenergy, nor have we made an extensive physical inspection of the properties or assets of Sinoenergy. Our Opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Sinoenergy or the effect of any other transaction in which Sinoenergy might engage. Our Opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Brean Murray, Carret & Co., LLC has not acted as financial advisor to the Special Committee or Sinoenergy in connection with the proposed Merger. The Special Committee has agreed to indemnify us for certain liabilities which may arise out of the rendering of this Opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Sinonergy for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may maintain other business relationships with Sinoenergy and its respective affiliates.

The Opinion expressed herein is provided solely for the information of the Special Committee in its evaluation of the proposed Merger Consideration, and our Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

This Opinion is not to be reprinted reproduced or disseminated without our prior written consent, and is not to be quoted or referred to, in whole or in part, in connection with the Merger or any other matter; provided that we understand and agree that if this Opinion is required pursuant to any applicable statute or regulation to be included in any materials to be filed with the Securities and Exchange Commission or mailed to the

The Special Committee of the Board of Directors
Sinoenergy Corp.
September 28, 2009

shareholders of Sinoenergy in connection with the Merger, the Opinion may be reproduced in such materials only in its entirety; provided, further, that any description of or reference to us or any summary of this Opinion in such materials will be in a form acceptable to and consented to in advance by us, such consent not to be unreasonably withheld.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the Opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Sinoenergy's Common Stock.

Respectfully submitted,